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                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                           ----------------------------

                                      FORM 10

                   GENERAL REPORT FOR REGISTRATION OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12 (G) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                           ----------------------------

                                PRACTICEWORKS, INC.
              (Exact name of registrant as specified in its charter)

                    DELAWARE                                         52-2259090
        (State or other jurisdiction of                           (I.R.S. Employer
         incorporation or organization)                         Identification No.)

                               1765 THE EXCHANGE
                                   SUITE 200
                             ATLANTA, GEORGIA 30339
              (Address of principal executive offices -- zip code)

                                 (770) 850-5006
              (Registrant's telephone number, including area code)

                           -------------------------

          Securities registered pursuant to section 12(b) of the Act:

                                                              NAME OF EACH EXCHANGE ON
              TITLE OF EACH CLASS                                 WHICH REGISTERED
------------------------------------------------  ------------------------------------------------
         Common Stock, $0.01 par value                         Nasdaq National Market

          Securities registered pursuant to Section 12(g) of the Act:

                                                              NAME OF EACH EXCHANGE ON
              TITLE OF EACH CLASS                                 WHICH REGISTERED
------------------------------------------------  ------------------------------------------------
Series A Convertible Redeemable Preferred Stock,
                $0.01 par value                                         None

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

                                CROSS REFERENCE

                              PRACTICEWORKS, INC.

I. INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED IN FORM 10 BY REFERENCE

    CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

ITEM
NO.                   ITEM CAPTION                      LOCATION IN INFORMATION STATEMENT
----                  ------------                      ---------------------------------
  1    Business..................................  "SUMMARY;" "MANAGEMENT'S DISCUSSION AND
                                                   ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                                                   OF OPERATIONS;" and "BUSINESS."
  2    Financial Information.....................  "SUMMARY -- SUMMARY HISTORICAL AND PRO
                                                   FORMA FINANCIAL DATA;" "PRACTICEWORKS (A
                                                   DIVISION OF INFOCURE CORPORATION)
                                                   HISTORICAL CAPITALIZATION;" "PRACTICEWORKS
                                                   (A DIVISION OF INFOCURE CORPORATION)
                                                   SELECTED FINANCIAL DATA;" "MANAGEMENT'S
                                                   DISCUSSION AND ANALYSIS OF FINANCIAL
                                                   CONDITION AND RESULTS OF OPERATIONS;"
                                                   "PRACTICEWORKS (A DIVISION OF INFOCURE
                                                   CORPORATION) HISTORICAL FINANCIAL
                                                   STATEMENTS;" and "PRACTICEWORKS (A DIVISION
                                                   OF INFOCURE CORPORATION) PRO FORMA
                                                   FINANCIAL STATEMENTS."
  3    Properties................................  "BUSINESS -- Facilities."
  4    Security Ownership of Certain Beneficial
       Owners and Management.....................  "BENEFICIAL OWNERSHIP OF COMMON STOCK."
  5    Directors and Executive Officers..........  "MANAGEMENT."
  6    Executive Compensation....................  "MANAGEMENT."
  7    Certain Relationships and Related
       Transactions..............................  "SUMMARY;" "THE DISTRIBUTION --
                                                   Relationship Between InfoCure And
                                                   PracticeWorks Following the Distribution."
  8    Legal Proceedings.........................  "BUSINESS -- Legal Proceedings."
  9    Market Price of and Dividends on the
       Registrant's Common Equity and Related
       Stockholder Matters.......................  "SUMMARY;" "THE DISTRIBUTION --
                                                   Listing and Trading of the PracticeWorks
                                                   Common Stock" and "DIVIDEND POLICIES."
 11    Description of Registrant's Securities to
       be Registered.............................  "DESCRIPTION OF CAPITAL STOCK."

ITEM
NO.                   ITEM CAPTION                      LOCATION IN INFORMATION STATEMENT
----                  ------------                      ---------------------------------
 12    Indemnification of Officers and
       Directors.................................  "LIABILITY AND INDEMNIFICATION OF DIRECTORS
                                                   AND OFFICERS."
 13    Financial Statements and Supplementary
       Data......................................  "SUMMARY;" "PRACTICEWORKS (A DIVISION OF
                                                   INFOCURE CORPORATION) SELECTED FINANCIAL
                                                   DATA;" "PRACTICEWORKS (A DIVISION OF
                                                   INFOCURE CORPORATION) HISTORICAL FINANCIAL
                                                   STATEMENTS;" and "PRACTICEWORKS (A DIVISION
                                                   OF INFOCURE CORPORATION) PRO FORMA
                                                   FINANCIAL STATEMENTS."

II. INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

     Item 10. Recent Sales of Unregistered Securities.

     None.

    Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

     None.

     Item 15. Financial Statements and Exhibits.

     (a) List of Financial Statements. The following financial statements are included in the Information Statement:

         PRACTICEWORKS (A DIVISION OF INFOCURE CORPORATION) HISTORICAL FINANCIAL
         STATEMENTS:

        Report of Independent Certified Public Accountants.

        Balance sheets as of December 31, 1999 and 1998.

        Statements of operations for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997.

        Statements of changes in divisional equity for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997.

        Statements of cash flows for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997.

        Notes to financial statements

        Balance sheets as of June 30, 2000 (unaudited) and December 31, 1999.

        Statements of operations (unaudited) for the three months and six months ended June 30, 2000 and 1999.

        Statements of cash flows (unaudited) for the six months ended June 30, 2000 and 1999.

        Notes to interim financial statements (unaudited)

        PRACTICEWORKS (A DIVISION OF INFOCURE CORPORATION) PRO FORMA FINANCIAL
        STATEMENTS:

        Introduction to unaudited pro forma condensed combined financial statements

        Unaudited pro forma condensed combined balance sheet as of June 30, 2000.

        Unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999.

        Unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2000.

        Notes to unaudited pro forma condensed combined financial statements

        MEDICAL DYNAMICS, INC. AND SUBSIDIARIES HISTORICAL FINANCIAL STATEMENTS:

        Independent Auditor's Report

        Consolidated balance sheet as of September 30, 1999

        Consolidated statements of operations for the fiscal years ended September 30, 1999 and 1998

        Consolidated statements of stockholders' equity for the fiscal years ended September 30, 1999 and 1998

        Consolidated statements of cash flows for the fiscal years ended September 30, 1999 and 1998

        Notes to consolidated financial statements

        Consolidated balance sheets as of June 30, 2000 (unaudited) and September 30, 1999

        Unaudited consolidated statements of operations for the three and nine months ended June 30, 2000 and 1999

        Unaudited consolidated statements of cash flows for the nine months ended June 30, 2000 and 1999

        Notes to unaudited consolidated financial statements

     (b) Exhibits. The following documents are filed as exhibits hereto:

 EXHIBIT
   NO.
 -------
   2.1**   --   Form of Agreement and Plan of Distribution.
   3.1*    --   Certificate of Incorporation of PracticeWorks, Inc.
   3.2**   --   Certificate of Designations of Series A Redeemable
                Convertible Preferred Stock of PracticeWorks.
   3.3*    --   Form of By-Laws of PracticeWorks, Inc.
   4.1**   --   Form of certificate representing PracticeWorks
                common stock.
   8.1     --   Form of Tax Opinion.
  10.1     --   Form of Tax Disaffiliation Agreement.
  10.2**   --   Form of Transition Services Agreement.
  10.3     --   Form of Agreement and Plan of Distribution (filed as
                Exhibit 2.1).
  10.4     --   Form of Employee Benefits Compensation and
                Allocation Agreement.
  10.5**   --   Form of Intellectual Property License Agreement.
  10.6**   --   Form of Stock Incentive Plan.
  10.7**   --   Form of Indemnification Agreement.
  10.8**   --   Form of Executive Officer Employment Agreements.
  10.9+    --   Inventory Control System Development & Marketing
                Agreement by and between Ormco Corporation and
                InfoCure Corporation, dated as of June 23, 1999.
  10.10+   --   InfoCure Corporation E-Commerce Agreement by and
                between United Stationers Supply Co. and InfoCure
                Corporation, dated as of January 18, 2000.
  10.11+   --   E-Commerce Agreement by and between Summit Marketing
                Group, Inc. and InfoCure Corporation, dated as of
                November 18, 1999.
  10.12+   --   Purchase and Marketing Agreement by and between Dell
                Marketing, L.P. and InfoCure Corporation, dated as
                of August 1, 2000.
  10.13    --   Master Service Agreement by and between Global
                Center, Inc. and PracticeWorks, Inc., dated as of
                September 13, 2000.
  21.1*    --   List of Subsidiaries.
  23.1     --   Consent of BDO Seidman, LLP.
  23.2     --   Consent of Hein + Associates LLP.
  24.1     --   Power of Attorney (included on signature page).
  27.1*    --   Financial Data Schedule for December 31, 1999 (for
                SEC purposes only).
  27.2*    --   Financial Data Schedule for June 30, 2000 (for SEC
                purposes only).

-------------------------

 * Previously filed as exhibits to the Registration Statement on Form 10 (File No. 1-16079) that was withdrawn at the request of the Registrant.

** To be filed by amendment.

 + PracticeWorks has applied for confidential treatment of portions of these exhibits. Accordingly, portions thereof have been omitted and filed separately.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 13, 2000.

                                          PRACTICEWORKS, INC.

                                          By:       /s/ JAMES K. PRICE
                                             -----------------------------------
                                                       James K. Price
                                                   Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints James K. Price and James A. Cochran and each of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1934, this Registration Statement has been signed by the following persons in the capacities indicated on November 13, 2000.

              SIGNATURE                                   TITLE
              ---------                                   -----
        /s/ RICHARD E. PERLMAN            Chairman of the Board and Director
--------------------------------------
          Richard E. Perlman

          /s/ JAMES K. PRICE              Chief Executive Officer, President and
--------------------------------------      Director (Principal Executive
            James K. Price                  Officer)

         /s/ JAMES A. COCHRAN             Senior Vice President and Chief
--------------------------------------      Financial Officer (Principal
           James A. Cochran                 Financial Officer)

                             [INFOCURE LETTERHEAD]

                                                                          , 2000

Dear Fellow Stockholder:

     I am pleased to inform you that the Board of Directors of InfoCure Corporation has approved a pro rata distribution to holders of InfoCure common stock of all of the outstanding shares of common stock of PracticeWorks, Inc., an information management technology provider to dentists, orthodontists and oral and maxillofacial surgeons. PracticeWorks is currently an indirect, wholly owned subsidiary of InfoCure.

     The distribution will take place on           , 2000. Each holder of
InfoCure common stock as of           , 2000 will receive 1/4 of a share of
PracticeWorks common stock for every share of InfoCure common stock held on that date. No fractional shares of PracticeWorks common stock will be issued. If you otherwise would be entitled to a fractional share, you will receive a check for the cash value of the fractional share interest. Upon completion of the distribution, each depositary share of InfoCure that represents 1/10 of a share of series A convertible redeemable preferred stock of InfoCure will automatically be exchanged for one share of series A convertible redeemable preferred stock of PracticeWorks.

     We have applied to list the PracticeWorks common stock you are receiving on the Nasdaq Stock Market's National Market under the symbol "PWKS." The series A convertible redeemable preferred stock of PracticeWorks will not be listed for trading on any national securities exchange.

     We believe that the distribution will meaningfully enhance value for InfoCure stockholders and will give PracticeWorks the financial and operational flexibility to take advantage of significant growth opportunities in the information management technology business for the dental, orthodontic and oral and maxillofacial surgery markets. We believe that separating the two companies will enhance the ability of each of PracticeWorks and InfoCure to focus on new business opportunities and to design equity-based compensation programs targeted to its own performance. In addition, we expect that the transition to an independent company will heighten PracticeWorks' management's focus, provide PracticeWorks with greater access to capital, and allow PracticeWorks to better pursue business relationships and acquisitions.

     The enclosed information statement describes the distribution and provides important financial and other information about PracticeWorks. Please read it carefully.

     You do not have to take any action to receive your shares of PracticeWorks stock. You will not be required to pay anything or to surrender your shares of InfoCure common stock, but your InfoCure depositary shares will be cancelled automatically. Account statements reflecting your ownership of PracticeWorks stock will be mailed to record holders of InfoCure stock shortly after
          , 2000. If you are not a record holder of InfoCure stock, your shares of PracticeWorks stock should be credited to your account with your stockbroker
or nominee on or about           , 2000. Following the distribution, you may
also request physical stock certificates if you wish. Information for making that request will be furnished with your account statement.

                                          Sincerely,

                                          Frederick L. Fine
                                          Chief Executive Officer and President

                           [PRACTICEWORKS LETTERHEAD]
                                                                          , 2000

Dear Stockholder:

     We are very pleased that you will soon be a stockholder of PracticeWorks, Inc. PracticeWorks is an information management technology provider to dentists, orthodontists and oral and maxillofacial surgeons.

     We believe that the separation of our business from the businesses of our corporate parent, InfoCure Corporation, will enhance our ability to grow our business aggressively, both internally and through selective acquisitions. For the first time, we will have the ability to offer our employees incentive opportunities linked to our performance as a stand-alone company, which we believe will aid our efforts to enhance employee performance.

     As an independent company, we can more effectively focus on our objectives and support the capital needs of our company, bringing value to you as a stockholder.

     We have applied to list the shares of PracticeWorks common stock you are receiving on the Nasdaq Stock Market's National Market under the symbol "PWKS." The series A convertible redeemable preferred stock of PracticeWorks will not be listed for trading on any national securities exchange.

     Our board, management and employees are excited about our future as an independent company, and we look forward to your support and participation in our success.

                                          Sincerely,

                                          James K. Price
                                          Chief Executive Officer and President

                 SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2000

               INFORMATION STATEMENT RELATING TO THE SPIN-OFF OF
                              PRACTICEWORKS, INC.
                           FROM INFOCURE CORPORATION

                                  COMMON STOCK
                          (PAR VALUE $0.01 PER SHARE)

                SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK
                          (PAR VALUE $0.01 PER SHARE)

     InfoCure Corporation is sending you this information statement to describe the pro rata distribution to holders of InfoCure common stock of all of the outstanding shares of common stock of PracticeWorks, Inc. In this distribution, you will receive 1/4 of a share of PracticeWorks common stock for every share of
InfoCure common stock that you hold at the close of business on           ,
2000. Stockholders will receive cash in lieu of fractional shares to which they would otherwise be entitled. See "The Distribution" beginning on page 32.

     Upon completion of the distribution, each depositary share of InfoCure that represents 1/10 of a share of series A convertible redeemable preferred stock of InfoCure will automatically be exchanged for one share of series A convertible redeemable preferred stock of PracticeWorks. See "The Exchange" beginning on page 40.

     PracticeWorks is currently an indirect, wholly owned subsidiary of InfoCure. Immediately after the distribution is completed, InfoCure will not own any shares of PracticeWorks stock, and PracticeWorks will be an independent public company.

     The distribution of the PracticeWorks common stock will be effected at
11:59 p.m., Atlanta, Georgia time, on           , 2000. You do not have to take
any action to receive your shares of PracticeWorks stock. You will not be required to pay anything or to surrender your InfoCure shares. InfoCure intends to distribute the PracticeWorks stock by book entry. The number of shares of InfoCure common stock that you own will not change as a result of the distribution. Upon completion of the distribution and the exchange, all depositary shares of InfoCure, as well as the shares of InfoCure preferred stock to which the depositary shares relate, will be cancelled.

     There is no current public trading market for the PracticeWorks common stock. We have applied to list the PracticeWorks common stock on the Nasdaq Stock Market's National Market under the symbol "PWKS." See "The
Distribution -- Listing and Trading of the PracticeWorks Common Stock" beginning on page 35. The series A convertible redeemable preferred stock of PracticeWorks will not be listed for trading on any national securities exchange.
                           -------------------------
     NO VOTE OF STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE DISTRIBUTION OR THE EXCHANGE. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR YOUR SHARE CERTIFICATES.

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED IN THIS INFORMATION STATEMENT BEGINNING ON PAGE 14.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS INFORMATION STATEMENT OR DETERMINED IF THIS INFORMATION STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS INFORMATION STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION
                       OF AN OFFER TO BUY ANY SECURITIES.

          THE DATE OF THIS INFORMATION STATEMENT IS           , 2000.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Questions and Answers About the Distribution and the
  Exchange..................................................    1
Summary.....................................................    5
Risk Factors................................................   14
Introduction................................................   32
The Distribution............................................   32
The Exchange................................................   40
Relationship Between InfoCure and PracticeWorks Following
  the Distribution..........................................   41
PracticeWorks (A Division of InfoCure Corporation)
  Historical Capitalization.................................   44
Dividend Policies...........................................   45
PracticeWorks (A Division of InfoCure Corporation) Selected
  Financial Data............................................   46
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   50
Business....................................................   64
Management..................................................   84
Beneficial Ownership of Common Stock........................   91
Description of Capital Stock................................   92
Anti-Takeover Provisions of PracticeWorks' Certificate of
  Incorporation, Bylaws and Delaware Law....................  106
Liability and Indemnification of Directors and Officers.....  110
Independent Certified Public Accountants....................  111
Additional Information......................................  111
Index to Financial Statements...............................  F-1

         QUESTIONS AND ANSWERS ABOUT THE DISTRIBUTION AND THE EXCHANGE

     The following section answers various questions that you may have with respect to the pro rata distribution to holders of InfoCure common stock of all of the outstanding shares of PracticeWorks common stock. This is referred to in this information statement as the distribution. See "Summary -- The Distribution" beginning on page 6 for more information about the distribution. We also answer questions that you may have with respect to the automatic exchange of each depositary share of InfoCure that represents 1/10 of a share of series A convertible redeemable preferred stock of InfoCure for one share of series A convertible redeemable preferred stock of PracticeWorks. This is referred to in this information statement as the exchange. See "The Exchange" beginning on page 40 for more information about the exchange.

Q:  WHEN WILL THE DISTRIBUTION OCCUR?

A:  We currently anticipate completing the distribution at 11:59 p.m., Atlanta,
Georgia time, on           , 2000. This is referred to as the distribution date.

Q:  WHEN WILL THE EXCHANGE OCCUR?

A:  The exchange will occur immediately upon completion of the distribution.

Q:  WHAT WILL I RECEIVE AS A RESULT OF THE DISTRIBUTION?

A:  For every share of InfoCure common stock that you own of record on
          , 2000, you will receive 1/4 of a share of PracticeWorks common stock.
For example, if you own 100 shares of InfoCure common stock on           , 2000,
you will receive 25 shares of PracticeWorks common stock. This date is referred to as the record date.

     Fractional shares of PracticeWorks common stock will not be distributed. Fractional shares will be aggregated and sold in the public market by the distribution agent. The aggregate net cash proceeds of these sales will be distributed ratably to those stockholders who would otherwise have received fractional interests.

Q:  WHAT WILL I RECEIVE AS A RESULT OF THE EXCHANGE?

A: You will receive one share of series A convertible redeemable preferred stock of PracticeWorks in exchange for each depositary share of InfoCure that represents 1/10 of a share of series A convertible redeemable preferred stock of InfoCure. Upon completion of the exchange, your InfoCure depositary shares will be cancelled.

Q:  HOW WILL THE PRACTICEWORKS STOCK BE DISTRIBUTED TO ME?

A: In connection with the distribution, as well as the exchange, InfoCure currently intends to distribute the PracticeWorks common and preferred stock by book entry. If you are a record holder of InfoCure stock, instead of physical stock certificates, you will receive from PracticeWorks' transfer agent shortly
after           , 2000 a statement of your book entry account for the shares of
PracticeWorks stock distributed to you. Following the distribution, you may request physical stock certificates if you wish, and instructions for making that request will be furnished with your account statement. If you are not a record holder of InfoCure stock because your shares are held on your behalf by your stockbroker or other nominee, your shares of PracticeWorks stock should be credited to your account with your stockbroker or nominee on or about
, 2000.

Q:  WHAT DO I HAVE TO DO TO RECEIVE MY PRACTICEWORKS STOCK?

A: Nothing. Your shares of PracticeWorks common or preferred stock will be either reflected in an account statement that PracticeWorks' transfer agent will
send to you shortly after           , 2000 or credited to your account with your
broker or nominee on or about           , 2000.

Q:  WHEN WILL I RECEIVE MY PRACTICEWORKS STOCK?

A: If you hold your shares of InfoCure common stock or depositary shares in your own name, your account statement will be mailed to you on or about
          , 2000. You should allow several days for the mail to reach you.

     If you hold your shares of InfoCure common stock or depositary shares through your stockbroker, bank or other nominee, you are probably not a stockholder of record, and your receipt of shares of PracticeWorks common stock or preferred stock depends on your arrangements with the nominee that holds your shares of InfoCure common stock or depositary shares for you. InfoCure anticipates that stockbrokers and banks generally will credit their customers' accounts with PracticeWorks common stock or preferred stock on or about
          , 2000, but you should check with your stockbroker, bank or other nominee. See "The Distribution -- Manner of Effecting the Distribution" beginning on page 33.

Q: WHAT IF I WANT TO SELL MY INFOCURE COMMON STOCK OR MY PRACTICEWORKS COMMON STOCK?

A: You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor. InfoCure does not make recommendations on the purchase, retention or sale of shares of InfoCure common stock or PracticeWorks common stock.

     If you do decide to sell any shares, you should make sure your stockbroker, bank or other nominee understands whether you want to sell your InfoCure common stock or your PracticeWorks common stock, or both. The following information may be helpful in discussions with your stockbroker, bank or other nominee.

     There is not currently a public market for the PracticeWorks common stock, although a when-issued market may develop prior to completion of the distribution. We have applied to list the PracticeWorks common stock on the Nasdaq Stock Market's National Market under the symbol "PWKS."

     Beginning about           , 2000 and continuing through           , 2000,
the Nasdaq National Market practices should generally allow you to sell your InfoCure shares either together with the right to receive shares of the PracticeWorks common stock in the distribution or without the right to receive the PracticeWorks common stock. If you sell your InfoCure common stock with the right to receive the PracticeWorks common stock, you or your broker or bank will be required to deliver to the buyer the PracticeWorks common stock you receive in the distribution. You should also be able to sell your right to receive the PracticeWorks common stock without selling your InfoCure common stock.

     Sales of InfoCure common stock with the right to receive shares of PracticeWorks common stock should generally settle in the customary three business day settlement period. Sales of InfoCure common stock without the right to receive shares of the PracticeWorks common stock and sales of PracticeWorks common stock without the right to receive InfoCure common stock will settle according to the terms of the individual contract for the sale of the stock. You should check with your stockbroker, bank or other nominee for details. Beginning
about           , 2000, you may only sell your InfoCure common stock and
PracticeWorks common stock separately. Once again, check with your stockbroker, bank or other nominee for details. See "The Distribution -- Listing and Trading of the PracticeWorks Common Stock" beginning on page 35.

Q:  WILL I HAVE TO PAY TAXES ON THE PRACTICEWORKS STOCK THAT I RECEIVE?

A: We expect the distribution and the exchange to be tax-free to you for United States federal income tax purposes except with respect to any cash you receive in lieu of a fractional share of PracticeWorks common stock. King & Spalding, counsel to InfoCure, will render an opinion to InfoCure and PracticeWorks to the effect that, although the matter is not free from doubt, the distribution and the exchange should qualify for nonrecognition treatment under Section 355 of the Internal Revenue Code. See "Risk Factors -- The distribution and the exchange may fail to qualify for nonrecognition treatment under Section 355 of the Internal Revenue Code" on page 14 and "Risk Factors -- You may be required to pay income taxes in connection with the distribution and the exchange" on page 16 and "The Distribution -- Federal Income Tax Consequences of the Distribution and the Exchange" beginning on page 36.

Q: WILL THERE BE ANY CHANGE IN THE UNITED STATES FEDERAL INCOME TAX BASIS OF MY INFOCURE COMMON STOCK AS A RESULT OF THE DISTRIBUTION?

A: Yes. If the distribution qualifies for tax-free treatment under Section 355 of the Internal Revenue Code, the tax basis in your InfoCure common stock prior to the distribution will be allocated among your shares of InfoCure common stock and PracticeWorks common stock in proportion to their relative fair market values at the time of the distribution. If you are the record holder of your InfoCure common stock, you will receive information with your account statement that will help you calculate the adjusted tax basis for your InfoCure common stock, as well as the tax basis for your PracticeWorks common stock. See "The Distribution -- Federal Income Tax Consequences of the Distribution and the Exchange" beginning on page 36.

Q: WHAT WILL BE THE UNITED STATES FEDERAL INCOME TAX BASIS OF MY SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK OF PRACTICEWORKS?

A: If the exchange qualifies for tax-free treatment under Section 355 of the Internal Revenue Code, the tax basis of any series A convertible redeemable preferred stock of PracticeWorks that you receive in the exchange will generally be the same as the tax basis of your InfoCure depositary shares exchanged. See "The Exchange -- Federal Income Tax Consequences of the Exchange" on page 40.

Q:  WHERE CAN I GET MORE INFORMATION?

A: If you have any questions relating to the mechanics of the distribution or the exchange and the delivery of account statements or the trading of InfoCure or

PracticeWorks common stock prior to the distribution, you can contact the distribution agent. The distribution agent will also serve as the transfer agent and registrar for PracticeWorks' common stock and preferred stock after the distribution and exchange. The distribution agent is:
          StockTrans, Inc.
          44 West Lancaster Ave.
          Ardmore, Pennsylvania 19003
          (610) 649-7300

     For other questions related to the distribution, InfoCure or PracticeWorks, please contact:

          Georgeson Shareholder Communications, Inc.
          17 State Street
          New York, New York 10004
          (800) 223-2064

     After the distribution, PracticeWorks stockholders with inquiries relating to the distribution or their investment in PracticeWorks should contact:

          PracticeWorks, Inc.
          1765 The Exchange
          Suite 200
          Atlanta, Georgia 30339
          Attention: Corporate Secretary
          (770) 850-5006

     After the distribution, InfoCure stockholders with inquiries relating to the distribution or their investment in InfoCure should contact:

          InfoCure Corporation
          1765 The Exchange
          Suite 400
          Atlanta, Georgia 30339
          Attention: Corporate Secretary
          (770) 221-9990

                                    SUMMARY

     This summary highlights selected information contained elsewhere in this document. It is not complete and may not contain all of the information that is important to you. To acquire a better understanding of the distribution, the exchange, and PracticeWorks, you should read this entire document carefully, including the risks factors beginning on page 14 and the financial statements and the notes thereto beginning on page F-1. Throughout this information statement, the terms "we" and "our" refer solely to PracticeWorks.

                     WHY INFOCURE SENT THIS DOCUMENT TO YOU

     InfoCure Corporation sent you this document because you were an owner of InfoCure common stock and/or depositary shares representing 1/10 of a share of
series A convertible redeemable preferred stock on           , 2000. This
entitles you to receive a pro rata distribution of 1/4 of a share of common stock of PracticeWorks, Inc., which is currently an indirect, wholly owned subsidiary of InfoCure, for every share of InfoCure common stock you owned on that date. This is referred to as the "distribution." You are also entitled to receive one share of series A convertible redeemable preferred stock of PracticeWorks in exchange for each depositary share of InfoCure that represents 1/10 of a share of series A convertible redeemable preferred stock of InfoCure. This is referred to as the "exchange". No action is required on your part to participate in the distribution or the exchange and you do not have to pay cash or other consideration to receive your shares of PracticeWorks stock. Your InfoCure depositary shares will be cancelled upon completion of the exchange.

     This document describes our business, the relationship between InfoCure and PracticeWorks and how this transaction benefits InfoCure and its stockholders, and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the PracticeWorks stock that you will receive in the distribution and the exchange. You should be aware of certain risks relating to the distribution, the exchange, and our business, which are described in this information statement beginning on page 14.

                                  OUR BUSINESS

     PracticeWorks is an information management technology provider for dentists, orthodontists and oral and maxillofacial surgeons. Our offerings currently include the following:

     - practice management applications -- we develop software applications that automate dental, orthodontic and oral and maxillofacial surgery practices, such as scheduling and billing;

     - business-to-business e-commerce services -- we provide access to systems that enable online purchasing of orthodontic and office supplies;

     - electronic data interchange, or EDI, services -- we provide access to systems that permit our customers to electronically submit insurance claims and patient billing information for processing at national clearinghouses; and

     - ongoing maintenance, support and training related to the above services.

In the near future, we intend to offer our practice management applications through an application service provider, or ASP, model, to offer an Internet portal, to develop practice websites for our customers and to expand our e-commerce services to include online purchasing of dental supplies. To date, we have not generated any revenues from these activities. Although our initial ASP applications will contain the basic functionality required to manage a physician's office, they will not offer the full functionality of our current products.

     These applications and services are designed to automate the provider's practice, resulting in greater efficiency, lower costs and higher quality care. As of September 30, 2000, we had an installed base of over 32,000 providers in the United States, including 23,000 dentists, 4,000 orthodontists and 5,000 oral and maxillofacial surgeons. For the year ended December 31, 1999, these customers provided us with an aggregate of $54.6 million in revenues from both systems and software licenses and maintenance, support and service fees.

                                THE DISTRIBUTION

Distributing Company............    InfoCure Corporation, a Delaware
                                    corporation.

Distributed Company.............    PracticeWorks, Inc., a Delaware corporation.

Primary Purposes of
Distribution....................    InfoCure's board of directors believes that
                                    separating PracticeWorks from the rest of InfoCure's businesses will allow both
                                    PracticeWorks and InfoCure to focus on their respective businesses and provide them with the flexibility to pursue different strategies and react quickly to changing market environments. For a more detailed discussion of the reasons for the distribution, see "The
                                    Distribution -- Reasons for the
                                    Distribution" beginning on page 32.

Trading Market and Symbol.......    There is no current trading market for the
                                    PracticeWorks common stock, although a when-issued market may develop prior to completion of the distribution. When-issued trading refers to a transaction made conditionally because the security has been authorized but not yet issued. On the first trading day following the distribution date, when-issued trading in respect of the PracticeWorks common stock will end and regular-way trading will begin. Regular-way trading refers to trading after a security has been issued and typically involves a transaction that settles on the third full business day following the date of a transaction. We cannot predict the trading prices for the PracticeWorks common stock before or after the distribution date;
                                    however, we believe the presence of a
                                    when-issued trading market prior to the
                                    distribution may have a stabilizing effect on the price of the PracticeWorks common stock following the distribution. We have applied to list the PracticeWorks common stock you are receiving on the Nasdaq Stock Market's
                                    National Market under the symbol "PWKS."

Relationship with InfoCure After
  The Distribution..............    Immediately prior to the distribution date,
                                    InfoCure and PracticeWorks will enter into agreements to transfer to PracticeWorks the assets and liabilities of InfoCure's information management technology business for dentists, orthodontists and oral and maxillofacial surgeons, to arrange for the continued provision of certain services by InfoCure and PracticeWorks to one another, to make arrangements for the distribution and the exchange and to define the ongoing relationships between InfoCure and
                                    PracticeWorks. The services to be provided include the preparation of tax returns, maintenance of the general ledger, preparation of financial statements, corporate record-keeping and payroll.
                                    InfoCure and PracticeWorks will also enter into an agreement providing for the sharing of taxes incurred by them prior to the distribution and providing indemnification rights with respect to tax matters. After the distribution, InfoCure and PracticeWorks will not have any other material contracts or other arrangements between them other than arrangements made on an arm's length basis. See "Relationship Between InfoCure and PracticeWorks Following the
                                    Distribution" beginning on page 41.

Credit Facility.................    At the time of the distribution, we expect
                                    to incur approximately $          million of
                                    indebtedness under a credit facility with FINOVA Capital Corporation to repay
                                    InfoCure's long-term indebtedness relating to our business. The terms of the credit facility will include customary affirmative and negative covenants that, among other things, require us to satisfy specified financial tests and maintain certain financial ratios, and limit our ability to declare and pay dividends on the PracticeWorks common stock. We may also incur additional indebtedness from time to time for general corporate purposes, including working capital requirements, capital expenditures and future acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and
                                    Capital Resources" beginning on page 62.

Post-Distribution Dividend
  Policies......................    PracticeWorks.  Following the distribution,
                                    our dividend policy will be set by our board of directors. The declaration and payment of dividends is at the discretion of our board of directors and will be subject to our financial results and the availability of surplus funds to pay dividends. We do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. See "Dividend Policies" on page 45.

                                    InfoCure. InfoCure has never declared or paid any cash dividends on its common stock. InfoCure currently intends to retain all available funds and any future earnings for use in the operation and expansion of its business and does not anticipate declaring or paying any cash dividends in the foreseeable future. See "Dividend Policies" on page 45.

Anti-takeover Effects...........    Certain provisions of our certificate of
                                    incorporation and bylaws and the Tax
                                    Disaffiliation Agreement may have the effect of making the acquisition of control of PracticeWorks more difficult or expensive.
                                    See "Risk Factors -- Provisions of our
                                    certificate of incorporation, bylaws and the Tax Disaffiliation Agreement may discourage takeovers which would otherwise be in the best interest of our stockholders" beginning on page 30 and "Anti-Takeover Provisions of PracticeWorks' Certificate of Incorporation,
                                    Bylaws and Delaware Law" beginning on page
                                    106.

                                  THE EXCHANGE

Shares To Be Exchanged..........    Each depositary share of InfoCure, which
                                    represents 1/10 of a share of series A
                                    convertible redeemable preferred stock of
                                    InfoCure.

Shares To Be Received...........    One share of series A convertible redeemable
                                    preferred stock of PracticeWorks.

Terms of the Preferred Stock....    Please see "Description of Capital Stock --
                                    Preferred Stock -- Series A Redeemable
                                    Convertible Preferred Stock" beginning on page 93 for a description of the terms of the preferred stock.

Background of the Exchange......    The terms of the series A convertible
                                    redeemable preferred stock of InfoCure
                                    provide that, upon completion of the
                                    distribution, each share of preferred stock will automatically be converted into series A convertible redeemable preferred stock of PracticeWorks.

Trading Market..................    There is no current trading market for the
                                    series A convertible redeemable preferred stock of PracticeWorks, and it is not expected that one will develop. The shares will not be listed for trading on any national securities exchange.

                                  RISK FACTORS

     You should review the risks relating to the distribution and the exchange and our business described in "Risk Factors" beginning on page 14. These risks include, among others, the following:

     - We have a recent history of losses and we may never achieve or maintain profitability. We had net losses of approximately $8.7 million for the six months ended June 30, 2000.

     - We anticipate incurring substantial operating losses and negative operating cash flow in the foreseeable future. Because we expect to continue to recognize reduced revenues due to our introduction of subscription pricing in the second quarter of 2000, we expect our operating and net losses to continue for the foreseeable future.

     - We have an accumulated deficit. Our accumulated deficit as of June 30, 2000 was approximately $12.2 million.

     - We operate in a highly competitive market with low barriers to entry. The market for providing information management technology to dentists, orthodontists and oral and maxillofacial surgeons is highly competitive. In addition, the market for Internet-based application service providers in the healthcare industry is relatively new and evolving. Many of our competitors have substantially greater resources, longer operating histories, greater name recognition and more established relationships than we have. In addition, the lack of barriers to entry in our market exposes us to a potentially increasing number of competitors.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                             SUMMARY HISTORICAL AND
                            PRO FORMA FINANCIAL DATA

     The summary historical financial data of PracticeWorks set forth below is qualified in its entirety by, and should be read in conjunction with, the financial statements of PracticeWorks (a division of InfoCure Corporation), including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this information statement. The statement of operations data for each of the fiscal years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997 and the balance sheet data as of December 31, 1999 and 1998 are derived from, and are qualified by reference to, the financial statements included elsewhere in this information statement that have been audited by BDO Seidman, LLP, PracticeWorks' independent certified public accountants. Interim results for the periods ended and as of June 30, 2000 and 1999 are derived from our unaudited financial statements appearing elsewhere in this information statement which, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of that data.

     The financial statements for all periods presented give retroactive effect to pooling of interests treatment for five acquisitions completed during the year ended December 31, 1999 and include the results of operations for all purchase acquisitions from the respective acquisition date.

                                 SIX MONTHS ENDED       YEAR ENDED       ELEVEN MONTHS
                                     JUNE 30,          DECEMBER 31,          ENDED
                                ------------------   -----------------   DECEMBER 31,
                                2000(1)     1999     1999(2)   1998(3)      1997(4)
                                --------   -------   -------   -------   -------------
                                   (UNAUDITED)
STATEMENT OF OPERATIONS DATA
(IN THOUSANDS EXCEPT PER SHARE
  DATA)
REVENUE:
  Systems and software........  $  6,562   $17,851   $34,325   $27,825      $13,961
  Maintenance, support and
     services.................    13,454     8,730    20,266    15,662        7,523
                                --------   -------   -------   -------      -------
       Total revenue..........    20,016    26,581    54,591    43,487       21,484
                                --------   -------   -------   -------      -------
OPERATING EXPENSE:
  Hardware and other items
     purchased for resale.....     2,851     4,864     9,654     9,726        3,722
  Selling, general and
     administrative (excluding
     compensatory stock
     awards)..................    18,980    14,574    28,666    21,061       11,703
  Research and development....     1,541     1,341     4,185     3,537        3,267
  Depreciation and
     amortization.............     7,898     1,010     3,284     2,272          551
  Restructuring and other
     charges(5)...............       816        --     1,814     1,031        6,463
  Merger costs................        --       266       659        69           --
  Compensatory stock awards...        --       294       428     6,447           14

(continued from previous page)

                                 SIX MONTHS ENDED       YEAR ENDED       ELEVEN MONTHS
                                     JUNE 30,          DECEMBER 31,          ENDED
                                ------------------   -----------------   DECEMBER 31,
                                2000(1)     1999     1999(2)   1998(3)      1997(4)
                                --------   -------   -------   -------   -------------
                                   (UNAUDITED)
  Gain on disposal of fixed
     assets...................      (632)       --        --        --           --
                                --------   -------   -------   -------      -------
       Total operating
          expense.............    31,454    22,349    48,690    44,143       25,720
                                --------   -------   -------   -------      -------
Operating (loss) income.......   (11,438)    4,232     5,901      (656)      (4,236)
                                --------   -------   -------   -------      -------
  Interest expense and other,
     net......................       959     1,044     1,335       966          198
                                --------   -------   -------   -------      -------
(Loss) income before income
  taxes and extraordinary
  item........................   (12,397)    3,188     4,566    (1,622)      (4,434)
(Benefit) provision for income
  taxes.......................    (3,731)    1,561     2,186       873         (171)
Extraordinary item, net of
  income taxes................        --        72        72        --           --
                                --------   -------   -------   -------      -------
Net (loss) income.............  $ (8,666)  $ 1,555   $ 2,308   $(2,495)     $(4,263)
                                ========   =======   =======   =======      =======
Net (loss) income available to
  common stockholders per
  share:
  Basic and diluted...........  $  (1.04)  $  0.22   $  0.33   $ (0.52)     $ (1.10)
OTHER DATA:
EBITDA(6).....................  $ (3,356)  $ 5,802   $12,086   $ 9,163      $ 2,792
CASH FLOW FROM:
  Operating activities........    (6,309)    2,804     5,814     2,258        3,016
  Investing activities........   (17,384)   (4,771)  (10,276)  (15,575)      (5,730)
  Financing activities........    26,081     2,415     5,356    14,209        2,817

                                             AS OF           AS OF DECEMBER 31,
                                           JUNE 30,     ----------------------------
                                             2000        1999      1998       1997
                                          -----------   -------   -------   --------
                                          (UNAUDITED)
BALANCE SHEET DATA (IN THOUSANDS):
Cash and cash equivalents...............    $ 4,915     $ 2,527   $ 1,633   $    741
Working capital.........................        564      (1,190)   (1,034)    (3,598)
Total assets............................     74,480      57,842    37,098     14,434
Long-term debt, less current portion....     19,681       9,614    14,769      4,405
Net divisional equity...................     41,170      32,419    10,800        983

-------------------------

(1) During the six months ended June 30, 2000, InfoCure acquired six companies in transactions accounted for as purchases.

(2) During 1999, InfoCure acquired four companies in transactions accounted for as purchases.

(3) During 1998, InfoCure acquired one company in a transaction accounted for as a purchase.

(4) InfoCure changed its fiscal year end from January 31 to December 31 effective February 1, 1997. Accordingly, the 1997 fiscal period is comprised of eleven months.

    During 1997, InfoCure acquired two companies in transactions accounted for as purchases.

(5) During the six months ended June 30, 2000, restructuring and other charges consisted of severance and other termination benefits of $628,000 and charges for asset write-downs of $188,000. During the year ended December 31, 1999 restructuring and other charges consisted of the write-off of capitalized software costs of $874,000, contingent consideration related to acquired companies whose products were discontinued of $700,000, charges for asset write-downs of $97,000, facility closure costs of $95,000 and severance and other termination benefits of $48,000. During the year ended December 31, 1998 restructuring and other charges consisted of contingent consideration related to acquired companies whose products were discontinued of $750,000 and severance and other termination benefits of $281,000. During the eleven months ended December 31, 1997, restructuring and other charges consisted of the write-off of goodwill of $3.5 million, contingent consideration of $2.2 million related to acquired companies whose products were discontinued, facility closure costs of $401,000, the write-off of capitalized software costs of $339,000 and other charges for asset write-downs of $90,000.

(6) EBITDA represents earnings before interest, (benefit) provision for income taxes, depreciation and amortization, restructuring and other charges, merger costs, compensatory stock awards and gain on disposal of fixed assets. We have excluded restructuring and other charges, merger costs, compensatory stock awards and gain on disposal of fixed assets from EBITDA because we do not believe those costs are representative of the normal recurring nature of our operations. EBITDA is provided because it is a measure commonly used by analysts and investors to determine a company's ability to incur and service debt. EBITDA is not a measurement in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to, or more meaningful than, net (loss) income as a measure of our profitability or cash flows as a measure of our liquidity. All companies do not calculate EBITDA in the same manner. Accordingly, our EBITDA may not be comparable with that of other companies. We have included information concerning EBITDA because management believes EBITDA provides a useful measure of our performance. You should note, however, that the items excluded from EBITDA are significant components in understanding and assessing our performance.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     Under the terms of a merger agreement dated December 21, 1999, as amended and restated, InfoCure intends to acquire Medical Dynamics, Inc. following approval of the transaction by Medical Dynamics' stockholders and satisfaction of other closing conditions.

     The unaudited pro forma condensed combined financial statements have been prepared to give effect to InfoCure's proposed acquisition of all the outstanding equity interest of Medical Dynamics. Pursuant to the merger agreement, assuming that the 20-day average price is $3.45 or greater, each holder of greater than 100 shares of Medical Dynamics common stock will receive
0.06873 shares of InfoCure common stock and 0.07558 shares of InfoCure preferred stock in exchange for each share of Medical Dynamics common stock held. If the 20-day average price is $3.45 or greater, each holder of 100 or fewer shares of Medical Dynamics common stock will receive $0.75 in cash for each share of Medical Dynamics common stock held. The unaudited pro forma condensed combined financial statements assume 13.2 million shares of Medical Dynamics common stock are outstanding on a fully diluted basis as of the date of the acquisition and that the 20-day average price is $3.45 or greater, in which case InfoCure would issue approximately 878,000 shares of InfoCure common stock and approximately 965,400 shares of InfoCure preferred stock shares in the merger and pay approximately $350,000 in cash.

     InfoCure's proposed acquisition of Medical Dynamics strengthens its presence in the dental segment of the healthcare information systems market by adding approximately 2,700 practices to its installed customer base. Medical Dynamics' customer base is relatively large, producing a recurring revenue stream of approximately $2.5 million annually from customer support contracts. The acquisition also affords opportunities for future conversion of the acquired customer base to newer technology offered by PracticeWorks, the potential for additional revenues from PracticeWorks' connectivity offerings and the cost savings potential of eliminating duplicative services and redundancies in staffing. InfoCure plans to transfer the stock of Medical Dynamics to PracticeWorks in connection with the distribution and the exchange. The following selected unaudited pro forma condensed combined financial information has been derived from the historical financial statements of PracticeWorks (A Division of InfoCure Corporation), Integrated Dental Technologies, Inc. d/b/a Practice Works (a wholly owned subsidiary of Bio-Dental Technologies Corporation, a wholly owned subsidiary of Zila, Inc.) ("Integrated"), a dental practice management company, and Crunchy Frog Software, Inc. ("Crunchy Frog"), a technology holding company, and Medical Dynamics included elsewhere in this information statement. The unaudited pro forma condensed combined statements of operations data for the six months ended June 30, 2000 and the year ended December 31, 1999 have been presented as if the acquisitions of Integrated and Crunchy Frog and the pending acquisition of Medical Dynamics had been consummated on January 1, 1999. The unaudited pro forma condensed combined balance sheet data as of June 30, 2000 has been presented as if the acquisitions of Integrated and Crunchy Frog and the pending acquisition of Medical Dynamics had been consummated on that date.

     The selected unaudited pro forma condensed combined financial information gives effect to the acquisitions of Integrated, and Crunchy Frog and Medical Dynamics under the purchase method of accounting for business combinations and is based upon the assumptions and adjustments described in the notes to the unaudited pro forma condensed combined financial statements.

                                                SIX MONTHS ENDED      YEAR ENDED
                                                 JUNE 30, 2000     DECEMBER 31, 1999
                                                ----------------   -----------------
                                                           (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Total revenue.................................      $ 22,259           $ 65,550
Restructuring and other charges...............           816              2,469
Merger costs..................................            --                659
Compensatory stock awards.....................            --                478
Operating (loss) income.......................       (13,117)             1,072
Net loss before extraordinary item............       (10,109)            (1,276)

                                                              AS OF JUNE 30, 2000
                                                              -------------------
                                                                (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................       $  4,857
Working capital.............................................           (688)
Total assets................................................         86,275
Long-term debt, less current portion........................         19,820
Net divisional equity.......................................         51,600

                                  RISK FACTORS

     In addition to the information contained elsewhere in this document, you should carefully read the following risk factors related to the distribution and the exchange and to PracticeWorks. All references to "we" or "our" are deemed to refer to PracticeWorks and its subsidiaries.

RISKS RELATING TO THE DISTRIBUTION AND THE EXCHANGE

BECAUSE THERE HAS NOT BEEN ANY PRIOR TRADING MARKET FOR OUR COMMON STOCK, THE TRADING PRICE OF OUR COMMON STOCK IS LIKELY TO FLUCTUATE AND YOU MAY NOT BE ABLE TO RESELL SHARES OF OUR COMMON STOCK AT A PROFIT OR AT ALL.

     There is no current trading market for our common stock, although a when-issued trading market may develop prior to completion of the distribution. When-issued trading refers to a transaction made conditionally because the security has been authorized but not yet issued. On the first trading day following the distribution date, when-issued trading in respect of our common stock will end and regular-way trading will begin. Regular-way trading refers to trading after a security has been issued and typically involves a transaction that settles on the third full business day following the date of a transaction. We cannot predict the trading prices for our common stock before or after the distribution date; however, we believe the presence of a when-issued trading market prior to the distribution may have a stabilizing effect on the price of our common stock following the distribution.

     We have applied to list our common stock on the Nasdaq Stock Market's National Market under the symbol "PWKS." There can be no assurance that our common stock will be actively traded, and we cannot predict the prices at which our common stock will trade. Some of the InfoCure stockholders who receive shares of our common stock may decide that they do not want shares in an information management technology company focused exclusively on the dental, orthodontic and oral and maxillofacial surgery markets, and they may sell their shares of our common stock following the distribution. These sales may delay the development of an orderly trading market in our common stock for a period of time following the distribution. Until the shares of our common stock are fully distributed and an orderly market develops, the prices at which our common stock trades may fluctuate significantly and may be lower or higher than the price that would be expected for a fully distributed issue. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, our results of operations, investors' impressions of PracticeWorks, changes in economic conditions in the healthcare information technology industry and general economic and market conditions. Further, market fluctuations could have a material adverse impact on the trading price of our common stock. There can be no assurance that the market price of our common stock will not suffer a prolonged decline. Any such decline could limit our ability to establish business relationships with companies that require an equity interest as a component of a transaction and could adversely affect our ability to acquire complementary businesses. Further, any such decline could hurt the liquidity of our common stock.

THE DISTRIBUTION WILL LIKELY CAUSE THE TRADING PRICE OF INFOCURE COMMON STOCK TO INITIALLY DECLINE AND MAY CAUSE CONTINUED FLUCTUATIONS IN THE TRADING PRICE OF INFOCURE COMMON STOCK.

     Following the distribution, InfoCure common stock will continue to be listed and traded on the Nasdaq Stock Market's National Market under the symbol "INCX." As a result of the distribution, the trading price of InfoCure common stock immediately following the distribution will likely be lower than the trading price of InfoCure common stock immediately prior to the distribution. The combined trading prices of InfoCure common stock and PracticeWorks common stock after the distribution may be less than the trading price of InfoCure common stock immediately prior to the distribution. Until the market has fully analyzed the operations of InfoCure without the operations of PracticeWorks, the prices at which InfoCure common stock trades may fluctuate significantly.

THE POSSIBILITY OF SUBSTANTIAL SALES MAY HAVE AN ADVERSE IMPACT ON THE TRADING PRICE OF OUR COMMON STOCK.

     Based on the number of shares of InfoCure common stock outstanding on
          , 2000, InfoCure will distribute to its stockholders a total of
approximately                shares of our common stock. Under the United States
federal securities laws, almost all of these shares may be resold immediately in the public market, except for shares of our common stock held by our affiliates. We cannot predict whether stockholders will resell large amounts of our common stock in the public market following the distribution or how quickly they may resell those shares. The resale of large amounts of our common stock could have a material adverse effect on the trading price of our common stock.

THE DISTRIBUTION AND THE EXCHANGE MAY FAIL TO QUALIFY FOR NONRECOGNITION TREATMENT UNDER SECTION 355 OF THE INTERNAL REVENUE CODE.

     In connection with the distribution, King & Spalding, counsel to InfoCure, will render an opinion to the effect that, although the matter is not free from doubt, the distribution and the exchange should qualify for nonrecognition treatment under Section 355 of the Internal Revenue Code. There can be no assurance, however, that the distribution and the exchange will qualify for nonrecognition treatment under Section 355 of the Internal Revenue Code, and the opinion of King & Spalding will be subject to a degree of uncertainty for a number of reasons. First, Section 355 of the Internal Revenue Code is highly technical and complex, and many aspects of the statute have not yet been addressed by judicial decisions, Treasury regulations, or other administrative guidance. The opinion of King & Spalding represents its best interpretation of the legal requirements of Section 355 as applied to the transactions, but an opinion of counsel is not binding on the Internal Revenue Service or the courts. Second, the determination of whether a transaction qualifies for nonrecognition treatment under Section 355 of the Internal Revenue Code depends in part on the business reasons for the transaction and satisfaction of numerous other fact-based requirements. The opinion of King & Spalding, therefore, will be subject to certain assumptions and based on various factual representations made by officers of InfoCure and PracticeWorks. If any of the assumptions or representations upon which the opinion of King & Spalding will be based is inaccurate or incomplete in any material respect, the distribution and the exchange could fail to qualify for nonrecognition treatment under Section 355 of the Internal Revenue Code. Finally, the opinion of King & Spalding is subject to uncertainty because it is possible that the distribution and the exchange could be rendered taxable to InfoCure, but not its stockholders, under Section 355(e) of the Internal Revenue Code as a result of a subsequent acquisition of InfoCure or PracticeWorks.

     If the distribution and the exchange fail to qualify for nonrecognition treatment under Section 355 of the Internal Revenue Code, then the transactions will be taxable to InfoCure, InfoCure's stockholders, or both.

YOU MAY BE REQUIRED TO PAY INCOME TAXES IN CONNECTION WITH THE DISTRIBUTION AND THE EXCHANGE.

     If the distribution and the exchange fail to qualify for nonrecognition treatment under Section 355 of the Internal Revenue Code, InfoCure stockholders who receive shares of PracticeWorks common stock in the distribution would be treated as if they had received a taxable distribution in an amount equal to the fair market value of the PracticeWorks common stock received. In addition, holders of InfoCure depositary shares would be treated for United States federal income tax purposes as if InfoCure had distributed PracticeWorks preferred stock to them in a taxable redemption of their InfoCure depositary shares.

INFOCURE COULD INCUR A SUBSTANTIAL CORPORATE INCOME TAX LIABILITY IN CONNECTION WITH THE DISTRIBUTION AND THE EXCHANGE, AND PRACTICEWORKS MAY BE REQUIRED TO INDEMNIFY INFOCURE FOR ALL OR A PORTION OF THIS TAX LIABILITY.

     If the distribution and the exchange fail to qualify for nonrecognition treatment under Section 355 of the Internal Revenue Code, then a corporate income tax also could be payable by InfoCure based upon the difference between
(1) the aggregate fair market value of the shares of PracticeWorks common stock distributed in the distribution and shares of PracticeWorks preferred stock distributed in the exchange and (2) InfoCure's adjusted basis in the shares of PracticeWorks stock. Although the corporate level tax would be payable by InfoCure, we have agreed to indemnify InfoCure under certain circumstances for all or a portion of this tax liability. This indemnification obligation, if triggered, could be substantial. In addition, under the federal income tax regulations that govern corporations filing a consolidated return, each member of InfoCure's consolidated group, including PracticeWorks, is jointly and severally liable for any tax liability incurred by InfoCure prior to the distribution or in connection with the distribution and the exchange.

     Even if the distribution and the exchange qualify for nonrecognition treatment under Section 355 of the Internal Revenue Code, a corporate income tax could be payable by InfoCure as described above pursuant to Section 355(e) of the Internal Revenue Code if, during the four-year period beginning two years before the distribution, one or more persons were to acquire a 50% or greater interest in InfoCure or PracticeWorks as part of a plan or series of related transactions that includes the distribution. For example, a transaction or series of transactions resulting in an acquisition of a 50% or greater interest in either InfoCure or PracticeWorks, in the aggregate, by one or more persons within the two-year period following the distribution would trigger a corporate level tax liability to InfoCure under Section 355(e) unless InfoCure affirmatively establishes that the acquisition or acquisitions were not part of a plan or series of related transactions that included the distribution. If such an acquisition of either InfoCure or PracticeWorks were to occur within the two-year period following the distribution, InfoCure may be unable to prove that the acquisition was not part of a plan or series of related transactions that included the distribution, in which case the distribution and the exchange would be taxable to InfoCure under Section 355(e) of the Internal Revenue Code. We have agreed to indemnify InfoCure under certain circumstances for all or a portion of the corporate income tax liability.

     The distribution and the exchange also could be taxable to InfoCure, but not its stockholders, under Section 355(e) of the Internal Revenue Code if certain acquisitions of "predecessors" of either InfoCure or PracticeWorks are treated as having occurred pursuant to a plan or series of related transactions that includes the distribution. A number of corporations that InfoCure acquired within the two-year period preceding the distribution may be treated as predecessors of InfoCure or of PracticeWorks under Section 355(e), although the statute is not clear and no administrative guidance or court decisions to date have addressed the matter. If corporations acquired by InfoCure within the two-year period preceding the distribution are treated as predecessors of InfoCure or PracticeWorks, the distribution would be presumed to occur pursuant to a plan or series of related transactions that included InfoCure's acquisition of the predecessor corporations, and the distribution and the exchange would be taxable to InfoCure unless InfoCure affirmatively establishes that none of its pre-distribution acquisitions of any predecessors occurred pursuant to a plan or series of related transactions that includes the distribution.

RISKS RELATING TO OUR BUSINESS

WE HAVE NO OPERATING HISTORY AS AN INDEPENDENT COMPANY AND WE MAY BE UNABLE TO MAKE THE CHANGES NECESSARY TO OPERATE AS A STAND-ALONE COMPANY.

     We do not have an operating history as an independent public company. We have relied on InfoCure for various financial, administrative and managerial expertise in conducting our operations. Following the distribution, InfoCure will have no obligation to provide assistance to us other than the interim services which will be provided by InfoCure under the Transition Services Agreement and which are described in "Relationship Between InfoCure and PracticeWorks Following the Distribution," beginning on page 41. These services include the preparation of tax returns, maintenance of the general ledger, preparation of financial statements, corporate record-keeping and payroll. Because our business has never been operated as an independent company, we cannot assure you that we will be able to successfully put in place the financial, administrative and managerial structure necessary to operate as an independent company, or that the development of such a structure will not require a significant amount of management's time or result in significant additional operating costs, either of which could cause our results of operations to suffer. Further, for the period from July 1997 through June 30, 2000, InfoCure has made net cash advances of approximately $30.5 million to PracticeWorks. If we are unable to develop our own sources of funding, we may be unable to execute on our business plan.

OUR HISTORICAL FINANCIAL INFORMATION DOES NOT REFLECT THE PRICING MODEL AND MANY OF THE APPLICATION AND SERVICE OFFERINGS THAT WE EXPECT TO BE THE FOCUS OF OUR BUSINESS IN THE FUTURE, WHICH MAKES IT DIFFICULT TO EVALUATE OUR HISTORICAL AND FUTURE FINANCIAL PERFORMANCE.

     PracticeWorks began operating as a separate division of InfoCure in the first quarter of 2000. Historically, we charged our customers a license fee plus maintenance and service fees for our practice management applications and services. For the six months ended June 30, 2000, we derived approximately 56% of our revenue from maintenance and
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

service fees and approximately 15% from transaction fees relating to electronic data interchange, or EDI, services. Using the EDI component of practice management applications, customers are able to (1) electronically submit insurance claims to independent national clearinghouses that then submit the claims to payers and (2) submit patient billing information to clearinghouses that process, print and mail patient statements and provide billing reports to the customer. Our new pricing strategy is to migrate substantially all of our 32,000 providers to subscription pricing over the next five years. In addition, our business strategy is to promote the most technologically advanced of our existing applications, our application service provider, or ASP, applications and the other new applications and services, including our Internet portal and website development and hosting services that we are currently developing. We expect to release our ASP applications for use by dentists in the United States during the fourth quarter of 2000 and our orthodontic and oral and maxillofacial surgery ASP applications by the third quarter of 2001. Our initial ASP applications will not offer the full functionality of our current products. At this time, we cannot predict the number of customers that will elect to convert to our ASP applications. We expect to release our Internal portal and our website development and hosting services in the fourth quarter of 2000. We expect the revenue and operating expenses from subscription pricing and our new application and service offerings to differ from our historical results. Specifically, revenue from subscription pricing will initially be lower than revenue provided by one-time licenses because of the elimination of the large up-front payment. Accordingly, our historical financial information reflects our results from a pricing model that differs from the pricing model to which we are transitioning our customer base and application and service offerings that represent only a portion of the applications and services that we expect to offer in the future.

WE HAVE A RECENT HISTORY OF LOSSES AND WE MAY NEVER ACHIEVE OR MAINTAIN PROFITABILITY.

     We had net losses of approximately $8.7 million for the six months ended June 30, 2000. Our accumulated deficit as of June 30, 2000 was approximately $12.2 million. We expect to continue to recognize reduced revenues due to our introduction in the second quarter of 2000 of subscription pricing. This is due to the elimination of the large up-front payment that we received in connection with one-time licenses. As a result, we expect our operating and net losses to continue for the foreseeable future. We cannot assure you we will increase revenue or control expenses sufficiently to achieve or maintain profitability in the future.

WE MAY NOT SUCCESSFULLY COMPLETE THE DEVELOPMENT OF OUR NEW APPLICATIONS AND SERVICES, WHICH WOULD AFFECT OUR ABILITY TO IMPLEMENT OUR GROWTH STRATEGY.

     Our strategy for growing our business and achieving profitability depends upon our ability to offer a number of additional applications and services in the near future. We are continuing to develop our ASP applications and our Internet portal, or website, and the services it will enable. We expect to initially release our ASP applications for use by dentists in the United States during the fourth quarter of 2000 and our orthodontic and oral and maxillofacial surgery ASP applications by the third quarter of 2001. Our initial ASP applications will not offer the full functionality of our current products. We expect to release our Internet portal in the fourth quarter of 2000. During 2001, we expect to spend approximately $1.2 million in development expenditures for the completion and enhancement of the Internet portal and our ASP products. However, because the development of our applications and services entails significant technical and business risks and requires substantial expenditures and lead time, we may be unable to offer these applications and services on our projected schedule, in a cost-effective manner or at all. If the offering of any or all of these applications and services is delayed or cancelled, our ability to grow our business and achieve profitability will be substantially impaired.

OUR STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION IF FUTURE EQUITY OFFERINGS ARE USED TO FUND OUR OPERATIONS.

     We expect to incur increased operating costs associated with the development of our ASP applications and other new applications and services, the establishment of additional business relationships and marketing and sales expenses in connection with the introduction of new applications and services. We also may acquire complementary businesses. If we finance these activities through the issuance of equity securities, our stockholders could experience significant dilution.

WE MAY NOT BE ABLE TO ESTABLISH THE BUSINESS RELATIONSHIPS NECESSARY TO IMPLEMENT OUR GROWTH STRATEGY.

     We expect to develop additional business relationships with providers of dental and other supplies. This will allow us to begin offering our e-commerce application, which we call the PracticeWorks Exchange, in the dental and oral and maxillofacial surgery markets. The PracticeWorks Exchange is a software application that was designed to reduce administrative effort and increase the efficiency of the procurement function of a practice by enabling online purchasing of dental and office supplies. Establishing these relationships will involve negotiation with various suppliers and we may be unable to reach acceptable agreements. If we are unable to establish business relationships with providers of dental and other supplies, our ability to offer the PracticeWorks Exchange will be limited and our ability to grow our business and achieve profitability will be substantially impaired.

WE MAY BE UNABLE TO GROW OUR REVENUE IF CUSTOMERS DO NOT RESPOND FAVORABLY TO OUR NEW APPLICATIONS AND SERVICES.

     Our growth strategy depends on our ability to generate usage of our ASP applications, Internet portal, the PracticeWorks Exchange and other new applications and services by a large number of dentists, orthodontists and oral and maxillofacial surgeons. We cannot be certain that these new applications and services will achieve market acceptance. In order to successfully sell our new applications and services, we will need to convince new and existing customers that the features and functionality of our applications justify their cost, as well as the time and administrative expense required for conversion. They may be unwilling to adopt new practice management systems if they have made an extensive investment in hardware, software and training for existing systems. In addition, potential customers are likely to be unfamiliar with the ASP delivery model and may be unwilling to utilize a practice management system in which the application and patient data is stored on an off-site server and delivered to their offices through the Internet. If we are unsuccessful in attracting customers to our new applications and services or if the market for our applications and services does not grow or grows slowly, achieving profitability could take longer than expected or we may never achieve profitability.

WE MAY INCUR INCREASED EXPENSES IF THE TRANSITION SERVICES AGREEMENT WITH INFOCURE IS TERMINATED.

     In connection with the distribution, we will enter into a Transition Services Agreement with InfoCure. This agreement provides that InfoCure will provide services, such as insurance and employee benefits, to us, and we will provide services, such as tax, accounting, corporate record-keeping and payroll, to InfoCure. The agreement will be terminable by either party at any time upon 60 days prior written notice. If the agreement is terminated, we will be required to obtain insurance and employee benefits services from a third party. This could be more expensive than the fees which we will be required to pay under the Transition Services Agreement.

WE EXPECT OUR QUARTERLY OPERATING RESULTS TO FLUCTUATE, WHICH COULD CAUSE OUR STOCK PRICE TO FLUCTUATE.

     Our revenue and operating results may vary significantly from quarter to quarter due to a number of factors which are outside of our control. Some of these factors include:

     - the rate of adoption of our new applications and services by new and existing customers;

     - costs of developing new applications and services;

     - changes in the adoption of Internet usage and acceptance by healthcare providers of electronic commerce;

     - changes in customer purchasing patterns;

     - costs related to acquisitions of technologies or businesses; and

     - general economic conditions, as well as those specific to the healthcare information technology market and related industries.

     In addition, the following factors that are within our control may cause our revenue and operating results to vary significantly from quarter to quarter:

     - our success in appropriately setting subscription fees and the rate at which new and existing customers adopt subscription pricing;

     - the timing of the release of our ASP applications and Internet portal and the introduction of the PracticeWorks Exchange to the dental and oral and maxillofacial surgery markets;

     - our success in establishing additional business relationships, including those necessary to enable the introduction of the PracticeWorks Exchange in the dental and oral and maxillofacial surgery markets; and

     - the timing and amount of sales and marketing expenditures.

     Any change in one or more of these or other factors could cause our annual or quarterly operating results to fluctuate. If our operating results do not meet market expectations, our stock price will likely decline.

OUR SUBSCRIPTION PRICING MODEL IS UNPROVEN AND WE MAY BE UNABLE TO SET SUBSCRIPTION FEES AT LEVELS WHICH ENABLE US TO ACHIEVE PROFITABILITY.

     The success of our subscription pricing model depends on our ability to set subscription fees for our applications and services at rates that will allow us to achieve profitability. Under our subscription pricing model, our customers pay a fixed, monthly subscription fee for our practice management applications, maintenance and support. The subscription fee is based on the practice specialty and number of authorized system users. We have limited experience with subscription pricing as we first introduced it to our customers during the second quarter of 2000. Furthermore, the markets for practice management applications and services delivered on a subscription basis is new and evolving. There are relatively few similar products whose subscription fees we can evaluate in setting our fees and the providers of those products have also had to set their fees in the context of an undeveloped market. As a result, we have limited information from which to evaluate the appropriate level for our subscription fees and we may fail to set our subscription fees at levels that enable us to become profitable. In addition, we expect to enter into multi-year agreements with subscribers pursuant to which subscription fees or increases in fees will be locked-in typically for three to five years, limiting our ability to increase our subscription fees for those subscribers. If we fail to appropriately price our subscription fees, achieving profitability could take longer than expected or we may never achieve profitability.

IF WE CANNOT EFFICIENTLY CONVERT THE DATA STORED IN EXISTING PRACTICE MANAGEMENT APPLICATIONS TO OUR ASP APPLICATIONS, OUR GROWTH AND RESULTS MAY BE HARMED.

     When customers elect to use our ASP applications, they may need us to convert the data stored in their existing practice management applications to our ASP applications. We expect conversions to take approximately 30 days from the date that a practice establishes Internet connectivity. If we cannot rapidly and accurately convert the data stored in customers' existing practice management systems to our ASP applications, whether they are existing customers using our applications or new customers, our business will suffer. If we experience difficulties or delays in converting this data, we will be forced to incur additional costs necessary to correctly convert the data and we may be unable to attract additional customers.

OUR NEW PRODUCT STRATEGY AND SUBSCRIPTION PRICING MODEL WILL REQUIRE ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

     We expect our transition to the subscription pricing model to continue to adversely impact our cash flow until subscription fees replace the decline in one-time revenue from license fees and hardware sales. In addition, we expect to incur operating costs associated with the development of our ASP applications, Internet portal and other new applications and services, the establishment of additional business relationships and marketing and sales expenses in connection with the introduction of new applications and services. We may also need to raise funds in the future to meet our working capital needs. Additional financing may not be available when and if we need it, and if available, it may not be available on terms favorable to us. Recently, some Internet companies with a history of operating losses have been unable to raise additional financing. If adequate funds are not available on acceptable terms, we may not be able to effectively develop and enhance our application and service offerings, market our applications and services, respond to competitive pressures or fund acquisitions. If we raise additional funds by issuing equity or convertible debt securities, your ownership will be diluted and our stock price may decline. Any new securities could also have rights, preferences and privileges senior to those of our common stock.

WE PLAN TO EXPAND RAPIDLY AND WE MAY BE UNABLE TO MANAGE OUR GROWTH.

     We intend to rapidly grow our business. However, we cannot be sure that we will successfully manage our growth. In order to successfully manage our growth, we must:

     - expand and enhance our administrative infrastructure;

     - improve our management, financial and information systems and controls;

     - expand, train and manage our employees effectively; and

     - successfully retain and recruit additional employees.

     Continued growth could place a further strain on our management, operations and financial resources because we have not historically functioned as an independent company. There will also be additional demands on our sales, marketing, information systems and administrative resources as we offer new applications and services, such as the ASP delivery model, an Internet portal and website development and hosting, and expand our target markets and customers. We cannot assure you that our operating and financial control systems, administrative infrastructure, facilities and personnel will be adequate to support our future operations or to effectively adapt to future growth. If we cannot manage our growth effectively, our business may be harmed.

WE MAY NOT BE ABLE TO ACHIEVE A RECOGNIZED BRAND NAME FOR PRACTICEWORKS, WHICH WOULD MAKE IT DIFFICULT TO IMPLEMENT OUR BUSINESS STRATEGY.

     Achieving market acceptance for our new applications and services will require substantial sales and marketing efforts and the expenditure of significant funds to increase awareness and demand by our target customers. We expect to spend approximately $1.7 million on the branding of the PracticeWorks name and on programs that will promote market awareness of this brand. To cultivate new customers within the dental, orthodontic and oral and maxillofacial surgery markets, we plan to implement a program designed to create a strong brand identity for PracticeWorks. We also need to ensure that our current customers, especially those obtained through acquisitions, are familiar with the PracticeWorks brand name. If we fail to successfully create a recognized brand name for PracticeWorks, our ability to obtain new customers and retain current customers could suffer.

WE MAY BE UNABLE TO CONTINUE TO ATTRACT QUALIFIED PERSONNEL, WHICH WOULD AFFECT OUR ABILITY TO EXPAND OUR BUSINESS.

     We believe our success depends largely on our ability to attract and retain highly skilled technical, managerial and marketing personnel to develop and market our new applications and services. We have hired over 100 employees since January 1, 2000 and we expect to hire over 25 additional employees during the next 12 months. Individuals with the information technology skills we need to further develop our applications and services are in short supply and competition for qualified personnel is particularly intense. Further, it can be difficult to hire experienced sales professionals. We may not be able to hire the necessary personnel to implement our business strategy, or we may need to pay higher compensation for employees than we currently expect. If we are unable to hire and retain qualified employees, our business and expansion plans will suffer.

WE ARE DEPENDENT UPON OUR EXECUTIVE OFFICERS, AND THE LOSS OF THESE PERSONNEL COULD DISRUPT OUR GROWTH.

     Our success depends on the continued services and performance of our executive officers and we cannot guarantee that we will be able to retain those individuals. The loss of the services of one or more of our executive officers could seriously impair our ability to implement the changes in our application and service offerings and pricing model that we are currently undertaking and our ability to manage and expand our business. We do not maintain key person life insurance.

THE MARKETS WE SERVE ARE HIGHLY COMPETITIVE, AND WE MAY BE UNABLE TO COMPETE WITH BUSINESSES THAT HAVE GREATER RESOURCES THAN WE DO.

     The market for providing information management technology to dentists, orthodontists and oral and maxillofacial surgeons is extremely competitive. In addition, the market for Internet-based application service providers in the healthcare industry is relatively new and evolving. We anticipate that competition will continue to intensify as the use of the Internet grows. Our competitive position is difficult to evaluate due to the variety of current and potential competitors and the evolving nature of the healthcare information technology market.

     Our primary competitors include national and regional providers of traditional practice management systems, application service providers, healthcare e-commerce and Internet connectivity companies. Specifically, we compete with InfoSoft, Inc., a subsidiary of DENTSPLY International, Inc., EagleSoft, a subsidiary of Patterson Dental Supply, Inc., Dentrix Dental Systems, Inc., a subsidiary of Henry Schein, Inc., the Trizetto Group, Inc. and MediBuy. We believe, based on published industry reports, that we have licensed our practice management applications to more dental, orthodontic and oral and maxillofacial surgery practices than any of our competitors. Each of these types of companies currently competes with us or can be expected to compete with us in the future in delivering information management technology to dentists, orthodontists and oral and maxillofacial surgeons, including the delivery of practice management applications and services through the ASP delivery model. Furthermore, major software companies and other entities, including those specializing in the healthcare industry that are not currently offering applications or services that compete with our applications, may enter our markets. We also expect to compete with traditional and online retailers of dental, medical and office supplies, health content providers and website developers. In addition, companies with which we have business relationships may compete with us from time to time by selling, consulting on or hosting other applications that compete with our applications and services.

     Many of our competitors have substantially greater financial, technical and marketing resources, longer operating histories, greater name recognition and more established relationships in the healthcare information technology market than we have. In addition, the lack of barriers to entry in our market exposes us to a potentially increasing number of competitors. We cannot assure you that we will have the resources or expertise to compete successfully in the future. If we are unable to develop and expand our applications and services or adapt to changing customer needs as well as our current or future competitors are able to do, we may experience reduced profitability and a loss of market share.

WE MAY HAVE DIFFICULTY INTEGRATING CURRENT AND FUTURE ACQUISITIONS INTO OUR BUSINESS.

     Since December 1, 1999, InfoCure has acquired 12 companies that have been attributed to us. We may from time to time acquire other companies. As a result, we are exposed to increased risks relating to integrating these companies into our business, including:

     - integration of new operations, products, services and personnel;

     - diversion of resources from our existing business;

     - client communication and branding awareness;

     - inability to generate revenues from new products and services sufficient to offset associated acquisition costs;

     - maintenance of uniform standards, controls and policies;

     - accounting issues that adversely affect our financial results;

     - impairment of employee and customer relations as a result of any integration of new management personnel; and

     - dilution to existing stockholders from the issuance of equity securities.

     In addition, liabilities or other problems associated with an acquired business may adversely affect our business or operating results.

WE MAY BE UNABLE TO IMPROVE THE OPERATIONS OF MEDICAL DYNAMICS FOLLOWING COMPLETION OF THE ACQUISITION.

     InfoCure agreed to acquire Medical Dynamics, Inc. pursuant to an Agreement and Plan of Reorganization dated as of December 21, 1999. This agreement was amended and restated on October 10, 2000 and was amended on October 30, 2000 to change the exchange ratio and form of consideration to be paid in the transaction. Since the original execution of the agreement, Medical Dynamics' net sales have dropped considerably. Further, Medical Dynamics' independent accountants have stated that there is substantial uncertainty as to Medical Dynamics' ability to continue as a going concern. Since October 2000, InfoCure has advanced to Medical Dynamics approximately $1.55 million to repay certain existing obligations and for general working capital purposes. InfoCure intends to transfer the stock of Medical Dynamics to us prior to the distribution. There can be no assurance that InfoCure will be able to improve the operations of Medical Dynamics following the acquisition or that we will be able to improve the operations of Medical Dynamics following the distribution.

WE HAVE RECORDED, AND MAY CONTINUE TO RECORD, A SIGNIFICANT AMOUNT OF GOODWILL IN CONNECTION WITH OUR ACQUISITION STRATEGY.

     As a result of our recent acquisitions, goodwill accounts for a significant portion of our total assets. In addition, we may record additional goodwill related to future acquisitions. As we integrate the acquired companies into our business, we will evaluate the carrying amount of goodwill whenever adverse facts and circumstances occur indicating an impairment in value. If the benefits of our acquisitions do not ultimately exceed the associated costs, including any dilution to our stockholders resulting from the issuance of shares of our common stock in connection with our acquisitions, we could continue to incur increased losses, or be required to write down some or all of the unamortized goodwill and other intangible assets. As a result, our results of operations may be adversely affected.

     Additionally, prior to the fourth quarter of 1999, goodwill was amortized on a straight-line basis over a 15-year estimated useful life. As a result of our new product strategy involving the development of ASP applications and other Internet-based applications and services, the transition to a subscription pricing model and the current rate of change within the ASP information management technology industries, we estimated that the useful life of remaining goodwill and goodwill for our recent acquisitions is currently three years. If our assumptions underlying this change or our estimates with respect to this time period are inaccurate, our net losses could increase.

MARKET ACCEPTANCE OF OUR INTERNET-BASED APPLICATIONS AND SERVICES WILL BE DEPENDENT ON INCREASED USE OF THE INTERNET BY OUR CUSTOMERS AND THEIR SUPPLIERS, AND A LACK OF GROWTH OR DECLINE IN THEIR INTERNET USE MAY ADVERSELY AFFECT OUR BUSINESS MODEL.

     We intend to grow, in part, by encouraging dentists, orthodontists and oral and maxillofacial surgeons to use our ASP applications, which are accessed through the Internet, to place orders with suppliers over the Internet using our PracticeWorks Exchange application and to access other services on our Internet portal. If use of the Internet for commerce and communication in the healthcare industry does not increase, our customers and healthcare suppliers may not utilize the Internet as we anticipate and our growth could be substantially limited. Rapid growth in the use of the Internet is a recent phenomenon. As a result, acceptance and use may not continue to develop at historical rates. A number of factors may inhibit the continued growth and development of the Internet, including:

     - inadequate network infrastructure;

     - lack of availability of cost-effective high-speed service;

     - security and privacy concerns; or

     - inconsistent quality of services.

     If Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it by this growth and its performance and reliability may decline. In addition, websites have experienced interruptions in their service as a result of outages and other delays occurring throughout the Internet network infrastructure. If these outages or delays frequently occur in the future, Internet usage could grow more slowly or decline. Even if Internet usage grows generally, our business will suffer if our existing and potential customers, many of whom have not traditionally utilized the Internet for business purposes, do not accept Internet-based systems.

WE WOULD NOT BE ABLE TO DELIVER OUR ASP APPLICATIONS OR OUR INTERNET PORTAL IF THIRD PARTIES DO NOT PROVIDE INFRASTRUCTURE AND APPLICATION HOSTING.

     We do not intend to develop or maintain Internet infrastructure or application hosting capabilities to support our ASP applications, our Internet portal or the services it enables.

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

Therefore, we are dependent on obtaining those capabilities from our hosting partner, GlobalCenter, or another third party hosting partner. The ability to remotely host our ASP applications and our Internet portal is central to our business strategy and depends on the efficient and uninterrupted operation of the computer and network systems of the hosting partner we select. If we fail to establish or continue a relationship with a hosting partner on acceptable terms, or if our hosting partner fails to host our ASP or our Internet portal applications due to a breach of our agreement with the hosting partner, technical difficulties or for any other reason, we may be unable to provide our ASP applications and other services to our customers, which would harm our business.

SYSTEM FAILURES MAY CAUSE INTERRUPTIONS OF OUR INTERNET-BASED APPLICATIONS AND SERVICES, WHICH COULD AFFECT OUR CUSTOMERS' SATISFACTION WITH OUR SYSTEMS.

     The performance of our hosting partner's servers, networking hardware and software infrastructure will be critical to our ability to provide our ASP applications and our Internet portal and the services it will enable. Any systems failure or interruption could result in disruption of service or loss or compromise of customer data. These failures, especially if they are prolonged or repeated, would make our services less attractive to customers and damage our reputation. Our hosting partner's systems may fail because:

     - its systems and operations will be vulnerable to damage or interruption from human error, natural disaster, power loss, telecommunications failures, break-ins, sabotage, computer viruses and similar events;

     - its hardware and application software may experience system failures;

     - performance may suffer due to firewall security;

     - there may be errors in architectural design; and

     - it may be unable to manage its growth and to attract and retain employees.

Any system failure that causes an interruption in service or a decrease in responsiveness of our Internet-based services, if sustained or repeated, may adversely affect our business and operating results.

INTERNET SECURITY CONCERNS COULD ADVERSELY AFFECT OUR BUSINESS.

     The secure transmission of confidential information over public networks is a fundamental requirement for the applications and services we plan to offer over the Internet. Concerns over the security of transactions and information and other privacy issues may inhibit the growth of the Internet and delivery of applications and services such as ours over the Internet. We plan to use encryption and authentication technology for the transmission of confidential information over the Internet. However, technological advances, including new discoveries in the field of cryptography, could result in a compromise or breach of our security systems. Therefore, we cannot be certain that our security measures will prevent breaches. An intruder who breaches our security measures could misappropriate proprietary information or cause interruptions in our operations. In addition, we could be required to spend a significant amount of time and money to protect against security breaches or to alleviate problems caused by such breaches. Security breaches could also expose us to a risk of loss or litigation and possible liability. As a result, security breaches could adversely affect our reputation, our business or our operating results.

TECHNOLOGY SYSTEMS MAY CHANGE FASTER THAN WE ARE ABLE TO UPDATE OUR PRODUCTS, WHICH WOULD AFFECT OUR ABILITY TO GROW OUR BUSINESS.

     Although the healthcare industry, including dental, orthodontic and oral and maxillofacial surgery practices, has been slow to respond to technological advances, many companies are introducing technologically advanced products in anticipation of growing demand in this market. As a result, the healthcare industry is likely to experience rapidly changing technology, evolving industry standards, emerging competition and the frequent introduction of new applications and services. Our success could depend partly on our ability to:

     - develop new or enhance existing applications and services to meet our customers' changing needs in a timely and cost-effective manner;

     - respond effectively to technological changes and new application and service offerings of our competitors; and

     - maintain and continue to develop relationships with providers of Internet infrastructure and application hosting capabilities.

     We cannot assure you that we will be able to accomplish any or all of these goals. Many of our competitors may develop products or technologies that are better or more attractive than ours or that may render our applications and services obsolete. If we do not succeed in adapting our applications and services, our business could be harmed.

WE ARE SUBJECT TO GOVERNMENT REGULATION OF THE HEALTHCARE INDUSTRY WITH WHICH IT MAY BE COSTLY AND DIFFICULT TO COMPLY.

     As a participant in the healthcare industry, our operations and relationships are subject to regulation by federal and state laws and regulations and enforcement by federal and state governmental agencies. Sanctions may be imposed for violation of these laws. Any failure or alleged failure to comply with applicable laws and regulations could subject us to investigations, significant fines or other sanctions.

     State and federal laws that protect individually identifiable health information may impact the manner in which we conduct our business. Failure to comply with applicable federal or state laws regarding transmittal, use and confidentiality of patient information of the dentists, orthodontists and oral and maxillofacial surgeons with whom we have direct relationships could adversely affect our business.

     Numerous state laws govern the confidentiality of health information and federal regulations have been proposed which would govern the receipt, use, and delivery of individually identifiable health information. Under the Health Insurance Portability and Accountability Act of 1996, known as HIPAA, the Department of Health and Human Services has passed national standards to facilitate the electronic exchange of health information and has proposed national standards to ensure the confidentiality and security of such information. The proposed rule establishes a complex regulatory framework on a variety of subjects, including (1) disclosure and use of health information that require patient consent, (2) individuals' rights to access and amend their health information, (3) individuals' rights to an accounting of disclosures, and
(4) administrative, technical and physical safeguards required of entities which use protected health information. In addition, we are also subject to state patient confidentiality laws. Further, as we transact business with healthcare providers in other countries, the laws of those countries govern our use and disclosure of health information.

     In addition to the proposed federal health information privacy rule, the Department of Health and Human Services has issued proposed regulations addressing security standards regarding transmission of health information data under HIPAA. The security standards address various areas, including, administrative procedures, physical safeguards, technical security services and technical security mechanisms. Security standards may require us to enter into agreements with some of our customers restricting the dissemination of health information and requiring implementation of specified security measures.

     Federal law prohibits, among other things, the payment or receipt, subject to certain exceptions and "safe harbors," of any remuneration to induce the referral of patients or the purchase, arranging for or recommending of the purchase of items or services for which payment may be made under Medicare, Medicaid, and other federally-funded healthcare programs. Several states have similar anti-remuneration laws. Compliance with these laws could require us to structure our agreements and business arrangements and develop our applications differently than we originally planned.

WE MAY BE SUBJECT TO REGULATION BY THE FOOD AND DRUG ADMINISTRATION, WHICH COULD RESULT IN ADDITIONAL EXPENSES.

     The Food and Drug Administration, or FDA, generally has the authority to regulate medical devices, including computer applications, when devices are indicated, labeled or intended to be used in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment or prevention of disease, or are intended to affect the structure or function of the body. Expansion of our application and service offerings would subject us to FDA regulation if they are deemed to constitute medical devices. Further, there can be no assurance that the FDA will not assert jurisdiction over certain aspects of our business. FDA jurisdiction over our business, including our applications or services, could materially impact our ability to introduce new applications or services in a timely manner because of the FDA approval process. In addition, compliance with FDA regulations could be expensive.

CHANGES IN THE REGULATORY AND ECONOMIC ENVIRONMENT IN THE HEALTHCARE INDUSTRY COULD ADVERSELY AFFECT OUR BUSINESS.

     As a result of the continued escalation of healthcare costs and concern regarding privacy and security of Internet commerce, numerous proposals have been or may be introduced in the United States Congress, governmental agencies and state legislatures regarding healthcare reform and the regulation of healthcare information. These governmental proposals may increase government involvement in healthcare and lower reimbursement rates in certain circumstances. Economic and political influences, including the increasing role of managed care in the dental, orthodontic and oral and maxillofacial surgery markets, may change the environment in which those providers practice. There can be no assurance that dentists, orthodontists and oral and maxillofacial surgeons will not react negatively to these proposals and uncertainty by reducing or deferring the use of our applications and services. It is possible that future legislation, regulations and the interpretation of such laws could require us to modify our agreements, applications, services, business and marketing from time to time in response to changes in the regulatory environment. Such required changes may adversely affect our business.

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

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS FROM THIRD PARTY CHALLENGES, IT MAY SIGNIFICANTLY IMPAIR OUR COMPETITIVE POSITION.

     Our success and ability to compete depend in part on our ability to protect our proprietary intellectual property rights, which consists primarily of our internally developed and acquired software. Any failure to adequately protect our proprietary rights could result in our competitors offering similar services, which could impair our competitive advantage and decrease our revenue. To protect our proprietary rights, we rely primarily on a combination of copyright, trade secret and trademark laws, confidentiality agreements with third parties, and protective contractual provisions such as those contained in license agreements with suppliers, vendors and customers. In addition, our employees are expected to sign an agreement to comply with our corporate policies and procedures, including our policy regarding non-disclosure of confidential information. We have not entered into these agreements in every case, and there remains a risk that existing copyright, trademark and trade secret laws afford only limited protection.

     We cannot assure you that our means of protecting our proprietary rights are adequate, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. Despite our efforts, unauthorized parties may copy aspects of our applications or services and obtain and use information that we regard as proprietary. Our competitors could also independently develop similar technology. Other parties may breach confidentiality agreements and other protective contracts into which we have entered. We may not become aware of, or have adequate remedies in the event of, breaches.

ASSERTING, DEFENDING AND MAINTAINING OUR INTELLECTUAL PROPERTY RIGHTS COULD BE DIFFICULT AND COSTLY AND FAILURE TO DO SO MAY DIMINISH OUR ABILITY TO COMPETE EFFECTIVELY AND MAY HARM OUR OPERATING RESULTS.

     We may need to pursue lawsuits or legal action in the future to enforce our intellectual property rights, to protect our trade secrets and domain names and to determine the validity and scope of the proprietary rights of others. If third parties prepare and file applications for trademarks used or registered by us, we may oppose those applications and be required to participate in proceedings to determine priority of rights to the trademark. Similarly, competitors may have filed applications for patents, may have received patents and may obtain additional patents and proprietary rights relating to applications or services that block or compete with ours. We may have to participate in interference proceedings to determine the priority of invention and the right to a patent for the application. Litigation and interference proceedings, even if they are successful, are expensive to pursue and time consuming, and we could use a substantial amount of our financial resources in either case.

WE MAY FACE THIRD-PARTY CLAIMS ALLEGING INFRINGEMENT OF THEIR INTELLECTUAL PROPERTY RIGHTS, WHICH COULD RESULT IN SIGNIFICANT EXPENSE TO US AND LOSS OF SIGNIFICANT RIGHTS.

     From time to time, third parties may assert patent, copyright, trademark and other intellectual property rights to technologies that are important to our business. This risk may increase as the number of entrants to our market increases and we improve the functionality of our applications and services, potentially causing an overlap with the applications and services of other companies. Any claims against us, or companies with which we have business relationships, asserting that our applications or services infringe or may infringe proprietary rights of third parties, whether with or without merit, could be time consuming, result in costly litigation, divert the efforts of our technical and management personnel, disrupt our relationships with our customers or require us to enter into royalty or licensing agreements, any of which could have a negative impact upon our operating results. Royalty or licensing agreements, if required, may not be available on terms acceptable to us, if at all. If a claim against us is successful and we cannot obtain a license to the relevant technology on acceptable terms, license a substitute technology, or redesign our applications or services to avoid infringement, our business and financial results could be harmed.

THE FINOVA CREDIT FACILITY IS LIKELY TO INCLUDE LIMITATIONS AND FINANCIAL COVENANTS WHICH MAY ADVERSELY AFFECT OUR ABILITY TO OPERATE OUR BUSINESS.

     We expect the FINOVA credit facility to contain limitations on our business and financial covenants. For example, the credit facility is likely to include a minimum net worth requirement, a limitation on our leverage, a minimum debt service coverage ratio requirement, a minimum current ratio requirement and a minimum liquidity requirement. Further, the credit facility could include restrictions on our ability to incur additional indebtedness, create liens, conduct mergers and acquisitions, pay dividends, incur capital expenditures in excess of a specified amount or invest in other entities, even if we believe these activities are in the best interests of our stockholders. These limitations and financial covenants may restrict our ability to manage our business.

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION, BYLAWS AND THE TAX DISAFFILIATION AGREEMENT MAY DISCOURAGE TAKEOVERS WHICH WOULD OTHERWISE BE IN THE BEST INTEREST OF OUR STOCKHOLDERS.

     Our certificate of incorporation and bylaws contain provisions that may make more difficult or expensive or that may discourage a tender offer, change in control or takeover attempt that is opposed by our board of directors. In particular, our certificate of incorporation and bylaws include the following anti-takeover provisions:

          (1) classify our board of directors into three groups, so that stockholders elect only one-third of the board each year;

          (2) permit stockholders to remove directors only for cause;

          (3) permit a special stockholders' meeting to be called only by the chairman of the board of directors, the chief executive officer or a majority of the board of directors;

          (4) require stockholders to give us advance notice to nominate candidates for election to our board of directors or to make stockholder proposals at a stockholders' meeting;

          (5) permit our board of directors to issue, without stockholder approval, preferred stock with such terms as the board may determine; and

          (6) require the vote of the holders of at least 66 2/3% of our voting shares for stockholder amendments to our bylaws.

     In addition, Section 203 of the Delaware General Corporation Law, which will be applicable to us after the distribution, provides certain restrictions on business combinations between us and any party acquiring a 15% or greater interest in our voting stock other than in a transaction approved by our board of directors and in certain cases by our stockholders. These provisions of our certificate of incorporation and bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control of PracticeWorks, even if our stockholders support such proposals. These provisions could also make it more difficult for third parties to remove and replace the members of our board of directors. Moreover, these provisions could diminish the opportunities for stockholders to participate in certain tender offers, including tender offers at prices above the then-current market value of our common stock, and may also inhibit increases in the trading price of our common stock that could result from takeover attempts or speculation.

     In connection with the distribution and the exchange, we have agreed to indemnify InfoCure for all taxes and liabilities incurred solely because (1) we breach a representation or covenant given to King & Spalding in connection with rendering its tax opinion, which contributes to an Internal Revenue Service determination that the distribution and the exchange were not tax-free or (2) a post-distribution action or omission by us or one or more of our affiliates contributes to an Internal Revenue Service determination that the distribution and the exchange were not tax-free. Unless InfoCure effectively rebuts the presumption that a change in control transaction involving PracticeWorks or disposition of PracticeWorks occurring prior to the second anniversary of the distribution date is pursuant to the same plan or series of related transactions as the distribution, the Internal Revenue Service might determine that the distribution and the exchange were not tax-free, giving rise to our indemnification obligation. These provisions of the Tax Disaffiliation Agreement may have the effect of discouraging or preventing an acquisition of PracticeWorks or a disposition of our businesses, which may in turn depress the market price for PracticeWorks common stock.

THIS INFORMATION STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS WHICH MAY DIFFER FROM ACTUAL EVENTS.

     This document contains forward-looking statements that reflect our current assumptions and estimates of future performance, the development and timing of our release of new applications and services, the rate of adoption of our new applications and services by new and existing customers, our success in establishing business relationships, the growth of our business and general economic conditions. These statements may pertain to periods following the distribution. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those projected, stated, or implied by the forward-looking statements. Our results and the accuracy of the forward-looking statements could be affected by many factors, including the risk factors discussed above.

                                  INTRODUCTION

     On           , 2000, InfoCure's board of directors declared a pro rata
distribution payable to the holders of record of InfoCure common stock at the
close of business on           , 2000, referred to as the record date, of 1/4 of
a share of PracticeWorks common stock for every share of InfoCure common stock outstanding on the record date. The distribution will be effected at 11:59 p.m.,
Atlanta, Georgia, time, on           , 2000. This is referred to as the
distribution date. As a result of the distribution, all of the outstanding PracticeWorks common stock will be distributed to holders of InfoCure common stock.

     Upon completion of the distribution, each depositary share of InfoCure that represents 1/10 of a share of series A convertible redeemable preferred stock of InfoCure will automatically be cancelled and exchanged for one share of series A convertible redeemable preferred stock of PracticeWorks.

     InfoCure intends to distribute the PracticeWorks stock by book entry. Instead of stock certificates, each InfoCure stockholder that is a record holder of InfoCure shares will receive a statement of such stockholder's book entry account for the PracticeWorks stock distributed or otherwise issued to such stockholder. Account statements reflecting ownership of the PracticeWorks stock will be mailed shortly after the distribution date. PracticeWorks stock should be credited to accounts with stockbrokers, banks or nominees of InfoCure
stockholders that are not record holders on or about           , 2000.

     PracticeWorks was incorporated in August 2000 and, following the distribution, will operate the information management technology business for dentists, orthodontists and oral and maxillofacial surgeons currently conducted by InfoCure. Our principal executive offices are located at 1765 The Exchange, Suite 200, Atlanta, Georgia 30339, and our telephone number is (770) 850-5006.

     The information management technology business for dentists, orthodontists and oral and maxillofacial surgeons currently conducted by PracticeWorks constitutes a significant part of the business of InfoCure. For the year ended December 31, 1999, the business of PracticeWorks constituted 21.8% of InfoCure's revenue and 36.0% of InfoCure's EBITDA. For the six months ended June 30, 2000, the business of PracticeWorks constituted 28.6% of InfoCure's revenue and 25.6% of InfoCure's EBITDA. As of June 30, 2000, the assets of PracticeWorks constituted 34.5% of InfoCure's assets. Following the distribution, InfoCure will be focused exclusively on information management technology for medical practices.

                                THE DISTRIBUTION

REASONS FOR THE DISTRIBUTION

     The board of directors and management of InfoCure believe that the distribution is in the best interests of InfoCure, PracticeWorks and InfoCure's stockholders. InfoCure believes that the distribution will meaningfully enhance value for InfoCure stockholders and give PracticeWorks the financial and operational flexibility to take advantage of significant growth opportunities in the information management technology business for dentists, orthodontists and oral and maxillofacial surgeons.

     Our business is a distinct business with significant differences from InfoCure's medical operations with respect to its markets, products, capital needs and plans for growth. For example, the majority of dental practices in the United States consist of single providers, and the average dental practice consists of fewer than two providers. In contrast, the delivery of medical services is conducted by a wide range of entities ranging from single-provider practices to very large integrated delivery networks consisting of thousands of providers. Further, practice management organizations consisting of large numbers of physicians are much more common in the medical industry. In addition, managed care companies and third party payers are much less pervasive in the dental industry than in the medical industry. Finally, dentists generally have less of a need to communicate, electronically or otherwise, with other industry participants in the scope of the normal delivery of care and transaction settlement, than do medical physicians. These differences necessitate a different approach to sales and marketing, application development and the supply chain for the dental and medical industries. Overall, the dental and medical practice management applications industries demonstrate significantly different strategic and operating characteristics, which we believe can be effectively addressed only through highly focused, independent management teams and organizational structures.

     InfoCure's board of directors and management believe that the distribution will enhance the ability of each of PracticeWorks and InfoCure to focus on new business opportunities and to design equity-based compensation programs targeted to its own performance. As an independent entity, PracticeWorks will be able to pursue initiatives and alliances in the areas of claims, electronic statements, patient eligibility, business forms, supplies and handheld devices that will be independent of agreements that were specifically negotiated by InfoCure for the medical markets. In addition, InfoCure's board of directors expects that the transition to an independent company will heighten our management's focus, provide us with greater access to capital, and allow us to better pursue new business relationships and acquisitions.

     The separation will also enable InfoCure management to concentrate its attention on the remaining InfoCure businesses. InfoCure management believes that these businesses may be expanded more effectively if PracticeWorks is no longer controlled by InfoCure.

MANNER OF EFFECTING THE DISTRIBUTION

     The general terms and conditions relating to the distribution will be set forth in an Agreement and Plan of Distribution, referred to as the Distribution Agreement, between InfoCure and PracticeWorks. See "Relationship between InfoCure and PracticeWorks Following the Distribution -- Distribution Agreement" on page 41.

     The distribution will be made on the basis of 1/4 of a share of PracticeWorks common stock for every share of InfoCure common stock outstanding on the record date. As further discussed below, fractional shares will not be distributed. The actual total number of shares of PracticeWorks common stock to be distributed will depend on the number of InfoCure shares outstanding on the record date. Based upon the number of shares of InfoCure common stock
outstanding on           , 2000, approximately           shares of PracticeWorks
common stock will be distributed to InfoCure stockholders. The PracticeWorks common stock to be distributed will constitute all of the outstanding PracticeWorks common stock. Options to purchase InfoCure common stock held by InfoCure employees who will become our employees will be replaced by options to purchase PracticeWorks common stock. The option price and number of shares subject to each option will be adjusted so that the aggregate percentage difference between the market price and the option price will be equal for the InfoCure options and the PracticeWorks options. See "Relationship Between InfoCure and PracticeWorks Following the Distribution -- Employee Benefits and Compensation Allocation Agreement" beginning on page 42.

     InfoCure intends to use a book entry system to distribute the PracticeWorks common stock in the distribution unless the stockholder requests a physical stock certificate. Following the distribution, each record holder of InfoCure common stock on the record date will receive from StockTrans, Inc., our distribution agent, a statement of the PracticeWorks common stock credited to the stockholder's account. After the distribution, stockholders may request physical stock certificates from our transfer agent instead of participating in the book entry system.

     Fractional shares of PracticeWorks common stock will neither be issued as part of the distribution nor credited to book entry accounts. In lieu of receiving fractional shares, each holder of InfoCure common stock who would otherwise be entitled to receive a fractional share of PracticeWorks common stock will receive cash for the fractional interest. The distribution agent will, as soon as practicable after the distribution date, aggregate fractional shares into whole shares and sell them in the open market at the prevailing market prices and distribute the aggregate proceeds, net of brokerage fees, ratably to InfoCure stockholders who would otherwise have been entitled to fractional interests. The amount of this payment will depend on the prices at which the aggregated fractional shares are sold by the distribution agent in the open market shortly after the distribution date.

     No InfoCure stockholder will be required to pay any cash or other consideration for the PracticeWorks common stock received in the distribution, or to surrender or exchange InfoCure common stock in order to receive PracticeWorks common stock. No vote of InfoCure stockholders is required or sought in connection with the distribution, and InfoCure stockholders will have no appraisal rights in connection with the distribution.

     In order to receive PracticeWorks common stock in the distribution, holders of InfoCure common stock must be stockholders at the close of business on the record date.

RESULTS OF THE DISTRIBUTION

     After the distribution, PracticeWorks will be a separate public company operating the information management technology business for dentists, orthodontists and oral and maxillofacial surgeons currently operated by InfoCure. Immediately after the distribution, we expect to have approximately holders of record of PracticeWorks common stock and approximately shares of PracticeWorks common stock outstanding, based on the number
of stockholders of record and outstanding InfoCure common stock on           ,
2000 and after giving effect to the delivery to stockholders of cash in lieu of fractional shares of PracticeWorks common stock. The actual number of shares to be distributed will be determined on the record date. The distribution will not affect the number of outstanding shares of InfoCure common stock or any rights of InfoCure stockholders. InfoCure options held by InfoCure employees who will become our employees will be replaced by PracticeWorks options. See "Relationship Between InfoCure and PracticeWorks Following the
Distribution -- Employee Benefits and Compensation Allocation Agreement" beginning on page 42.

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

LISTING AND TRADING OF THE PRACTICEWORKS COMMON STOCK

     There is not currently a public market for the PracticeWorks common stock, although a when-issued market may develop prior to completion of the distribution. We have applied to list the PracticeWorks common stock on the Nasdaq Stock Market's National Market under the symbol "PWKS." When-issued trading refers to a transaction made conditionally because the security has been authorized but not yet issued. On the first trading day following the distribution date, when-issued trading in respect of our common stock will end and regular-way trading will begin. Regular-way trading refers to trading after a security has been issued and typically involves a transaction that settles on the third full business day following the date of a transaction. We cannot predict the trading prices for the PracticeWorks common stock before or after the distribution date; however, we believe the presence of a when-issued trading market prior to the distribution may have a stabilizing effect on the price of the PracticeWorks common stock following the distribution.

     A stockholder who decides to sell any PracticeWorks common stock or InfoCure common stock should make sure that the stockholder's stockbroker, bank or other nominee understands whether the stockholder wants to sell shares of InfoCure common stock, shares of PracticeWorks common stock, or both. Beginning
on or about           , 2000 and continuing through           , 2000, Nasdaq
National Market practices should generally allow sales of InfoCure common stock either together with the right to receive the PracticeWorks common stock in the distribution or without the right to receive the PracticeWorks common stock. A stockholder that sells InfoCure common stock with the right to receive the PracticeWorks common stock will be required to deliver to the buyer the PracticeWorks common stock received in respect of such InfoCure common stock in the distribution. Stockholders should also be able to sell their rights to receive PracticeWorks common stock without selling InfoCure common stock.

     Sales of InfoCure common stock with the right to receive the PracticeWorks common stock should generally settle in the customary three business day settlement period. Sales of InfoCure common stock without the right to receive PracticeWorks common stock and sales of PracticeWorks common stock without the right to receive InfoCure common stock will settle according to the terms of the
individual contract for the sale of the stock. Beginning about           , 2000,
stockholders should only be able to sell InfoCure common stock and PracticeWorks common stock separately. Stockholders should consult their brokers for details.

     The shares of PracticeWorks common stock distributed to InfoCure stockholders will be freely transferable, except for PracticeWorks common stock received by persons who may be deemed to be our "affiliates" under the Securities Act of 1933, as amended. Persons who may be deemed to be our affiliates after the distribution generally include individuals or entities that control, are controlled by, or are under common control with us, including our directors, officers and holders of 10% or more of our outstanding common stock. Persons who are our affiliates will be permitted to sell their shares of PracticeWorks common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and Rule 144 promulgated under the Securities Act. It is believed that persons who may be deemed to be our affiliates after the distribution will
beneficially own approximately           PracticeWorks common stock, or less
than      % of the outstanding shares of PracticeWorks common stock, upon completion of the distribution.

     There can be no assurance that PracticeWorks common stock will be actively traded and we cannot predict the prices at which PracticeWorks common stock will trade. Some of the InfoCure stockholders who receive shares of PracticeWorks common stock may decide that they do not want shares in an information management technology focused exclusively on the dental, orthodontic and oral and maxillofacial surgery markets, and they may sell their PracticeWorks common stock following the distribution. These sales may delay the development of an orderly trading market in the PracticeWorks common stock for a period of time following the distribution. Until the shares of PracticeWorks common stock are fully distributed and an orderly market develops, the prices at which the PracticeWorks common stock trades may fluctuate significantly and may be lower or higher than the price that would be expected for a fully distributed issue. Prices for PracticeWorks common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, our operating results, investors' impressions of PracticeWorks, changes in economic conditions in the healthcare information technology industry and general economic and market conditions.

     Following the distribution, InfoCure common stock will continue to be listed and traded on the Nasdaq National Market under the symbol "INCX." As a result of the distribution, the trading price of InfoCure common stock immediately following the distribution will likely be lower than the trading price of InfoCure common stock immediately prior to the distribution. Until the market has fully analyzed the operations of InfoCure without the operations of PracticeWorks, the prices at which InfoCure common stock trades may fluctuate significantly.

     In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of PracticeWorks common stock and/or InfoCure common stock.

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION AND THE EXCHANGE

     The following summary of the material federal income tax consequences of the distribution and the exchange is not a complete description of those consequences and, in particular, may not address federal income tax considerations that affect the treatment of stockholders subject to special tax rules, including stockholders who acquired InfoCure stock by exercising employee stock options or otherwise as compensation. Each stockholder's individual circumstances may affect the tax consequences of the distribution and the exchange to such stockholder. In addition, no information is provided in this information statement with respect to tax consequences under applicable foreign, state or local laws. Consequently, each InfoCure stockholder is advised to consult his or her own tax advisor as to the specific tax consequences of the distribution and the exchange.

     The following discussion is based on currently existing provisions of the Internal Revenue Code, existing, proposed and temporary Treasury regulations promulgated under the Internal Revenue Code, and current administrative rulings and court decisions. All of the foregoing are subject to change, possibly on a retroactive basis, and any of these changes could affect the validity of the following discussion.

     Neither InfoCure nor PracticeWorks has requested an advance ruling from the Internal Revenue Service as to the tax consequences of the distribution and the exchange.

GENERAL

     King & Spalding, counsel to InfoCure, will render an opinion to InfoCure and PracticeWorks to the effect that, although the matter is not free from doubt, the distribution and the exchange should qualify as transactions described in Section 355 of the Internal Revenue Code. If the distribution and the exchange so qualify, the following United States federal income tax consequences generally will apply to InfoCure stockholders who hold their InfoCure common stock or depositary shares as a capital asset:

     - Except for any cash received in lieu of a fractional share of PracticeWorks common stock, an InfoCure stockholder will not recognize any income, gain or loss as a result of the receipt of PracticeWorks common stock in the distribution or PracticeWorks preferred stock in the exchange.

     - An InfoCure stockholder's holding period for shares of PracticeWorks common stock received in the distribution will include the period for which that stockholder's shares of InfoCure common stock were held. An InfoCure stockholder's holding period for shares of PracticeWorks preferred stock received in the exchange will include the period for which that stockholder's InfoCure depositary shares were held.

     - An InfoCure stockholder's tax basis for shares of PracticeWorks common stock received in the distribution will be determined by allocating to shares of PracticeWorks common stock, on the basis of the relative fair market values of InfoCure common stock and PracticeWorks common stock at the time of the distribution, a portion of the stockholder's basis in his or her shares of InfoCure common stock. The InfoCure stockholder's basis in his or her shares of InfoCure common stock will be decreased by the portion allocated to the shares of PracticeWorks common stock. An InfoCure stockholder's tax basis for shares of PracticeWorks preferred stock received in the exchange will be the same as the stockholder's tax basis for InfoCure depositary shares exchanged.

     - The receipt of cash in lieu of a fractional share of PracticeWorks common stock will be treated as a sale of the fractional share, and a stockholder will recognize gain or loss equal to the difference between the amount of cash received and the stockholder's basis in the fractional share, as determined above. The gain or loss will be long-term capital gain or loss if the stockholder's holding period for the fractional share, as determined above, is more than one year.

     - Neither InfoCure nor PracticeWorks will recognize any gain or loss in connection with the distribution and the exchange other than deferred intercompany gains and excess loss accounts, if any, that may be triggered as a result of the transactions.

     Notwithstanding the foregoing, there can be no assurance that the distribution and the exchange will qualify for nonrecognition treatment under
Section 355 of the Internal Revenue Code, and the opinion of King & Spalding will be subject to a degree of uncertainty for a number of reasons. First,
Section 355 of the Internal Revenue Code is highly technical and complex, and many aspects of the statute have not yet been addressed by judicial decisions, Treasury regulations, or other administrative guidance. The opinion of King & Spalding represents its best interpretation of the legal requirements of Section 355 as applied to the distribution and the exchange, but an opinion of counsel is not binding on the Internal Revenue Service or the courts. Second, the determination of whether a transaction qualifies for nonrecognition treatment under Section 355 depends in part on the business reasons for the transaction and satisfaction of numerous other fact-based requirements. In rendering its opinion, King & Spalding will rely upon analysis, assumptions, representations and future undertakings from PracticeWorks and InfoCure and certain other data, documentation and other materials that King & Spalding deems necessary for purposes of its opinion. If any of the assumptions or representations upon which the opinion of King & Spalding will be based is inaccurate or incomplete in any material respect, the distribution and the exchange could fail to qualify for nonrecognition treatment under Section 355 of the Internal Revenue Code. Finally, the opinion of King & Spalding is subject to uncertainty because it is possible that the distribution and the exchange could become taxable to InfoCure, but not InfoCure stockholders, under Section 355(e) of the Internal Revenue Code if during the four-year period beginning two years before the distribution, one or more persons were to acquire a 50% or greater interest in InfoCure or PracticeWorks as part of a plan or a series of related transactions that includes the distribution. Similarly, Section 355(e) of the Internal Revenue Code would cause the distribution to be taxable to InfoCure, but not to InfoCure's stockholders, if InfoCure failed to prove that any of the corporations acquired by InfoCure within the two-year period preceding the distribution and that are treated as "predecessors" of either InfoCure or PracticeWorks under Section 355(e) were not acquired pursuant to a plan or series of related transactions including the distribution.

     If the distribution fails to qualify for nonrecognition treatment under
Section 355 of the Internal Revenue Code, holders of InfoCure common stock would be treated as if they had received a taxable distribution in an amount equal to the fair market value of the PracticeWorks common stock received. This amount would be treated as (1) a dividend to the extent paid out of InfoCure's current or accumulated earnings and profits, if any, including earnings and profits recognized by InfoCure as a result of the distribution, then (2) a reduction in the tax basis in their InfoCure common stock to the extent that the amount received exceeds the amount treated as a dividend, and then (3) gain from the sale or exchange of InfoCure common stock to the extent the amount received exceeds the amounts described in clauses (1) and (2) above.

     If the exchange fails to qualify for nonrecognition treatment under Section 355 of the Internal Revenue Code, holders of InfoCure depositary shares generally would recognize capital gain in an amount equal to the difference between the fair market value of the PracticeWorks preferred stock received in the exchange and the tax basis of their InfoCure depositary shares exchanged. Such capital gain would be long-term capital gain if the InfoCure depositary shares exchanged have a holding period of more than one year at the time of the exchange. It is possible, however, that the receipt of PracticeWorks preferred stock will be taxable as dividend income to a particular InfoCure stockholder who does not experience a "meaningful reduction" in his or her percentage ownership of InfoCure's outstanding stock in connection with the distribution. Any such determination would take into account the stockholder's actual and constructive ownership of InfoCure stock under the constructive ownership rules of Section 318 of the Internal Revenue Code.

     If the distribution and the exchange fail to qualify for nonrecognition treatment under Section 355 of the Internal Revenue Code as to InfoCure's stockholders, or if Section 355(e) of the Internal Revenue Code applies to the distribution and the exchange, then, in general, a corporate income tax could be payable by InfoCure based upon the difference between (1) the aggregate fair market value of the shares of PracticeWorks stock distributed in the distribution and issued in the exchange and (2) InfoCure's adjusted basis in the shares of PracticeWorks stock.

INDEMNIFICATION

     We would be obligated to indemnify InfoCure under the Tax Disaffiliation Agreement for the full amount of any liability of InfoCure incurred solely because (1) we breach a representation or covenant given to King & Spalding in connection with rendering its tax opinion, which breach contributes to an Internal Revenue Service determination that the distribution and the exchange were not tax-free, or (2) a post-distribution action or omission by us or any affiliate of ours contributes to an Internal Revenue Service determination that the distribution and the exchange were not tax-free. InfoCure will indemnify us for all taxes and liabilities incurred solely because (1) InfoCure breaches a representation or covenant given to King & Spalding in connection with rendering its tax opinion, which breach contributes to an Internal Revenue Service determination that the distribution and the exchange were not tax-free, or (2) a post-distribution action or omission by InfoCure or any affiliate contributes to an Internal Revenue Service determination that the distribution and the exchange were not tax-free. If the Internal Revenue Service determines that the distribution and the exchange were not tax-free for any other reason, InfoCure and PracticeWorks will indemnify each other against 50% of all taxes and liabilities. If triggered, PracticeWorks' indemnification obligation would be substantial.

     We will also indemnify InfoCure for any taxes resulting from any internal realignment undertaken to facilitate the distribution and the exchange on or before the distribution date. Any such taxes are not expected to be material.

     For a description of the agreement pursuant to which InfoCure and PracticeWorks have provided for certain tax disaffiliation and other tax-related matters, see "Relationship Between InfoCure and PracticeWorks Following the Distribution -- Tax Disaffiliation Agreement" on page 42.

INFORMATION REPORTING

     Current United States Treasury regulations require each InfoCure stockholder who receives shares of PracticeWorks common stock pursuant to the distribution or shares of PracticeWorks preferred stock in the exchange to attach to his or her federal income tax return for the year in which the distribution occurs a detailed statement setting forth such data as may be appropriate in order to show the applicability of Section 355 of the Internal Revenue Code to the distribution and the exchange. InfoCure will provide appropriate information to each holder of record of InfoCure stock as of the record date.

REASONS FOR FURNISHING THIS DOCUMENT

     This document is being furnished solely to provide information to InfoCure stockholders who will receive shares PracticeWorks common stock in the distribution and shares of PracticeWorks preferred stock in the exchange. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any securities of InfoCure or PracticeWorks. Neither InfoCure nor PracticeWorks will update the information contained in this document except in the normal course of their respective public disclosure practices. However, we will amend this document if there is any material change in the terms of the distribution or the exchange or if King & Spalding will not render the opinion described above under "-- Federal Income Tax Consequences of the Distribution and the Exchange."

                                  THE EXCHANGE

BACKGROUND OF THE EXCHANGE

     The terms of the series A convertible redeemable preferred stock of InfoCure provide that, upon completion of the distribution, each share of preferred stock will automatically be converted into series A convertible redeemable preferred stock of PracticeWorks.

MANNER OF EFFECTING THE EXCHANGE

     The general terms and conditions relating to the exchange will be set forth in the Distribution Agreement. See "Relationship between InfoCure and PracticeWorks Following the Distribution -- Distribution Agreement" on page 41.

     Upon completion of the distribution, each depositary share of InfoCure that represents 1/10 of a share of series A convertible redeemable preferred stock of InfoCure will automatically be exchanged for one share of series A convertible redeemable preferred stock of PracticeWorks. The actual total number of shares of PracticeWorks preferred stock to be issued will equal the number of InfoCure depositary shares outstanding on the record date.

     InfoCure intends to use a book entry system to distribute the PracticeWorks preferred stock in the exchange unless the stockholder requests a physical stock certificate. Following the exchange, each record holder of InfoCure depositary shares on the record date will receive from StockTrans, Inc. a statement of the PracticeWorks preferred stock credited to the stockholder's account. After the distribution, stockholders may request physical stock certificates from our transfer agent instead of participating in the book entry system.

     Each issued and outstanding InfoCure depositary share will be cancelled in connection with the exchange, but no InfoCure stockholder will be required to pay any additional consideration for the PracticeWorks preferred stock received in the exchange. You will not be required to surrender or exchange physical certificates representing InfoCure depositary shares in order to receive PracticeWorks preferred stock. No vote of InfoCure stockholders is required or sought in connection with the exchange, and InfoCure stockholders will have no appraisal rights in connection with the exchange.

     In order to receive PracticeWorks preferred stock in the exchange, InfoCure stockholders must hold depositary shares at the close of business on the record date.

LISTING AND TRADING OF THE PRACTICEWORKS PREFERRED STOCK

     There is no current trading market for the series A convertible redeemable preferred stock of PracticeWorks, and it is not expected that one will develop. The shares will not be listed for trading on any national securities exchange.

FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE

     For a description of the federal income tax consequences of the exchange, see "The Distribution -- Federal Income Tax Consequences of the Distribution and the Exchange" beginning on page 36.

                RELATIONSHIP BETWEEN INFOCURE AND PRACTICEWORKS
                           FOLLOWING THE DISTRIBUTION

     For purposes of governing certain of the ongoing relationships between InfoCure and PracticeWorks after the distribution and to provide for an orderly transition to the status of two independent companies, InfoCure and PracticeWorks have entered or will enter into the agreements described in this section. The forms of agreements summarized in this section are included as exhibits to the registration statement on Form 10 that we have filed with the Securities and Exchange Commission, and the following summaries are qualified in their entirety by reference to the agreements as so filed. See "Additional Information" beginning on page 111.

DISTRIBUTION AGREEMENT

     Prior to the distribution date, InfoCure and PracticeWorks will enter into a Distribution Agreement, which will provide for, among other things, the principal corporate transactions required to effect the distribution and the exchange and other agreements relating to the continuing relationship between PracticeWorks and InfoCure after the distribution. Pursuant to the Distribution Agreement, InfoCure will transfer or cause to be transferred to PracticeWorks all of the assets and liabilities relating to InfoCure's information management technology business for dentists, orthodontists and oral and maxillofacial surgeons, and InfoCure will acquire all of our issued and outstanding common stock and preferred stock. InfoCure will effect the distribution and the exchange by delivering a certificate or certificates representing all of the shares of PracticeWorks common stock and preferred stock to be distributed to InfoCure's stockholders to the distribution agent. Upon completion of the exchange, all InfoCure depositary shares will be cancelled.

     Under the Distribution Agreement and effective as of the distribution date, we will assume, and will agree to indemnify InfoCure against, all liabilities, litigation and claims, including related insurance costs, arising out of our business, and InfoCure will retain, and will agree to indemnify us against, all liabilities, litigation and claims, including related insurance costs, arising out of InfoCure's businesses. The foregoing obligations will not entitle an indemnified party to recovery to the extent any such liability is covered by proceeds received by such party from any third party insurance policy.

     The Distribution Agreement will provide that each of InfoCure and PracticeWorks will be granted access to certain records and information in the possession of the other, and will require the retention by each of InfoCure and PracticeWorks for a period of eight years following the distribution date of all of this information in its possession.

TRANSITION SERVICES AGREEMENT

     InfoCure and PracticeWorks will enter into a Transition Services Agreement prior to the distribution date under which, in exchange for specified fees, InfoCure and PracticeWorks will agree to continue to provide specified administrative services to one another, including accounting, payroll and information management services. The fees paid pursuant to the Transition Services Agreement will be equal to (a) a pro rata portion of the cost of providing the services, based solely on the number of employees of each company, with respect to payroll services and employee benefits services and (b) the aggregate of all expenses and costs attributable to the provision of the services, with respect to all other services. The Transition Services Agreement will provide that each of InfoCure and PracticeWorks will undertake to provide the same degree of care and diligence as it uses in providing these services to itself and its subsidiaries. Provision of services under the Transition Services Agreement will terminate upon 60 days prior written notice by either company, but in no event prior to December 31, 2000. We believe that the terms and conditions on which services will be provided to us under the Transition Services Agreement are as favorable to us as those available from unrelated parties for a comparable arrangement.

TAX DISAFFILIATION AGREEMENT

     InfoCure and PracticeWorks will enter into a Tax Disaffiliation Agreement which will identify each party's rights and obligations with respect to deficiencies and refunds, if any, of federal, state, local or foreign taxes for periods before and after the distribution and related matters such as the filing of tax returns and the conduct of Internal Revenue Service and other audits. Under the Tax Disaffiliation Agreement, we will indemnify InfoCure for any tax liability of us or our affiliates for any period. We will also indemnify InfoCure for all taxes and liabilities incurred solely because (1) we breach a representation or covenant given to King & Spalding in connection with rendering its tax opinion, which breach contributes to an Internal Revenue Service determination that the distribution and the exchange were not tax-free or (2) a post-distribution action or omission by us or an affiliate of ours contributes to an Internal Revenue Service determination that the distribution and the exchange were not tax-free. InfoCure will indemnify PracticeWorks for all taxes and liabilities incurred solely because (1) InfoCure breaches a representation or covenant given to King & Spalding in connection with rendering its tax opinion, which breach contributes to an Internal Revenue Service determination that the distribution and the exchange were not tax-free, or (2) a post-distribution action or omission by InfoCure or an affiliate contributes to an Internal Revenue Service determination that the distribution and the exchange were not tax-free. If the Internal Revenue Service determines that the distribution and the exchange were not tax-free for any other reason, InfoCure and PracticeWorks will indemnify each other against 50% of all taxes and liabilities.

     We will also indemnify InfoCure for any taxes resulting from any internal realignment undertaken to facilitate the distribution and the exchange on or before the distribution date. Any such taxes are not expected to be material.

EMPLOYEE BENEFITS AND COMPENSATION ALLOCATION AGREEMENT

     Prior to the distribution, InfoCure and PracticeWorks will enter into an Employee Benefits and Compensation Allocation Agreement, which will contain provisions relating to employee compensation, benefits and labor matters and the treatment of options to purchase InfoCure common stock held by InfoCure employees who will become our employees. This agreement will provide that InfoCure options held by InfoCure employees who will become our employees will be replaced by PracticeWorks options. The exercise price for the shares of PracticeWorks common stock subject to each option will be determined by dividing the option price for the related InfoCure option by the PracticeWorks conversion factor, and the number of shares of PracticeWorks common stock subject to each PracticeWorks option will be determined by multiplying the number of shares subject to the related InfoCure option by the PracticeWorks conversion factor. The PracticeWorks conversion factor will be a number equal to (1) the closing price of InfoCure common stock on the Nasdaq National Market on the record date, divided by (2) the opening price of the PracticeWorks common stock on the Nasdaq National Market on the day following the distribution date.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                           HISTORICAL CAPITALIZATION

     The following table sets forth our historical debt and capitalization as of June 30, 2000. This data should be read in conjunction with our historical balance sheet.

                                                              AS OF JUNE 30, 2000
                                                              -------------------
                                                                (IN THOUSANDS)
Cash and cash equivalents...................................       $  4,915
                                                                   ========
Long-term debt (1)..........................................         19,686
                                                                   --------
Divisional equity:
  Net advances from InfoCure................................         53,326
  Accumulated deficit.......................................        (12,156)
                                                                   --------
          Total divisional equity...........................         41,170
                                                                   --------
Total capitalization........................................       $ 60,856
                                                                   ========

-------------------------

(1) The amount recorded as long-term debt represents borrowings under InfoCure's credit facility and other note agreements which were used primarily to acquire the businesses whose assets and liabilities will be contributed to us by InfoCure immediately prior to the distribution.

                               DIVIDEND POLICIES

     Following the distribution, our dividend policy will be set by our board of directors. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. Any future determination as to the declaration and payment of dividends will be at the discretion of our board of directors and will depend on then existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our board of directors considers relevant.

     InfoCure has never declared or paid any cash dividends on its common stock. InfoCure currently intends to retain all available funds and any future earnings for use in the operation and expansion of its business and does not anticipate declaring or paying any cash dividends in the foreseeable future. Any future determination as to the declaration and payment of dividends will be at the discretion of InfoCure's board of directors and will depend on then existing conditions, including its financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that its board of directors considers relevant.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                            SELECTED FINANCIAL DATA

     You should read the following selected financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited financial statements as of and for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997, our unaudited financial statements as of and for the six months ended June 30, 2000 and the related notes appearing elsewhere in this information statement. The information as of and for the years ended January 31, 1997 and 1996 is unaudited. We believe that the assumptions underlying the preparation of our financial statements are reasonable. However, our subscription based revenue model is different than the one we have used historically and we are currently developing new applications and services we have not historically offered. Therefore, the financial information included in this information statement may not be indicative of our future results of operations, financial position and cash flows. In addition, this financial information may not reflect the financial results we would have achieved if we had been a separate stand-alone entity during these periods.

     The financial statements for all periods presented give retroactive effect to poolings of interests treatment for five acquisitions completed during 1999 and include the results of operations for all purchase acquisitions from the respective acquisition date.

                                                                         ELEVEN
                              SIX MONTHS ENDED       YEAR ENDED          MONTHS         YEAR ENDED
                                  JUNE 30,          DECEMBER 31,         ENDED          JANUARY 31,
                             ------------------   -----------------   DECEMBER 31,   -----------------
                             2000(1)     1999     1999(2)   1998(3)     1997(4)       1997      1996
                             --------   -------   -------   -------   ------------   -------   -------
                                (UNAUDITED)                                             (UNAUDITED)
STATEMENT OF OPERATIONS
  DATA (IN THOUSANDS EXPECT
  PER SHARE DATA):
REVENUE:
  Systems and software.....  $  6,562   $17,851   $34,325   $27,825     $13,961      $ 7,726   $ 7,623
  Maintenance, support and
    services...............    13,454     8,730    20,266    15,662       7,523       11,919    10,523
                             --------   -------   -------   -------     -------      -------   -------
    Total revenue..........    20,016    26,581    54,591    43,487      21,484       19,645    18,146
                             --------   -------   -------   -------     -------      -------   -------
OPERATING EXPENSE:
  Hardware and other items
    purchased for resale...     2,851     4,864     9,654     9,726       3,722        6,334     6,278
  Selling, general and
    administrative
    (excluding compensatory
    stock awards)..........    18,980    14,574    28,666    21,061      11,703        9,394     9,360
  Research and
    development............     1,541     1,341     4,185     3,537       3,267        1,924     1,917
  Depreciation and
    amortization...........     7,898     1,010     3,284     2,272         551          283       282
  Restructuring and other
    charges(5).............       816        --     1,814     1,031       6,463           --        --
  Merger costs.............        --       266       659        69          --           --        --
  Compensatory stock
    awards.................        --       294       428     6,447          14           --        --
  Gain on disposal of fixed
    assets.................      (632)       --        --        --          --           --        --
                             --------   -------   -------   -------     -------      -------   -------
    Total operating
      expense..............    31,454    22,349    48,690    44,143      25,720       17,935    17,837
                             --------   -------   -------   -------     -------      -------   -------
Operating (loss) income....   (11,438)    4,232     5,901      (656)     (4,236)       1,710       309
                             --------   -------   -------   -------     -------      -------   -------
Interest expense and other,
  net......................       959     1,044     1,335       966         198          182       183
                             --------   -------   -------   -------     -------      -------   -------

(continued from previous page)

                                                                         ELEVEN
                              SIX MONTHS ENDED       YEAR ENDED          MONTHS         YEAR ENDED
                                  JUNE 30,          DECEMBER 31,         ENDED          JANUARY 31,
                             ------------------   -----------------   DECEMBER 31,   -----------------
                             2000(1)     1999     1999(2)   1998(3)     1997(4)       1997      1996
                             --------   -------   -------   -------   ------------   -------   -------
                                (UNAUDITED)                                             (UNAUDITED)
(Loss) income before income
  taxes and extraordinary
  item.....................   (12,397)    3,188     4,566    (1,622)     (4,434)       1,528       126
(Benefit) provision for
  income taxes.............    (3,731)    1,561     2,186       873        (171)         (26)     (191)
                             --------   -------   -------   -------     -------      -------   -------
Net (loss) income before
  extraordinary item           (8,666)    1,627     2,380    (2,495)     (4,263)       1,554       317
Extraordinary item, net of
  income taxes.............        --       (72)      (72)       --          --           --        --
                             --------   -------   -------   -------     -------      -------   -------
Net (loss) income..........  $ (8,666)  $ 1,555   $ 2,308   $(2,495)    $(4,263)     $ 1,554   $   317
                             ========   =======   =======   =======     =======      =======   =======
Per share data: Basic and
  diluted:
  Net (loss) income before
    extraordinary item.....  $  (1.04)  $  0.26      0.34   $ (0.52)    $ (1.10)     $  1.13   $  0.23
Extraordinary item, net of
  tax......................        --     (0.01)    (0.01)       --          --           --        --
                             --------   -------   -------   -------     -------      -------   -------
Net (loss) income..........  $  (1.04)  $  0.22   $  0.33   $ (0.52)    $ (1.10)     $  1.13   $  0.23
                             ========   =======   =======   =======     =======      =======   =======
OTHER DATA:
EBITDA(6)..................  $ (3,356)  $ 5,802   $12,086   $ 9,163     $ 2,792      $ 1,993   $   591
CASH FLOW FROM:
  Operating activities.....    (6,309)    2,804     5,814     2,258       3,016       (8,341)      353
  Investing activities.....   (17,384)   (4,771)  (10,276)  (15,575)     (5,730)         484       180
  Financing activities.....    26,081     2,415     5,356    14,209       2,817       15,357     7,366

                                                                 AS OF                    AS OF
                                           AS OF              DECEMBER 31,             JANUARY 31,
                                         JUNE 30,     ----------------------------   ---------------
                                           2000        1999      1998       1997      1997     1996
                                        -----------   -------   -------   --------   ------   ------
                                        (UNAUDITED)                              (UNAUDITED)
CONSOLIDATED BALANCE SHEET DATA (IN
  THOUSANDS):
Cash and cash equivalents.............    $ 4,915     $ 2,527   $ 1,633   $    741   $  638   $  390
Working capital.......................        564      (1,190)   (1,034)    (3,598)   1,337      804
Total assets..........................     74,480      57,842    37,098     14,434    3,659    5,142
Long-term debt, less current
  portion.............................     19,681       9,614    14,769      4,405      351    1,631
Net divisional equity.................     41,170      32,419    10,800        983    1,229      721

-------------------------

(1) During the six months ended June 30, 2000, InfoCure acquired six companies in transactions accounted for as purchases.

(2) During 1999, InfoCure acquired four companies in transactions accounted for as purchases.

(3) During 1998, InfoCure acquired one company in a transaction accounted for as a purchase.

(4) InfoCure changed its fiscal year end from January 31 to December 31 effective February 1, 1997. Accordingly, the 1997 fiscal period is comprised of eleven months. During 1997, InfoCure acquired two companies in transactions accounted for as purchases.

(5) During the six months ended June 30, 2000, restructuring and other charges consisted of severance and other termination benefits of $628,000 and charges for asset write-downs of $188,000. During the year ended December 31, 1999 restructuring and other charges consisted of the write-off of capitalized software costs of $874,000, contingent consideration related to acquired companies whose products were discontinued of $700,000, charges for asset write-downs of $97,000, facility closure costs of $95,000 and severance and other termination benefits of $48,000. During the year ended December 31, 1998 restructuring and other charges consisted of contingent consideration related to acquired companies whose products were discontinued of $750,000 and severance and other termination benefits of $281,000. During the eleven months ended December 31, 1997, restructuring and other charges consisted of the write-off of goodwill of $3.5 million, contingent consideration of $2.2 million related to acquired companies whose products were discontinued, facility closure costs of $401,000, the write-off of capitalized software costs of $339,000 and other charges for asset write-downs of $90,000.

(6) EBITDA represents earnings before interest, (benefit) provision for income taxes, depreciation and amortization, restructuring and other charges, merger costs, compensatory stock awards and gain on disposal of fixed assets. We have excluded restructuring and other charges, merger costs, compensatory stock awards and gain on disposal of fixed assets from EBITDA because we do not believe those costs are representative of the normal recurring nature of our operations. EBITDA is provided because it is a measure commonly used by analysts and investors to determine a company's ability to incur and service debt. EBITDA is not a measurement in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to, or more meaningful than, net (loss) income as a measure of our profitability or cash flows as a measure of our liquidity. All companies do not calculate EBITDA in the same manner. Accordingly, our EBITDA may not be comparable with that of other companies. We have included information concerning EBITDA because management believes EBITDA provides a useful measure of our performance. You should note, however, that the items excluded from EBITDA are significant components in understanding and assessing our performance.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     Under the terms of a merger agreement dated December 21, 1999, as amended and restated, InfoCure intends to acquire Medical Dynamics, Inc. following approval of the transaction by Medical Dynamics' stockholders and satisfaction of other closing conditions.

     The unaudited pro forma condensed combined financial statements have been prepared to give effect to InfoCure's proposed acquisition of all the outstanding equity interest of Medical Dynamics. Pursuant to the merger agreement, assuming that the 20-day average price is $3.45 or greater, each holder of greater than 100 shares of Medical Dynamics common stock will receive
0.06873 shares of InfoCure common stock and 0.07558 shares of InfoCure preferred stock in exchange for each share of Medical Dynamics common stock held. If the 20-day average price is $3.45 or greater, each holder of 100 or fewer shares of Medical Dynamics common stock will receive $0.75 in cash for each share of Medical Dynamics common stock held. The unaudited pro forma condensed combined financial statements assume 3.2 million shares of Medical Dynamics common stock are outstanding on a fully diluted basis as of the date of the acquisition and that the 20-day average price is $3.45 or greater, in which case InfoCure would issue approximately 878,000 shares of InfoCure common stock and approximately 965,400 shares of InfoCure preferred stock shares in the merger and pay approximately $350,000 in cash.

InfoCure's proposed acquisition of Medical Dynamics strengthens its presence in the dental segment of the healthcare information systems market by adding approximately 2,700 practices to its installed customer base. Medical Dynamics' customer base is relatively large, producing a recurring revenue stream of approximately $2.5 million annually from customer support contracts. The acquisition also affords opportunities for future conversion of the acquired customer base to newer technology offered by PracticeWorks, the potential for additional revenues from PracticeWorks' connectivity offerings and the cost savings potential of eliminating duplicative services and redundancies in staffing. InfoCure plans to transfer the assets and liabilities of Medical Dynamics' business to PracticeWorks in connection with the distribution. The following selected unaudited pro forma condensed combined financial information has been derived from the historical financial statements of PracticeWorks (A Division of InfoCure Corporation), Integrated Dental Technologies, Inc., d/b/a PracticeWorks (a wholly owned subsidiary of Bio-Dental Technologies Corporation, a wholly owned subsidiary of Zila, Inc.) ("Integrated"), a dental practice management company, and Crunchy Frog Software, Inc. ("Crunchy Frog"), a technology holding company, and Medical Dynamics included elsewhere in this information statement. The unaudited pro forma condensed combined statements of operations data for the six months ended June 30, 2000 and the year ended December 31, 1999 have been presented as if the pending acquisition of Medical Dynamics had been consummated on January 1, 1999. The unaudited pro forma condensed combined balance sheet data as of June 30, 2000 has been presented as if the acquisitions of Integrated and Crunchy Frog and the pending acquisition of Medical Dynamics had been consummated on that date.

     The selected unaudited pro forma condensed combined financial information gives effect to the acquisitions of Integrated, Crunchy Frog and Medical Dynamics under the purchase method of accounting for business combinations and is based upon the assumptions and adjustments described in the notes to the unaudited pro forma condensed combined financial statements.

                                                SIX MONTHS ENDED       YEAR ENDED
                                                 JUNE 30, 2000      DECEMBER 31, 1999
                                               ------------------   -----------------
                                                           (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Total revenue................................       $ 22,259            $ 70,578
Restructuring and other charges..............            816               2,469
Merger costs.................................             --                 659
Compensatory stock awards....................             --                 478
Operating loss...............................        (13,913)                592
Net loss.....................................        (11,063)             (2,146)

                                                                  AS OF
                                                              JUNE 30, 2000
                                                              --------------
                                                                   (IN
                                                                THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................     $  4,507
Working capital.............................................       (1,138)
Total assets................................................       86,025
Long-term debt, less current portion........................       19,820
Divisional equity...........................................       51,250

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the "Selected Financial Data" and the accompanying financial statements and related notes included elsewhere in this information statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this information statement, particularly in "Risk Factors."

OVERVIEW

     We are an information management technology provider for dentists, orthodontists and oral and maxillofacial surgeons. Our offerings include practice management applications, business-to-business e-commerce services, electronic data interchange, or EDI, services, ongoing maintenance and support and training. These applications and services are designed to automate the provider's practice, resulting in greater efficiency, lower costs and higher quality care. As of September 30, 2000, we had an installed base of over 32,000 providers, including 23,000 dentists, 4,000 orthodontists and 5,000 oral and maxillofacial surgeons in the United States.

     For all of the periods presented in this information statement, we operated as part of InfoCure Corporation. InfoCure's board of directors has approved a pro rata distribution to its holders of common stock of all of the outstanding shares of common stock of PracticeWorks, which is currently an indirect, wholly owned subsidiary of InfoCure. Immediately prior to completion of the distribution, InfoCure will transfer the assets and liabilities of its information management technology business for dentists, orthodontists, oral and maxillofacial surgeons to PracticeWorks. Upon completion of the distribution, each depositary share of InfoCure that represents 1/10 of a share of series A convertible redeemable preferred stock of InfoCure will automatically be exchanged for one share of series A convertible redeemable preferred stock of PracticeWorks. After the completion of the distribution, InfoCure will not own any of our outstanding stock. Upon completion of the distribution, we will enter into various agreements related to our interim and ongoing relationships with InfoCure.

     A substantial part of our growth has been achieved through acquisitions. From July 10, 1997 through July 31, 2000, InfoCure completed 18 acquisitions that will be attributed to us in the distribution. Given the significant number of acquisitions in each of the periods presented, the results of operations from period to period may not necessarily be comparable. Of the 18 acquisitions, the five companies listed below (the "1999 Pooled Companies") were acquired in transactions accounted for as poolings of interests during the year ended December 31, 1999. These mergers provided for the exchange of substantially all of the outstanding equity interests of such companies for shares of InfoCure's common stock.

                                                              SHARES OF INFOCURE
                                                                 COMMON STOCK
COMPANY                                                             ISSUED
-------                                                       ------------------
OMSystems, Inc..............................................       2,287,998
Ardsley, M.I.S., Inc........................................         209,016
Kevin Kozlowski, Inc., d/b/a Human Touch Software...........         255,247
Unident Corporation.........................................         357,796
InfoLogic, Inc..............................................         102,096

     Because these acquisitions were accounted for as poolings of interests, the financial statements included in this information statement have been retroactively restated to reflect them. As a result, the financial position, results of operations and cash flows are presented as if the 1999 Pooled Companies had been included for all periods presented. See notes to financial statements.

     Of the 18 acquisitions, InfoCure acquired six dental practice management companies that were accounted for as purchases during the six months ended June 30, 2000. The aggregate consideration for these acquisitions was $13.4 million in cash and $2.4 million in InfoCure common stock. The total assets acquired were valued at approximately $17.3 million and the total liabilities assumed were approximately $11.2 million. Goodwill of approximately $15.3 was recorded for these transactions and will be amortized over an estimated useful life of three years.

     During the year ended December 31, 1999, revenue from licensing new software products and software upgrades represented 45% of our total revenue, reselling hardware components in connection with a portion of our software sales represented 22% of our total revenue, providing customer support and services represented 33% of our total revenue and revenue from EDI services with customers and third-party clearinghouses represented 2% of our total revenue. Customer support and services typically have been provided pursuant to renewable annual contracts or on a fee basis. Approximately 31% of our total 1999 revenue was recurring in nature and consisted primarily of customer support and services.

     We base our revenue recognition policies for sales of software on the provisions of the American Institute of Certified Public Accountants' Statement of Position ("SOP") No. 97-2, "Software Revenue Recognition." Revenue from software sales is recognized upon shipment in instances where we have evidence of a contract, the fee charged is fixed and determinable and collection is probable. Revenue from hardware sales is recognized upon product shipment. Revenue from support and maintenance contracts, which are typically one year in length, are recognized ratably over the life of the contract. Revenue from other services is recognized as the services are provided.

     Depreciation and amortization expense results primarily from the amortization of goodwill, which represents the excess of the consideration we paid over the fair value of the net assets acquired in acquisitions accounted for under the purchase method of accounting. As of December 31, 1999, our balance sheet included goodwill, net of accumulated amortization, of $32.8 million. Goodwill is amortized over its estimated useful life, which had previously been 15 years. The 15-year estimated useful life was derived primarily from our historical experience with the length of our customer relationships. In the fourth quarter of 1999, management responded to external changes in the business environment by making significant changes to its strategic business model and product strategy. In this connection, management determined that the estimated useful life of goodwill should be shortened substantially to be more reflective of the impact of these changes, the current rate of technological change and competitive conditions within the marketplace. Accordingly, management changed the estimated useful life of goodwill from 15 years to three years. The new three-year life is based, in part, on the term of our new subscription agreement. This change in accounting estimate is applied prospectively from the fourth quarter of 1999 and increased 1999 amortization expense by approximately $600,000. As of June 30, 2000, future amortization expense related to goodwill is estimated to total approximately $15.9 million per year.

     Depreciation and amortization expense also includes depreciation of property and equipment and amortization of software development costs. Property and equipment are assigned depreciable lives ranging from three to 40 years. Software development costs are expensed until technological feasibility is achieved. Costs incurred after achievement of technological feasibility and before general release are capitalized and amortized, generally over a four-year life. Costs incurred after general release are expensed as incurred. As discussed below, during the fourth quarter of 1999, we adopted a new product strategy involving the development of ASP applications and other Internet-based applications and services. Additionally, in connection with restructuring the businesses of recently acquired companies, we decided to modify future product offerings. As a result of these decisions, we recorded a charge of approximately $874,000 million in the fourth quarter of 1999 representing the write-off of the carrying value of software development costs.

CHANGE IN PRODUCT STRATEGY AND BUSINESS MODEL

     In the fourth quarter of 1999, we decided to transition to a subscription pricing model and commenced development of practice management applications that may be delivered through an ASP delivery model and other Internet-based applications and services.

     Following these decisions, in the second quarter of 2000 we began offering substantially all of our products and services on a subscription basis. Under this subscription pricing model, customers pay a fixed, monthly fee for use of our practice management applications and maintenance and support services. This represents a change in our historical pricing model in which customers were charged an initial licensing fee for use of practice management products and continuing maintenance and support. As a result of the transition to subscription pricing model, we have experienced a decline in one-time revenue from software license fees and hardware sales, which we expect to be replaced over time by monthly subscription fees. In addition, as we convert existing customers to our new subscription contracts, the recurring support revenue from our installed customer base will gradually decline and will be replaced by increasing monthly subscription fee revenue. We expect the percentage of our revenue that is recurring in nature to increase substantially as a result of this change. Under our subscription pricing model, as with our historical pricing model, we will charge our customers transaction fees for the use of our EDI services.

     Our existing practice management applications are installed either on servers or personal computers located in the provider's office. We are developing ASP applications whereby the application will be remotely hosted on a central server which our customers will access through a standard Internet browser. We expect to release an ASP application for use by dentists in the United States during the fourth quarter of 2000 and to release ASP applications for orthodontists and oral and maxillofacial surgeons by the third quarter of 2001. Although our initial ASP applications will contain the basic functionality required to manage a physician's office, they will not offer the full functionality of our core products. Following the release of these applications, we will offer customers a choice between our most advanced existing applications and our ASP applications. In addition, we have developed the PracticeWorks Exchange, an e-commerce application that enables convenient, online purchasing of dental and office supplies and promotional materials offered by companies with which we have business relationships. Through our existing business relationships, orthodontists use the PracticeWorks Exchange to order orthodontic supplies, office supplies and promotional materials. Because the PracticeWorks Exchange was released in May 2000, the aggregate revenue generated by the PracticeWorks Exchange for the six months ended June 30, 2000 was nominal. We are developing additional business relationships to facilitate online ordering of dental supplies, which will allow us to begin offering the PracticeWorks Exchange in the dental and oral and maxillofacial surgery markets. We cannot currently predict when the PracticeWorks Exchange will be available in the dental and oral and maxillofacial surgery markets, as this is dependent on our establishing business relationships with suppliers in these industries. We expect to derive increasing revenue from e-commerce transactions utilizing the PracticeWorks Exchange. This revenue will typically be in the form of a commission or royalty based on the value of products and services provided by our PracticeWorks Exchange suppliers to our customers and will be recognized as it is earned. We are also developing an Internet portal which will provide access to our ASP applications, enable secure communication between patients and providers, feature healthcare content relevant to the markets we serve and provide access to additional online services. Further, we intend to develop business relationships to enable us to design custom websites for our customers, enabling them to utilize the Internet to provide information about their practices and market their services.

     We began the implementation of these changes in our pricing model and product strategy during the six months ended June 30, 2000. During the three months ended March 31, 2000, we formalized our sales approach relating to our new pricing model and ASP applications and developed new marketing materials. In addition, during the six months ended June 30, 2000, we substantially completed company-wide training and education related to our subscription pricing model for our sales and support staffs. Because these training initiatives were ongoing throughout the six months ended June 30, 2000, we had a reduced sales effort from that of comparable periods. As a result of our announcement to deliver ASP applications, we believe that some potential customers may have delayed purchases of practice management applications.

     We also believe that the overall reduction in our sales was partially due to purchases customers made in 1999 to prepare for Year 2000 computer issues. These factors impacted our results for the six months ended June 30, 2000 compared to the corresponding period in 1999. In addition, because of these changes in our pricing model and product offerings, we do not believe our historical financial results are representative of future results.

RESTRUCTURING CHARGES

     THE 2000 PLAN. In July 2000, we completed a comprehensive assessment of infrastructure requirements including personnel, facilities and other resources for PracticeWorks. As a result of the integration efforts required for the recent acquisitions and the assessment of infrastructure requirements to execute our new product strategy and subscription pricing model, management has adopted a significant initiative to restructure PracticeWorks. The restructuring includes the consolidation and closing of approximately 10 facilities and the reduction of approximately 145 employees. We expect to record non-recurring charges of approximately $4.0 million related to the restructuring, of which the majority are expected during the third quarter of 2000. The components of the charge are $1.7 million related to severance and other termination costs, $1.5 million related to asset write-downs and $869,000 related to facility closure and consolidation costs, including cancellation of leases and other contracts. The restructuring is expected to be completed during the fourth quarter of 2000. Once completed, the restructuring is expected to reduce operating expenses by approximately $9.0 million on an annualized basis.

     THE 1999 PLAN. In the fourth quarter of 1999, InfoCure decided to restructure its business into a medical division and a dental division. The dental division formed in this restructuring constitutes the business that will be transferred to PracticeWorks immediately prior to the distribution. At the time of the restructuring, we decided to transition to subscription pricing and to commence development of ASP applications and other Internet-based applications and services. Management committed to a plan of restructuring and reorganization in connection with the establishment of the dental division and these changes in our pricing model and product strategy. This restructuring plan, which was substantially completed in the second quarter of 2000, included consolidating facilities, eliminating staffing redundancies and repositioning PracticeWorks to capitalize on the change in our pricing model and product strategy. In the fourth quarter of 1999, we recorded $1.8 million in restructuring and other charges in connection with this plan. The components of these charges are:

     - $874,000 representing carrying value of software development costs, the estimated useful life of which is now considered minimal based on changes to our product strategy;

     - $700,000 reflecting contingent consideration deemed payable to former stockholders of entities whose products were discontinued as part of the restructuring;

     - $97,000 representing other asset write-downs and costs;

     - $95,000 representing facility closure and consolidation costs, including cancellation of leases and other contracts; and

     - $48,000 representing incremental costs associated with completion of discontinued customer contracts.

     Additional charges were recorded in the first quarter of 2000 primarily to provide for costs associated with staffing reductions and other asset write-downs. These personnel changes were finalized and communicated in the first quarter of 2000. Accordingly, compensation costs, including severance and other termination benefits, and asset write-downs aggregating $770,000 were recorded in the first quarter of 2000.

     THE 1997 PLAN. In 1997, we adopted a plan to restructure our operations by consolidating existing facilities and acquired operations. In connection with the restructuring plan, which was substantially completed in the second quarter of 1998, we recorded restructuring and other charges totaling $6.5 million in the fourth quarter of 1997 and $1.0 million in the first six months of 1998.

CHANGE IN FISCAL YEAR

     In the first quarter of 1998, InfoCure changed its fiscal year end from January 31 to December 31. As a result, our fiscal year beginning February 1, 1997 and ending on December 31, 1997 reflects eleven months of operations.

RESULTS OF OPERATIONS

     The following table sets forth certain statement of operations data as a percentage of total revenue for the periods indicated:

                                                                                ELEVEN
                                                                                MONTHS
                            SIX MONTHS ENDED           YEAR ENDED               ENDED
                                JUNE 30,              DECEMBER 31,           DECEMBER 31,
                            ----------------   ---------------------------   ------------
                            2000       1999        1999           1998           1997
                            -----      -----   ------------   ------------   ------------
                              (UNAUDITED)
REVENUE:
Systems and software......   32.8%      67.2%      62.9%          64.0%          65.0%
Maintenance, support and
  services................   67.2       32.8       37.1           36.0           35.0
                            -----      -----      -----          -----          -----
          Total revenue...  100.0      100.0      100.0          100.0          100.0
                            -----      -----      -----          -----          -----
OPERATING EXPENSE:
Hardware and other items
  purchased for resale....   14.2       18.3       17.7           22.4           17.3
Selling, general and
  administrative
  (excluding compensatory
  stock awards)...........   94.8       54.9       52.5           48.4           54.5
Research and
  development.............    7.7        5.0        7.7            8.1           15.2
Depreciation and
  amortization............   39.5        3.8        6.0            5.2            2.6
Restructuring and other
  charges.................    4.1         --        3.3            2.4           30.1
Merger costs..............     --        1.0        1.2             .2             --
Compensatory stock
  awards..................     --        1.1         .8           14.8             --
Gain on disposal of fixed
  assets..................   (3.2)        --         --             --             --
                            -----      -----      -----          -----          -----
          Total operating
             expense......  157.1       84.1       89.2          101.5          119.7
                            -----      -----      -----          -----          -----

Operating (loss) income.    )57.1       15.9           10.8   )       (1.5   )      (19.7
Interest expense and
  other, net..............    4.8        3.9        2.4            2.2            0.9
                            -----      -----      -----          -----          -----
(Loss) income before
  income taxes and
  extraordinary item......  (61.9)      12.0        8.4           (3.7)         (20.6)
(Benefit) provision for
  income taxes............  (18.6)       5.9        4.0            2.0           (0.8)
                            -----      -----      -----          -----          -----
Net (loss) income before
  extraordinary item......  (43.3)       6.1        4.4           (5.7)         (20.6)
Extraordinary item, net of
  income taxes............     --         --         --             --             --
                            -----      -----      -----          -----          -----
  Net (loss) income.......  (43.3)%      6.1%       4.4%          (5.7)%        (20.6)%
                            =====      =====      =====          =====          =====

SIX MONTHS ENDED JUNE 30, 2000 COMPARED TO SIX MONTHS ENDED JUNE 30, 1999

     TOTAL REVENUE. Revenue includes (1) systems and software revenue which consists of new nonrecurring sales of licenses or upgrades and reselling hardware components and (2) maintenance, support and services revenue which consists of recurring fees for software and hardware maintenance and support, EDI, e-commerce and subscription fees and non-recurring fees for training, installation and other services. Total revenue for the six months ended June 30, 2000 decreased $6.6 million, or 24.8%, to $20.0 million from $26.6 million for the six months ended June 30, 1999. For the six months ended June 30, 2000, systems and software revenue decreased $11.3 million, or 63.1%, to $6.6 million from $17.9 million in the six months ended June 30, 1999. This decrease is due to lower unit sales in the current period due to our transition to a subscription pricing model, some customers delaying new system purchases until the release of our ASP applications and some customers accelerating purchases during 1999 to prepare for Year 2000 computer issues. Maintenance, support and service revenue for the six months ended June 30, 2000 increased $4.8 million, or 55.2%, to $13.5 million from $8.7 million for the six months ended June 30, 1999. This increase is primarily due to additional revenue of $5.5 million generated by acquisitions made in December 1999 and March and April 2000, an increase in EDI revenue resulting from an increase in the number of practices using this service and revenue related to new subscription-priced contracts.

     HARDWARE AND OTHER ITEMS PURCHASED FOR RESALE. Hardware and other items purchased for resale consist of costs incurred to purchase hardware, and include costs of forms and postage, outsourced hardware maintenance, third-party software and other items for resale in connection with sales of new systems and software. The costs required to install such systems and to perform maintenance and support services are reported in selling, general and administrative expenses. Hardware and other items purchased for resale for the six months ended June 30, 2000, decreased $2.0 million, or 40.8%, to $2.9 million from $4.9 million for the six months ended June 30, 1999. For the six months ended June 30, 2000, gross margin, which represents total revenue less hardware and other items purchased for resale divided by total revenue, was 85.8% compared to 81.7% for the six months ended June 30, 1999. This increase in gross margin reflects the increase in higher margin EDI transactions and software maintenance contracts and a decrease in lower margin hardware sales.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expense includes salaries and benefits (excluding compensatory stock awards), product development, product maintenance and support, variable commissions and bonuses, marketing, travel, communications, facilities, insurance and other administrative expense. Selling, general and administrative expense increased $4.4 million, or 30.1%, to $19.0 million for the six months ended June 30, 2000, from $14.6 million for the six months ended June 30, 1999. This increase was due primarily to the effects of acquisitions in the year ended December 31, 1999 and the six months ended June 30, 2000. Selling, general and administrative expense as a percentage of revenue increased to 94.8% for the six months ended June 30, 2000 from 54.9% for the six months ended June 30, 1999 due to the decrease in revenue.

     RESEARCH AND DEVELOPMENT. Research and development expense consists primarily of salaries and benefits, supplies, facilities and other administrative expense associated with making enhancements to existing products and the development of new products. Research and development expense increased $200,000, or 15.4%, to $1.5 million for the six months ended June 30, 2000, from $1.3 million for the six months ended June 30, 1999. This

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increase is primarily due to a reduction in software development costs qualifying for capitalization and also due to an increase in the number of products we offer, primarily from our acquisitions. Research and development expense as a percentage of revenue increased to 7.7% for the six months ended June 30, 2000 from 5.0% for the six months ended June 30, 1999 due to the decrease in revenue.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased $6.9 million to $7.9 million for the six months ended June 30, 2000, from $1.0 million for the six months ended June 30, 1999. This increase was primarily due to the change in the estimated useful life of goodwill from 15 years to three years during the fourth quarter of 1999.

     RESTRUCTURING AND OTHER CHARGES. In the six months ended June 30, 2000, we incurred costs of $816,000, primarily associated with employee severance and other termination costs and facility closure costs that were part of our 1999 restructuring plan.

     MERGER COSTS. In the six months ended June 30, 1999, we incurred $266,000 in merger costs related to a merger completed during this period.

     COMPENSATORY STOCK AWARDS. Compensatory stock awards for the six months ended June 30, 1999 were $294,000 relating to the vesting of restricted awards to executive officers of InfoCure. These executive officers will become officers of PracticeWorks upon completion of the distribution and, therefore, all compensation of the officers has been attributed to PracticeWorks.

     INTEREST EXPENSE AND OTHER, NET. Interest expense and other, net for the six months ended June 30, 2000 decreased $85,000, or 8.1%, from the six months ended June 30, 1999 due to minor decreases in outstanding debt balances and increases in the applicable interest rates.

     (BENEFIT) PROVISION FOR INCOME TAXES. For the six months ended June 30, 2000 we recorded an income tax benefit of $3.7 million compared to a net expense of $1.6 million for the six months ended June 30, 1999. The change from net income tax expense to net income tax benefit is due to our generation of net operating losses in the six months ended June 30, 2000, compared to net operating income in the six months ended June 30, 1999. The effective tax rate in both periods differs from statutory rates primarily as a result of the effect of non-deductible goodwill amortization expense. As of June 30, 2000, a significant portion of our long-term deferred tax assets related primarily to net operating loss carryforwards, which expire in 2020. Management has assessed the realizability of its deferred tax assets in light of our change in pricing model and product strategy and has concluded that it is more likely than not that such deferred tax assets will be fully utilized.

     NET (LOSS) INCOME. As a result of the above factors, our net loss for the six months ended June 30, 2000 was $(8.7) million compared to net income of $1.6 million for the six months ended June 30, 1999.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

     TOTAL REVENUE. Total revenue for the year ended December 31, 1999 increased $11.1 million, or 25.5%, to $54.6 million from $43.5 million for the year ended December 31, 1998. The acquisition of the 1999 Pooled Companies, which are accounted for as pooling of interests, are reflected retroactively for all periods presented. Systems and software revenue increased $6.5 million, or 23.4%, to $34.3 million for the year ended December 31,

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1999, from $27.8 million for the year ended December 31, 1998. Maintenance, support, and service revenue increased $4.6 million, or 29.3%, to $20.3 million for the year ended December 31, 1999, from $15.7 million for the year ended December 31, 1998. These increases primarily reflect overall volume growth in the business of $10.5 million, including purchases made in preparation for year 2000 computer issues, and, to a lesser extent, acquisitions during the fourth quarter of 1999.

     HARDWARE AND OTHER ITEMS PURCHASED FOR RESALE. Hardware and other items purchased for resale was $9.7 million for both the years ended December 31, 1999 and 1998. For the year ended December 31, 1999, gross margin was 82.3%, compared to 77.6%, for the year ended December 31, 1998. This increase in gross margin is attributable primarily to a change in the mix of revenues resulting from the growth in service revenues related to EDI which generally carries higher margins.

     SELLING, GENERAL AND ADMINISTRATIVE. SG&A expense increased $7.6 million, or 36.0%, to $28.7 million for the year ended December 31, 1999 compared to $21.1 million for the year ended December 31, 1998. This increase reflects primarily additional marketing and administrative personnel and other selling and administrative costs necessary to support the consolidated businesses of the acquired companies. As a percentage of revenue, SG&A expense increased to 52.5% for the year ended December 31, 1999 from 48.4% for the year ended December 31, 1998 primarily due to the fact that the SG&A expense for the acquisition of the 1999 Pooled Companies were substantially higher in relation to their revenues than ours. Because all of these companies were acquired in December 1999, cost savings measures resulting from their integration had not yet been reflected. Further, during the fourth quarter of 1999, the allowance for doubtful accounts increased by $700,000 to more closely align the allowance with our collection experience and for the potential write-off associated with customers migrating from traditional support programs to our subscription pricing offerings.

     RESEARCH AND DEVELOPMENT. Research and development expense increased $648,000, or 18.5%, to $4.2 million for the year ended December 31, 1999 from $3.5 million for the year ended December 31, 1998. This increase was due primarily to acquisitions and the number of products that we support. We capitalize development costs incurred from the time a new product reaches technological feasibility until it is available for general release. The higher level of capitalized costs in 1999 is reflective of the state of development of a variety of projects, including new e-commerce applications. As a percentage of total revenue, research and development expense decreased to 7.7% of total revenue for the year ended December 31, 1999 from 8.1% of total revenue for the year ended December 31, 1998 due to the significant increase in revenues from acquisitions and business growth.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased $1.0 million, or 43.5%, to $3.3 million for the year ended December 31, 1999 from $2.3 million for the year ended December 31, 1998. This increase was primarily due to increased expense for amortization of goodwill resulting from the addition of approximately $10.5 million of goodwill related to the 1999 acquisitions and a change in accounting estimate, which was effected in the fourth quarter of 1999, to reduce the estimated useful life of goodwill from 15 years to three years. This change in accounting estimate resulted in additional goodwill amortization of approximately $600,000 for 1999.

     RESTRUCTURING AND OTHER CHARGES. In the year ended December 31, 1999, we incurred costs of $1.8 million associated with a restructuring plan announced in the fourth

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quarter of 1999. In the year ended December 31, 1998 we incurred $1.0 million of charges associated with the 1997 restructuring plan that was completed in 1998.

     MERGER COSTS. We incurred $659,000 in merger costs in 1999 related to the acquisitions of the 1999 Pooled Companies.

     COMPENSATORY STOCK AWARDS. Compensatory stock awards expense decreased $6.0 million, or 93.8%, to $428,000 for the year ended December 31, 1999 from $6.4 million for the year ended December 31, 1998. Compensatory stock award expense for the year ended December 31, 1999 related to the vesting of restricted awards to executive officers of InfoCure. The $6.4 million expense in 1998 related to contingently exercisable stock options of an acquired company. Under the terms of the purchase agreement, the value of the options became determinable in the fourth quarter of 1998, resulting in recognition of compensation expense. As a percentage of total revenue, compensatory stock awards expense decreased to 0.8% for the year ended December 31, 1999 from 14.8% for the year ended December 31, 1998.

     INTEREST EXPENSE AND OTHER, NET. Interest expense and other, net increased $369,000, or 38.2%, to $1.3 million for the year ended December 31, 1999 from $966,000 for the year ended December 31, 1998. The increase relates primarily to higher average outstanding debt balances during 1999 and a higher effective interest rate resulting from the amortization of loan costs. As a percentage of total revenue, interest expense and other, net increased to 2.4% for the year ended December 31, 1999 from 2.2% for the year ended December 31, 1998.

     PROVISION (BENEFIT) FOR INCOME TAXES. The provision for income taxes was $2.2 million for the year ended December 31, 1999, compared to $873,000 for the year ended December 31, 1998. The effective income tax rate of 47.9% for the year ended December 31, 1999 is higher than statutory rates due to state income taxes and permanent differences resulting primarily from the amortization of nondeductible goodwill. In addition, the effective tax rate for 1998 differs from the statutory tax rate due to the more significant impact of pooling of interests accounting with certain S-corporation entities that incurred no federal income taxes prior to their acquisition by us.

     NET (LOSS) INCOME. As a result of the above factors, our net income for the year ended December 31, 1999 was $2.3 million compared to net loss of $(2.5) million for the year ended December 31, 1998.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO ELEVEN MONTHS ENDED DECEMBER 31, 1997

     TOTAL REVENUE. Total revenue for the year ended December 31, 1998 increased $22.0 million, or 102.3%, to $43.5 million from $21.5 million for the eleven months ended December 31, 1997. Systems and software revenue increased $13.8 million, or 98.6% to $27.8 million for the year ended December 31, 1998 from $14.0 million for the eleven months ended December 31, 1997. Maintenance, support and services revenue increased $8.2 million, or 109.3%, to $15.7 million for the year ended December 31, 1998 from $7.5 million for the eleven months ended December 31, 1997. These increases are related to revenue of $14.7 million from acquisitions as of their respective effective dates, except for the 1999 Pooled Companies, which were accounted for as poolings of interests and are reflected retroactively for all periods presented, and overall volume growth of the business of $7.3 million.

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     HARDWARE AND OTHER ITEMS PURCHASED FOR RESALE.  Cost of hardware and other items purchased for resale increased $6.0 million, or 162.2%, for the year ended December 31, 1998, to $9.7 million compared to $3.7 million for the eleven months ended December 31, 1997. The increase is primarily related to the acquisitions made in 1998 and 1997. Gross margin as a percentage of revenue was 77.6% for the year ended December 31, 1998 and 82.7% for the eleven months ended December 31, 1997. The decrease in gross margin is due primarily to an increase in the sales of lower margin hardware during 1998.

     SELLING, GENERAL AND ADMINISTRATIVE. SG&A expense increased $9.4 million, or 80.3%, to $21.1 million for the year ended December 31, 1998 compared to $11.7 million for the eleven months ended December 31, 1997. This increase reflects primarily an increase in marketing and administrative personnel and other selling and administrative costs necessary to support the businesses of acquired companies. SG&A expense as a percentage of revenue decreased to 48.4% for the year ended December 31, 1998 from 54.5% for the eleven months ended December 31, 1997. This decrease reflects our ability to leverage economies of scale resulting from the larger installed customer base and higher base of revenue realized from acquisitions.

     RESEARCH AND DEVELOPMENT. Research and development expense increased $270,000, or 8.2%, to $3.5 million for the year ended December 31, 1998 compared to $3.3 million for the eleven months ended December 31, 1997. The overall increase in research and development expense is primarily due to additional development staff from acquisitions and expenditures to integrate the acquired products. Research and development expense for the year ended December 31, 1998 as a percentage of total revenue increased to 15.2% from 8.1% for the eleven months ended December 31, 1997.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased $1.7 million to $2.3 million for the year ended December 31, 1998 compared to $551,000 for the eleven months ended December 31, 1997. This increase represents primarily the significant increase in goodwill arising from acquisitions.

     RESTRUCTURING AND OTHER CHARGES. Restructuring and other charges were $1.0 million for the year ended December 31, 1998, related primarily to additional contingent consideration that was deemed earned due to the effect of the discontinuance of the products of some of the acquired companies. For the eleven months ended December 31, 1997, restructuring and other charges were $6.5 million due to a restructuring plan that included a $3.5 million write-down of goodwill related to a July 1997 acquisition and $2.2 million of contingent consideration earned or deemed payable under terms of acquisition agreements for acquired companies whose products were discontinued as part of the restructuring.

     COMPENSATORY STOCK AWARDS. During the year ended December 31, 1998, we recorded approximately $6.4 million related to contingently exercisable stock options of an acquisition.

     INTEREST EXPENSE AND OTHER, NET. Interest expense and other, net increased $768,000 to $966,000 for the year ended December 31, 1998 compared to $198,000 for the eleven months ended December 31, 1997. This increase reflects primarily increases in interest expense associated with indebtedness incurred to complete acquisitions.

     PROVISION (BENEFIT) FOR INCOME TAXES. The provision for income taxes was $873,000 for the year ended December 31, 1998, compared to a net benefit of $171,000 for the eleven months ended December 31, 1997. This is due to net taxable income being

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generated in 1998 versus a net taxable loss being generated in 1997. The effective income tax rate for the year ended December 31, 1998 is higher than statutory rates due to permanent differences resulting primarily from the amortization of nondeductible goodwill and the impact of pooling of interests accounting with certain S-corporation entities that incurred no federal income taxes prior to their acquisition by us.

     NET LOSS. As a result of the above factors, our net loss for the year ended December 31, 1998 was $2.5 million compared to net loss of $4.3 million for the eleven months ended December 31, 1997.

LIQUIDITY AND CAPITAL RESOURCES

     Our principal capital requirements have been to fund:

     - acquisitions;

     - working capital;

     - capital expenditures for buildings, furniture, fixtures and equipment;
       and

     - capitalized software development costs.

     Historically, InfoCure has managed cash on a centralized basis. Cash receipts associated with our business have largely been retained by InfoCure and InfoCure has provided funds to cover our disbursements for operating activities, capital expenditures and acquisitions. The cash balances reported by us at December 31, 1999 and 1998 are based on the results of our operations and the net cash resulting from intercompany transfers between us and InfoCure. The investing and financing activities discussed below were funded as a result of activities entered into by InfoCure and relating to our operations. The long-term debt amounts reported by us are based on long-term debt that InfoCure incurred to acquire businesses and other assets that will be transferred to us immediately prior to the distribution.

     During the six months ended June 30, 2000, we used $6.3 million of cash in operating activities primarily relating to (1) a net loss of $8.7 million, offset by the net effect of non-cash charges of $7.9 million in depreciation and amortization and the non-cash benefit of $5.3 million associated with deferred taxes and (2) payments of accounts payable and accrued liabilities of approximately $4.6 million, offset by a reduction of approximately $3.1 million in accounts receivable. The net use of cash flow from operations is due primarily to the impact of ongoing transition to subscription-based pricing, the pending release of our ASP applications and some customers making purchases in 1999 to prepare for Year 2000 issues.

     During the year ended December 31, 1999, we generated $5.8 million of cash from operating activities primarily relating to net income of $2.3 million, which includes non-cash charges for depreciation and amortization and non-operating restructuring and other charges, offset by an increase in accounts receivable.

     During the six months ended June 30, 2000, cash used in investing activities was $17.4 million, primarily representing cash used for acquisitions and related expenditures of $13.4 million. During the year ended December 31, 1999, cash used in investing activities was $10.3 million, consisting primarily of cash used for acquisitions of $8.3 million.

     During the six months ended June 30, 2000, we generated $26.1 million of cash from financing activities consisting primarily of borrowings attributed to us of $11.0 million from InfoCure's line of credit and $15.1 million in cash advances from InfoCure. During the

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year ended December 31, 1999, we generated net cash from financing activities of
$5.4 million, including $8.7 million in proceeds from InfoCure's line of credit and $13.3 million in cash advances from InfoCure. These proceeds were principally used to retire outstanding debt previously attributed to us of $16.7 million and to fund the acquisition of the 1999 Purchased Companies.

     InfoCure maintains a credit facility with FINOVA Capital Corporation in the amount of $100.0 million that has a five-year term, bears interest at a floating rate (9.5% at June 30, 2000) and is secured by substantially all of InfoCure's assets. InfoCure was not in compliance with certain financial covenants contained in the credit facility as of June 30, 2000 and received a waiver for such non-compliance. During July 2000, InfoCure entered into an amendment to the credit facility to eliminate certain previous financial covenants and establish new financial covenants. At the time of the distribution, we expect to enter into a credit facility with FINOVA under which we will incur approximately
$       million of indebtedness to repay InfoCure's long-term indebtedness relating to our business.

     At June 30, 2000, we had total cash and cash equivalents of $4.9 million and working capital of $564,000. We expect the transition to a subscription pricing model will continue to adversely impact our cash flow until revenue from subscription fees replaces revenue from software license fees and hardware sales. We also expect to incur increased operating costs associated with the development of our ASP applications and other new applications and services, the establishment of additional business relationships and marketing and sales expenses in connection with the introduction of new applications and services. We expect to finance these activities and future acquisitions, if any, through one or more of the following sources: our credit facility, other indebtedness and the issuance of debt or equity securities. The sale of equity securities, including investments convertible into equity securities, may result in further dilution to existing stockholders. There can be no assurance that additional sources of capital will be available on terms acceptable to us. We believe that our existing cash and anticipated future operating cash flow, combined with availability of funds from other sources of financing, will be sufficient to fund our working capital requirements through at least the next twelve months. However, if insufficient funds are available, we may not be able to increase our marketing and sales expenses and grow our businesses or effectively compete in any of our markets, which could materially harm our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

     This section contains forward-looking statements that reflect our current assumptions and estimates of future performance, the development and timing of our release of new applications and services, the rate of adoption of our new applications and services by new and existing customers. Any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those projected, stated, or implied by the forward-looking statements. Our results and the accuracy of the forward-looking statements could be affected by the risk factors discussed elsewhere in this Information Statement.

RECENT ACCOUNTING PRONOUNCEMENTS

     In March 1998, the American Institute of Certified Public Accountants issued SOP 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use." SOP 98-1 was effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software

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developed or obtained for internal use, including the requirement to capitalize specified costs and amortization of such costs. Adoption of this standard did not have a material effect on our capitalization policy.

     Financial Accounting Standards Board Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivatives and Hedging Activities", as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. Historically, we have not entered into derivative contracts either to hedge existing risks or for speculative purposes. Accordingly, we do not expect adoption of this new standard on January 1, 2001 to affect our financial statements.

     The Financial Accounting Standards Board issued Interpretation ("Interpretation") No. 44, "Accounting for Certain Transactions involving Stock Compensation, an Interpretation of APB Opinion No. 25" which is effective July 1, 2000. Interpretation No. 44 clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a stock compensation plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Adoption of the provisions of the Interpretation are not expected to have a significant impact on our financial statements.

     In December 1999, the SEC issued Staff Accounting Bulletin ("SAB") No.
101, -- Revenue Recognition, which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. We believe that adopting SAB No. 101 will not have a material impact on our financial position or results of operations.

COSTS RELATED TO YEAR 2000 COMPLIANCE

     We recognized the material nature of the business issues surrounding computer processing of dates into and beyond the Year 2000 and took corrective action prior to December 31, 1999. Our total Year 2000 compliance costs were approximately $1.4 million all of which was incurred prior to December 31, 1999. We do not expect to apply additional material funds to address Year 2000 issues.

     As of September 30, 2000, we were not aware of any material disruption in the operation of our products by our customers as a result of Year 2000 issues. In addition, as of September 30, 2000, we have not experienced any material disruptions of our internal computer systems or software applications, and have not experienced any material problems with the computer systems or software applications of the third parties with whom we regularly do business as a result of Year 2000 issues.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Our primary market risks include fluctuations in interest rates and variability in interest rate spread relationships, such as prime to LIBOR spreads. Approximately $18.9 million of our outstanding debt at June 30, 2000 related to long-term indebtedness under InfoCure's credit facility with FINOVA Capital Corporation that will be allocated to PracticeWorks at the time of the distribution. We expect interest on the outstanding balance of our credit facility to be charged based on a variable rate related to prime rate or, at our option, the LIBOR rate. Both rate bases are incremented for margins specified

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in the agreement. Thus, our interest rate is subject to market risk in the form of fluctuations in interest rates. The effect of a hypothetical one percentage point increase across all maturities of variable rate debt would result in an increase of approximately $189,000 in pre-tax net loss assuming no further changes in the amount of borrowings subject to variable rate interest from amounts outstanding at June 30, 2000. We do not trade in derivative financial instruments.

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                                    BUSINESS

OVERVIEW

     We are an information management technology provider for dentists, orthodontists and oral and maxillofacial surgeons. Our offerings include practice management applications, business-to-business e-commerce services, electronic data interchange, or EDI, services, ongoing maintenance and support and training. These applications and services are designed to automate the provider's practice, resulting in greater efficiency, lower costs and higher quality care. As of September 30, 2000, we had an installed base of over 32,000 providers, including approximately 23,000 dentists, 4,000 orthodontists and 5,000 oral and maxillofacial surgeons in the United States.

     We believe that the direct and frequent use of our practice management applications by providers and office staff throughout the business day combined with our substantial installed customer base strongly positions us to facilitate business-to-business e-commerce between our customers and dental, medical and orthodontic product manufacturers and distributors as well as other suppliers. Through business relationships we have established to date, orthodontists using our e-commerce application can make convenient, cost-effective online purchases of orthodontic supplies, office supplies and promotional materials. We are developing additional business relationships to enable online purchasing of dental supplies using our e-commerce application. This will allow us to expand our e-commerce services to the dental and oral and maxillofacial surgery markets and further develop this revenue stream.

     Our existing practice management applications are installed either on servers or personal computers located in the provider's office. We are developing practice management applications that we will deliver through an applications services provider, or ASP, delivery model whereby the applications will be remotely hosted on a central server which our customers will access through a standard Internet browser. Our ASP applications will benefit our customers primarily by:

     - decreasing their total cost of ownership by reducing hardware requirements and allowing them to outsource maintenance and support functions;

     - automatically providing immediate access to future updates and improvements to our applications;

     - enabling secure, online communication with patients; and

     - enabling remote access to their practice management applications.

     We expect to release our ASP application for use by dentists in the United States during the fourth quarter of 2000 and to release our ASP applications for orthodontists and oral and maxillofacial surgeons by the third quarter of 2001. Although our initial ASP applications will contain the basic functionality required to manage a physician's office, they will not offer the full functionality of our core products.

THE INDUSTRY

CURRENT STATE OF THE DENTAL INDUSTRY

     According to the Health Care Financing Administration, healthcare expenditures were approximately $1.15 trillion, or 13.7% of the U.S. gross domestic product in 1998.

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Spending on dental services in the United States reached approximately $53.7 billion in 1998 and was expected to increase 6.3% in 1999. Dental services are expected to grow at a compound rate of 6.6% annually through the year 2007, when total dental care would account for $95.2 billion of U.S. healthcare expenditures. Expenditures on dental services are growing at a slightly faster pace than total U.S. healthcare expenditures, growing from 4.7% of the total in 1997 to over 4.8% in 1999. Based on our experience in the industry, we believe the primary drivers of growth in dental services include the aging U.S. population, natural teeth being retained longer, changing dental practices, general population growth and an increase in private dental insurance. According to Dorland Healthcare Information, a healthcare industry research firm, orthodontic services were estimated to have represented $4.1 billion of total dental services expenditures in 1999, an increase of 7.0% annually since 1997.

     The market for professional dental products is estimated to have been approximately $3.1 billion in 1999, growing at annual rate of 6.7% to more than $3.5 billion by 2001, according to the Detwiler Group, a healthcare industry research firm. This market is comprised of a wide range of products including supplies, such as hand instruments, polishing materials and consumables used in patient therapy, and equipment, such as sterilizers, powered hand pieces and ultrasonic cleaners. In addition, orthodontists and oral and maxillofacial surgeons use other specialty equipment and supplies including bonding and wiring material, anesthesia and surgical supplies.

     The traditional supply chain for professional dental and related products is highly fragmented and inefficient, with more than 300 distributors serving dental practices, of which fewer than 20 have more than $20.0 million in annual sales, according to the Detwiler Group. According to Strategic Dental Marketing, an industry market research firm, the six largest manufacturers of dental supplies control approximately 45% of the market, but very few sales are made directly to dental practices. However, the cost effective procurement of supplies and equipment is highly important to managing dental practice expenses.

     According to Dorland Health Information, "the spread of managed care in dental care is likely to increase in the future as HMOs and other managed care plans contract with dentists to provide services on a capitated basis in an effort to control costs. The key to prosperity in the capitated environment will be cost control." The managed care, fixed-fee and capitated models are replacing the fee-for-service reimbursement model that has been the traditional basis for payment for healthcare services. We believe this shift will increase the demand for dental practice management applications and services.

     We note that information about the oral and maxillofacial surgery markets was not available and is not included in industry data about the dental services market. Therefore, our discussion of trends and forecasts in the dental services industry is necessarily incomplete.

CURRENT INFORMATION MANAGEMENT TECHNOLOGY SYSTEMS

     To more efficiently manage their practices in connection with cost containment pressures, our experience in the industry indicates that dental practitioners are increasingly utilizing information management technology, including practice management applications, in the day-to-day operation of their practices. Practice management applications include a range of mission-critical software products for dentists, physicians and other healthcare

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providers that are used throughout the business day. Most practice management applications provide several common functions, including:

     - administrative functions, such as patient scheduling;

     - financial functions, such as patient billing and receivables management; and

     - clinical functions, such as preventative care notification.

However, practitioners have informed us that most existing healthcare practice management systems are largely inadequate because those systems:

     - were not designed to handle the complexity of the pricing pressures created by managed care;

     - cannot be automatically upgraded to reflect rapid technological advancements;

     - are not designed to not take advantage of the efficiencies available through the Internet;

     - require substantial up-front investments; and

     - require practices to utilize technology experts to efficiently manage their information technology systems, which is cost prohibitive for all but the largest practices.

THE EMERGENCE OF THE APPLICATION SERVICE PROVIDER MODEL

     The ASP model of application delivery offers the end user local access to an application hosted centrally on remote servers, and all ASP maintenance is performed centrally once for the benefit of the user community. Customers typically pay a monthly subscription fee, which is often based on the number of computer terminals or users authorized to access the application. The advantages of this form of technology outsourcing include:

     - the significant reduction or avoidance of up-front costs to purchase software, application maintenance and upgrades;

     - faster implementation;

     - a reduced need for in-house information technology maintenance resources;

     - better data storage at a central site;

     - remote access to applications; and

     - higher level of server security.

     These various benefits combine to create a lower total cost of ownership that can be significant. Gartner Group, an independent research firm, estimates that companies that choose ASP models can reduce related information technology costs by 35% to 55% over the life of an application. Because of these many advantages, Gartner Group further estimates that the overall ASP market will grow from $900 million in 1998 to approximately $23 billion by 2003. The ASP model is especially beneficial for small to medium sized businesses, including dental and related practices, due to the impracticality of retaining in-house information technology resources.

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GROWTH OF THE INTERNET AND BUSINESS-TO-BUSINESS ELECTRONIC COMMERCE

     Many companies in a variety of industries have increasingly begun to use the Internet to utilize business-to-business electronic communication to streamline complex processes, purchase and sell goods and exchange information among fragmented groups of customers, manufacturers and distributors. Forrester Research, an independent research firm, has estimated that U.S. business-to-business e-commerce, defined as the total volume of inter-company trade of goods and services in which the final order is placed over the Internet, will increase from $109 billion in 1999 to $1.3 trillion in 2003. Business-to-business e-commerce enables purchasers and sellers in fragmented markets to reduce supply chain inefficiencies. Sellers are able to cost-effectively access additional markets, streamline their sales, marketing and distribution operations, reduce their time-to-market and efficiently distribute updated product information. Buyers can improve their purchasing process and easily access current product information and a broad range of products and services.

OPPORTUNITY FOR NEW INFORMATION MANAGEMENT TECHNOLOGY SYSTEMS FOR PHYSICIANS

     Information management technology and the Internet are becoming increasingly important and commercially viable systems to reduce the current cost burden in many industries. Because of its size, fragmentation and dependence on information exchange, we believe the healthcare sector, including the dental, orthodontic and oral and maxillofacial surgery industries, is ideally suited to benefit from increased use of technology systems to control costs and manage complex data requirements. However, we believe there are unmet needs between the older legacy vendors and the new technology vendors. Legacy vendors can provide systems with advanced features but typically lack systems that are user-friendly and enable electronic communications. On the other hand, new technology vendors can provide this Internet connectivity but often lack the experience, customer base and feature functionality to promote widespread adoption. We believe a significant opportunity exists for companies that have experience in delivering information management technology systems to dental providers, advanced feature functionality and new technology systems that enhance connectivity through the Internet.

THE PRACTICEWORKS SYSTEMS

     We offer dentists, orthodontists and oral and maxillofacial surgeons information management technology systems that include:

     - PRACTICE MANAGEMENT APPLICATIONS. Our feature-rich practice management applications are designed to automate dental, orthodontic and oral and maxillofacial surgery practices. We also provide our customers with the necessary training, maintenance and support.

     - E-COMMERCE SERVICES. The PracticeWorks Exchange, our e-commerce application, enables convenient, online purchasing of dental and office supplies and promotional materials offered by our suppliers. Through our existing business relationships, orthodontists currently use the PracticeWorks Exchange to order orthodontic supplies, office supplies and promotional materials. We are developing business relationships to facilitate online ordering of dental supplies, which will allow us to begin offering the PracticeWorks Exchange in the dental and oral and maxillofacial surgery markets.

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     - ELECTRONIC DATA INTERCHANGE SERVICES.  Through the EDI component of our practice management applications, customers can electronically submit insurance claims and patient billing information for processing at national clearinghouses.

     - ASP APPLICATIONS. We expect to release our ASP application for use by dentists in the United States during the fourth quarter of 2000 and our orthodontic and oral and maxillofacial surgery ASP applications by the third quarter of 2001. These applications will be remotely hosted on a central server which our customers will access with a standard Internet browser. Our initial ASP applications will not offer the full functionality of our core products.

     - INTERNET PORTAL. We are developing an Internet portal, or website, that will provide access to our ASP applications and an Internet-based version of the PracticeWorks Exchange, enable secure communication between patients and providers and feature healthcare content for patients and providers about dentistry, orthodontics and oral and maxillofacial surgery. We also expect to enter into business relationships which will enable us to provide additional services to our customers through our Internet portal. These services may include credentialing, continuing medical education, or CME, banking, insurance and travel services. We expect to release our Internet portal in the fourth quarter of 2000.

     - PRACTICE WEBSITES. We plan to offer custom website development services for our customers, enabling them to use the Internet to provide information about their practices and market their services. We are also plan to pursue relationships with companies that will offer tools for our customers to develop their own websites and provide hosting for our customers' websites. We expect to release our website development and hosting services in the fourth quarter of 2000.

     Our existing applications and services, together with the additional products we are developing, will provide our customers with the following significant benefits:

     - ROBUST AND SPECIALTY-SPECIFIC FUNCTIONALITY. Our practice management applications include features that automate the administrative, financial and clinical information management functions of our customers' practices. In addition to these standard features, many of our applications offer specialized features that serve the practice-specific needs of dental, orthodontic and oral and maxillofacial surgery customers. Our technologically advanced applications are also scalable, providing the flexibility to serve practices of all sizes and with multiple locations.

     - CONVENIENT AND COST-EFFECTIVE E-PROCUREMENT. The PracticeWorks Exchange is designed to reduce the administrative effort and increase the efficiency of a practice by enabling convenient, online purchasing of dental, medical and office supplies at competitive prices from a single application.

     - LOWER START-UP AND TOTAL COSTS. We expect use of our ASP applications to result in a lower total cost of ownership for our customers by reducing hardware requirements and the need for in-house maintenance and support. We offer our practice management applications and maintenance and support services for a fixed, monthly subscription fee, which reduces start-up costs by eliminating one-time application licensing, maintenance and support fees. Subscription pricing also provides our customers with protection against application obsolescence, because we provide customers with upgrades for no additional charge as we expand the functionality of our applications. Furthermore, our customers will be able to

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       purchase hardware directly from Dell Computer Corporation at a discount from its suggested retail prices and pay for their purchases on an installment basis, further reducing start-up and overall costs.

     - CONVENIENCE OF OUR ASP APPLICATIONS AND INTERNET PORTAL. Our ASP applications will provide additional benefits, including rapid implementation and immediate access to upgrades and improvements to our applications as they become available. Our Internet portal will enable remote access to our ASP applications, feature Internet-based training and support services and facilitate secure communication between our customers and their patients through our ASP applications. We also plan to offer Internet-based customer support applications that will enable customers to view the current status of support requests sent using these applications and provide access to a customer knowledge base of frequently-asked questions.

OUR STRATEGY

     Our objective is to become a leading provider of information management technology for dentists, orthodontists and oral and maxillofacial surgeons. Our principal strategies include:

PROMOTE OUR PRACTICE MANAGEMENT APPLICATIONS

     We plan to offer customers a choice between the most technologically advanced of our applications that are installed in the provider's office, which we call our core applications, and our ASP applications. In addition to marketing our applications to new customers, we intend to actively encourage existing customers to upgrade to our ASP applications or our core applications. Based on our experience in the information management technology industry, we believe providers traditionally upgrade to new practice management systems approximately every five years. We expect this relatively short upgrade cycle, combined with our strong customer relationships and our establishment of a centralized data conversion center to facilitate our efforts to upgrade our existing customers. As our existing customers upgrade to our ASP or core applications, we believe we can reduce our operating costs by retiring some of our existing applications and reducing the overall number of applications we support.

PROMOTE E-COMMERCE BETWEEN OUR CUSTOMERS AND SUPPLIERS

     We believe we can capitalize on the direct and frequent use of our practice management applications by providers and office staff throughout the business day and our significant market penetration to facilitate e-commerce transactions between our customers and dental, medical and orthodontic product manufacturers and distributors as well as other suppliers. We have established business relationships with Ormco Corporation, a leading supplier of orthodontic supplies, a division of United Stationers Supply Co., a leading wholesale provider of office supplies, and Summit Marketing Group, Inc., a leading supplier of promotional materials. Through these relationships, orthodontists currently utilize the PracticeWorks Exchange to place orders directly with Ormco and Summit Marketing Group. Our customers can place orders for office supplies directly with us, a service we market under the brand name PracticeDepot, and the orders are fulfilled by e-NITED, a division of United Stationers. We recently began marketing the PracticeWorks Exchange in the orthodontic market, and we are continuing to promote the

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product to that market. In addition, we are developing business relationships to facilitate online ordering of dental supplies, which will allow us to begin offering the PracticeWorks Exchange to the dental and oral and maxillofacial surgery markets.

ESTABLISH A NATIONAL MARKETING IDENTITY AND TARGET NEW CUSTOMERS

     We plan to implement a program designed to create a strong brand identity for PracticeWorks and to gain new customers within the dental, orthodontic and oral and maxillofacial surgery markets. Our marketing program will include direct mailings, advertising, participation in trade shows, promotions at user group meetings and an annual seminar program which will enable us to meet face-to-face with existing and potential customers in major U.S. cities.

FURTHER LEVERAGE OUR EXISTING CUSTOMER BASE

     In addition to our efforts to promote our core and ASP applications and e-commerce transactions using the PracticeWorks Exchange, we believe there are other efforts we can take with existing customers to increase revenue and reduce operating costs. A significant number of our existing customers do not currently utilize our EDI services. We plan to encourage customers to begin using our EDI services through a direct marketing campaign. We also recently established a direct sales group to focus on marketing our maintenance and support services to our existing customers that do not currently use those services. We expect to convert substantially all of our customer base to subscription pricing over the next five years, which will provide our customers with lower start-up and total costs and will provide us with a substantial source of recurring revenue. We will market subscription pricing to existing customers primarily in conjunction with our efforts to upgrade those customers to our ASP or core applications or as their existing maintenance and support contracts expire.

SELECTIVELY ACQUIRE COMPLEMENTARY BUSINESSES AND TECHNOLOGY

     Since July 1997, InfoCure has acquired 18 practice management application companies that will be attributed to us in connection with the distribution. These acquisitions have enabled us to build a substantial customer base, expand into new markets and obtain the technology utilized by those businesses. We intend to pursue additional acquisitions as we identify appropriate opportunities to further increase our customer base, expand into additional markets and enhance our product offerings.

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OUR APPLICATIONS AND SERVICES

PRACTICE MANAGEMENT APPLICATIONS

     APPLICATION FEATURES. Our practice management applications are designed to automate the administrative, financial and clinical information management functions for dental, orthodontic and oral and maxillofacial surgery practices. Our applications include features and functions most essential to our customers' practices, primarily in the following areas:

     - ADMINISTRATIVE MANAGEMENT -- appointment scheduling, patient registration, resource management, patient correspondence, referral management and management reporting;

     - FINANCIAL MANAGEMENT -- payor billing, patient billing and accounts receivable management; and

     - CLINICAL INFORMATION MANAGEMENT -- complete documentation of patient visits, patient dental history and treatment planning.

     In addition to providing standard practice management features, our applications offer advanced features that serve many of the specialty-specific needs of orthodontic and oral and maxillofacial surgery practices. Some of these advanced features are summarized in the following chart:

SPECIALTY AREA                SPECIALTY SPECIFIC FEATURES
--------------                ---------------------------
Orthodontics                  - Contract billing via payment coupons
                              - Time scheduling by units of doctor and
                                assistant time per procedure
                              - Treatment charting
                              - Diagnostic and treatment planning
                              - Automatic patient treatment milestone tracking
                              - Imaging
Oral and Maxillofacial        - Medical and dental claim processing and cross-
  Surgery                       coding
                              - Surgery narrative reporting
                              - Surgery stage tracking
                              - Implant tracking
                              - Pretreatment estimating and treatment planning
                              - Image integration into patient records

     CURRENT APPLICATIONS. We classify our existing practice management applications as either "core" or "classic." Core applications are the applications we currently market to new and existing customers and, together with our ASP applications, are the focus of our ongoing product development efforts. Core applications offer advanced functionality and operate with the latest generation of operating systems and hardware platforms. Classic applications, while continuing to offer adequate functionality, may lack the most advanced practice management features and may not be designed for the latest generation of operating systems. We have designated some of our applications that offer advanced functionality and operate on the latest generation of operating systems as classic applications because we have a core application that we believe better serves the same

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market. Therefore, our classic applications will not be further marketed or developed as part of our strategy to reduce the number of applications we support.

     As of September 30, 2000, approximately 34% of our practice sites used core applications, while approximately 66% used classic applications. We believe there is a significant opportunity to upgrade those customers utilizing classic applications to our core applications or, when available, to our ASP applications. While we no longer actively market our classic applications, we will continue to provide support for those applications until we determine that it is no longer cost effective to do so.

     ASP APPLICATIONS. We expect to release our ASP application for use by dentists in the United States during the fourth quarter of 2000 and our orthodontic and oral and maxillofacial surgery ASP applications by the third quarter of 2001. Our ASP applications will be remotely hosted on a central server that our customers will access using a standard Internet browser or handheld device. We believe this architectural design will result in lower support costs because maintenance and updating of the application will be performed once on the central server rather than having to be performed at each site. For instance, we will only need to update standardized diagnosis and procedure codes used for reimbursement once on the central server for the benefit of all of our customers. In addition, a customer will require only Internet access and a standard browser to access and utilize our ASP applications, minimizing hardware requirements. We are also developing Internet-based training and support services for our ASP applications which will improve accessibility of these services by our customers while reducing our cost of providing these services.

     The advantages to our customers of our ASP applications over traditional software applications include:

     - decreasing their total cost of ownership by reducing hardware requirements and allowing them to outsource maintenance and support functions;

     - automatically providing immediate access to future updates and improvements to our applications;

     - enabling secure, online communication with patients;

     - enabling remote access to their practice management applications;

     - offering better data storage through automatic back ups and storage at secure data centers;

     - providing access to Internet-based support and training; and

     - providing faster implementation for new customers.

     Our dental ASP application will initially feature the functionality required by most dental practices, plus the efficiency of the ASP delivery model. Upon its initial release, the dental ASP application will not include third party features such as charting, graphical representation or imaging of teeth or an electronic medical record. We expect to include such functionality in 2001. We will continue to develop our dental ASP application to offer the full functionality of our core products. In addition, although our ASP applications for the orthodontic and oral and maxillofacial surgery markets will contain the minimum functionality required to manage a physician's office, they will not initially include all of the functionality of our core applications for those markets, although we will also continue

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to develop those applications to offer the full functionality of our core applications. For example, the orthodontic and oral and maxillofacial surgery products will not initially contain the third party features or support for imaging and x-rays. To the extent that technological advances are achieved and proven in the general market, PracticeWorks intends to incorporate such advances into its ASP products.

INTERNET PORTAL

     We plan to launch our Internet portal, or website, in the fourth quarter of 2000 in connection with the release of our dental ASP application. Customers will access the portal through a standard Internet browser and then log in by entering a unique personal identification number and password. After logging in, customers will be able to utilize our ASP applications, Internet-based version of the PracticeWorks Exchange and our website development services and will have access to an Internet-based customer service application. In addition, our customers will be able to offer their patients access to selected features of our ASP applications through the portal, including a feature that will enable secure, online communication between patient and provider. Practices will also have the option to allow their patients to view their provider's schedule, request an appointment and receive confirmation of the appointment, view their clinical records, obtain account information and view the status of insurance claims. Access to our ASP applications will be user-specific, so that customers and patients will have different levels of access and distinct user groups within a provider's office staff may be given varying levels of access. We also expect to enter into business relationships which will enable us to provide additional services to our customers through our Internet portal. These services may include credentialing, continuing medical education, Internet-based banking, insurance and travel services. Our Internet portal will feature relevant content regarding the dental, orthodontic and oral and maxillofacial surgery markets.

THE PRACTICEWORKS EXCHANGE

     The PracticeWorks Exchange, our e-commerce application, is designed to reduce administrative effort and increase the efficiency of the procurement function of a practice by enabling online purchasing of dental, promotional and office supplies. The PracticeWorks Exchange features an electronic catalogue of the supplies offered by our e-commerce suppliers. Customers create orders by selecting products from this catalogue, and the PracticeWorks Exchange sends the order to be fulfilled by one of our e-commerce suppliers. The PracticeWorks Exchange also offers an inventory management function which can automatically generate practice-specific supply orders for orthodontic supplies based on the pre-determined needs of the practice.

     We introduced the PracticeWorks Exchange in the orthodontic market in the second quarter of 2000. Through our business relationships, orthodontists use the PracticeWorks Exchange to order orthodontic supplies directly from Ormco and promotional supplies directly from Summit Marketing Group. Customers place orders for office supplies directly with us, a service we offer under the brand name PracticeDepot. Through a business relationship with us, e-NITED fulfills those office supply orders for our customers. We are continuing to develop additional business relationships with providers of dental supplies, which will allow us to expand our marketing of the PracticeWorks Exchange and PracticeDepot to the dental and oral and maxillofacial surgery markets. We plan to include the PracticeWorks Exchange as an additional component of our core practice management

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applications for no additional charge when we provide those applications to new customers or to existing customers who upgrade to our core applications.

     We plan to release an Internet-enabled version of the PracticeWorks Exchange during the third quarter of 2000. Customers will be able to access this version of the PracticeWorks Exchange directly through an Internet browser. The Internet-enabled version of the PracticeWorks Exchange will provide real time access to product information and special promotional offerings by us or our e-commerce suppliers, in addition to providing customers the other advantages of an application delivered through the ASP model. Initially, the Internet-enabled version of the PracticeWorks Exchange will not include inventory management functionality.

ELECTRONIC DATA INTERCHANGE

     Using the EDI component of our practice management applications, customers are able to (1) electronically submit insurance claims to independent national clearinghouses that then submit the claims to payers and (2) submit patient billing information to clearinghouses that process, print and mail patient statements and provide billing reports to the customer. The use of our EDI services can improve a practice's cash flow by enabling more accurate and rapid submission of claims to third-party payers and statements to patients. Furthermore, our EDI application is an integrated component of most of our practice management applications, enabling customers to submit information to clearinghouses without the need to access a separate system or re-enter data. We expect to expand our EDI services to enable customers to determine patient insurance eligibility in the first half of 2001.

WEBSITE DEVELOPMENT SERVICES

     Healthcare practices are increasingly establishing their own websites to market their services and provide information about their practices over the Internet. To serve this growing demand, we plan to offer custom website development services either directly or through a business relationship we plan to form with an independent website developer. We also plan to develop a business relationship with a website developer to provide tools for practices to develop their own websites. Customers will access these website development services through our Internet portal. Through our relationship with GlobalCenter, we plan to offer hosting for our customer's websites. We expect to begin offering these website development and hosting services in connection with launching our Internet portal during the fourth quarter of 2000.

SUBSCRIPTION PRICING MODEL

     Under our subscription pricing model, our customers pay a fixed, monthly subscription fee for our practice management applications, maintenance and support. The subscription fee is based on the practice specialty and number of authorized system users, which may include practitioners and support staff. The subscription fee is set by a contract that is typically three years in length, but may be terminated following the first year if the customer provides notice at least 90 days prior to the end of the first year. Subscription fees also include access to the PracticeWorks Exchange and our EDI application, although customers pay us or an e-commerce supplier for supplies ordered through the PracticeWorks Exchange and pay us a fee per EDI transaction. Subscription fees for users of our ASP applications will also include access to the applications offered through our

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Internet portal. In some cases, subscription fees will include connection to an
Internet service provider, or ISP. We plan to offer this service by establishing a business relationship with an ISP. We will also provide subscribers with updates to our practice management applications as they become available for no additional charge.

BUSINESS RELATIONSHIPS

     We believe the direct and frequent use of our practice management applications by providers and their office staff throughout the business day combined with our substantial installed customer base strongly positions us to facilitate e-commerce between providers and dental, medical and orthodontic product manufacturers and distributors as well as other suppliers. To pursue these opportunities, we intend to form business relationships with companies that can provide fulfillment of supply orders placed through the PracticeWorks Exchange. In addition, we intend to enter into business relationships with (1) a website developer to offer website development services and tools to our customers and (2) vendors that will provide healthcare content that we will offer our customers and their patients through our Internet portal. To date, we have entered into business relationships with the following companies:

     GLOBALCENTER. GlobalCenter, a wholly-owned subsidiary of Global Crossing, Ltd., is a leading provider of complex web hosting services to business customers worldwide. We have entered into an agreement with GlobalCenter under which GlobalCenter will provide our customers with Internet connectivity and related services. The agreement, which terminates on October 1, 2001, is automatically renewed annually unless terminated earlier by either party.

     ORMCO CORPORATION. Ormco Corporation, a subsidiary of Sybron Corporation, is a leading provider of orthodontic supplies and other industry-related goods. We have entered into an agreement with Ormco under which Ormco will be our exclusive supplier of orthodontic supplies ordered by our customers through the PracticeWorks Exchange. The two year agreement provides that Ormco will rebate to us a percentage of each sale generated through the PracticeWorks Exchange, a portion of which we will rebate to the customer. The agreement will renew automatically for subsequent one year terms unless terminated earlier by either party.

     E-NITED. e-NITED is a division of United Stationers Supply Co., the leading wholesale distributor of business products and office supplies. We have entered into an agreement with e-NITED under which e-NITED fulfills orders for office supplies placed by our customers using the PracticeWorks Exchange. Customers place orders with PracticeDepot, the trade name under which we offer office supplies, and we then send the orders to e-NITED for fulfillment. e-NITED has order processing facilities nationwide and will ship orders from the closest facility to the PracticeWorks customer, shipping on the same day if the order is received by 2 p.m. e-NITED bills us the for cost of the orders processed and we are responsible for billing our customers and providing payment to e-NITED.

     SUMMIT MARKETING GROUP, INC. Summit Marketing Group, Inc. is a leading supplier of marketing and promotional materials. We have entered into an agreement with Summit under which Summit will be our exclusive supplier of promotional materials for orthodontists ordered by our customers through the PracticeWorks Exchange. The two year agreement provides that Summit will pay us a royalty based on the amount of sales

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generated through the PracticeWorks Exchange. The agreement will renew automatically for subsequent one year terms unless terminated earlier by either party.

     DELL COMPUTER CORPORATION. Dell Computer Corporation is a leading designer, developer and manufacturer of personal computers and also provides personal computer hardware, software and service and support programs to its customers. We have entered into an agreement with Dell under which Dell will be the exclusive supplier of computer hardware and related products to our customers. Under the agreement, our customers purchase their computer hardware directly from Dell. In addition, Dell will provide general service and support for its products. In connection with its hardware products, Dell also licenses some of its software to us for use by our customers. Dell grants our customers a discount from its suggested retail prices. The one year agreement renews automatically for successive one year terms unless terminated earlier by either party.

SALES AND MARKETING

SALES

     We generate sales primarily through a direct sales force that is organized by practice area and consisted of 40 sales representatives as of September 30, 2000. Our sales force generates sales to new customers and promotes and sells new applications and services to existing customers. We recently established an additional dedicated sales force to focus on promoting our maintenance and support services to our existing customers who do not utilize those services. We recently introduced a new application for use by our sales force which provides tools for remote generation of proposals, quotes and licenses, lead tracking, sales forecasting and customer base forecasting.

     We plan to focus our sales efforts on the following initiatives:

     - aggressively promote our ASP and core applications to new customers or as upgrades for existing customers;

     - continue our efforts to enroll orthodontic customers in the PracticeWorks Exchange and aggressively promote enrollment in the PracticeWorks Exchange by dentists and oral and maxillofacial surgeons as we introduce the application in those markets;

     - promote use of our maintenance and support services by existing customers who do not currently subscribe to these services through our new dedicated sales force;

     - increase utilization of our EDI applications by new and existing customers through a direct marketing campaign; and

     - encourage existing customers to convert to subscription pricing as their maintenance and support contracts expire or when they upgrade to either our ASP applications or our core products.

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MARKETING

     In connection with the introduction of our subscription pricing model, the continued rollout of the PracticeWorks Exchange and the upcoming release of our ASP application and Internet portal, we have focused our resources on an enhanced marketing program. Our new marketing program, which we intend to launch in the fourth quarter of 2000, includes the following components:

     - INTENSE BRANDING CAMPAIGN. We will brand all components of our technology systems with our PracticeWorks logo. While using our practice management applications, the user will constantly see our PracticeWorks logo. In addition, we will use the "PracticeWorks" name in connection with all trade shows and medical journals and other areas in which we have historically advertised individual products under different names.

     - NATIONAL SEMINAR PROGRAM. Our ongoing seminar program will enable us to meet face-to-face with thousands of customers in major U.S. cities to strengthen our customer relationships and apprise them of the new products and features available through our practice management applications and services.

     - LEAD GENERATION. We are implementing a third party lead generation application to track our contact with existing and potential customers to increase the efficiency and management of our sales and our marketing efforts.

     We target our new and existing customers principally through customer referrals, participation in trade shows, our seminar program, direct mailings and advertising.

CUSTOMERS

     As of September 30, 2000, we had an installed base of over 32,000 providers, including 23,000 dentists, 4,000 orthodontists and 5,000 oral and maxillofacial surgeons. We have systems installed in all 50 states.

     In addition, as a result of a recent acquisition, as of September 30, 2000, approximately 2,200 dentists in Sweden, representing approximately 28% of all dentists in Sweden, and approximately 1,500 dentists in the United Kingdom, representing approximately 5% of all dentists in the United Kingdom, utilized our practice management applications. These providers currently utilize our core and classic applications, which we expect will continue to be the primary applications that we promote and support internationally.

CUSTOMER SERVICE AND SUPPORT

     Our support staff provides a wide range of customer support functions. We employ functional and technical support personnel who work directly with our customers to resolve technical, operational and application problems or questions.

     Our support group also assists with the implementation process. Implementation consists of training, hardware installation and, with respect to new customers or existing customers that are upgrading from our classic systems, data conversion. We train providers and their staffs on the use of our products through on-site training and we regularly offer seminar training in major U.S. cities. Data conversion is generally performed while providers are using their existing practice management systems so that the day-to-day

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

operations of their practices are not interrupted. We recently established a centralized data conversion center which we believe will enable us to more efficiently and effectively perform customer data conversions. Hardware support is generally provided directly by the manufacturer or its authorized reseller, although we provide the first level of phone support and dispatch the service call to the appropriate vendor.

     We recently established a centralized support center for our classic applications and we intend to migrate a majority of the support for our classic applications to customer support personnel at this location. We believe this will offer a higher level of support to our customers at reduced expense levels. We plan to leverage the capabilities of our support staff through the implementation and use of sophisticated computer software that keeps track of solutions to common computer and software related problems. Use of this software will allow our support staff to learn from the experience of other personnel within our company and is expected to reduce the time required to respond to support requests.

     We are also developing Internet-based training and maintenance and support services for our ASP applications. Internet-based training will allow our customers and their office staff to learn to utilize their practice management systems as needed and on a more consistent basis than periodic on-site training or seminars can offer. The benefit of training services being available on a constant basis is particularly important due to frequent turnover in providers' office personnel. Our Internet-based training will include competency testing which we expect to increase the proficiency of users and to reduce unnecessary maintenance and support requests. We expect our Internet-based training will also reduce our training expenses by reducing the need for on-site training and seminars. Our Internet-based maintenance and support services will include help menus and a summary of frequently asked questions to allow users to solve common problems. We expect these Internet-based services to reduce our costs by reducing the necessary number of maintenance and support personnel.

     As of September 30, 2000, we had 208 employees performing customer support functions.

PRODUCT DEVELOPMENT

     We are currently focusing our product development efforts on our core applications, ASP applications and our Internet portal and the services it will enable. We will devote our product development resources on an ongoing basis to the continuing development of our applications and services. Our product development staff will develop additional functionality for our applications by regularly communicating with our customers, our customer service and support staff and our sales representatives to ensure our applications meet market demands. Our product development staff will also develop additional functionality by assessing the best attributes of our classic applications and applications of companies we may acquire. Further, we have established market specific product advisory councils, consisting of cross-functional product development staff, to advise us with respect to the products requested by their customers. We also intend to establish end user groups to provide feedback to us with respect to the needs of the marketplace. As of September 30, 2000, we had 39 employees performing product development functions. We spent approximately $4.2 million on research and development during the year ended December 31, 1999, approximately $3.5 million during the year ended December 31, 1998 and approximately $3.3 million during the eleven months ended December 31, 1997.

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

TECHNOLOGY

CORE APPLICATIONS

     We believe that PC-based practice management systems are standardizing on the Windows family of operating systems. Our PC-based core applications use industry standard relational database software, such as SQL-Server or B-Trieve, and Microsoft Corporation's operating system software, such as Windows 95, Windows 98 and Windows NT, and networking software, such as Windows Terminal Server. We have adopted 32-bit client/server technology for our PC-based core applications, increasing their scalability in local and wide area network environments.

ASP APPLICATIONS

     We have established a business relationship with GlobalCenter, which will host our ASP applications on secure servers located at hosting centers it maintains. GlobalCenter will provide continuous back up of data. All data will be transmitted through secure socket layers and will be 128-bit encrypted, the highest level commercially available. Our ASP applications will utilize an Oracle relational database and the remaining components will be Microsoft Corporation applications, including Microsoft Transaction Server, Visual Basic, and Internet Information Server.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

     Our success and ability to compete depend in part on our ability to protect our proprietary intellectual property rights in our applications and services. To protect these rights, we rely primarily on a combination of copyright, trade secret and trademark laws, confidentiality agreements with third parties, and protective contractual provisions such as those contained in agreements with companies with which we have business relationships, vendors and customers. In addition, we expect our employees to sign an agreement to comply with our corporate policies and procedures, including our policy regarding non-disclosure of confidential information. Despite our efforts to protect our proprietary information, unauthorized parties may attempt to obtain and use our proprietary information. Policing unauthorized use of our proprietary information is difficult, and the steps we have taken might not prevent misappropriation, particularly in foreign countries where the laws may not protect our proprietary rights as fully as do the laws of the United States. In addition, competitors may independently develop similar applications and services similar to ours.

COMPETITION

     The market for healthcare information services is intensely competitive, rapidly evolving, highly fragmented and subject to rapid technological change. Our competitors can be categorized as follows:

     - national and regional practice management application providers, including InfoSoft, Inc., a subsidiary of DENTSPLY International, Inc., EagleSoft, a subsidiary of Patterson Dental Supply, Inc., and Dentrix Dental Systems, Inc., a subsidiary of Henry Schein, Inc.;

     - application services providers, such as the Trizetto Group, Inc.;

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

     - traditional and online suppliers of dental, medical and office supplies, such as MediBuy, OfficeDepot.com, and Staples.com; and

     - website development companies.

     Each of these types of companies can be expected to compete with us within various segments of the market for information management technology for dentists, orthodontists and oral and maxillofacial surgeons. Some of our competitors may have greater financial, development, technical, marketing and sales resources than we have.

     Furthermore, major software information systems companies and other entities, including those specializing in the healthcare industry that are not presently offering applications that compete with our applications and services, may enter our markets. We believe that the primary competitive factors in our industry are:

     - product features and functionality;

     - customer service, support and satisfaction;

     - price;

     - ease of implementation; and

     - ongoing product enhancements.

     Although our position in the market as compared to our competitors is difficult to characterize due principally to the variety of current and potential competitors and the evolving nature of our market, we believe that we presently compete favorably with respect to all of these factors.

PRIVACY ISSUES

     Because our applications and services are utilized to transmit and manage highly sensitive and confidential health information, we must address the security and confidentiality concerns of our customers and their patients. To enable the use of our applications and services for the transmission of sensitive and confidential medical information, we utilize advanced technology designed to ensure a high degree of security. This technology generally includes:

     - security that requires a password to access our systems;

     - user access restrictions that allow our customers to determine the individuals who will have access to data and what level of access each individual will have;

     - encryption of data relating to our ASP applications and e-commerce transactions transmitted over the Internet; and

     - use of a mechanism for preventing outsiders from improperly accessing private data resources on our internal network and our ASP applications, commonly referred to as a "firewall."

     The level of data encryption utilized by our products is in compliance with the encryption guidelines set forth in the proposed rule regarding security and electronic signature standards in connection with Health Insurance Portability and Accountability Act of 1996. We also encourage each of our customers to implement their own firewall to

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

protect the confidentiality of information being transferred into and out of their computer network.

     Internally, we work to ensure the safe handling of confidential data by employees in our electronic services department by:

     - using individual user names and passwords for each employee handling electronic data; and

     - requiring each employee to sign an agreement to comply with all company policies, including our policy regarding handling confidential information.

     We monitor proposed regulations that might affect our applications and services, in order to ensure that we are in compliance with such regulations when and if they are effected.

GOVERNMENT REGULATION

HEALTHCARE REGULATION

     As a participant in the healthcare industry, our operations and relationships are subject to regulation by federal and state laws and regulations and enforcement by federal and state governmental agencies. Sanctions may be imposed for violation of these laws. We believe our operations are in substantial compliance with existing laws that are material to our operations.

     HIPAA. The Health Insurance Portability and Accountability Act of 1996, known as HIPAA, required the Secretary of the Department of Health and Human Services, referred to as the Secretary, to promulgate national standards to facilitate the electronic exchange of health information and to ensure the confidentiality and security of such information.

     A substantial part of our activities involves the receipt or delivery of confidential health information concerning patients of the dentists, orthodontists and oral and maxillofacial surgeons with whom we have direct relationships. For example, we transfer confidential health information to national healthcare clearinghouses through our EDI services and we will transmit confidential health information over the Internet in connection with offering our ASP applications. On November 3, 1999, the Secretary proposed a rule setting standards to protect the privacy of individually identifiable health information that is maintained or transmitted electronically by health care providers, health plans and other health care entities. The requirements of the proposed rule extend to "business partners" of the covered entities. The covered entities are required to enter into agreements with their business partners, extending the provisions of the proposed rule to those business partners. The covered entities are responsible for enforcing those contractual provisions. The Secretary received substantial public comment on the proposed rule and is expected to issue a final rule in the future. The Secretary's actions are mandated by HIPAA because Congress did not pass legislation protecting health information privacy by the August 1999 deadline set by HIPAA.

     Under the proposed rule, healthcare providers and healthcare clearinghouses are considered covered entities. Because of the broad definition of "business partners" under the proposed rule, we will be considered to be business partners of covered entities. The proposed rule establishes a complex regulatory framework on a variety of subjects, including (1) disclosure and use of health information that require patient consent,

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

(2) individuals' rights to access and amend their health information, (3) individual's rights to an accounting of disclosures and (4) administrative, technical and physical safeguards required of entities which use protected health information. The proposed rule generally prohibits any disclosure of protected health information except as authorized either by the proposed rule or by the patient under standards set by the proposed rule. Disclosures for billing, medical data processing, reimbursement, adjudication or subrogation of health benefit claims are expressly authorized by the proposed rule.

     In addition to the proposed federal rule described above, most states have enacted patient confidentiality laws which prohibit the disclosure of confidential medical information. The proposed rule would establish minimum standards and would preempt state laws which are less restrictive than HIPAA regarding health information privacy but would not preempt more restrictive state laws. The proposed rule provides that the health information privacy standards would become effective two years after final issuance. We are monitoring the developments of HIPAA regulations, yet the final rule may require substantial changes to our applications and services, policies and procedures.

     In addition to the proposed federal rule, on August 12, 1998 the Secretary issued proposed regulations addressing security standards regarding transmission of health information data under HIPAA. The security standards address various areas, including, administrative procedures, physical safeguards, technical security services and technical security mechanisms. Security standards may require us to enter into agreements with certain of our customers restricting the dissemination of health information and requiring implementation of specified security measures. Final regulations are expected at an undetermined date and will be effective two years after final issuance. Although we are working to design our applications and services to comply with the proposed security standards, there can be no assurance that final security regulations will not require additional modifications to our applications, policies and procedures.

     FDA REGULATION. The Food and Drug Administration, or FDA, generally has the authority to regulate medical devices, including computer applications, when devices are indicated, labeled or intended to be used in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment or prevention of disease, or are intended to affect the structure or function of the body. We do not believe that any of our current applications or services are subject to FDA regulation as medical devices, however, expansion of our application and service offerings could subject us to FDA regulation. However, there can be no assurance that the FDA will not assert jurisdiction over certain aspects of our business. FDA jurisdiction over our business, including our applications and services, could materially impact our ability to introduce new applications and services in a timely manner because of the FDA approval process. In addition, compliance with FDA regulations could be expensive.

REGULATION OF THE INTERNET

     Laws and regulations applicable to communications or commerce over the Internet may be adopted covering user privacy, pricing, content, copyright, distribution and characteristics and quality of products and services. In addition, some states or foreign countries could apply existing laws concerning issues such as property ownership, sales tax, libel and personal privacy to transactions conducted over the Internet. Additional laws or regulations or application of laws to transactions over the Internet could require us to change our operations or increase our cost of doing business.

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

REGULATION OF OUR INTERNATIONAL OPERATIONS

     We currently have international offices in Australia, the United Kingdom and Sweden. We also have customers located in approximately 15 additional countries. Because we conduct business with dentists, orthodontists and oral and maxillofacial surgeons in foreign countries, we may be subject to additional laws and regulations concerning communications or commerce over the Internet, international taxes and tariffs. Such laws and regulations could require us to change our international operations or increase our cost of doing business internationally.

EMPLOYEES

     As of September 30, 2000, we had 463 full-time employees. Our employees are not subject to any collective bargaining agreements. We believe our relationships with our employees are satisfactory.

FACILITIES

     Our principal executive offices are located in a facility InfoCure owns in Atlanta, Georgia. Following the distribution, we intend to operate eight additional facilities currently leased by InfoCure. These facilities are located in Sacramento, California; Norcross, Georgia; Indianapolis, Indiana; Norwood, Massachusetts and Lincoln, Nebraska and we have an office in each of Australia, the United Kingdom and Sweden. The U.S. leases have expiration dates ranging from June 2002 to June 2004. Upon completion of the distribution, we will assume the leases on all of these facilities. We believe that our facilities are adequate for our current operations and that additional leased space can be obtained if needed.

LEGAL PROCEEDINGS

     There are no material legal proceedings to which we are a party and our management is unaware of any contemplated actions against us.

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

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth information regarding our executive officers and directors as of September 30, 2000.

NAME                                  AGE                       POSITION
----                                  ---                       --------
Richard E. Perlman..................  52    Chairman of the Board and Director
James K. Price......................  42    Chief Executive Officer, President and Director
James C. Davis, D.M.D...............  53    Executive Vice President and Director Nominee
James A. Cochran....................  53    Senior Vice President, Chief Financial Officer

     Richard E. Perlman has been Chairman of the Board since our formation in August 2000. Mr. Perlman has served as InfoCure's chairman and treasurer since December 1997 and as a director of InfoCure since March 1997. Mr. Perlman will resign from InfoCure upon completion of the distribution. From December 1997 until October 1998, Mr. Perlman served as InfoCure's chief financial officer. Mr. Perlman is the founder of Compass Partners, L.L.C., a merchant banking and financial advisory firm specializing in corporate restructuring and middle market companies, and has served as its president since its inception in May 1995. From 1991 to 1995, Mr. Perlman was executive vice president of Matthew Stuart & Co., Inc., an investment banking firm. Mr. Perlman received a B.S. in Economics from the Wharton School of the University of Pennsylvania and a Masters in Business Administration from the Columbia University Graduate School of Business.

     James K. Price has been our Chief Executive Officer and a director since our formation in August 2000. Mr. Price is a founder of InfoCure and has been its executive vice president and secretary since its inception in November 1996. Mr. Price will resign from InfoCure upon completion of the distribution. He has served as a director of InfoCure since its inception. Mr. Price served as executive vice president of American Medcare from 1996 until 1997 and was vice president from 1993 to 1995. Mr. Price co-founded International Computer Solutions and has served as its executive vice president since 1994, as vice president from 1987 to 1994 and as president from 1985 to 1987. In addition, from 1991 to 1993, Mr. Price was a vice president of Newport Capital. From 1983 to 1985, Mr. Price was healthcare sales manager of Executive Business Systems, a practice management systems supplier, and from 1981 to 1983 was with Moore Business Systems. Mr. Price holds a B.A. in Marketing from the University of Georgia.

     James C. Davis, D.M.D., has served as our Executive Vice President since our formation in August 2000. Dr. Davis manages our e-commerce operations. Dr. Davis has served as Chairman of InfoCure's orthodontic group since February 1999. Dr. Davis will resign from InfoCure upon completion of the distribution. He has been a practicing orthodontist for the past 25 years and, in 1982, was a co-founder of OMSystems, Inc., the largest orthodontic practice management software company in North America. Dr. Davis has also served as chief executive officer of InfoCure's orthodontic division. Dr. Davis received a D.M.D. from the University of Alabama School of Dentistry and a Certificate of Orthodontics from the UCLA School of Dentistry. Dr. Davis previously served as president of the Georgia Association of Orthodontists.

     James A. Cochran has served as our Chief Financial Officer since our formation in August 2000. He has been InfoCure's chief financial officer since August 1999 but will resign from InfoCure upon completion of the distribution. From 1992 until joining InfoCure, Mr. Cochran was a member of the accounting firm of BDO Seidman, LLP, serving as a partner since 1995. Mr. Cochran is a Certified Public Accountant. Mr. Cochran received a B.B.A. in Accounting and an M.B.A. in Corporate Finance from Georgia State University.

BOARD OF DIRECTORS

     We currently have two directors, and we intend to elect four additional directors upon completion of the distribution. Our certificate of incorporation provides that the terms of office of the directors are divided into three classes: Class I, whose term will expire at the annual meeting of stockholders to be held in 2001; Class II, whose term will expire at the annual meeting of stockholders to be held in 2002; and Class III, whose term will expire at the annual meeting of stockholders to be held in 2003. The Class I directors are
               , the Class II directors are               and the Class III
directors are               . At each annual meeting of stockholders after the
initial classification or special meeting in lieu thereof, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election or special meeting held in lieu thereof. We expect that any additional directorships resulting from an increase in the number of directors, if any, will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors. This classification structure of the board of directors may have the effect of delaying or preventing changes in control or management of PracticeWorks.

     Our bylaws provide that the authorized number of directors may be changed by an amendment to the bylaws adopted by our board of directors or by the stockholders. In addition, our certificate of incorporation and our bylaws provide that, in general, vacancies on the board may be filled by a majority of directors in office, although less than a quorum.

COMMITTEES OF THE BOARD

     Upon completion of the distribution, we will establish an audit committee, all of whose members will consist of independent directors. The audit committee will review, act on and report to our board of directors on various auditing and accounting matters, including the selection of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, the performance of our independent accountants and our accounting practices.

     Upon completion of the distribution, we will establish a compensation committee, all of whose members consist of independent directors. Our compensation committee will establish salaries, incentives and other forms of compensation for officers and other employees. This committee will also administer our incentive compensation and benefit plans.

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

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     We do not currently have a compensation committee. Prior to completion of the distribution, all compensation matters were handled by the full board of directors. No interlocking relationships have existed between our board of directors and the board of directors or compensation committee of any other company.

DIRECTOR COMPENSATION

     Our directors do not receive cash compensation for their services as directors, but are reimbursed for their reasonable and necessary expenses for attending board and board committee meetings. Members of the board who are not our employees, or employees of any parent, subsidiary or affiliate of PracticeWorks, will be eligible to participate in our stock option plan unless they are representatives of venture capital funds or corporate investors. These
directors will automatically be granted options to purchase           shares of
common stock on the date that they are elected to the board of directors and on
the      anniversary of that date. These options will vest           . The
exercise price of the options will be the fair market value of our common stock on the date of grant.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth certain information with respect to the annual and long-term compensation for services to InfoCure for our chief executive officer and other executive officers. During the fiscal years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997, the individuals were compensated in accordance with InfoCure's plans and policies. All references in the following tables to stock and stock options relate to awards of stock and stock options granted by InfoCure. InfoCure has not granted stock appreciation rights. The amounts set forth below do not reflect the compensation these persons will receive from PracticeWorks following the distribution. InfoCure options held by InfoCure employees who will become our employees will be replaced by PracticeWorks options. The option price for the shares of PracticeWorks common stock subject to each PracticeWorks option will be determined by dividing the option price for the related InfoCure option by the PracticeWorks conversion factor, and the number of shares of PracticeWorks common stock subject to each PracticeWorks option will be determined by multiplying the number of shares subject to the related InfoCure option by the PracticeWorks conversion factor. The PracticeWorks conversion factor is a number equal to (1) the closing price of InfoCure common stock on the Nasdaq National Market on the record date, divided by (2) the opening price of PracticeWorks common stock on the day following the distribution date.

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

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                         COMPENSATION AWARDS
                                     ANNUAL                           -------------------------
                                  COMPENSATION           OTHER        RESTRICTED    SECURITIES
NAME AND PRINCIPAL             ------------------       ANNUAL          STOCK       UNDERLYING       ALL OTHER
POSITION                YEAR    SALARY     BONUS    COMPENSATION(1)   AWARDS(2)    OPTIONS/SARS   COMPENSATION(3)
------------------      ----   --------   -------   ---------------   ----------   ------------   ---------------
Richard E. Perlman....  1999   $120,000   $23,500       $17,380             --       440,100               --
  Chairman of the       1998    120,000    33,333            --        367,500       320,000               --
  Board                 1997         --        --            --             --       240,000               --
James K. Price........  1999    125,000    19,500        19,452             --       440,200               --
  Chief Executive       1998    125,000    33,333        19,270        367,500       320,200               --
  Officer and           1997    126,036        --            --             --       252,400               --
  President
James C. Davis(4).....  1999    109,375    20,000        14,000             --         3,400            1,000
  Executive Vice        1998         --        --            --             --            --               --
  President             1997         --        --            --             --            --               --
James A. Cochran(5)...  1999     52,083        --         7,660             --       300,000               --
  Senior Vice           1998         --        --            --             --            --               --
  President and Chief   1997         --        --            --             --            --               --
  Financial Officer

-------------------------

(1) The amounts presented for 1999 include an automobile allowance for the use of a vehicle in the amount of $11,380 for Mr. Perlman, $13,292 for Mr. Price, $9,500 for Dr. Davis and $5,000 for Mr. Cochran and compensation for business expenses in the amount of $6,000 for each of Messrs. Perlman and Price, $4,500 for Dr. Davis and $2,500 for Mr. Cochran. The amount presented for Mr. Price in 1998 includes an automobile allowance for the use of a vehicle in the amount of $12,000 and compensation for business expenses in the amount of $6,000. The compensation set forth in this column does not include compensation in the form of perquisites or other personal benefits for Mr. Perlman in fiscal year 1998 and Mr. Price in fiscal year 1997 because such perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for these officers for such years.

(2) The amounts presented represent the value on the date of grant of restricted stock awards of 60,000 shares to Mr. Perlman and 60,000 shares to Mr. Price, calculated based on the closing price of InfoCure's common stock as reported on The Nasdaq Stock Market on such date. One-half of the shares awarded to Messrs. Perlman and Price vested in the first quarter of 1999 and the remaining shares vested in the third quarter of 1999. In January 1999, InfoCure entered into agreements with Messrs. Perlman and Price pursuant to which the benefit of the restricted stock awards was credited to a deferred compensation arrangement upon vesting of the restricted stock. The value of the restricted stock awards as of December 31, 1999, calculated on the basis of the closing price for our common stock on such date, was $1,871,280 for each of Messrs. Perlman and Price.

(3) Represents an employee referral payment.

(4) Dr. Davis joined InfoCure in February 1999.

(5) Mr. Cochran joined InfoCure in August 1999.

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

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the stock option grants made to our chief executive officer and other executive officers by InfoCure during fiscal 1999. The amounts shown for potential realizable values are based upon assumed annualized rates of InfoCure stock price appreciation of five percent and ten percent over the full ten year term (or shorter term) of the options, as required by the SEC, and are not intended to represent or forecast possible future appreciation, if any, of the price of InfoCure common stock.

                                      INDIVIDUAL GRANTS
                                    ---------------------
                                      % OF                                 POTENTIAL REALIZABLE
                       NUMBER OF      TOTAL                                  VALUE AT ASSUMED
                       SHARES OF     OPTIONS                              ANNUAL RATES OF STOCK
                         COMMON      GRANTED                                      PRICE
                         STOCK         TO                                APPRECIATION FOR OPTION
                       UNDERLYING   EMPLOYEES   EXERCISE                           TERM
                        OPTIONS        IN         PRICE     EXPIRATION   ------------------------
NAME                   GRANTED(1)     1999      ($/SHARE)      DATE        5% ($)       10% ($)
----                   ----------   ---------   ---------   ----------   ----------   -----------
Richard E. Perlman...       100          *       $16.38       1/1/09     $    2,060   $     5,221
                        440,000      14.1%        17.50       6/9/09      4,842,489    12,271,817
James K. Price.......       200          *        16.38       1/1/09          2,060         5,221
                        440,000       14.1        17.50       6/9/09      4,842,489    12,271,817
James C. Davis.......     3,200          *        13.00       4/9/09         26,192        66,299
                            200          *        26.47       7/1/09          3,329         8,437
James A. Cochran.....   300,000        9.6        16.75      8/20/09      3,160,196     8,008,556

-------------------------

* Less than one percent.

(1) All options were granted with exercise prices equal to or in excess of the fair market value of the common stock on the date of grant as determined by the board of directors.

     During August 2000, InfoCure granted our executive officers additional options to acquire InfoCure common stock. Mr. Perlman received 1,200,000 options, Mr. Price received 1,200,000 options, Dr. Davis received 700,000 options and Mr. Cochran received 250,000 options. The exercise price of these options is $4.4375 per share and they expire ten years from the date of grant. Fifty percent of the options granted to the other executive officers vest in four equal annual installments beginning on the first anniversary of the date of grant. The remaining 50% of the options granted to the other executive officers will vest five years from the date of grant, but half of these options will immediately vest upon the average closing price of InfoCure's common stock for 20 consecutive trading days being equal to or greater than $8.875 per share and the remaining options will vest upon the average closing stock price for 20 consecutive trading days being equal to or greater than $13.3125 per share.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUE TABLE

     Shown below is information with respect to the number of InfoCure shares acquired upon exercise of stock options and the aggregate gains realized on exercises during 1999 for our chief executive officer and executive officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by these executives on December 31, 1999 and the aggregate gains that would have been realized had these options been exercised on December 31, 1999, even though these options were not exercised, and the unexercisable options could not have been exercised at that time.

                                    NUMBER OF SECURITIES         VALUE OF UNEXERCISED IN
                                   UNDERLYING UNEXERCISED         THE MONEY OPTIONS AT
                                 OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(1)
                                 ---------------------------   ---------------------------
NAME                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             -----------   -------------   -----------   -------------
Richard E. Perlman.............    418,152        581,948      $10,898,050    $9,971,831
James K. Price.................    420,272        592,528       10,959,780    10,277,944
James C. Davis.................         --          3,400               --        59,145
James A. Cochran...............         --        300,000               --     4,331,400

-------------------------

(1) The closing price for InfoCure's common stock as reported by The Nasdaq Stock Market on December 31, 1999 was $31.188. The value is calculated on the basis of the difference between the option exercise price and $31.188, multiplied by the number of shares of common stock underlying the option.

EMPLOYMENT AGREEMENTS

     Following the distribution, we plan to enter into three-year employment agreements with Richard E. Perlman, James K. Price, James C. Davis and James A. Cochran on substantially the terms described below. The individual employment agreements will provide for an initial annual base salary and a severance payment for each executive equal to three times his then current annual base salary rate upon the termination of the executive's employment by us without cause or by the executive for good reason or in the event of a change in control. The employment agreements will entitle the executives to participate in our employee benefit programs and will provide for other customary benefits. In addition, each employment agreement will provide compensation pursuant to a program established by the compensation committee of our board of directors, the grant of stock options on the first day of the executive's employment and periodic grants of options thereafter as recommended by the compensation committee of our board of directors. Each employment agreement will provide for 100% vesting of all outstanding stock options upon a change in control. The employment agreements also provide for an additional, tax gross-up payment to be made by us to the executive in the event that, upon a change in the control, any payments made to the executive that are subject to an excise tax under Section 4999 of the Internal Revenue Code. Finally, the employment agreements will prohibit the executive from engaging in certain activities which compete with us, seek to recruit our employees or disclose any of our trade secrets or otherwise confidential information.

2000 INCENTIVE STOCK PLAN

     We adopted a stock option plan, effective                     , 2000,
pursuant to which 10,000,000 shares of common stock are reserved for issuance. The plan is administered by the compensation committee of our board of directors. The compensation committee may grant nonqualified stock options to purchase shares of common stock, stock appreciation rights and may make stock grants to our directors and employees. Each such stock option, stock appreciation right and stock grant shall be subject to the terms and conditions that the compensation committee deems appropriate. The option price for each stock option granted is the fair market value of common stock on the date of the grant. Upon a sale, merger or a change in control of PracticeWorks, all stock options, stock appreciation rights and stock grants shall be fully vested. The stock option plan permits us to loan money to or guarantee loans made by a third party to finance all or a part of the exercise of a stock option or the purchase of common stock subject to a stock grant. Our board of directors can amend or terminate the stock option plan at any time.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law.

     Our bylaws provide that we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures. These provisions may have the effect of preventing changes in the management.

     Prior to the completion of this offering, we intend to enter into indemnification agreements with each of our current directors and officers to give them additional contractual assurances regarding the scope of the indemnification set forth in our certificate of incorporation and bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification from us is sought. We are not aware of any threatened litigation that may result in claims for indemnification from us.

     We currently have liability insurance for our directors and officers and intend to extend that coverage for public securities matters.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     All of our outstanding common stock is, and prior to the distribution will be, held beneficially and of record by a wholly owned subsidiary of InfoCure. After the distribution, InfoCure and its subsidiaries will not own any of our outstanding common stock. The following table sets forth information concerning the shares of PracticeWorks common stock that are projected to be beneficially owned after the distribution by the following individuals:

     - each person that is expected to own beneficially more than five percent of the PracticeWorks common stock outstanding immediately following the distribution, based on the ownership of InfoCure common stock as known to us;

     - each of our directors or director nominees;

     - our executive officers; and

     - all of our directors, director nominees and executive officers as a group.

     Unless otherwise indicated, the projections are based on the number of
InfoCure shares held by such persons as of           , 2000 and reflect the
distribution ratio of                shares of PracticeWorks common stock for
every share of InfoCure common stock held on the record date. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the address for each person set forth in the table is c/o PracticeWorks, Inc., 1765 The Exchange, Suite 200, Atlanta, Georgia 30339.

     The number of shares beneficially owned by each person includes shares that can be acquired by that person through stock option exercises on or prior to
          , 2000. In calculating the percentage owned by each person, we assumed
that all shares issuable upon exercise of options on or prior to           ,
2000 are exercised by that person. The total number of shares outstanding used in calculating the percentage owned assumes no exercise of options held by other persons.

                                                                         TOTAL
                                           COMMON    EXERCISABLE    NUMBER OF SHARES      PERCENT
NAME OF BENEFICIAL OWNER                   STOCK       OPTIONS     BENEFICIALLY OWNED   OF CLASS(1)
------------------------                  --------   -----------   ------------------   -----------
Richard E. Perlman......................
James K. Price..........................
James C. Davis..........................
James A. Cochran........................
All executive officers and directors as
  a group (5 persons)...................

-------------------------

(1) Based on an aggregate of           shares of InfoCure common stock issued
    and outstanding as of           , 2000 and the distribution ratio of
              shares of PracticeWorks common stock for every share of InfoCure common stock outstanding.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value, and 20,000,000 shares of preferred stock, $0.01 par value.

COMMON STOCK

     The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

PREFERRED STOCK

     GENERAL. We are authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions.

     The terms and rights of any such series may include:

     - the designation of the series,

     - the number of shares of the series, which number our board of directors may thereafter, except where otherwise provided in the applicable certificate of designation, increase or decrease, but not below the number of shares thereof then outstanding,

     - whether dividends, if any, will be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative,

     - the rate of any dividends or method of determining such dividends payable to the holders of the shares of such series, any conditions upon which such dividends will be paid and the date or dates or the method for determining the date or dates upon which such dividends will be payable,

     - the redemption rights and price or prices, if any, for shares of the series,

     - the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series,

     - the amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs,

     - whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of us or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made,

     - restrictions on the issuance of shares of the same series or of any other class or series,

     - the voting rights, if any, of the holders of the shares of the series, and

     - any other relative rights, preferences and limitations of such series.

     The board can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders. The board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of PracticeWorks and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We currently do not plan to issue any shares of preferred stock.

SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

     "closing price" for each day shall mean on such day the reported last sales price for the common stock or, in case no sale takes place on such day, the average of the reported closing bid and asked prices for the common stock, in either case as reported on The Nasdaq National Market, or if the common stock is not quoted on The Nasdaq National Market, on the principal national securities exchange on which the common stock shall then be listed or admitted for trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices for the common stock on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for the common stock on each such date shall not have been reported by Nasdaq, the average of the bid and asked prices of the common stock for such day as furnished by any New York Stock Exchange member firm regularly making a market in the common stock selected for such purpose by our board of directors or, if no such quotations are available, the fair market value (as defined) of the common stock furnished by any New York Stock Exchange member firm selected from time to time by our board of directors for that purpose.

     "conversion notice" shall mean the written notice to the transfer agent that the holder of preferred stock elects to convert all or a specified portion of their preferred stock.

     "current market price" per share of common stock on any date means the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the date of determination.

     "fair market value" means fair market value as determined in good faith by our board of directors, after consultation with an investment banker of recognized national standing, which determination shall be evidenced by a resolution of the board of directors.

     "liquidation preference" means an amount equal to $0.544 per share of preferred stock, subject to change in accordance with the terms of the certificate of designation, including, without limitation, accumulated dividends (as defined below).

     "trading day" with respect to common stock means (1) if the common stock is quoted on The Nasdaq National Market, or any similar system of automated dissemination of quotations or securities prices, a day on which trades may be made on such system, (2) if the common stock is listed or admitted for trading on the New York Stock Exchange or another a national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business, (3) if not quoted or listed as described in clause (1) and
(2), days on which quotations are reported by the National Quotation Bureau Incorporated or (4) otherwise, any business day.

     RANKING. The preferred stock will rank senior to our common stock. We may issue a class or series of stock which may rank senior to, pari passu with, or junior to the preferred stock with respect to dividends or amounts distributable upon liquidation, dissolution or winding up.

     DIVIDENDS. Holders of the preferred stock will be entitled to receive cumulative dividends from the date on which the shares of preferred stock are issued at an annual rate of 6% on the amount of the then effective liquidation preference of the shares of preferred stock. Dividends will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year commencing December 31, 2000, for so long as any shares of preferred stock are outstanding. We may, in our sole discretion, elect to pay dividend payments on any dividend payment date in either cash or common stock. We will take all actions required or permitted under the General Corporation Law of the State of Delaware to permit the payment of dividends on the shares of preferred stock on the dividend payment date. Dividends will accrue on a daily basis whether or not we have earnings or profits, whether or not there are funds legally available to pay such dividends and whether or not the dividends are declared. If any dividend payable on any dividend payment date is not declared and paid in full on such dividend payment date, the amount so payable, to the extent not paid, shall automatically, without any action on the part of PracticeWorks or the holders of the shares of preferred stock, be added to the then effective liquidation preference on the first business day following on such dividend payment date. Notwithstanding anything else contained herein, once any dividends for the preceding dividend period are added to the then effective liquidation preference, such dividends shall no longer be payable in cash or common stock and such dividends shall be deemed to have been fully paid. For any dividend period for which we elect to pay dividends on the preferred stock in common stock, the number of shares of common stock payable on each share shall be equal to the dividend due per share divided by the average of the closing prices of the common stock on the 20 consecutive trading days ending on the trading day immediately prior to the dividend payment date for such dividend period. No fractional shares of common stock shall be issued as a dividend on the preferred stock, and in lieu of any fractional shares to which the holder would otherwise be entitled, we will pay cash to such holder. If fractional shares of common stock would be issuable in connection with dividend payments, we will pay to each holder cash in lieu of such fractional shares. Except as otherwise provided herein, if at any time we pay less than the total amount of dividends then accrued with respect to the preferred stock, such payment shall be distributed pro rata among the holders thereof based upon the number of shares of preferred stock held by each such holder.

     The amount of dividends payable for each full dividend period for the preferred stock will be computed by multiplying the annual dividend rate by the liquidation preference as of the first day of the dividend period and dividing the product therefrom by four (rounding down to the nearest cent). The amount of dividends payable for the initial dividend period on the preferred stock, or any other period shorter or longer than a full dividend period on the preferred stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of preferred stock (and the corresponding depositary shares) to be redeemed on a redemption date falling between the close of business on a dividend payment record date and the opening of business on the corresponding dividend payment date shall, in lieu of receiving such dividend on the dividend payment date fixed therefor, receive such dividend payment together with all accrued and unpaid dividends on the date fixed for redemption (unless such holder converts such shares in accordance with the terms of the certificate of designations). Holders of shares of preferred stock shall not be entitled to any dividends, whether payment in cash, property or securities, in excess of the dividends on the preferred stock (and the corresponding depositary shares) provided for herein. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the preferred stock (and the corresponding depositary shares) which are in arrears.

     Notwithstanding any provision to the contrary contained herein, InfoCure is not obligated or permitted to pay any dividends on the preferred stock (and the corresponding depositary shares) to the extent that InfoCure is prohibited from doing so under any agreements, documents or instruments related to any outstanding indebtedness for borrowed money of InfoCure or any of its subsidiaries.

     LIQUIDATION PREFERENCE. In the event that we liquidate, dissolve or wind up, whether voluntary or involuntary, before any payment or distribution of our assets (whether capital or surplus) shall be made to or set apart for the holders of our common stock or any other series or class or classes of our stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, the holders of the shares of preferred stock shall be entitled to receive the greater of (1) the then effective liquidation preference, plus an amount per share equal to all dividends (whether or not or declared) accrued and unpaid thereon from the last dividend payment date to the date of final distribution to such holders, or (2) the amount per share that would be distributed among the holders of the preferred stock and common stock pro rata based on the number of shares of common stock held by each holder assuming conversion of all shares of preferred stock. We will make no payment on account of any liquidation, dissolution or winding up of our operations to the holders of any class or series of stock ranking on a parity with the preferred stock in respect of the distribution of assets upon dissolution, liquidation or winding up unless there will likewise be paid at the same time to the holders of the preferred stock like proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding shares of preferred stock and the holders of all outstanding shares of such parity stock are respectively entitled with respect to such distribution. If, upon our liquidation, dissolution or winding up of operations, our assets or proceeds thereof, distributable among the holders of the shares of preferred stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the preferred stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of preferred stock and any such other parity stock ratably in accordance with the respective amounts which would be payable on such shares of preferred stock and any such other stock if all amounts payable thereof were paid in full. For purposes of the certificate of designation, (1) a consolidation or merger of PracticeWorks with one or more corporations or other entities; (2) a sale, lease, exchange or transfer of all or any part of PracticeWorks' assets; or (3) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

     Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or senior to the preferred stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of PracticeWorks, after payment shall have been made in full to the holders of preferred stock, as provided in the certificate of designations, any other series or class or classes of stock ranking junior to the preferred stock upon liquidation, dissolution or winding up shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of preferred stock shall not be entitled to share therein.

     We will give written notice of liquidation, dissolution or winding up, stating the payment date or dates and the place or places where the amounts distributable in such circumstances shall be payable, by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the holders of record of the preferred stock at their respective addresses as the same shall appear on our stock record books.

     REDEMPTION.  On           , 2005 [the fifth anniversary of the date the
shares of preferred stock were originally issued in the merger] we will redeem all outstanding shares of preferred stock in cash at a price per share equal to the then effective liquidation preference plus an amount equal to accrued and unpaid dividends (whether or not declared) from the last dividend payment date to the redemption date. Prior to the redemption date, we will give notice of redemption not less than 30 nor more than 60 days prior to the redemption date, which shall set forth the material terms of the redemption as required by the certificate of designation.

     If funds legally available for redemption shall be insufficient to redeem all of the outstanding shares of preferred stock, funds to the extent legally available shall be used for such purpose and we shall effect such redemption pro rata according to the number of outstanding shares of preferred stock held by each holder thereof. The redemption requirements provided hereby shall be continuous, so that if such requirements cannot be fully discharged, without further action by any holder of the preferred stock, funds legally available shall be applied therefor until such requirements are fulfilled.

     On or after the redemption date, each holder of shares of preferred stock shall surrender a certificate or certificates representing the number of shares of the preferred stock to be redeemed as stated in the redemption notice. If the redemption notice shall have been duly given, unless we have been in default in providing money for the payment of the redemption price (including any accrued and unpaid dividends to (and including) the redemption date), (1) dividends on the shares of the preferred stock to be redeemed will cease to accrue on the redemption date, (2) said shares shall be deemed no longer outstanding, and (3) all rights of the holders thereof as stockholders of PracticeWorks, except the right to receive from us the monies payable upon redemption without interest thereon, shall cease on the redemption date, or if earlier, on the date specified in the following sentence. Our obligation to provide monies in accordance with the preceding sentence will be deemed fulfilled if, on or before the redemption date, we deposit with a bank or trust company funds necessary for such redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be applied to the redemption of the shares of preferred stock to be so redeemed. Any interest accumulated on such funds will be paid to us from time to time. Any funds so deposited and unclaimed at the end of two years from the redemption date will be released or repaid to us, after which, subject to any applicable laws relating to escheat or unclaimed property, the holder or holders of such shares of preferred stock so called for redemption will look only to us for payment of the redemption price.

     Upon surrender in accordance with the notice of redemption of the certificates for the shares so redeemed, we will redeem such shares at the applicable redemption price. There is no restriction on the redemption of the preferred stock while there is an arrearage in the payment of dividends.

     Notwithstanding any provision to the contrary in the certificate of designations, we shall not be obligated or permitted to redeem or otherwise acquire any shares of preferred stock to the extent that we are prohibited from doing so under any agreements, documents or instruments related to any outstanding indebtedness for borrowed money of us or any of our subsidiaries.

     CONVERSION RIGHTS. A holder of shares of preferred stock will have the right, at such holder's option, at any time to convert any of such shares (or fractions thereof) into the number of fully paid and nonassessable shares of common stock, calculated as to each conversion to the nearest 1/100th of a share, obtained by dividing the aggregate of the then effective liquidation preference of the shares to be converted by the conversion price, which is
initially $          and subject to adjustment, and by surrender of such shares;
provided, however, that the right to convert shares subject to a notice of redemption will terminate at the close of business on (1) the redemption date, or (2) if we so elect and state in the notice of redemption, the business day immediately before the date (which date shall be the redemption date or any earlier date not less than 30 days after the date of mailing of the redemption notice) on which we irrevocably deposits with a designated bank or trust company as paying agent, money sufficient to pay, on the redemption date, the redemption price for the shares of preferred stock to be redeemed. If a part of a share of preferred stock is converted, then we will convert such share into the appropriate number of shares of common stock, and cash instead of fractional shares of common stock, and issue a fractional share of preferred stock evidencing the remaining interest of such holder. Our outstanding series A redeemable convertible preferred stock, in the aggregate, will be convertible into a number of shares of our common stock equal to 1.5% of the shares of our common stock outstanding, on a fully diluted basis, immediately after the distribution.

     Holders of shares of preferred stock at the close of business on the record date to set the dividend payment date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date (unless the redemption date is between the close of business on such record date and the opening of business on the corresponding dividend payment date in which case, in lieu of receiving such dividend on the dividend payment date fixed therefor, the holder of such shares will receive such dividend payment together with all other accumulated and unpaid dividends on the redemption date, unless such holder first converts such shares pursuant to the provisions of the certificate of designation) notwithstanding the conversion thereof following such dividend payment record date and prior to such dividend payment date.

     As promptly as practicable after the surrender of certificates for shares of preferred stock, we will issue and deliver at such office to such holder, or on such holder's written order, a certificate or certificates for the number of shares of common stock issuable upon the conversion of such shares, and any fractional interest in respect of a share of common stock arising upon such conversion, as the case may be.

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the written notice of conversion (as delivered to the transfer agent) shall have been received by us, and the person or persons in whose name or names any certificate or certificates for shares of common stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the conversion price in effect at such time on such date, unless our stock transfer books shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the conversion price in effect at the close of business on the date prior to the date the conversion notice is received. All shares of common stock delivered upon conversion of the preferred stock will upon delivery be duly and validly issued and fully paid and nonassessable.

     In connection with the conversion of any shares of preferred stock, fractions of such shares may be converted; however, no fractional shares or scrip representing fractions of shares of common stock shall be issued upon conversion of the preferred stock. Instead of any fractional interest in a share of common stock which would otherwise be deliverable upon the conversion of a share of preferred stock, or a fraction thereof, we shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to the closing price of common stock on the trading day immediately preceding the day of conversion multiplied by the fraction of a share of common stock represented by such fractional interest. If more than one share (or fraction thereof) shall be surrendered for conversion at one time by the same holder, the number of full shares of common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of preferred stock so surrendered.

     We may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any entity unless the holders of a majority of the ten outstanding shares of preferred stock consent thereto, or (1) if we are the surviving or continuing entity, the preferred stock shall remain outstanding without any amendment that would adversely affect the preferences, rights or powers of the preferred stock, provided that the preferred stock will thereafter no longer be subject to conversion into common stock pursuant to the terms of the certificate of designations, but each share of preferred stock instead shall be convertible into the kind of shares of stock and other securities and property receivable (including cash) upon the consummation of such transaction by a holder of that number of shares or fractions thereof of common stock into which one share of preferred stock was convertible immediately prior to such transaction with the amount of shares of stock and other securities and property to be received determined based upon the conversion price and liquidation preference on the date of conversion, (2) if we are not the surviving or continuing person, (a) the entity formed by such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (in any such case, the "resulting entity") is a corporation organized and existing under the laws of any State of the United

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States; and (b) the shares of preferred stock are converted into or exchanged for and become shares of such resulting entity, having in respect of such resulting entity the same (or more favorable) powers, preferences and relative, participating, optional or other special rights that the shares of preferred stock had immediately prior to such transaction, provided that the preferred stock will thereafter no longer be subject to conversion into common stock pursuant to the certificate of designations, but instead each share of preferred stock shall be convertible into the kind of shares of stock and other securities and property receivable (including cash) upon the consummation of such transaction by a holder of that number of shares or fractions thereof of common stock into which one share of preferred stock was convertible immediately prior to such transaction with the amount of shares of stock and other securities and property to be received determined based upon the conversion price and liquidation preference on the date of conversion; and (3) we shall have delivered to the transfer agent an officers' certificate and an opinion of counsel, reasonably satisfactory in form and content, each stating that such consolidation, merger, conveyance or transfer complies with the terms of the certificate of designations and that all conditions precedent herein provided for relating to such transaction have been complied with. These provisions of this paragraph shall similarly apply to successive transactions.

     CONVERSION PRICE ADJUSTMENT. The conversion price shall be adjusted from time to time as follows:

     - If we should, after the issue date (1) pay a dividend or make a distribution on our common stock in shares of our common stock, (2) subdivide or split our outstanding common stock into a greater number of shares, (3) combine our outstanding common stock into a smaller number of shares or (4) issue any shares of capital stock by reclassification of our common stock, the conversion price in effect immediately prior thereto will be adjusted so that the holder of any share of preferred stock thereafter surrendered for conversion will be entitled to receive the number of shares of common stock which such holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such share been surrendered for conversion immediately prior to the occurrence of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this paragraph will become effective immediately after the close of business on the record date for determination of stockholders entitled to receive such dividend or distribution in the case of a dividend or distribution, except as provided elsewhere in the certificate of designation, and shall become effective immediately after the close of business on the effective date in the case of a subdivision, split, combination or reclassification. Any shares of common stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of common stock below.

     - If we should issue after the issue date rights or warrants to all holders of common stock entitling them (for a period expiring within 45 days after the date) to subscribe for or purchase common stock at a price per share less than the current market price per share of common stock at the record date for the determination of stockholders entitled to receive such rights or warrants, then the conversion price in effect immediately prior thereto will be adjusted to equal the price determined by multiplying (1) the conversion price in effect immediately prior to the date of issuance of such rights or warrants by (2) a fraction, the numerator of which will

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       be the sum of (a) the number of shares of common stock outstanding on the date of issuance of such rights or warrants (without giving effect to any such issuance) and (b) the number of shares which the aggregate proceeds from the exercise of such rights or warrants for common stock would purchase at such current market price, and the denominator of which will be the sum of (1) the number of shares of common stock outstanding on the date of issuance of such rights or warrants (without giving effect to any such issuance) and (2) the number of additional shares of common stock that are subject to such rights or warrants. Such adjustment will be made successively whenever any such rights or warrants are issued, and will become effective immediately after such record date. In determining whether any rights or warrants entitle the holders of common stock to subscribe for or purchase shares of common stock at less than such current market price, there shall be taken into account the fair market value of any consideration received by us upon issuance and upon exercise of such rights or warrants.

     - If we should pay a dividend or make a distribution to all holders of our common stock after the issue date of any shares of its capital stock or its subsidiaries (other than in common stock) or evidences of indebtedness or assets (excluding cash dividends payable solely in cash that may from time to time be fixed by our board of directors, or dividends or distributions in connection with liquidation, dissolution or winding up) or rights or warrants to subscribe for or purchase any of its securities or those of its subsidiaries (excluding those referred to above), then in each such case, the conversion price will be adjusted so that it shall equal the price determined by multiplying (A) the conversion price in effect on the record date mentioned below by (B) a fraction, the numerator of which shall be the current market price per share of the common stock on the record date mentioned below less the then fair market value as of such record date of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of common stock, and the denominator of which will be the current market price per share of the common stock on such record date; provided, however, that in the event the then fair market value of the portion of securities so distributed applicable to one share of common stock is equal to or greater than the current market price per share of common stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of preferred stock shall have the right to receive the amount and kind of securities such holder would have received had such holder converted each such share of preferred stock immediately prior to the record date for the distribution of the securities. Such adjustment shall become effective immediately, except as provided elsewhere in the certificate of designation, after the record date for the determination of stockholders entitled to receive such distribution.

     - Notwithstanding anything in the second and third bullet points above, if rights or warrants, the distribution of which results an adjustment under either of such subparagraphs shall by their terms provide for an increase or increases with the passage of time or otherwise in the price payable to us upon the exercise thereof, the conversion price upon any such increase becoming effective shall forthwith be readjusted (but to no greater extent than originally adjusted by reason of such issuance or sale) to reflect the same. Upon the expiration or termination of such rights or warrants, if any such rights or warrants shall not have been exercised, then the conversion price shall forthwith be readjusted and thereafter be the rate which

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       it would have been had an adjustment been made on the basis that (1) the only rights or warrants so issued or sold were those so exercised and they were issued or sold for the consideration actually received by us upon such exercise plus the consideration, if any, actually received by us for the granting of all such options, rights or warrants whether or not exercised and (2) we issued and sold a number of shares of common stock equal to those actually issued upon exercise of such rights, and such shares were issued and sold for a consideration equal to the aggregate exercise price in effect under the exercise rights actually exercised at the respective dates of their exercise. For purposes of the second and third bullets above, the aggregate consideration received by us in connection with the issuance of shares of common stock or of rights or warrants shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon the exercise of such rights or warrants into shares of common stock.

     - If we should, by dividend or otherwise, at any time distribute to all holders of our common stock cash, excluding distributions specified in the certificate of designation, in an aggregate amount that, together with (1) the aggregate amount of any other distributions to all holders of the common stock made exclusively in cash within the 12 months preceding the date fixed for the determination of stockholders entitled to such distribution and in respect of which no conversion price adjustment pursuant to the third bullet point above or this bullet point has been made previously and (2) the aggregate of any cash plus the fair market value as of such date of determination of consideration payable in respect of any tender or exchange offer by us or a subsidiary for all or any portion of the common stock consummated within 12 months preceding such date of determination and in respect of which no conversion price adjustment pursuant to the sixth bullet point below has been made previously, exceeds the greater of (a) 1% of the product of the current market price per share of common stock on such date of determination multiplied by the number of shares of common stock outstanding on such date or (b) 5% of our net income reported for the 12 month period ending with the fiscal quarter next preceding such payment, then in each such case the conversion price shall be reduced so that it shall equal the price obtained by multiplying the conversion price in effect immediately prior to the close of business on such date of determination by a fraction of which the numerator shall be the current market price per share of common stock on such date less the amount of cash to be distributed at such time applicable to one share of common stock and the denominator shall be such current market price, such reduction to become effective immediately prior to the opening of business on the day after such date; provided, however, that in the event the portion of the cash so distributed applicable to one share of common stock is equal to or greater than the current market price per share of common stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of preferred stock shall have the right to receive the amount of cash such holder would have received had such holder converted each such share of preferred stock immediately prior to the record date for such distribution.

     - If a tender or exchange offer made by us or any subsidiary for all or any portion of the common stock shall be consummated and such tender or exchange offer shall involve an aggregate consideration having a fair market value as of the last time

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       that tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that, together with (1) the aggregate of the cash plus the fair market value as of the expiration time of the other consideration paid in respect of any other tender or exchange offer by us or a subsidiary for all or any portion of the common stock consummated within the 12 months preceding the expiration time and in respect of which no conversion price adjustment pursuant to this bullet has been made previously and (2) the aggregate amount of any distributions to all holders of the common stock made exclusively in cash within the 12 months preceding the expiration time and in respect of which no conversion price adjustment pursuant to the third and fifth bullets above has been made previously, exceeds the greater of (a) 1% of the product of the current market price per share of common stock on such date of determination multiplied by the number of shares of common stock outstanding on such date or (b) 5% of our net income reported for the 12 month period ending with the fiscal quarter next preceding such payment, then in each such case the conversion price shall be reduced so that it shall equal the price obtained by multiplying the conversion price in effect immediately prior the expiration time by a fraction of which the numerator shall be (x) the product of the current market price per share of common stock immediately prior to the expiration time multiplied by the number of shares of common stock outstanding (including any tendered or exchanged shares) at the expiration time minus (y) the fair market value of the aggregate consideration payable to stockholders upon consummation of such tender or exchange offer and the denominator shall be the product of (A) such current market price multiplied by (B) such number of outstanding shares at the expiration time minus the number of shares accepted for payment in such tender or exchange offer, such reduction to become effective immediately prior to the opening of business on the day following the expiration time; provided, however, that if the number of shares accepted for payment or the aggregate consideration payable therefor have not been finally determined by such opening of business, the adjustment required by this bullet shall, pending such final determination, be made based upon the preliminarily announced results of such tender or exchange offer, and, after such final determination shall have been made, the adjustment required by this bullet will be made based upon the number of shares accepted for payment and the aggregate consideration payable therefore as so finally determined.

     - No adjustment in the conversion price will be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this bullet are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, however, that any adjustment shall be required and shall be made in accordance with the provisions of the certificate of designations (other than this bullet)not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of common stock. All calculations under this section shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest 1/100th of a share (with .005 of a share being rounded upward), as the case may be. Notwithstanding anything in this paragraph to the contrary, we will be entitled, to the extent permitted by law, to make such reductions in the conversion price, in addition to those required by this paragraph, as we, in our discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets or any other transaction which could

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       be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended, hereafter made by us to its stockholders shall not be taxable for such stockholders.

     If (1) we shall declare a dividend (or any other distribution) on its common stock that would cause an adjustment to the conversion price of the preferred stock pursuant to the terms of any of the certificate of designations;
(2) we shall authorize the granting to the holders of its common stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; (3) there shall be any reclassification or change of its common stock (except as set forth specifically in the certificate of designations); (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of PracticeWorks; or (5) we or any subsidiary shall commence a tender offer or exchange offer for all or a portion of its common stock, then we shall cause to be filed with our transfer agent and shall cause to be mailed to the holders of shares of the preferred stock, as promptly as possible, but at least 30 days prior to the applicable date hereinafter specified, a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of our common stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (b) the date on which such reclassification, change, dissolution, liquidation or winding up is expected to become effective or occur or the expiration date of any such tender offer or exchange offer, and the date as of which it is expected that holders of our common stock of record shall be entitled to exchange their shares of common stock for securities or other property deliverable upon such reclassification, dissolution, liquidation or winding up.

     VOTING RIGHTS. Except as required by law, holders of the preferred stock will have the right to vote on all matters on which our common stockholders are entitled to vote and shall be entitled to the number of votes equal to the largest number of full shares of common stock into which the preferred stock could be converted as of the record date for determining eligibility to vote on such matters. Except as required by law, shares of preferred stock and shares of common stock are to be voted together as a single class and not as separate classes.

NO PREEMPTIVE RIGHTS

     No holder of any of our stock of any class authorized at the distribution date will have any preemptive right to subscribe to any of our securities of any kind or class.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the PracticeWorks common stock immediately following the distribution will be StockTrans.

NASDAQ NATIONAL MARKET LISTING

     We have applied for our common stock to be listed on The Nasdaq Stock Market's National Market under the symbol "PWKS."

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                            ANTI-TAKEOVER PROVISIONS
             OF PRACTICEWORKS' CERTIFICATE OF INCORPORATION, BYLAWS
                                AND DELAWARE LAW

GENERAL

     Our certificate of incorporation, our bylaws and the Delaware General Corporation Law contain certain provisions that could delay or make more difficult an acquisition of control of PracticeWorks not approved by our board of directors, whether by means of a tender offer, open market purchases, a proxy contest or otherwise. These provisions have been implemented to enable us, particularly but not exclusively in the initial years of our existence as an independent, publicly owned company, to develop our business in a manner which will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in the best interests of PracticeWorks and its stockholders. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of PracticeWorks, although such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors. In addition, some provisions of the Tax Disaffiliation Agreement to be entered into by InfoCure and PracticeWorks may also have the effect of discouraging third parties from making proposals involving an acquisition or change of control of PracticeWorks prior to the second anniversary of the distribution date. See "Relationship Between InfoCure and PracticeWorks Following the Distribution -- Tax Disaffiliation Agreement" on page 42. Set forth below is a description of the provisions contained in our certificate of incorporation and bylaws and the Delaware General Corporation Law that could impede or delay an acquisition of control of PracticeWorks that our board of directors has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and bylaws, the forms of which are included as exhibits to the registration statement, as well as the Delaware General Corporation Law.

CLASSIFIED BOARD OF DIRECTORS

     Our certificate of incorporation provides for our board of directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of our board of directors will be elected each year. The first class of directors will initially serve a one-year term, and the second class of directors will initially serve a two-year term. Thereafter, each class of directors will be elected for a three-year term. See "Management" beginning on page 84.

     This provision could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of our board of directors until the second annual stockholders meeting following the date on which the acquiror obtains the controlling stock interest and could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of PracticeWorks. Therefore, it could increase the likelihood that incumbent directors will retain their positions.

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NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES

     Our certificate of incorporation and bylaws provide that the number of directors shall be fixed only by resolution of our board of directors from time to time. Our certificate of incorporation provides that the directors may be removed by stockholders only both for cause and by the affirmative vote of at least 66 2/3% of the shares entitled to vote.

     Our certificate of incorporation and bylaws provide that vacancies on the board of directors may be filled only by a majority vote of the remaining directors or by the sole remaining director.

STOCKHOLDER ACTION

     Our certificate of incorporation provides that stockholder action may be taken only at an annual or special meeting of stockholders. Our certificate of incorporation and bylaws provide that special meetings of stockholders may be called only by the chairman of the board of directors, the chief executive officer or a majority of the board of directors. Stockholders are not permitted to call a special meeting or to require our board of directors to call a special meeting of stockholders.

ADVANCE NOTICE FOR STOCKHOLDER PROPOSALS OR NOMINATION AT MEETINGS

     Our bylaws establish an advance notice procedure for stockholder proposals to be brought before any annual or special meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. Subject to any other applicable requirements, including, without limitation, Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, only such business may be conducted at a meeting of stockholders as has been brought before the meeting by, or at the direction of, our board of directors, or by a stockholder who has given our Secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. The presiding officer at such meeting has the authority to make such determinations. Only persons who are nominated by, or at the direction of, our board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to our Secretary prior to a meeting at which directors are to be elected will be eligible for election as directors of PracticeWorks.

     To be timely, notice of nominations or other business to be brought before any meeting must be delivered to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if the annual meeting is not scheduled to be held within a period that commences 30 days before and ends 30 days after such anniversary date, such advance notice shall be given by the later of (1) the close of business on the date 90 days prior to the date of the annual meeting or (2) the close of business on the tenth day following the date that the meeting date is first publicly announced or disclosed.

     Any stockholder who gives notice of a proposal must provide the text of the proposal to be presented, a brief written statement of the reasons why he or she favors the proposal, the stockholder's name and address, the number and class of all shares of each class of PracticeWorks stock owned, any material interest the stockholder may have in the proposal, other than as a PracticeWorks stockholder, and, in the case of any person that holds PracticeWorks stock through a nominee or "street name" holder of record of such

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stock, evidence establishing such person's indirect ownership of PracticeWorks stock and entitlement to vote on the matter proposed at the annual meeting.

     The notice of any nomination for election as a director must set forth the name of the nominee, the number and class of all shares of each class of PracticeWorks capital stock beneficially owned by the nominee, the information regarding the nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC, the signed consent of each nominee to serve as a director if elected, the nominating stockholder's name and address, the number and class of shares of PracticeWorks stock owned by such nominating stockholder and, in the case of any person that holds PracticeWorks stock through a nominee or "street name" holder of record of such stock, evidence establishing such person's indirect ownership of PracticeWorks stock and entitlement to vote on the matter proposed at the annual meeting.

AMENDMENTS TO BYLAWS

     Our certificate of incorporation provides that only our board of directors or the holders of 66 2/3% of the shares of our capital stock entitled to vote at an annual or special meeting of stockholders have the power to amend or repeal our bylaws.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

     Any proposal to amend, alter, change or repeal any provision of our certificate of incorporation requires approval by the affirmative vote of a majority of the voting power of all of the shares of our capital stock entitled to vote on such matters, with the exception of certain provisions of our certificate of incorporation which require a vote of 66 2/3% or more of such voting power.

PREFERRED STOCK

     Our certificate of incorporation authorizes our board of directors by resolution to issue one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of such series.

     We believe that the availability of the preferred stock will provide us with increased flexibility in structuring possible future financing and acquisitions and in meeting other corporate needs which might arise. Having such authorized shares available for issuance will allow us to issue shares of preferred stock without the expense and delay of a special stockholders' meeting. The authorized shares of preferred stock, as well as PracticeWorks common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of the Nasdaq Stock Market's National Market, any other inter-dealer quotation system or any stock exchange on which our securities may be listed. Although our board of directors has no intention at the present time of doing so, it would have the power subject to applicable law to issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. For instance, subject to applicable law, such series of preferred stock might impede a business combination by including class voting rights which would enable the holder to block such a transaction.

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DELAWARE LAW

     Under Section 203 of the Delaware General Corporation Law, or Section 203, which will be applicable to us after the distribution, certain "business combinations," which are defined generally to include mergers or consolidations between the Delaware corporation and an interested stockholder and transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase the interested stockholder's percentage ownership of stock, between a publicly held Delaware corporation and an "interested stockholder," which is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation's voting stock or their affiliates, are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:

          (1) the corporation has elected in its certificate of incorporation not to be so governed;

          (2) either the business combination or the proposed acquisition of stock resulting in the person becoming an interested stockholder was approved by the board of directors of the corporation before the other party to the business combination became an interested stockholder;

          (3) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction, excluding voting stock owned by officers who are also directors or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan; or

          (4) the business combination was approved by the board of directors of the corporation and also ratified by two-thirds of the voting stock which the interested stockholder did not own.

     Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. Our certificate of incorporation does not exclude us from restrictions imposed under Section 203. The provisions of Section 203 may encourage companies interested in acquiring PracticeWorks to negotiate in advance with our board of directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approved either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Such provisions also may have the effect of preventing changes in the management of PracticeWorks. It is possible that such provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

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            LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

LIMITATION ON LIABILITY OF DIRECTORS

     Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law, Article XI of our certificate of incorporation, or Article XI, eliminates the personal liability of our directors to PracticeWorks or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as it may hereafter be amended. Under the Delaware General Corporation Law as in effect on the date hereof, our directors remain liable for:

          (1) any breach of the duty of loyalty to PracticeWorks or its stockholders;

          (2) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

          (3) any violation of Section 174 of the Delaware General Corporation Law, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances; and

          (4) any transaction from which directors derive an improper personal benefit.

     Article XI provides that any future repeal or amendment of its terms (including any amendment or repeal of Article XI made by virtue of any change in the Delaware General Corporation Law) will not adversely affect any rights of directors existing thereunder with respect to acts or omissions occurring prior to such repeal or amendment.

INDEMNIFICATION

     Our bylaws and Section 145 of the Delaware General Corporation Law, which allows, and in some cases requires, the indemnification of directors and officers under certain circumstances, grant our directors and officers a right to indemnification to the full extent permitted by law for all expenses relating to civil, criminal, administrative or investigative procedures to which they are a party (1) by reason of the fact that they are or were our directors or officers or (2) by reason of the fact that, while they are or were our directors or officers, they are or were serving at our request as a director, officer or employee of another enterprise. Our bylaws further provide that an advancement for any such expenses shall only be made upon delivery to us by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified by us.

INDEMNIFICATION AGREEMENTS

     In connection with the distribution, we will enter into indemnification agreements with our directors and officers. These agreements will require us to indemnify these directors and officers with respect to their activities as our directors or officers or when serving at our request as a director, officer or trustee of another corporation, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in any threatened, pending or completed suit or proceeding to which they are, or are threatened to be made, parties as a result of their service to us. We will agree to indemnify each indemnitee for any one or a combination of the following, whichever is most advantageous to the indemnitee: (1) the benefits provided by our certificate of incorporation and bylaws in effect on the date of the indemnification agreement; (2) the benefits provided by our certificate of incorporation and bylaws at the time expenses are incurred by the indemnitee; (3) the benefits allowable under Delaware law in effect on the date of the indemnification agreement; (4) the benefits allowable under the law of the jurisdiction under which we exist at the time expenses are incurred by the indemnitee; (5) the benefits available under liability insurance obtained by us; and (6) such other benefits as may be otherwise available to indemnitee under our existing practices. Under the indemnification agreements, each indemnitee will continue to be indemnified even after ceasing to occupy a position as our officer, director, employee or agent with respect to suits or proceedings arising out of acts or omissions during his or her service to us.

     Each indemnitee will agree to notify us promptly of any proceeding brought or threatened and not to make any admission or settlement without our consent, unless the indemnitee determines to undertake his or her own defense and waives the benefits of the indemnification agreement.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The financial statements of PracticeWorks as of December 31, 1999 and 1998 and for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997 included in this information statement have been so included in reliance on the report of BDO Seidman, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Medical Dynamics, Inc. and Subsidiaries as of September 30, 1999 and for the years ended September 30, 1999 and 1998 included in this information statement have been so included in reliance on the report of Hein + Associates LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

     We have filed with the SEC the registration statement under the Exchange Act, with respect to the PracticeWorks common stock. This document does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     The registration statement and the exhibits thereto filed by PracticeWorks with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the SEC at Seven World Trade Center, Thirteenth Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such information can be obtained by mail from the Public

Reference Branch of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a website that contains reports, proxy and information statements and other information regarding statements regarding registrants that file electronically with the SEC. The address of the SEC's website is http://www.sec.gov.

     After the distribution, we will be required to comply with the reporting requirements of the Exchange Act and to file with the SEC reports, proxy statements and other information as required by the Exchange Act. Additionally, we will be required to provide annual reports containing audited financial statements to our stockholders in connection with our annual meetings of stockholders. After the distribution, these reports, proxy statements and other information will be available to be inspected and copied at the public reference facilities of the SEC or obtained by mail or over the Internet from the SEC, as described above. We will apply to list the PracticeWorks common stock on the Nasdaq National Market. When the PracticeWorks common stock commences trading on the Nasdaq National Market, these reports, proxy statements and other information will be available for inspection at the offices of the Nasdaq National Market, 9513 Key West Avenue, Rockville, Maryland 20850.

                         INDEX TO FINANCIAL STATEMENTS

PRACTICEWORKS (A DIVISION OF INFOCURE CORPORATION)
  HISTORICAL FINANCIAL STATEMENTS
Report of Independent Certified Public Accountants..........    F-2
Balance sheets as of December 31, 1999 and 1998.............    F-3
Statements of operations for the years ended December 31,
  1999 and 1998 and the eleven months ended December 31,
  1997......................................................    F-4
Statements of changes in divisional equity for the years
  ended December 31, 1999 and 1998 and the eleven months
  ended December 31, 1997...................................    F-5
Statements of cash flows for the years ended December 31,
  1999 and 1998 and the eleven months ended December 31,
  1997......................................................    F-6
Notes to financial statements...............................    F-7
Balance sheets as of June 30, 2000 (unaudited) and December
  31, 1999..................................................   F-28
Statements of operations (unaudited) for the six months
  ended June 30, 2000 and 1999..............................   F-29
Statements of cash flows (unaudited) for the six months
  ended June 30, 2000 and 1999..............................   F-30
Notes to interim financial statements (unaudited)...........   F-31
PRACTICEWORKS (A DIVISION OF INFOCURE CORPORATION) PRO FORMA
  FINANCIAL STATEMENTS:
Introduction to unaudited pro forma condensed combined
  financial statements......................................   F-35
Unaudited pro forma condensed combined balance sheet as of
  June 30, 2000.............................................   F-36
Unaudited pro forma condensed combined statement of
  operations for the year ended December 31, 1999...........   F-37
Unaudited pro forma condensed combined statement of
  operations for the six months ended June 30, 2000.........   F-38
Notes to unaudited pro forma condensed combined financial
  statements................................................   F-39
MEDICAL DYNAMICS, INC. AND SUBSIDIARIES HISTORICAL FINANCIAL
  STATEMENTS
Independent Auditor's Report................................   F-40
Consolidated balance sheet as of September 30, 1999.........   F-41
Consolidated statements of operations for the fiscal years
  ended September 30, 1999 and 1998.........................   F-42
Consolidated statements of stockholders' equity for the
  fiscal years ended September 30, 1999 and 1998............   F-43
Consolidated statements of cash flows for the fiscal years
  ended September 30, 1999 and 1998.........................   F-44
Notes to consolidated financial statements..................   F-46
Consolidated balance sheets as of June 30, 2000 (unaudited)
  and September 30, 1999....................................   F-62
Unaudited consolidated statements of operations for the nine
  months ended June 30, 2000 and 1999.......................   F-63
Unaudited consolidated statements of cash flows for the nine
  months ended June 30, 2000 and 1999.......................   F-64
Notes to unaudited consolidated financial statements........   F-65

                                 PRACTICE WORKS
                      (A DIVISION OF INFOCURE CORPORATION)

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

PracticeWorks
(A Division of InfoCure Corporation)
Atlanta, Georgia

     We have audited the accompanying balance sheets of PracticeWorks (a division of InfoCure Corporation) (the "Division") as of December 31, 1999 and 1998 and the related statements of operations, changes in divisional equity and cash flows for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Division as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997, in conformity with generally accepted accounting principles.

BDO Seidman, LLP
Atlanta, Georgia
August 9, 2000

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                        DECEMBER 31,   DECEMBER 31,
                                                            1999           1998
                                                        ------------   ------------
ASSETS (NOTES 1 AND 8):
CURRENT:
Cash and cash equivalents.............................    $ 2,527        $ 1,633
Accounts receivable -- trade, net of allowance of
  $1,113 and $339.....................................      9,041          6,109
Other receivables.....................................         97             98
Inventory.............................................      1,772          1,388
Deferred tax assets (Note 11).........................        669            774
Prepaid expenses and other current assets.............        453            493
                                                          -------        -------
     Total current assets.............................     14,559         10,495
Property and equipment, net of accumulated
  depreciation (Note 5)...............................      2,046          2,521
Goodwill, net of accumulated amortization of $3,927
  and $1,594 (Notes 3 and 4)..........................     32,800         19,991
Other intangible assets (Note 6)......................      7,806          2,914
Deferred tax assets (Note 11).........................        108          1,177
Other assets..........................................        523             --
                                                          -------        -------
                                                          $57,842        $37,098
                                                          =======        =======
LIABILITIES AND DIVISIONAL EQUITY:
CURRENT LIABILITIES:
Accounts payable......................................    $ 2,772        $   775
Accrued expenses (Note 7).............................      5,712          1,450
Accrued restructuring costs (Note 4)..................        445            283
Deferred revenue and customer deposits................      6,704          6,046
Current portion of long-term debt (Note 8)............        116          2,975
                                                          -------        -------
     Total current liabilities........................     15,749         11,529
Long-term debt, less current portion (Note 9).........      9,614         14,769
Other liabilities.....................................         60             --
                                                          -------        -------
     Total liabilities................................     25,423         26,298
                                                          -------        -------
Commitments and contingencies (Notes 3, 8 and 9)
DIVISIONAL EQUITY:
Net advances from parent..............................     35,909         16,598
Accumulated deficit...................................     (3,490)        (5,798)
                                                          -------        -------
     Total divisional equity..........................     32,419         10,800
                                                          -------        -------
                                                          $57,842        $37,098
                                                          =======        =======

See accompanying notes to financial statements

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                            STATEMENTS OF OPERATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                         ELEVEN MONTHS
                                            YEAR ENDED     YEAR ENDED        ENDED
                                           DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                               1999           1998           1997
                                           ------------   ------------   -------------
REVENUE (NOTE 1):
Systems and software.....................    $34,325        $27,825         $13,961
Maintenance, support and services........     20,266         15,662           7,523
                                             -------        -------         -------
     Total revenue.......................     54,591         43,487          21,484
                                             -------        -------         -------
OPERATING EXPENSE:
Hardware and other items purchased for
  resale.................................      9,654          9,726           3,722
Selling, general and administrative
  (excluding compensatory stock
  awards)................................     28,666         21,061          11,703
Research and development.................      4,185          3,537           3,267
Depreciation and amortization............      3,284          2,272             551
Restructuring and other charges (Note
  4).....................................      1,814          1,031           6,463
Merger costs (Note 3)....................        659             69              --
Compensatory stock awards................        428          6,447              14
                                             -------        -------         -------
     Total operating expense.............     48,690         44,143          25,720
                                             -------        -------         -------
Operating income (loss)..................      5,901           (656)         (4,236)
Interest expense and other, net..........      1,335            966             198
                                             -------        -------         -------
Income (loss) before income taxes and
  extraordinary item.....................      4,566         (1,622)         (4,434)
Provision (benefit) for income taxes
  (Note 11)..............................      2,186            873            (171)
                                             -------        -------         -------
Income (loss) before extraordinary
  item...................................      2,380         (2,495)         (4,263)
Extraordinary item -- debt extinguishment
  cost, net of income taxes (Note 8).....        (72)            --              --
                                             -------        -------         -------
Net income (loss)........................      2,308         (2,495)         (4,263)
Pro forma tax adjustments (Note 11)......       (384)        (1,350)            653
                                             -------        -------         -------
Pro forma net income (loss)..............    $ 2,692        $(1,145)        $(4,916)
                                             =======        =======         =======
Per share data: Basic and diluted:
  Net income (loss) before extraordinary
     item................................    $  0.34        $ (0.52)        $ (1.10)
  Extraordinary item, net of tax.........       0.01             --              --
                                             -------        -------         -------
  Net income (loss)......................       0.33          (0.52)          (1.10)
  Pro forma tax adjustments..............      (0.05)         (0.28)           0.17
                                             -------        -------         -------
  Pro forma net income (loss)............    $  0.38        $ (0.24)        $ (1.27)
                                             =======        =======         =======
Weighted average shares outstanding:
  Basic and diluted (Note 2).............      6,994          4,828           3,881
                                             =======        =======         =======

See accompanying notes to financial statements

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                   STATEMENTS OF CHANGES IN DIVISIONAL EQUITY
                                 (IN THOUSANDS)

                                                                RETAINED
                                                                EARNINGS
                                               NET ADVANCES   (ACCUMULATED   DIVISIONAL
                                               FROM PARENT      DEFICIT)       EQUITY
                                               ------------   ------------   ----------
Balance at January 31, 1997..................    $   268        $   960       $ 1,228
Net advances from InfoCure...................      4,018             --         4,018
Net loss.....................................         --         (4,263)       (4,263)
                                                 -------        -------       -------
Balance at December 31, 1997.................      4,286         (3,303)          983
Net advances from InfoCure...................     12,312             --        12,312
Net loss.....................................         --         (2,495)       (2,495)
                                                 -------        -------       -------
Balance at December 31, 1998.................     16,598         (5,798)       10,800
Net advances from InfoCure...................     19,311             --        19,311
Net income...................................         --          2,308         2,308
                                                 -------        -------       -------
Balance at December 31, 1999.................    $35,909        $(3,490)      $32,419
                                                 =======        =======       =======

See accompanying notes to financial statements.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                         ELEVEN MONTHS
                                            YEAR ENDED     YEAR ENDED        ENDED
                                           DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                               1999           1998           1997
                                           ------------   ------------   -------------
OPERATING ACTIVITIES (NOTE 1):
Net income (loss)........................    $  2,308       $(2,495)        $(4,263)
Adjustments to reconcile net income
  (loss) to cash flows provided by
  operating activities:
  Extraordinary item -- debt
     extinguishment cost.................         110            --              --
  Restructuring and other charges........       1,814         1,031           6,463
  Depreciation and amortization..........       3,284         2,272             551
  Allowance for doubtful accounts........         774           247             (92)
  Stock-based compensation...............         428         6,447              14
  Deferred income taxes..................         157          (702)            197
  Changes in operating assets and
     liabilities -- net of effects of
     acquisitions:
     Accounts receivable.................      (3,150)       (3,101)         (1,334)
     Inventory, prepaid expenses and
       other current assets..............        (262)         (240)            499
     Accounts payable and accrued
       expenses..........................         618        (3,513)            536
     Deferred revenue and customer
       deposits..........................        (267)        2,312             445
                                             --------       -------         -------
          Net cash flows provided by
             operating activities........       5,814         2,258           3,016
                                             --------       -------         -------
INVESTING ACTIVITIES:
Net cash paid for acquisitions...........      (8,254)      (12,501)         (4,171)
Property and equipment expenditures......        (307)         (894)         (1,728)
Cash paid for other intangible assets....      (1,452)       (2,252)           (247)
Other....................................        (263)           72             416
                                             --------       -------         -------
          Net cash flows used in
             investing activities........     (10,276)      (15,575)         (5,730)
                                             --------       -------         -------
FINANCING ACTIVITIES:
Borrowings under credit facility and
  other long-term debt...................       8,654        12,501           5,451
Principal payments on long-term debt.....     (16,668)         (208)           (416)
Net cash advances from parent............      13,370         1,916             107
Net repayment of other notes payable.....          --            --          (2,325)
                                             --------       -------         -------
          Net cash flows provided by
             financing activities........       5,356        14,209           2,817
                                             --------       -------         -------
Net increase in cash and cash
  equivalents............................         894           892             103
Cash and cash equivalents, beginning of
  period.................................       1,633           741             638
                                             --------       -------         -------
Cash and cash equivalents, end of
  period.................................    $  2,527       $ 1,633         $   741
                                             ========       =======         =======

See accompanying notes to financial statements

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

     The accompanying financial statements include the operations, assets and liabilities of the PracticeWorks Division (the "Division") of InfoCure Corporation ("InfoCure"), which consists of InfoCure's information management technology business for dental, orthodontic, oral and maxillofacial surgery practices. In August 2000, InfoCure announced its plan to distribute to its shareholders the shares of PracticeWorks, Inc., an indirect, wholly owned subsidiary of InfoCure ("PracticeWorks"). Immediately prior to the distribution, InfoCure will transfer the Division's assets and liabilities to PracticeWorks. Those assets and liabilities will be reflected in PracticeWorks' financial statements at InfoCure's historical cost.

     The assets and liabilities of the Division (the "Contributed Businesses") consist primarily of businesses InfoCure acquired at various times from the consummation of InfoCure's initial public offering in July 1997 through 1999. The Contributed Businesses include two acquisitions made by InfoCure in 1997, one in 1998, and four in 1999, all of which were accounted for as purchases, and also include five acquisitions during 1999 which were accounted for as poolings of interests (see Note 3).

     Revenues and expenses specifically identified with the Division have been directly attributed to the Division in the financial statements. The Division's costs and expenses in the accompanying financial statements include allocations from InfoCure for centralized legal, accounting, treasury, real estate, information technology, and other InfoCure corporate services and infrastructure costs because specific identification of the expenses is not practicable. The expense allocations have been determined on the bases that InfoCure and the Division considered to be reasonable reflections of the utilization of services provided or the benefit received by the Division using ratios such as relative head count, sales and real estate occupied. However, the financial information included herein may not necessarily reflect the financial position and results of operations of PracticeWorks in the future or what these amounts would have been had it been a separate, stand-alone entity during the periods presented. However, we believe that if the Division had been a stand-alone entity during the periods presented, the expenses would not have been materially different from the allocations presented.

     The Division is a provider of information management technology for dentists, orthodontists and oral and maxillofacial surgeons. The Division's offerings include practice management applications, business-to-business e-commerce services, electronic data interchange, or EDI, services, ongoing maintenance and support and training. These systems are designed to increase the quality and reduce the cost of providing care by allowing dentists and physicians to manage their practices more efficiently and reduce the administrative burdens created by an increasingly complex healthcare environment. The Division is currently developing new practice management applications, tailored to the needs of dental, orthodontic, and oral and maxillofacial surgery customers that can be delivered through its application services provider, or ASP, delivery model and other Internet-based applications and services.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR-END

     InfoCure changed its fiscal reporting period to December 31 effective February 1, 1997. Accordingly, the 1997 fiscal period is comprised of eleven months.

REVENUE RECOGNITION

     Revenue from software sales is recognized when all shipment obligations have been met, fees are fixed and determinable, collection of the sale proceeds is deemed probable and persuasive evidence that an agreement exists. Revenue from hardware sales is recognized upon product shipment. Revenue from support and maintenance contracts, which are typically one year in length, is recognized ratably over the life of the contract. Revenue from other services is recognized as the services are provided.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include all highly liquid investments with initial maturity dates of no more than three months. Historically, InfoCure has managed cash for its divisions on a centralized basis.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties. Management estimates that the carrying amounts of the Division's financial instruments included in the accompanying balance sheets are not materially different from their fair values.

INVENTORIES

     Inventory consists primarily of peripheral computer equipment and related supplies. Inventory is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

PROPERTY AND EQUIPMENT

     Property and equipment, including equipment under capital leases, are stated at the lower of the fair value or cost. Depreciation is computed over the estimated useful lives of the related assets using both straight-line and accelerated methods for financial reporting and primarily accelerated methods for income tax purposes. Substantial betterments to property and equipment are capitalized and repairs and maintenance are expensed as incurred.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

CAPITALIZED COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED

     Costs incurred, such as planning, designing, coding and testing, for computer software to be sold, leased or otherwise marketed are expensed as incurred prior to establishing the technological feasibility of a product. Technological feasibility is generally achieved when the detail program design or a working model has been completed. For the period between the establishment of technological feasibility and the time a product is available for general release, such costs are capitalized. Capitalized software costs are amortized using the straight-line method over the estimated lives of the related products (generally 48 months). During the fourth quarter of 1999, PracticeWorks adopted a new product strategy involving the development of ASP applications and other Internet-based applications and services. Additionally, in connection with restructuring the businesses of recently acquired companies, management decided to modify future product offerings. As a result of these decisions, the Division recorded a charge of approximately $874,000 million in the fourth quarter of 1999 representing the write-off of the carrying value of software development costs. A write-down of capitalized software in the amount of $339,000 was also recorded in 1997 (Note 4).

COSTS OF COMPUTER SOFTWARE DEVELOPED FOR INTERNAL USE

     Computer software development costs that are incurred during the preliminary stage of development, such as product evaluation and selection, are expensed as incurred. Costs incurred during the application development stage, such as design coding and installation, are capitalized and amortized over the useful life of the product, which is generally four years. Training, maintenance and data conversion costs are expensed as incurred.

GOODWILL AND OTHER INTANGIBLE ASSETS

     Intangible assets consist primarily of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. All goodwill is amortized on a straight-line basis over its estimated useful life. Prior to the fourth quarter of 1999, goodwill was amortized over a 15 year estimated useful life, which was reflective of management's analysis that goodwill is derived from the historical and estimated future lives of its customer relationships, the longevity and continuing use of its core products and the relatively minor impact of technological obsolescence on these core products. As a result of InfoCure's change in product strategy involving the development of ASP applications and other Internet-based applications and services, its transition to a subscription pricing model and the current rate of change within the industry, management now estimates that the useful life of its remaining goodwill will be three years.

     Other intangible assets also include (1) purchased technology, to be amortized over four years, (2) customer lists, amortized over three years and
(3) deferred loan costs, amortized over the life of the respective loans at rates which approximate the interest method.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

LONG-LIVED ASSETS

     Long-lived assets, such as goodwill, property and equipment and capitalized software development costs and cost of computer software developed for internal use are periodically evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of the assets. When any such impairment exists, the related assets will be written down to fair value. A write-down of assets due to impairment in the aggregate amount of $3.6 million, primarily related to goodwill, was required for the eleven months ended December 31, 1997 (Note 4).

CHANGE IN ACCOUNTING ESTIMATES

     In view of recent competitive developments, the rapid pace of change engendered by the encroachment of Internet companies into the marketplace and InfoCure's change in product strategy involving the development of ASP applications and other Internet-based applications and services and the transition to a subscription pricing model, management has reassessed the useful life of goodwill. While in management's opinion, there is currently no impairment in the carrying value of this long-lived intangible asset (based on an analysis of undiscounted future cash flows), management has determined that the useful life of goodwill should be shortened substantially to be more reflective of the current rate of technological change and competitive conditions. Accordingly, management changed the estimated useful life of goodwill from an original life of 15 years to a remaining life of three years, which change has been applied prospectively from the fourth quarter of 1999. This change in accounting estimate increased amortization expense by approximately $800,000 in 1999.

     Additionally, based on InfoCure's analysis of current business and market conditions, its cash collection experience and, in light of the potential write-offs associated with customers migrating from traditional support programs to InfoCure's subscription pricing offerings, management also increased the allowance for doubtful accounts in 1999. This change of accounting estimate, recorded in the fourth quarter of 1999, increased selling, general and administrative expenses by $700,000 in 1999.

DIVISIONAL EQUITY

     Divisional Equity represents InfoCure's net investment in and advances to the Division. Intercompany interest expense has been allocated to, or included in, the accompanying financial statements only for that portion of third-party debt attributed to the Division. No intercompany interest income or expense has been allocated to the Division for InfoCure's net investment in the Division.

STOCK-BASED COMPENSATION PLANS

     The Division accounts for its stock-based compensation plans under the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Employees." In Note 10, the Division presents the disclosure requirements of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-based Compensation." SFAS No. 123 requires that companies which elect not to account for stock-based compensation as prescribed by that statement shall disclose, among other things, the pro forma effects on net loss as if SFAS No. 123 had been adopted.

INCOME TAXES

     For the periods presented, the Division was not a separate taxable entity for federal, state or local income tax purposes and its operating results are included in InfoCure's tax returns. The Division calculates its income taxes under the separate return method and accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Division's financial statements or tax returns. In estimating future tax consequences, management generally considers all expected future events other than possible enactments of changes in the tax laws or rates.

RESTRUCTURING COSTS

     The Division records the costs of consolidating acquired operations into the Division's existing facilities, including the external costs and liabilities to close redundant Division facilities and severance and relocation costs related to the Division's employees in accordance with Emerging Issues Task Force Issue ("EITF") No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in Restructuring)."

PER SHARE DATA

     The historical capital structure of the Division is not representative of the future capital structure of PracticeWorks. The Division issued common stock to a wholly owned subsidiary of InfoCure in August 2000 and will commence operations as a separate legal entity upon completion of the distribution. For purposes of these financial statements, we have assumed a distribution ratio of
 1/4 share of PracticeWorks common stock for every outstanding share of InfoCure common stock. The weighted average shares outstanding are based on the outstanding shares of InfoCure and the assumed distribution ratio. The financial information included herein may not reflect the financial position, results of operations, changes in divisional equity and cash flows of the Division in the future or what they would have been had the Division been a separate, stand-alone entity during the periods presented.

MANAGEMENT ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

     In March 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This statement provides guidance on accounting for the costs of computer software developed or obtained for internal use and determining whether computer software is for internal use. SOP No. 98-1 was effective in 1999. Adoption of this statement did not have a significant impact on the Division's financial statements.

     SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. Historically, the Division has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Division does not expect adoption of the new standard on January 1, 2001, to affect its financial statements.

     The Financial Accounting Standards Board issued Interpretation ("Interpretation") No. 44, "Accounting for Certain Transactions involving Stock Compensation, an Interpretation of APB Opinion No. 25" which is effective July 1, 2000. Interpretation No. 44 clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a stock compensation plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Adoption of the provisions of the Interpretation are not expected to have a significant impact on the Division's financial statements.

     In December 1999, the SEC issued Staff Accounting Bulletin ("SAB") No. 101 "Revenue Recognition" which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the SEC. The Division believes that adopting SAB No. 101 will not have a material impact on its financial position or results of operations.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3. BUSINESS COMBINATIONS

     As discussed in Note 1, InfoCure completed 18 acquisitions attributable to the Division at various times from the consummation of InfoCure's initial public offering in July 1997 through 1999.

ACQUISITIONS ACCOUNTED FOR USING THE PURCHASE METHOD OF ACCOUNTING

     The following tables summarize the fair values of the assets acquired, liabilities assumed and consideration given in connection with the acquisitions completed in each of the following years within the Division accounted for as purchases:

                                                        1999      1998      1997
                                                       -------   -------   -------
                                                             (IN THOUSANDS)
Accounts receivable..................................  $   555   $   134   $   649
Inventory............................................       43        --       261
Prepaid expenses.....................................       39       152        94
Property and equipment...............................      260       159       582
Goodwill.............................................   10,526    14,988     9,099
Capitalized software.................................      116       420       828
Other assets.........................................      200        72       393
Deferred revenue.....................................     (925)     (715)   (1,292)
Accounts payable and accrued expenses................     (560)       (9)     (418)
Notes payable........................................       --        --    (1,347)
Other liabilities....................................       --        --      (978)
                                                       -------   -------   -------
  Net assets acquired................................  $10,254   $15,201   $ 7,871
                                                       =======   =======   =======
These acquisitions were funded as follows:
InfoCure common stock................................  $ 2,000   $ 2,700   $ 3,700
Cash.................................................    8,254    12,501     4,171
                                                       -------   -------   -------
                                                       $10,254   $15,201   $ 7,871
                                                       =======   =======   =======

     Certain of the purchase acquisition agreements provided for additional consideration based on the acquired company attaining specified revenue or operating income goals. Maximum determinable contingent consideration aggregated $2.0 million, $4.4 million and $3.4 million for acquisitions accounted for as purchases during 1999, 1998 and 1997, respectively. As more fully described in
Note 4, portions of the contingent consideration related to certain acquisitions were deemed earned and payable in connection with the Division's restructuring plans. Accordingly, restructuring costs for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997 included approximately $700,000, $750,000 and $2.2 million, respectively, in settlement of estimated contingent consideration obligations related to the affected companies.

     In 1999, contingent consideration of approximately $4.4 million was earned and accrued as additional purchase price pursuant to the terms of the original purchase agreements and was paid during 2000. As of December 31, 1999, maximum contingent consideration payable based on future performance is $2.0 million.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The following unaudited pro forma information presents the results of operations of the Division as if each of the acquisitions had occurred as of the beginning of the immediately preceding period. The pro forma information is not necessarily indicative of what would have occurred had the acquisitions been made as of such periods, nor is it indicative of future results of operations. The pro forma amounts give effect to appropriate adjustments for the fair value of the assets acquired, reductions in personnel costs and other operating expenses not assumed as part of the acquisitions, amortization of intangibles, interest expense and income taxes.

                                                                       ELEVEN MONTHS
                                         YEAR ENDED DECEMBER 31,           ENDED
                                       ----------------------------    DECEMBER 31,
PRO FORMA AMOUNTS                          1999            1998            1997
-----------------                      ------------    ------------    -------------
                                                      (IN THOUSANDS)
Revenue............................      $61,633         $52,044          $26,687
Pro forma net income (loss)........        1,501          (3,100)          (3,983)

ACQUISITIONS ACCOUNTED FOR USING THE POOLING OF INTERESTS METHOD OF ACCOUNTING

     Five of the Contributed Businesses acquired by InfoCure during 1999 were accounted for as poolings of interests which provided for the exchange of substantially all of the outstanding equity interest of each entity for shares of InfoCure common stock. Accordingly, the accompanying financial statements have been restated for all periods presented to include the financial position, results of operations and cash flows of the combined companies. The following table summarizes shares of InfoCure stock issued in these acquisitions:

                                                   SHARES OF
COMPANY                                         INFOCURE ISSUED     CLOSING DATE
-------                                         ---------------   -----------------
OMSystems, Inc. ("OMS").......................     2,287,998      February 18, 1999
Ardsley, M.I.S., Inc. ("Orthoware")...........       209,016        August 17, 1999
Kevin Kozlowski, Inc. d/b/a Human Touch
  Software ("Human Touch")....................       255,247      December 20, 1999
Unident Corporation ("Unident")...............       357,796      December 21, 1999
InfoLogic, Inc. ("InfoLogic").................       102,096      December 21, 1999

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The following table presents a reconciliation of revenue, income (loss) before extraordinary item and pro forma net income (loss) to those presented in the accompanying financial statements.

                                        YEAR ENDED DECEMBER 31,     ELEVEN MONTHS ENDED
                                      ---------------------------      DECEMBER 31,
                                          1999           1998              1997
                                      ------------   ------------   -------------------
                                                       (IN THOUSANDS)
REVENUE:
The Division........................    $22,238        $18,815            $ 4,898
OMS.................................     18,651         14,993             12,325
Orthoware...........................      2,330          1,800              1,301
Human Touch.........................      2,288          1,007                798
Unident.............................      6,518          4,510                353
InfoLogic...........................      2,566          2,362              1,809
                                        -------        -------            -------
                                        $54,591        $43,487            $21,484
                                        =======        =======            =======
INCOME (LOSS) BEFORE EXTRAORDINARY
  ITEM:
The Division........................    $ 3,239        $ 1,022            $(5,931)
OMS.................................      1,623         (3,296)             1,703
Orthoware...........................        260            (73)                (2)
Human Touch.........................         34             (1)               (17)
Unident.............................     (1,545)          (163)               (27)
InfoLogic...........................     (1,231)            16                 11
                                        -------        -------            -------
                                        $ 2,380        $(2,495)           $(4,263)
                                        =======        =======            =======
PRO FORMA NET INCOME (LOSS) -- AFTER
  EXTRAORDINARY ITEM:
The Division........................    $ 3,167        $ 1,022            $(5,931)
OMS.................................      1,623         (3,296)             1,703
Orthoware...........................        260            (73)                (2)
Human Touch.........................         34             (1)               (17)
Unident.............................     (1,545)          (163)               (27)
InfoLogic...........................     (1,231)            16                 11
Pro forma tax adjustments...........        384          1,350               (653)
                                        -------        -------            -------
                                        $ 2,692        $(1,145)           $(4,916)
                                        =======        =======            =======

     Certain of the companies acquired in 1999 as poolings of interests ("1999 Pooled Companies") had fiscal years that differed from that of the Division. Therefore, the balance sheet as of December 31, 1998 reflects the combination of the Division's balance sheet as of this date with the balance sheets of the 1999 Pooled Companies as of the dates that most closely correspond thereto. The statements of operations for the year ended December 31, 1998 and the eleven months ended December 31, 1997 reflect the combination of the Division's results for these periods with the results of each of the 1999 Pooled Companies for the most closely comparable periods. As of and for the year ended December 31, 1999, the 1999 Pooled Companies' balance sheets and statements of operations have been restated to coincide with the Division's year-end. As a result, certain

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

of the 1999 Pooled Companies' operations are included in both 1999 and 1998. The net revenue and net loss for such duplicated periods was approximately $300,000 and $161,000, respectively.

     The Division incurred costs of approximately $659,000 in completing the acquisition of the 1999 Pooled Companies'. Such costs consisted principally of professional fees and related transaction costs.

4. RESTRUCTURING AND OTHER CHARGES

     THE 1999 PLAN. In the fourth quarter of 1999, InfoCure decided to restructure its business into a medical division and a dental division. The dental division formed in this restructuring constitutes the business that will be transferred to PracticeWorks immediately prior to the distribution. At the time of the restructuring, the Division's management decided to transition to subscription pricing and to commence development of ASP applications and other Internet-based applications and services. The Division's management committed to a plan of restructuring and reorganization in connection with the establishment of the dental division and these changes in the Division's pricing model and product strategy. This restructuring plan, which was substantially completed in the second quarter of 2000, included consolidating facilities and eliminating staffing redundancies involving approximately 30 employees.

     In connection with the change in product strategy, management also re-evaluated the carrying value of its investment in capitalized software. As a result, the Division recorded as a part of restructuring and other charges for 1999, an $874,000 write-off of capitalized software.

     Staffing reductions were finalized for the new dental division and communicated in the first quarter of 2000. Accordingly, compensation costs, including severance and other termination benefits aggregating approximately $600,000 are expected to be recorded in the first quarter of 2000 in accordance with the provisions of EITF No. 94-3.

     THE 1997 PLAN. Effective December 1, 1997, management determined to restructure through a plan to consolidate existing facilities and acquired operations. This restructuring plan enabled the Division to leverage more effectively present and planned acquisitions, streamline its offering of products and services and respond more effectively to changing market conditions. In connection therewith, management also re-evaluated the Division's investment in goodwill and capitalized software in light of current market conditions and the restructuring plan. Management determined that, based on current market conditions and an analysis of projected undiscounted future cash flows calculated in accordance with the provisions of SFAS No. 121, the carrying amount of certain long-lived assets may not be recoverable. The resultant impairment of long-lived assets was due principally to the impact of then-pending acquisitions, as a result of management's intention to migrate the existing customer base to the new product offerings (Notes 1 and 3). This impairment necessitated a write-down of approximately $3.5 million of goodwill representing the excess of cost over net assets of an acquisition completed in July 1997. The estimated fair values of these long-lived assets were determined by calculating the present value of estimated

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

expected future cash flows using a discount rate commensurate with the risks involved. Additionally, a $339,000 write-down of capitalized software, whose future utility was diminished based on market conditions, was also recorded.

     Under the 1997 restructuring plan, which was completed in the second quarter of 1998, the Division also recorded approximately $401,000 of costs and accrued liabilities to close redundant facilities, cancel leases and other executory contracts, recognized approximately $2.2 million related to contingent consideration earned or deemed payable under terms of certain acquisition agreements for acquired companies whose products were discontinued as part of the consolidation and restructuring and terminated certain redundant staff positions. Details of this element of the restructuring plan were finalized and communicated in the first quarter of 1998. Accordingly, compensation costs, including severance and other termination benefits for approximately 15 employees, and other future costs related to the restructuring aggregating $281,000, were recognized in the first quarter of 1998 in accordance with EITF No. 94-3. Additionally, in the first quarter of 1998, the Division recognized $750,000 in final settlement of the contingent consideration.

     A description of the type and amount of restructuring costs and other charges recorded at the commitment date and subsequently incurred for all of the restructurings discussed above are as follows:

                                                  RESERVES
                                                 ESTABLISHED
                                                   ELEVEN
                                                   MONTHS       COSTS     RESERVE                   COSTS     RESERVE
                                                    ENDED      APPLIED    BALANCE                  APPLIED    BALANCE
                                                  DECEMBER     AGAINST    DECEMBER     RESERVE     AGAINST    DECEMBER
DESCRIPTION                                       31, 1997     RESERVES   31, 1997   ADJUSTMENTS   RESERVES   31, 1998
-----------                                      -----------   --------   --------   -----------   --------   --------
                                                                            (IN THOUSANDS)
Write-off of goodwill..........................    $3,483      $(3,483)    $   --      $   --      $    --      $ --
Write-off of capitalized software development
 costs.........................................       339         (339)        --          --           --        --
Facility closure, consolidation and lease
 termination costs.............................       401           --        401          --         (118)      283
Contingent consideration earned or deemed
 payable to former stockholders of entities
 whose products were discontinued as part of
 the consolidation and restructuring...........     2,150           --      2,150         750       (2,900)       --
Compensation costs for severance and other
 termination benefits..........................        --           --         --         281         (281)       --
Other asset write-downs and costs..............        90           --         90          --          (90)       --
                                                   ------      -------     ------      ------      -------      ----
                                                   $6,463      $(3,822)    $2,641      $1,031      $(3,389)     $283
                                                   ======      =======     ======      ======      =======      ====


                                                                COSTS     RESERVE
                                                               APPLIED    BALANCE
                                                   RESERVE     AGAINST    DECEMBER
DESCRIPTION                                      ADJUSTMENTS   RESERVES   31, 1999
-----------                                      -----------   --------   --------
                                                          (IN THOUSANDS)
Write-off of goodwill..........................    $   --      $    --      $ --
Write-off of capitalized software development
 costs.........................................       874         (874)       --
Facility closure, consolidation and lease
 termination costs.............................        95         (283)       95
Contingent consideration earned or deemed
 payable to former stockholders of entities
 whose products were discontinued as part of
 the consolidation and restructuring...........       700         (350)      350
Compensation costs for severance and other
 termination benefits..........................        48          (48)       --
Other asset write-downs and costs..............        97          (97)       --
                                                   ------      -------      ----
                                                   $1,814      $(1,652)     $445
                                                   ======      =======      ====

     The terminated leases have various expiration dates through 2004 and the other costs will be substantially paid in the first half of 2000.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5. PROPERTY AND EQUIPMENT

     Major classes of property and equipment consisted of the following:

                                                       ESTIMATED      DECEMBER 31,
                                                      USEFUL LIVES   ---------------
                                                        (YEARS)       1999     1998
                                                      ------------   ------   ------
                                                                     (IN THOUSANDS)
Buildings...........................................       40        $1,883   $1,871
Office and computer equipment.......................      3-5         2,193    1,985
Furniture and fixtures..............................      5-7           733      713
Leasehold improvements and other....................      3-5           302      307
                                                                     ------   ------
                                                                      5,111    4,876
Less accumulated depreciation.......................                  3,065    2,355
                                                                     ------   ------
                                                                     $2,046   $2,521
                                                                     ======   ======

     Depreciation expense was approximately $900,000, $800,000 and $300,000 for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997, respectively. In connection with the restructuring plans described in
Note 4, the Division disposed of property and equipment, primarily office and computer equipment, with a net book value of approximately $97,000 and $90,000 in 1999 and 1997, respectively.

6. OTHER INTANGIBLE ASSETS

                                                               DECEMBER 31,
                                                              ---------------
                                                               1999     1998
                                                              ------   ------
                                                              (IN THOUSANDS)
Purchased technology........................................  $6,530   $   --
Capitalized software development costs......................   1,118    2,207
Loan costs..................................................     423    1,155
Other.......................................................     102      209
                                                              ------   ------
                                                               8,173    3,571
Less accumulated amortization...............................     367      657
                                                              ------   ------
                                                              $7,806   $2,914
                                                              ======   ======

     In the fourth quarter of 1999, InfoCure acquired technology for delivering practice management applications in an ASP delivery model in exchange for cash and common stock aggregating approximately $6.5 million. This technology will be utilized by the Division's research and development staff in the development of its own ASP applications. At the time of acquisition, the software had reached technological feasibility and was in beta testing at three pilot sites. Costs to complete this technology will be capitalized until products are ready for general release, scheduled for the fourth quarter of 2000, and then will be amortized over the products' estimated useful life. As described in Note 4, approximately $874,000 of capitalized software was written off in 1999 as a result of this

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

change in product strategy. The remaining capitalized software development costs relate to products not being replaced, primarily those related to various e-commerce applications.

     Amortization of capitalized software charged to operations was approximately $267,000, $135,000, $29,000 for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997, respectively. As discussed in Note 8, approximately $110,000 was allocated to the Division for the write-off of unamortized loan costs in conjunction with the April 1999 prepayment of InfoCure's acquisition credit facility.

7. ACCRUED EXPENSES

                                                               DECEMBER 31,
                                                              ---------------
                                                               1999     1998
                                                              ------   ------
                                                              (IN THOUSANDS)
Additional purchase price consideration.....................  $4,400   $   --
Compensation................................................      24      137
Interest....................................................     426      334
Taxes, other than income....................................      93      511
Other.......................................................     769      468
                                                              ------   ------
                                                              $5,712   $1,450
                                                              ======   ======

8. LONG-TERM DEBT

     The amounts recorded as notes payable and other long-term debt attributable to the Division represent borrowings under Infocure's credit facility or other note agreements which were used primarily to acquire the Contributed Businesses and other Division assets. Long-term debt consisted of the following:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1999     1998
                                                              ------   -------
                                                               (IN THOUSANDS)
Notes payable, FINOVA Capital Corporation
  ("FINOVA") (a)............................................  $8,604   $16,668
Other.......................................................   1,126     1,076
                                                              ------   -------
                                                               9,730    17,744
Less current portion........................................     116     2,975
                                                              ------   -------
                                                              $9,614   $14,769
                                                              ======   =======

-------------------------

(a) Under provisions of an agreement dated August 11, 1999, InfoCure has a $100.0 million credit facility with FINOVA including a revolving loan for the funding of the acquisition program and working capital needs and a term loan for certain real estate purchases. The total amount outstanding under this facility was $36.8 million and

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

    $68.4 million, as of December 31, 1999 and 1998, respectively. The credit facility has a five-year term and is collateralized by substantially all of InfoCure's assets and accounts receivable, cash flows and assets of any companies acquired in the future. Interest accrues at an annual rate based, at InfoCure's option, on prime plus 0.5% to 1.25% or LIBOR plus 2.0% to 2.75%, depending on the achievement of certain debt service ratios. At December 31, 1999, the rate was 9.0%. The agreement provides for mandatory prepayments based upon achieving certain defined levels of cash flows and contains certain restrictive covenants. The agreement was amended in August 2000. See Note 13 regarding the distribution agreement.

     InfoCure's previous credit facility was repaid in April 1999 with proceeds from the sale of its common stock. In connection with this early retirement of debt, an extraordinary item was recognized for the unamortized portion of the loan costs and prepayment costs which aggregated approximately $4.9 million and, net of estimated tax effect, approximately $2.9 million. The Division was allocated approximately $72,000, net of estimated tax effect, based on its respective share of the borrowings.

     As of December 31, 1999, future maturities of long-term debt are as follows:

YEAR                                                              AMOUNT
----                                                          --------------
                                                              (IN THOUSANDS)
2000........................................................      $  116
2001........................................................         561
2002........................................................       1,837
2003........................................................       1,837
2004........................................................       4,848
Thereafter..................................................         531
                                                                  ------
                                                                  $9,730
                                                                  ======

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

9. COMMITMENTS

OPERATING LEASES

     InfoCure leases office facilities and certain equipment under operating leases having original terms ranging from one to seven years. Approximate future minimum rentals, by year and in the aggregate, under noncancellable operating leases with remaining terms of more than one year that relate to facilities and equipment utilized by the Division are as follows:

YEAR                                                              AMOUNT
----                                                          --------------
                                                              (IN THOUSANDS)
2000........................................................      $  773
2001........................................................         609
2002........................................................         583
2003........................................................         551
2004........................................................         481
                                                                  ------
  Total.....................................................      $2,997
                                                                  ======

     Rent expense was approximately $528,000, $323,000 and $485,000 for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997, respectively.

EMPLOYEE BENEFIT PLAN

     The Division's eligible employees may participate in a plan known as the InfoCure 401(k) Plan (the "Plan"). Eligible employees may contribute up to 15% of their annual salary to the Plan, subject to certain limitations. InfoCure may make matching contributions and may also provide profit-sharing contributions at its sole discretion. Employees become fully vested in any employer contributions after five years of service. The Division's expense related to employee benefit plans for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997 were $680,000, $205,000 and $40,000, respectively. During 2000 and 1999, InfoCure, using InfoCure common stock, made the contribution for the years ended December 31, 1999 and 1998, respectively.

10. STOCK COMPENSATION PLANS

     InfoCure has stock option plans under which the Division's employees and directors may be granted options to purchase common stock. Options are granted at not less than the fair market value at grant date (110% of such value for 10% stockholders). Options vest ratably over the four-year period beginning on the grant date.

     SFAS No. 123, "Accounting for Stock-Based Compensation," defines a "fair value method" of accounting for employee stock options. It also allows accounting for such options under the "intrinsic value method" in accordance with APB No. 25, "Accounting for Stock Issued to Employees" and related interpretations. If a company elects to use the intrinsic value method, then pro forma disclosures of earnings and earnings per share are required as if the fair value method of accounting was applied. The effects of applying

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

SFAS No. 123 in the pro forma disclosures are not necessarily indicative of future amounts because the pro forma disclosures do not take into account the amortization of the fair value of awards prior to 1995.

     Management has elected to account for its stock options under the intrinsic value method as outlined in APB No. 25. The fair value method requires use of option valuation models, such as the Black-Scholes option valuation model, to value employee stock options, upon which a compensation expense is based. The Black-Scholes option valuation model was not developed for use in valuing employee stock options. Instead, this model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because InfoCure's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, it is management's opinion that the existing models do not necessarily provide a reliable measure of the fair value of its employee stock options. Under the intrinsic value method, compensation expense is only recognized if the exercise price of the employee stock option is less than the market price of the underlying stock on the date of grant.

     The fair value for InfoCure's employee stock options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for the years ended December 31, 1999 and 1998 and the eleven months ended December 31, 1997.

                                      YEAR ENDED DECEMBER 31,            ELEVEN MONTHS
                               -------------------------------------   ENDED DECEMBER 31,
                                     1999                1998                 1997
                               -----------------   -----------------   ------------------
Risk-free interest rate......          6.2%               6.0%              5.7-6.2%
Dividend yield...............          0.0%               0.0%                  0.0%
Volatility factor............        119.0%              58.0%                 19.7%
Weighted average expected
  life (in years)............            4                  4                     5

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Division's pro forma information, based on the estimated options to be held by the Division's employees, follows:

                                                 YEAR ENDED
                                                DECEMBER 31,        ELEVEN MONTHS
                                              -----------------   ENDED DECEMBER 31,
                                               1999      1998            1997
                                              -------   -------   ------------------
                                                          (IN THOUSANDS)
PRO FORMA NET INCOME (LOSS):
As reported.................................  $ 2,308   $(2,495)      $  (4,263)
Pro forma...................................   (1,446)   (3,052)         (4,313)

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

11. INCOME TAXES

     The components of the provision (benefit) for income taxes are as follows:

                                                                          ELEVEN
                                                                          MONTHS
                                                       YEAR ENDED         ENDED
                                                      DECEMBER 31,     DECEMBER 31,
                                                      1999     1998        1997
                                                     ------   ------   ------------
                                                             (IN THOUSANDS)
CURRENT:
Federal............................................  $1,316   $  420      $  --
State..............................................     291       90         --
                                                     ------   ------      -----
     Total current expense.........................   1,607      510         --
                                                     ------   ------      -----
DEFERRED:
Federal............................................     138     (619)       174
State..............................................      19      (83)        23
Change in deferred tax asset valuation allowance...      --     (285)       285
                                                     ------   ------      -----
     Total deferred expense (benefit)..............     157     (987)       482
                                                     ------   ------      -----
     Total income tax expense (benefit) before
       extraordinary item..........................   1,764     (477)       482
Income tax benefit on extraordinary item...........      38       --         --
Pro forma tax adjustments for pooled companies.....     384    1,350       (653)
                                                     ------   ------      -----
     Provision (benefit) for income taxes..........  $2,186   $  873      $(171)
                                                     ======   ======      =====

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred taxes result from temporary differences between the bases of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. The sources of the temporary differences and their effect on deferred tax assets and liabilities are as follows:

                                                                DECEMBER 31,
                                                              1999        1998
                                                              ----       ------
                                                               (IN THOUSANDS)
CURRENT:
Deferred tax assets:
  Allowance for doubtful accounts...........................  $203       $   63
  Deferred revenue and customer deposits....................   246          416
  Accrued restructuring costs...............................   211           72
  Accrued expenses..........................................     9          223
                                                              ----       ------
       Total current deferred tax assets....................  $669       $  774
                                                              ====       ======
NONCURRENT:
Deferred tax assets:
  Basis difference of goodwill, capitalized software costs,
     property and equipment and other intangible assets.....  $108       $  888
  Net operating loss carry forwards.........................    --          289
                                                              ----       ------
       Total noncurrent deferred tax assets.................   108        1,177
                                                              ----       ------
                                                              $777       $1,951
                                                              ====       ======

     The Division's effective income tax rate varied from the U.S. federal statutory rate as follows:

                                                    YEAR ENDED       ELEVEN MONTHS
                                                   DECEMBER 31,          ENDED
                                                   1999    1998    DECEMBER 31, 1997
                                                  ------   -----   -----------------
                                                            (IN THOUSANDS)
Expected tax expense (benefit)..................  $1,552   $(552)       $(1,505)
Increase (decrease) in income taxes resulting
  from:
  State income taxes............................     213     (76)          (207)
  Nondeductible goodwill amortization...........     104     372          2,201
  Other, net....................................     (67)     64           (292)
  Effect of operations of pooled companies which
     were pass-through entities.................     384   1,350           (653)
  Change in deferred tax asset valuation
     allowance..................................      --    (285)           285
                                                  ------   -----        -------
     Net income tax expense (benefit)...........  $2,186   $ 873        $  (171)
                                                  ======   =====        =======

     As discussed in Notes 1 and 3, acquisitions attributed to the Division included five companies accounted for as pooling of interests. Four of these five companies were pass-through entities for tax purposes in which the then-owners agreed to report their share of income or loss in their respective individual income tax returns. Upon their acquisition, the pass-through tax status terminated. Pro forma net income (loss) is presented in the

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

statement of operations as if each of these entities had been a taxable corporation during the periods presented.

12. SUPPLEMENTAL CASH FLOW INFORMATION

     All required cash payments for interest and income taxes were made by InfoCure on behalf of the Division.

13. SUBSEQUENT EVENTS

ACQUISITION

     During 1999, InfoCure entered into a definitive agreement to acquire all the outstanding equity interests of Medical Dynamics, Inc. ("MEDY"), a dental practice management company, in exchange for shares of InfoCure common stock. The transaction is expected to close in the third quarter of 2000 and is being attributed to the Division. In connection with this proposed transaction, as of October 31, 2000, InfoCure has advanced MEDY $1.55 million under terms of a loan agreement dated October 1999. As of December 31, 1999, $500,000 had been advanced, which is reflected in other non-current assets in the accompanying balance sheet.

AGREEMENTS WITH INFOCURE

     For purposes of governing certain of the ongoing relationships between PracticeWorks and InfoCure and to provide for an orderly transition to the status of two independent companies, PracticeWorks and InfoCure will enter into various agreements. A brief description of each of the agreements follows:

          DISTRIBUTION AGREEMENT. Prior to the distribution date, InfoCure and PracticeWorks will enter into a Distribution Agreement, which will provide for, among other things, the principal corporate transactions required to effect the distribution and the exchange and other agreements relating to the continuing relationship between PracticeWorks and InfoCure after the distribution. Pursuant to the Distribution Agreement, InfoCure will transfer or cause to be transferred to PracticeWorks all assets and liabilities relating to InfoCure's information management technology provider business for dentists, orthodontists and oral and maxillofacial surgeons, and InfoCure will acquire all of the issued and outstanding stock of PracticeWorks. InfoCure will then effect the distribution by delivering a certificate or certificates representing all of the shares of PracticeWorks common stock and preferred stock to be distributed to InfoCure's stockholders to the distribution agent.

          Under the Distribution Agreement and effective as of the distribution date, PracticeWorks will assume, and will agree to indemnify InfoCure against, all liabilities, litigation and claims, including related insurance costs, arising out of its business, and InfoCure will retain, and will agree to indemnify PracticeWorks against, all liabilities, litigation and claims, including related insurance costs, arising out of InfoCure's businesses. The foregoing obligations will not entitle an indemnified party

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     to recovery to the extent any such liability is covered by proceeds received by such party from any third party insurance policy.

          The Distribution Agreement will provide that each of InfoCure and PracticeWorks will be granted access to certain records and information in the possession of the other, and will require the retention by each of InfoCure and PracticeWorks for a period of eight years following the distribution date of all such information in its possession.

          TRANSITION SERVICES AGREEMENT. InfoCure and PracticeWorks will enter into a Transition Services Agreement prior to the distribution date under which, in exchange for the fees specified in that agreement, InfoCure and PracticeWorks will agree to continue to provide specified administrative services to one another, including accounting services, payroll services, information management services and other services. The Transition Services Agreement will provide that each of InfoCure and PracticeWorks will undertake to provide the same degree of care and diligence as it uses in providing these services to itself and its subsidiaries. Provision of services under the Transition Services Agreement will terminate upon 120 days prior written notice by either company, but in no event prior to December 31, 2000.

          TAX DISAFFILIATION AGREEMENT. InfoCure and PracticeWorks will enter into a Tax Disaffiliation Agreement which will identify each party's rights and obligations with respect to deficiencies and refunds, if any, of federal, state, local or foreign taxes for periods before and after the distribution and related matters such as the filing of tax returns and the conduct of Internal Revenue Service and other audits. Under the Tax Disaffiliation Agreement, PracticeWorks will indemnify InfoCure for any tax liability of PracticeWorks or its affiliates for any period. PracticeWorks will also indemnify InfoCure for all taxes and liabilities incurred solely because (1) PracticeWorks breaches a representation or covenant given to King & Spalding in connection with rendering its tax opinion, which breach contributes to an Internal Revenue Service determination that the distribution and the exchange were not tax-free or (2) a post-distribution action or omission by PracticeWorks or an affiliate of PracticeWorks contributes to an Internal Revenue Service determination that the distribution and the exchange were not tax-free. InfoCure will indemnify PracticeWorks for all taxes and liabilities incurred solely because (1) InfoCure breaches a representation or covenant given to King & Spalding in connection with rendering its tax opinion, which breach contributes to an Internal Revenue Service determination that the distribution and the exchange were not tax-free, or (2) a post-distribution action or omission by InfoCure or an affiliate contributes to an Internal Revenue Service determination that the distribution and the exchange were not tax-free. If the Internal Revenue Service determines that the distribution was not tax-free for any other reason, InfoCure and PracticeWorks will indemnify each other against 50% of all taxes and liabilities.

          PracticeWorks will also indemnify InfoCure for any taxes resulting from any internal realignment undertaken to facilitate the distribution and the exchange on or before the distribution date. Any such taxes are not expected to be material.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

          EMPLOYEE BENEFITS AND COMPENSATION ALLOCATION AGREEMENT. Prior to the distribution, InfoCure and PracticeWorks will enter into an Employee Benefits and Compensation Allocation Agreement, which will contain provisions relating to employee compensation, benefits and labor matters and the treatment of options to purchase InfoCure common stock held by InfoCure employees who will become PracticeWorks employees. This agreement will provide that InfoCure options held by InfoCure employees who will become PracticeWorks employees will be replaced by PracticeWorks options. The option price for the number for the shares of PracticeWorks common stock subject to each option will be determined by dividing the option price for the related InfoCure option by the PracticeWorks conversion factor, and the number of shares of PracticeWorks common stock subject to each PracticeWorks option will be determined by multiplying the number of shares subject to the related InfoCure option by the PracticeWorks conversion factor. The PracticeWorks conversion factor is a number equal to
     (1) the closing price of InfoCure common stock on the Nasdaq National Market on the record date, divided by (2) the opening price of the PracticeWorks common stock on the Nasdaq National Market on the day following the distribution date.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                          JUNE 30,     DECEMBER 31,
                                                            2000           1999
                                                         -----------   ------------
                                                         (UNAUDITED)
ASSETS
CURRENT:
Cash and cash equivalents..............................   $  4,915       $ 2,527
Accounts receivable-trade, net of allowance of $1,323
  and $1,113...........................................      5,819         9,041
Other receivables......................................        439            97
Inventory..............................................      2,216         1,772
Deferred tax assets....................................        704           669
Prepaid expenses and other current assets..............        100           453
                                                          --------       -------
     Total current assets..............................     14,193        14,559
Property and equipment, net of accumulated depreciation
  of $2,077 and $3,065.................................      2,512         2,046
Intangible assets, net of accumulated amortization of
  $11,606 and $4,294 (Note 3)..........................     50,969        40,606
Deferred tax assets....................................      5,354           108
Other assets...........................................      1,452           523
                                                          --------       -------
                                                          $ 74,480       $57,842
                                                          ========       =======
LIABILITIES AND DIVISIONAL EQUITY
CURRENT LIABILITIES:
Accounts payable.......................................   $    984       $ 2,772
Accrued expenses (Note 5)..............................      4,466         5,712
Accrued restructuring costs (Note 7)...................        203           445
Deferred revenue and customer deposits.................      7,971         6,704
Current portion of long-term debt......................          5           116
                                                          --------       -------
     Total current liabilities.........................     13,629        15,749
Long-term debt, less current portion (Note 6)..........     19,681         9,614
Other liabilities......................................         --            60
                                                          --------       -------
     Total liabilities.................................     33,310        25,423
                                                          --------       -------
Commitments and contingencies
DIVISIONAL EQUITY:
Net advances from parent...............................     53,326        35,909
Accumulated deficit....................................    (12,156)       (3,490)
                                                          --------       -------
     Total divisional equity...........................     41,170        32,419
                                                          --------       -------
                                                          $ 74,480       $57,842
                                                          ========       =======

See accompanying notes to financial statements.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                    STATEMENTS OF OPERATIONS -- (UNAUDITED)
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                               SIX MONTHS ENDED
                                                              -------------------
                                                              JUNE 30,   JUNE 30,
                                                                2000       1999
                                                              --------   --------
REVENUE (NOTE 2):
Systems and software........................................  $  6,562   $17,851
Maintenance, support and services...........................    13,454     8,730
                                                              --------   -------
     Total revenue..........................................    20,016    26,581
                                                              --------   -------
OPERATING EXPENSE:
Hardware and other items purchased for resale...............     2,851     4,864
Selling, general and administrative (excluding compensatory
  stock awards).............................................    18,980    14,574
Research and development....................................     1,541     1,341
Depreciation and amortization...............................     7,898     1,010
Restructuring and other charges (Note 5)....................       816       560
Gain on disposal of fixed assets............................      (632)       --
                                                              --------   -------
     Total operating expense................................    31,454    22,349
                                                              --------   -------
Operating (loss) income.....................................   (11,438)    4,232
Interest expense and other, net.............................       959     1,044
                                                              --------   -------
(Loss) income before income taxes and extraordinary item....   (12,397)    3,188
(Benefit) provision for income taxes........................    (3,731)    1,561
                                                              --------   -------
Net (loss) income before extraordinary item.................    (8,666)    1,627
Extraordinary item -- debt extinguishment cost, net of
  income taxes..............................................        --       (72)
                                                              --------   -------
Net (loss) income...........................................  $ (8,666)  $ 1,555
                                                              ========   =======
Per share data:
Basic and diluted:
     Net (loss) income before extraordinary item............  $  (1.04)  $  0.26
     Extraordinary item, net of tax.........................        --     (0.01)
                                                              --------   -------
Net (loss) income...........................................  $  (1.04)  $  0.25
                                                              ========   =======
Weighted average shares outstanding:
     Basic and diluted......................................     8,222     6,159
                                                              ========   =======

See accompanying notes to financial statements.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                    STATEMENTS OF CASH FLOWS -- (UNAUDITED)
                                 (IN THOUSANDS)

                                                               SIX MONTHS ENDED
                                                              -------------------
                                                              JUNE 30,   JUNE 30,
                                                                2000       1999
                                                              --------   --------
CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES:
Net (loss) income...........................................  $ (8,666)  $ 1,555
Extraordinary item -- debt extinguishment cost..............        --       110
Restructuring and other charges.............................       816       560
Depreciation and amortization...............................     7,898     1,010
Allowance for doubtful accounts.............................       454       195
Gain on disposal of fixed assets............................      (632)       --
Deferred taxes..............................................    (5,281)      587
Changes in current assets and liabilities, net of
  acquisitions:
  Accounts and other receivables............................     3,135    (1,853)
  Inventory, prepaid expenses and other assets..............        63      (170)
  Accounts payable and accrued expenses.....................    (4,571)      481
  Deferred revenue and deposits.............................       475       329
                                                              --------   -------
  Cash (used in) provided by operating activities...........    (6,309)    2,804
                                                              --------   -------
CASH USED IN INVESTING ACTIVITIES:
Cash paid for acquisitions..................................   (13,422)   (4,616)
Property and equipment expenditures.........................    (1,044)     (118)
Cash paid for other intangible assets.......................    (1,275)      (25)
Other.......................................................    (1,643)      (12)
                                                              --------   -------
  Cash used in investing activities.........................   (17,384)   (4,771)
                                                              --------   -------
CASH PROVIDED BY FINANCING ACTIVITIES:
Borrowings of long-term debt................................    10,950        --
Principal payments of long-term debt........................        --   (16,668)
Net cash advances from parent...............................    15,131    19,083
                                                              --------   -------
  Cash provided by financing activities.....................    26,081     2,415
                                                              --------   -------
Net change in cash flows....................................     2,388       448
Cash and cash equivalents, beginning of period..............     2,527     1,633
                                                              --------   -------
  Cash and cash equivalents, end of period..................  $  4,915   $ 2,081
                                                              ========   =======
NONCASH TRANSACTIONS:
InfoCure stock issued for acquisitions......................  $  2,386   $    --
Disposal of building under capital lease obligation.........    (1,109)       --
InfoCure stock issued to settle obligations.................       400        --

See accompanying notes to financial statements.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                           NOTES TO INTERIM FINANCIAL
                            STATEMENTS -- UNAUDITED

NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

     The information presented at June 30, 2000, and for the periods ended June 30, 2000 and 1999 is unaudited, however, in the opinion of management, includes all normal recurring adjustments necessary for a fair presentation of the financial position, results of operations and cash flows of PracticeWorks (a division of InfoCure Corporation ("InfoCure")) (the "Division") for the periods presented. Historical results may not be indicative of the results to be expected in the future. Certain information in footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission"). The financial statements, notes thereto and other information should be read in conjunction with the financial statements and related notes contained in this information statement.

     The Division consists of InfoCure's information management technology business for dental, orthodontic, oral and maxillofacial surgery practices. In August 2000, InfoCure announced its plan to distribute to its shareholders the shares of PracticeWorks, Inc., an indirect, wholly owned subsidiary of InfoCure ("PracticeWorks"). Immediately prior distribution date, InfoCure will transfer the Division's assets and liabilities to PracticeWorks. Those assets and liabilities will be reflected in PracticeWorks' financial statements at InfoCure's historical cost.

     The assets and liabilities of the Division (the "Contributed Businesses") consist primarily of businesses InfoCure acquired at various times since the consummation of InfoCure's initial public offering in July 1997. The Contributed Businesses include two acquisitions made by InfoCure in 1997, one in 1998, four in 1999, and six in the six months ended June 30, 2000, all of which were accounted for as purchases, and also include five acquisitions made in 1999 which were accounted for as pooling of interests (see Note 4).

     Revenues and expenses specifically identified with the Division have been directly attributed to the Division in the financial statements. The Division's costs and expenses in the accompanying financial statements include allocations from InfoCure for centralized legal, accounting, treasury, real estate, information technology, and other InfoCure corporate services and infrastructure costs because specific identification of the expenses is not practicable. The expense allocations have been determined on the bases that InfoCure and the Division considered to be reasonable reflections of the utilization of services provided or the benefit received by the Division using ratios such as relative head count, sales and real estate occupied. However, the financial information included herein may not necessarily reflect the financial position and results of operations of PracticeWorks in the future or what these amounts would have been had it been a separate, stand-alone entity during the periods presented. We believe that if the Division had been a stand-alone entity during the periods presented, the expenses would not have been materially different from the allocations presented.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                           NOTES TO INTERIM FINANCIAL
                      STATEMENTS -- UNAUDITED (CONTINUED)

     The historical capital structure of the Division is not representative of PracticeWorks' future capital structure. PracticeWorks issued common stock to InfoCure in August 2000 and will commence operations as a separate legal entity upon completion of the Distribution. For purposes of these financial statements, we have assumed a distribution ratio of 1/4 shares of PracticeWorks common stock for every outstanding share of InfoCure common stock. The weighted average shares outstanding are based on the number of outstanding shares of InfoCure and the assumed distribution ratio. The financial information included herein may not reflect the financial position, results of operations, changes in divisional equity and cash flows of PracticeWorks in the future or what they would have been had the Division been a separate, stand-alone entity during the periods presented.

     The financial statements of the Division included herein give retroactive effect to all of its historical acquisitions that were accounted for as poolings of interest. As a result, the financial position, results of operations and cash flows are presented as if the combining companies had been consolidated for all periods presented. Results of operations for the interim periods may not be indicative of annual results. Certain amounts in the 1999 quarterly financial statements have been reclassified for comparative purposes.

NOTE 2.  REVENUE RECOGNITION

     During the three months ended June 30, 2000, the Division began offering subscription pricing for its products. Contracts are generally for a period of three years, but may range from one to five years, with revenue being recognized ratably over the contract period commencing, generally, when the product has been installed and training has been completed. Revenue recognition commences upon installation if training is not required.

NOTE 3.  GOODWILL AMORTIZATION

     During the fourth quarter of 1999, management changed its estimate of the useful life of its remaining goodwill from 15 years to three years. The effect of this change was to increase the net loss on a pre-tax basis by approximately $3.4 million and $5.8 million for the three and six months ended June 30, 2000, respectively.

NOTE 4.  BUSINESS COMBINATIONS

     InfoCure completed four acquisitions attributable to the Division during 1999 which were accounted for as purchases (the "1999 Purchase Acquisitions"). In addition, InfoCure completed three acquisitions attributable to the Division during the three months ended March 31, 2000, for which the total consideration paid was approximately $6.1 million in cash and $2.4 million in InfoCure common stock. During the three months ended June 30, 2000, InfoCure completed three additional acquisitions attributable to the Division for which the total consideration paid was approximately $7.3 million in cash. Each of the acquisitions will be contributed to PracticeWorks in connection with the Distribution. The following unaudited pro forma information presents the results of

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                           NOTES TO INTERIM FINANCIAL
                      STATEMENTS -- UNAUDITED (CONTINUED)

operations of the Division as if the acquisitions had occurred as of the beginning of each of the periods presented. The pro forma information is not necessarily indicative of what would have occurred had the acquisitions been made as of such periods, nor is it indicative of future results of operations. The pro forma amounts give effect to appropriate adjustments for the fair value of the assets acquired, reductions in personnel costs and other operating expenses not assumed as part of the acquisitions, amortization of intangibles, interest expense and income taxes.

                                    THREE MONTHS ENDED               SIX MONTHS ENDED
                               -----------------------------   -----------------------------
                               JUNE 30, 2000   JUNE 30, 1999   JUNE 30, 2000   JUNE 30, 1999
                               -------------   -------------   -------------   -------------
                                                      (IN THOUSANDS)
PRO FORMA AMOUNTS
Revenue......................     $10,396         $19,262        $ 21,805         $38,724
Net (loss) income............      (5,826)          1,695          (9,491)            924

NOTE 5.  RESTRUCTURING AND OTHER CHARGES

     In the fourth quarter of 1999, management changed the Division's product strategy to begin development of ASP applications and other Internet-based applications and services, decided to transition to a subscription pricing model and completed six acquisitions. Concurrently, management committed to a plan of restructuring and reorganization related to acquisitions completed during 1999 to consolidate certain facilities and eliminate staffing redundancies involving approximately 30 employees. The restructuring was substantially completed in the second quarter of 2000. The following table sets forth changes in the restructuring reserves as a result of actions taken to implement the Division's restructuring and reorganization plans during the six months ended June 30, 2000:

                              RESERVE                   COSTS     RESERVE                   COSTS     RESERVE
                              BALANCE                  APPLIED    BALANCE                  APPLIED    BALANCE
                              DECEMBER                 AGAINST     MARCH                   AGAINST      JUNE
                              31, 1999   ADJUSTMENTS   RESERVES   31, 2000   ADJUSTMENTS   RESERVES   30, 2000
                              --------   -----------   --------   --------   -----------   --------   --------
                                                               (IN THOUSANDS)
Facility closure and
  consolidation.............    $ 95        $ --        $ (95)      $ --         $14        $ (14)      $ --
Compensation costs for
  severance and other
  termination benefits......      --         603         (400)       203          25          (25)       203
Contingent consideration
  payable to former
  stockholders of entities
  whose products were
  discontinued as part of
  the consolidation and
  restructuring.............     350          --         (350)        --          --           --         --
Other asset write-downs and
  costs.....................      --         174          (29)       145          --         (145)        --
                                ----        ----        -----       ----         ---        -----       ----
                                $445        $777        $(874)      $348         $39        $(184)      $203
                                ====        ====        =====       ====         ===        =====       ====

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                           NOTES TO INTERIM FINANCIAL
                      STATEMENTS -- UNAUDITED (CONTINUED)

NOTE 6.  NOTES PAYABLE AND LONG TERM DEBT

     The amounts recorded as notes payable and long-term debt attributed to the Division represent borrowings under InfoCure's credit facility or other note agreements which were used primarily to acquire the Contributed Business, or acquire other assets of the Division. InfoCure was not in compliance with certain pre-amendment financial covenants contained in the credit facility as of June 30, 2000 and received a waiver for such non-compliance. During July 2000 InfoCure finalized negotiations to amend to the credit facility to eliminate certain financial covenants and establish new financial covenants. The first measurement date for the new financial covenants is September 30, 2000 and PracticeWorks was in compliance with the credit facility as of that date.

NOTE 7.  SUBSEQUENT EVENTS

     On August 1, 2000 the Division announced its plans to restructure through a plan of employee reductions and consolidation of existing facilities. Over the next twelve months the Division plans to close or consolidate 10 facilities and terminate approximately 140 employees. Compensation costs, including severance and other termination benefits, and other exit costs aggregating approximately $4.0 million are expected to be recorded in the third quarter of 2000.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                                INTRODUCTION TO
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

     The unaudited pro forma condensed combined financial statements have been prepared to give effect to InfoCure Corporation's ("InfoCure's") acquisitions in December, 1999 of Integrated Dental Technologies, Inc. d/b/a PracticeWorks (a wholly owned subsidiary of Bio-Dental Technologies Corporation, a wholly owned subsidiary of Zila, Inc.) ("Integrated"), a dental practice management company, and Crunchy Frog Software, Inc. ("Crunchy Frog"), a technology holding company. The unaudited pro forma condensed combined financial statements have also been prepared to give effect to InfoCure's proposed acquisition of all the outstanding equity interest of Medical Dynamics Inc. ("Medical Dynamics"), a dental practice management company. InfoCure's proposed acquisition of Medical Dynamics strengthens its presence in the dental segment of the healthcare information systems market by adding approximately 2,700 practices to its installed customer base. Medical Dynamics' customer base is relatively large, producing a recurring revenue stream of approximately $2.5 million annually from customer support contracts. The acquisition of Medical Dynamics also affords opportunities for future conversion of the acquired customer base to newer technology offered by PracticeWorks, the potential for additional revenues from PracticeWorks' connectivity offerings and the cost savings potential of eliminating duplicative services and redundancies in staffing. In connection with the distribution, the business of Medical Dynamics will be attributed to PracticeWorks (a division of InfoCure) (the "Division") after the acquisition is consummated.

     Pursuant to the Medical Dynamics merger agreement, assuming that the 20-day average price is $3.45 or greater, each holder of greater than 100 shares of Medical Dynamics common stock will receive 0.06873 shares of InfoCure common stock and 0.07558 shares of InfoCure preferred stock in exchange for each share of Medical Dynamics common stock held. If the 20-day average price is $3.45 or greater, each holder of 100 or fewer shares of Medical Dynamics common stock will receive $0.75 in cash for each share of Medical Dynamics common stock held. The unaudited pro forma condensed combined financial statements assume 13.2 million shares of Medical Dynamics common stock are outstanding on a fully diluted basis as of the date of the acquisition and that the 20-day average price is $3.45 or greater, in which case InfoCure would issue approximately 878,000 shares of InfoCure common stock and approximately 965,400 shares of InfoCure preferred stock shares in the merger and pay approximately $350,000 in cash.

The pro forma condensed combined financial statements included herein reflect application of the purchase method of accounting for the acquisition of Medical Dynamics. Such financial statements have been prepared and/or derived from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of the Division for the year ended December 31, 1999 and for the six months ended June 30, 2000, and the Medical Dynamics historical consolidated financial statements and notes thereto for the year ended September 30, 1999 and for the nine months ended June 30, 2000 included elsewhere in this information statement.

     The pro forma condensed combined balance sheet gives effect to the acquisition of Medical Dynamics as if it had occurred on June 30, 2000 combining the balance sheets of the Division and Medical Dynamics as of that date. The pro forma condensed combined statements of operations give effect to the acquisitions of Integrated, Crunchy Frog and

Medical Dynamics as if they had occurred on January 1, 1999, combining the results of the Division and Medical Dynamics for the six months ended June 30, 2000 and combining the results of the Division, for the year ended December 31, 1999 with Integrated for the year ended July 31, 1999, Crunchy Frog for the period from January 1, 1999 to December 27, 1999 (the date of acquisition by InfoCure) and Medical Dynamics for the year ended September 30, 1999 which, for pro forma purposes, are all considered comparable to the results of a calendar twelve-month periods.

     The pro forma combined statements of operations for the six months ended June 30, 2000 and for the year ended December 31, 1999 include appropriate adjustments for amortization and other items related to the transactions, but exclude any potential cost savings. The Division believes that it may be able to reduce salaries and related costs and general and administrative expenses as it eliminates duplication of overhead and, together with Medical Dynamics, has formulated a plan to implement such savings. There can be no assurance that the plan will be successful in effecting such cost savings.

     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management deems appropriate. The pro forma combined financial information is unaudited and does not purport to represent the combined results that would have been obtained had the transaction occurred at the dates indicated, as assumed, nor does it purport to present the results which may be obtained in the future.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 JUNE 30, 2000
                                 (IN THOUSANDS)

                                                  MEDICAL                    PRO FORMA
                                  PRACTICEWORKS   DYNAMICS   ADJUSTMENTS     COMBINED
                                  -------------   --------   -----------     ---------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents.......    $  4,915      $    417    $   (475)(A)   $  4,507
                                                                  (350)(B)
Accounts and notes receivable,
  net...........................       6,258            28          --          6,286
Inventory.......................       2,216             3          --          2,219
Deferred tax assets.............         704            --          --            704
Prepaid expense and other
  current assets................         100             1          --            101
                                    --------      --------    --------       --------
     Total current assets.......      14,193           449        (825)        13,817
Property and equipment, net.....       2,512           332          --          2,844
Intangible assets, net..........      50,969         3,834       9,033(B)      63,836
Deferred tax asset..............       5,354            --          --          5,354
Other assets....................       1,452            22      (1,300)(C)        174
                                    --------      --------    --------       --------
     Total assets...............    $ 74,480      $  4,637    $  6,908       $ 86,025
                                    ========      ========    ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable................    $    984      $     97    $     --       $  1,081
Accrued expense.................       4,466           501        (148)(A)      5,019
                                                                   200(B)
Accrued restructuring costs.....         203            --          --            203
Deferred revenue and customer
  deposits......................       7,971           300          --          8,271
Current portion of long-term
  debt..........................           5         2,003        (327)(A)        381
                                                                (1,300)(C)
                                    --------      --------    --------       --------
     Total current
       liabilities..............      13,629         2,901      (1,575)        14,955
Long-term debt, less current
  portion.......................      19,681           139          --         19,820
                                    --------      --------    --------       --------
     Total liabilities..........      33,310         3,040      (1,575)        34,775
                                    --------      --------    --------       --------
Stockholders' equity:
Common stock....................          --            13         (13)(B)         --
Additional paid-in capital......          --        28,353     (28,353)(B)         --
Divisional equity...............      53,326            --      10,080(B)      63,406
Accumulated deficit.............     (12,156)      (26,769)     26,769(B)     (12,156)
                                    --------      --------    --------       --------
     Total stockholders'
       equity...................      41,170         1,597       8,483         51,250
                                    --------      --------    --------       --------
     Total liabilities and
       stockholders' equity.....    $ 74,480      $  4,637    $  6,908       $ 86,025
                                    ========      ========    ========       ========

See accompanying notes to unaudited pro forma financial statements.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                       CRUNCHY    PRO FORMA                                   PRO FORMA
                          PRACTICEWORKS   INTEGRATED    FROG     ADJUSTMENTS   SUBTOTAL   MEDICAL DYNAMICS   ADJUSTMENTS
                          -------------   ----------   -------   -----------   --------   ----------------   -----------
Total revenue...........     $54,591        $4,515      $513       $    --     $59,619        $10,959          $    --
                             -------        ------      ----       -------     -------        -------          -------
Operating expense:
  Hardware and other
    items purchased for
    resale..............       9,654           280        --            --       9,934          4,050               --
  Selling, general and
    administrative......      28,666         3,669         1            --      32,336          9,592               --
  Research and
    development.........       4,185            --        --            --       4,185              3               --
  Depreciation and
    amortization........       3,284            55        --         1,493(D)    4,832          1,129              319(F)
  Restructuring and
    other charges.......       1,814            --        --            --       1,814            655               --
  Merger costs..........         659            --        --            --         659             --               --
  Compensatory stock
    awards..............         428            --        --            --         428             50               --
                             -------        ------      ----       -------     -------        -------          -------
    Total operating
      expense...........      48,690         4,004         1         1,493      54,188         15,479              319
                             -------        ------      ----       -------     -------        -------          -------
Operating income
  (loss)................       5,901           511       512        (1,493)      5,431         (4,520)            (319)
Interest and other
  expense, net..........       1,335             2        --            --       1,337            878               --
                             -------        ------      ----       -------     -------        -------          -------
Loss before income taxes
  and extraordinary
  item..................       4,566           509       512        (1,493)      4,094         (5,398)            (319)
Provision (benefit) for
  income taxes..........       2,186            --        --           388(E)    2,574             --           (2,051)(E)
                             -------        ------      ----       -------     -------        -------          -------
Income (loss) before
  extraordinary item....       2,380           509       512        (1,881)      1,520         (5,398)           1,732
                             -------        ------      ----       -------     -------        -------          -------
Preferred stock
  dividend..............          --            --        --            --          --            315(F)            --
Net income (loss) before
  extraordinary item
  available to common
  stockholders..........     $ 2,380        $  509      $512       $(1,881)    $ 1,520        $(5,713)         $ 1,732
                             =======        ======      ====       =======     =======        =======          =======
Net loss per share
  before extraordinary
  item: basic and
  diluted...............
Weighted average shares
  outstanding...........

                          PRO FORMA
                          COMBINED
                          ---------
Total revenue...........   $70,578
                           -------
Operating expense:
  Hardware and other
    items purchased for
    resale..............    13,984
  Selling, general and
    administrative......    41,928
  Research and
    development.........     4,188
  Depreciation and
    amortization........     6,280
  Restructuring and
    other charges.......     2,469
  Merger costs..........       659
  Compensatory stock
    awards..............       478
                           -------
    Total operating
      expense...........    69,986
                           -------
Operating income
  (loss)................       592
Interest and other
  expense, net..........     2,215
                           -------
Loss before income taxes
  and extraordinary
  item..................    (1,623)
Provision (benefit) for
  income taxes..........       523
                           -------
Income (loss) before
  extraordinary item....    (2,146)
                           -------
Preferred stock
  dividend..............       315
Net income (loss) before
  extraordinary item
  available to common
  stockholders..........   $(2,461)
                           =======
Net loss per share
  before extraordinary
  item: basic and
  diluted...............   $ (0.34)
                           =======
Weighted average shares
  outstanding...........     7,213
                           =======

See accompanying notes to unaudited pro forma financial statements

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2000
                                 (IN THOUSANDS)

                                                   MEDICAL     PRO FORMA     PRO FORMA
                                  PRACTICEWORKS   DYNAMICS    ADJUSTMENTS    COMBINED
                                  -------------   ---------   -----------    ---------
Total revenue...................    $ 20,016       $ 2,243      $    --      $ 22,259
                                    --------       -------      -------      --------
Operating expense:
  Hardware and other items
     purchased for resale.......       2,851           356           --         3,207
  Selling, general and
     administrative.............      18,980         2,538           --        21,518
  Research and development......       1,541            --           --         1,541
  Depreciation and
     amortization...............       7,898           250        1,574(D)      9,722
  Restructuring and other
     charges....................         816            --           --           816
  Gain on disposal of fixed
     assets.....................        (632)           --           --          (632)
                                    --------       -------      -------      --------
     Total operating expense....      31,454         3,144        1,574        36,172
                                    --------       -------      -------      --------
Operating (loss) income.........     (11,438)         (901)      (1,574)      (13,913)
Interest and other expense,
  net...........................         959           172           --         1,131
                                    --------       -------      -------      --------
Loss before income taxes........     (12,397)       (1,073)      (1,574)      (15,044)
Income tax benefit..............      (3,731)           --         (408)(E)    (4,139)
                                    --------       -------      -------      --------
     Net loss...................      (8,666)       (1,073)      (1,166)      (10,905)
     Preferred stock dividend...          --            --          158(F)        158
                                    --------       -------      -------      --------
     Net loss available to
       common stockholders          $ (8,666)      $(1,073)     $(1,324)     $(11,063)
                                    ========       =======      =======      ========
Net loss per share available to
  common stockholders, basic and
  diluted.......................                                             $  (1.31)
                                                                             ========
Weighted average shares
  outstanding...................                                                8,442
                                                                             ========

See accompanying notes to unaudited pro forma financial statements.

                                 PRACTICEWORKS
                      (A DIVISION OF INFOCURE CORPORATION)

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS

(A) Records payments of accrued salary and vacation and certain promissory notes to Medical Dynamics stockholders, officers and directors upon closing.

(B) Records the effect on the Division's financial statements of issuance approximately 878,000 of shares of InfoCure common stock and approximately 9,654,000 depository shares and the cash payment of approximately $350,000 in exchange for 13.2 million shares of Medical Dynamics common stock, including the estimated fair value of InfoCure stock options exchanged for Medical Dynamics stock options and estimated merger costs of the transaction. The InfoCure common stock to be exchanged in the merger will be valued on the basis of the closing price of InfoCure common stock on the day of closing. The valuation of the depository shares is based on the liquidation preference of the depository shares and cash is valued at face value. For pro forma purposes, the aggregate consideration is equal to approximately $10.6 million.

          This acquisition will be accounted for as a purchase with the total consideration estimated to be allocated to the assets acquired as follows:

    DESCRIPTION                                                      AMOUNT
    -----------                                                  --------------
                                                                 (IN THOUSANDS)
    Current assets.............................................     $   449
    Property and equipment.....................................         332
    Other assets...............................................          22
    Current liabilities........................................      (2,901)
    Long-term debt, net of current portion.....................        (139)
                                                                    -------
      Net assets...............................................      (2,237)
    Goodwill...................................................      12,867
                                                                    -------
                                                                    $10,630
                                                                    =======

(C) Records elimination of InfoCure loans to Medical Dynamics.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

(D) Records adjustment to amortization expense to reflect increase for new basis of goodwill and eliminate amortization for other intangibles to which no value was assigned. Goodwill is amortized using the straight line method over a 15-year life from January 1 to November 15, and over a three-year life effective in the fourth quarter consistent with InfoCure's adoption of a change in accounting estimate effected in 1999.

(E) Provides the effect of income taxes as though the companies filed consolidated tax returns. Goodwill arising from the transaction is not deductible for income tax purposes and therefore does not provide a pro forma income tax benefit.

(F) Records the annual dividends on InfoCure Series A convertible redeemable preferred stock to be issued in InfoCure's merger with Medical Dynamics.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors

Medical Dynamics, Inc.

Englewood, Colorado

     We have audited the accompanying consolidated balance sheet of Medical Dynamics, Inc. and subsidiaries (the "Company") as of September 30, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended September 30, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Medical Dynamics, Inc. and subsidiaries as of September 30, 1999, and the results of their operations and their cash flows for the years ended September 30, 1999 and 1998, in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HEIN + ASSOCIATES LLP

Denver, Colorado
December 20, 1999

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1999


ASSETS
CURRENT ASSETS:
  Cash and equivalents......................................  $    180,000
  Trade receivables, less allowance for doubtful accounts of
    $67,300.................................................       254,400
  Inventories...............................................       189,200
  Prepaid expenses and other................................        21,100
                                                              ------------
    Total current assets....................................       644,700
                                                              ------------
SOFTWARE DEVELOPMENT AND SUPPORT:
  Software development costs, net of accumulated
    amortization of $856,200................................     2,345,600
  Technical support contracts, net of accumulated
    amortization of $593,800................................       890,700
                                                              ------------
    Total software development and support..................     3,236,300
                                                              ------------
PROPERTY AND EQUIPMENT:
  Demonstration equipment...................................       438,200
  Machinery and equipment...................................       606,100
  Furniture and fixtures....................................       235,600
  Leasehold improvements....................................        54,500
                                                              ------------
                                                                 1,334,400
  Less accumulated depreciation and amortization............      (913,300)
                                                              ------------
    Property and equipment, net.............................       421,100
                                                              ------------
OTHER ASSETS:
  Goodwill, net of accumulated amortization of $139,900.....     1,136,200
  Non-compete agreements, net of accumulated amortization of
    $151,700................................................        47,500
  Debt issuance costs, net of accumulated amortization of
    $481,000................................................        80,100
  Patents and trademarks, net of accumulated amortization of
    $785,900................................................        12,800
  Deposits and other........................................        24,300
                                                              ------------
    Total other assets......................................     1,300,900
                                                              ------------
    Total Assets............................................  $  5,603,000
                                                              ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of notes payable and convertible
    debentures..............................................  $    943,700
  Accounts payable..........................................       622,000
  Accrued expenses..........................................       497,600
  Unearned revenue..........................................       368,500
                                                              ------------
    Total current liabilities...............................     2,431,800
                                                              ------------
Notes payable, net..........................................       207,600
Convertible debentures, net.................................       370,800
Commitments and contingencies (Notes 2, 5, and 8)
Stockholders' equity:
  Preferred stock, $.001 par value; authorized 5,000,000
    shares; none issued
  Common stock, $.001 par value; authorized 30,000,000
    shares, issued and outstanding 12,214,300 shares........        12,200
  Additional paid-in capital................................    27,771,700
  Accumulated deficit.......................................   (25,191,100)
                                                              ------------
    Total stockholders' equity..............................     2,592,800
                                                              ------------
    Total liabilities and stockholders' equity..............  $  5,603,000
                                                              ============

See accompanying notes to these consolidated financial statements.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                           FOR THE YEARS ENDED
                                                              SEPTEMBER 30,
                                                        -------------------------
                                                           1999          1998
                                                        -----------   -----------
NET SALES:
Dental products:
  Software, training, and installation................  $ 3,809,700   $ 2,906,900
  Equipment...........................................    4,495,900     2,836,700
  Support services....................................    2,522,400     1,831,300
Medical products......................................      130,700       271,800
                                                        -----------   -----------
                                                         10,958,700     7,846,700
                                                        -----------   -----------
COST OF SALES:
Dental products:
  Software, training, and installation................    1,133,000       687,200
  Equipment...........................................    4,015,300     2,542,100
  Support services....................................      924,700       583,200
Medical products......................................       34,600       246,300
                                                        -----------   -----------
                                                          6,107,600     4,058,800
                                                        -----------   -----------
GROSS PROFIT..........................................    4,851,100     3,787,900
                                                        -----------   -----------
OPERATING EXPENSES:
  Selling and marketing...............................    3,679,800     2,078,900
  General and administrative..........................    4,983,300     3,932,800
  Stock-based compensation............................       49,600        33,900
  Research and development............................        2,900        46,700
  Impairment of goodwill..............................      655,200            --
                                                        -----------   -----------
     Total operating expenses.........................    9,370,800     6,092,300
                                                        -----------   -----------
OPERATING LOSS........................................   (4,519,700)   (2,304,400)
OTHER INCOME (EXPENSE):
  Other income........................................       44,900        51,200
  Interest income.....................................       13,500        37,400
  Interest expense....................................     (650,000)     (305,700)
  Loss on Command settlement..........................     (286,800)           --
                                                        -----------   -----------
                                                           (878,400)     (217,100)
                                                        -----------   -----------
Net Loss..............................................  $(5,398,100)  $(2,521,500)
                                                        ===========   ===========
Net Loss Per Common Share.............................  $      (.52)  $      (.27)
                                                        ===========   ===========
Weighted Average Number of Shares Outstanding.........   10,312,700     9,512,200
                                                        ===========   ===========

See accompanying notes to these consolidated financial statements.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998

                                        COMMON STOCK       ADDITIONAL
                                    --------------------     PAID-IN     ACCUMULATED
                                      SHARES     AMOUNT      CAPITAL       DEFICIT         TOTAL
                                    ----------   -------   -----------   ------------   -----------
BALANCE, OCTOBER 1, 1997..........   7,627,300   $7,600    $18,811,100   $(17,271,500)  $ 1,547,200
Issuance of common stock for
  acquisition of:
  Computer Age Dentist, Inc.......   1,600,000    1,600      4,478,400            --      4,480,000
  Information Presentation
    Systems, Inc..................     320,000      300        687,900            --        688,200
  DOM, Inc........................     141,700      200        339,800            --        340,000
Conversion of debentures to common
  stock:
  Principal, net of discount......     315,700      300        602,600            --        602,900
  Accrued interest................      17,300       --         35,800            --         35,800
Fair value of warrants issued for
  debt discount...................          --       --        223,000            --        223,000
Proceeds from exercise of stock
  options.........................      12,500       --         34,400            --         34,400
Attribution of compensation
  expense under stock options and
  warrants:
  Employees.......................          --       --          8,900            --          8,900
  Non-employees...................          --       --         25,000            --         25,000
Net loss..........................          --       --             --    (2,521,500)    (2,521,500)
                                    ----------   -------   -----------   ------------   -----------
BALANCE, SEPTEMBER 30, 1998.......  10,034,500   10,000     25,246,900   (19,793,000)     5,463,900
Conversion of debentures to common
  stock:
  Principal, net of discount......   1,144,900    1,200      1,142,200            --      1,143,400
  Accrued interest................     101,300      100        125,900            --        126,000
Fair value of warrants issued for
  debt discount and issuance
  costs...........................          --       --        299,400            --        299,400
Proceeds from exercise of
  options.........................      98,000      100        141,400            --        141,500
Proceeds from sale of common
  stock, net of offering costs of
  $32,900.........................     523,800      500        766,600            --        767,100
Additional shares issued pursuant
  to terms of agreement...........     311,800      300           (300)           --             --
Attribution of compensation under
  stock options and warrants:
  Employee........................          --       --         32,100            --         32,100
  Non-employee....................          --       --         17,500            --         17,500
Net loss..........................          --       --             --    (5,398,100)    (5,398,100)
                                    ----------   -------   -----------   ------------   -----------
BALANCE, SEPTEMBER 30, 1999.......  12,214,300   $12,200   $27,771,700   $(25,191,100)  $ 2,592,800
                                    ==========   =======   ===========   ============   ===========

See accompanying notes to these consolidated financial statements.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           FOR THE YEARS ENDED
                                                              SEPTEMBER 30,
                                                        -------------------------
                                                           1999          1998
                                                        -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss..............................................  $(5,398,100)  $(2,521,500)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Common stock options granted for compensation and
     other services...................................       49,600        33,900
  Depreciation expense................................      191,800        71,400
  Amortization of intangible assets...................      937,000       955,500
  Amortization of debt discount and issuance costs....      446,500       166,000
  Conversion of accrued interest on debentures to
     common stock.....................................      126,000        35,800
  Bad debt expense....................................       82,300            --
  Impairment of goodwill..............................      655,200            --
  Loss on disposal of Command, less cash received.....      279,500            --
  Provision for obsolete and slow-moving
     inventories......................................       23,700        50,100
  Other...............................................      (23,200)           --
  Changes in operating assets and liabilities, net of
     effects of acquisitions:
     Decrease (increase) in:
     Trade receivables................................      454,000      (295,000)
     Inventories......................................      621,700       (51,200)
     Prepaid expenses and other.......................       13,100        37,200
     Increase (decrease) in:
     Accounts payable.................................      174,800         9,800
     Accrued expenses.................................       88,700       263,600
     Unearned revenue.................................       (1,600)        5,400
                                                        -----------   -----------
       Net cash used in operating activities..........   (1,279,000)   (1,239,000)
                                                        -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in restricted cash...........................       50,000            --
Software development costs............................     (229,100)     (238,100)
Purchase of property and equipment....................      (85,800)     (266,600)
Payments for acquisition of businesses, net of cash
  acquired............................................           --      (599,200)
Proceeds from sale of property and equipment..........           --        12,400
Other.................................................           --       (11,500)
                                                        -----------   -----------
       Net cash used in investing activities..........  $  (264,900)  $(1,103,000)
                                                        ===========   ===========

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                                                           FOR THE YEARS ENDED
                                                              SEPTEMBER 30,
                                                        -------------------------
                                                           1999          1998
                                                        -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on notes payable...................  $  (453,900)  $   (52,600)
Payment of debt issue costs...........................      (90,900)           --
Proceeds from issuance of common stock................      767,100            --
Proceeds from exercise of common stock options........      141,500        34,400
Proceeds from issuance of convertible debentures......      400,000     1,989,300
Proceeds from capital lease financing.................           --        87,600
Proceeds from shareholder loan........................      400,000            --
Proceeds from short-term borrowings...................    5,991,500            --
Repayment of short-term borrowings....................   (5,984,500)           --
                                                        -----------   -----------
       Net cash provided by financing activities......    1,170,800     2,058,700
                                                        -----------   -----------
Net decrease in cash and equivalents..................     (373,100)     (283,300)
Cash and equivalents, beginning of year...............      553,100       836,400
                                                        -----------   -----------
Cash and equivalents, end of year.....................  $   180,000   $   553,100
                                                        ===========   ===========
Supplemental disclosures of cash flow
  information -- Cash paid for interest...............  $   100,500   $    13,300
                                                        ===========   ===========
Supplemental schedule of noncash investing and
  financing activities:
  Conversion of accounts payable to debt..............  $   118,600   $        --
                                                        ===========   ===========
  Issuance of common stock for acquisition of
     business.........................................  $        --   $ 5,508,200
                                                        ===========   ===========
  Notes payable incurred for acquisition of
     businesses, net of discounts.....................  $        --   $   865,300
                                                        ===========   ===========
  Conversion of debentures to common stock, net of
     discount.........................................  $ 1,143,400   $   602,900
                                                        ===========   ===========
  Conversion of accrued interest to notes payable.....  $     9,200   $        --
                                                        ===========   ===========
  Fair value of warrants issued for debt discount.....  $    40,000   $   223,000
                                                        ===========   ===========
  Debt issuance costs incurred for convertible
     debentures.......................................  $   259,400   $   210,800
                                                        ===========   ===========
  Debt assumed in business acquisitions...............  $        --   $    67,900
                                                        ===========   ===========

See accompanying notes to these consolidated financial statements.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS OPERATIONS. Medical Dynamics, Inc. (the "Company") is engaged in the development and marketing of practice management software and related products for the dental profession. The Company's principal products are practice management software, patient education systems, digital x-ray systems and a wide variety of ancillary products utilized by the dental profession.

     PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.

     USE OF ESTIMATES. The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The actual results could differ from those estimates.

     The Company's consolidated financial statements are based on a number of estimates, including the allowance for doubtful accounts, the provision for obsolete and slow-moving inventories, the selection of estimated useful lives of intangible assets and property and equipment, realization of long-lived assets, and assumptions affecting the valuation of common stock issued in business combinations, and stock options and warrants granted to non-employees. It is reasonably possible that estimates affecting the provision for obsolete and slow-moving inventories and realization of long-lived assets will change in the forthcoming year and such revisions could be material.

     CASH EQUIVALENTS. The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. At September 30, 1999, cash equivalents include a mutual fund that invests in money market instruments.

     INVENTORIES. Inventories are stated at the lower of cost (first-in, first-out method) or market.

     PROPERTY AND EQUIPMENT. Property and equipment is stated at cost. Depreciation is computed principally by the straight-line method over the following estimated useful lives:

                                                              YEARS
                                                              ------
Demonstration equipment.....................................       3
Machinery and equipment.....................................  3 - 10
Furniture and fixtures......................................  3 - 10

     Leasehold improvements are amortized over the lesser of the life of the lease or the estimated useful life of the improvement.

     SOFTWARE DEVELOPMENT COSTS. The Company capitalizes costs of producing software to be sold, leased, or otherwise marketed, incurred subsequent to establishing technological

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES
feasibility in accordance with Statement of Financial Accounting Standards No.
86. The Company does not develop any software for internal use.

     Amortization of capitalized software development costs is computed on a product-by-product basis. The annual amortization is the greater of the amount computed using the ratio of current gross revenue for a product to the total of current and anticipated future gross revenue for that product or the straight-line method, not to exceed 7 years. In addition, management periodically compares the unamortized capitalized costs for each product to the net realizable value of that product. If the unamortized capitalized costs exceed the net realizable value, the excess will be charged to operations.

     The total amount charged to expense in the statements of operations for amortization of capitalized software costs was $446,100 and $417,800 for the years ended September 30, 1999 and 1998, respectively, and is included in cost of sales.

     Costs incurred in researching, designing and planning for the development of new software are classified as research and development expenses and are charged to operations as incurred.

     OTHER INTANGIBLE ASSETS. Other intangible assets are stated at cost and are amortized utilizing the straight-line method over the following estimated useful lives:

                                                              YEARS
                                                              ------
Technical support contracts.................................       5
Goodwill....................................................      15
Non-compete agreements......................................     2.5
Patents and trademarks......................................  3 - 10

     DEBT ISSUANCE COSTS. Debt issuance costs are amortized using the interest method over the term of the related debt.

     IMPAIRMENT OF LONG-LIVED ASSETS. Management of the Company assesses impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. If the net carrying value exceeds the net cash flows, then impairment will be recognized to reduce the carrying value to the estimated fair value. During the year ended September 30, 1999, management determined that certain goodwill was impaired due to the closing of certain regional operations, and recorded a loss on impairment of $655,200.

     WARRANTY RESERVE. The Company provides a warranty against defects in materials and workmanship, generally for a period between one month and one year following the date of sale of the equipment. Estimated future costs of product warranties are included in accrued expenses in the accompanying balance sheet.

     RESEARCH AND DEVELOPMENT. Research and development costs are charged to operations in the period incurred.

     ADVERTISING. Advertising costs are expensed the first time the advertisement is run. Total advertising costs charged to operations amounted to $503,400 and $456,300 for the years ended September 30, 1999 and 1998, respectively.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

     EARNINGS PER SHARE. Net loss per common share is presented in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share. SFAS No. 128 replaces the presentation of primary and fully diluted earnings per share (EPS), with a presentation of basic EPS and diluted EPS. Under SFAS No. 128, basic EPS excludes dilution for potential common shares and is computed by dividing the net loss by the weighted average number of common shares outstanding for the year. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock and resulted in the issuance of common stock. Basic and diluted EPS are the same in 1999 and 1998 as all potential common shares were antidilutive.

     INCOME TAXES. The Company accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates.

     REVENUE RECOGNITION. The Company recognizes sales when finished goods are shipped to a customer. Revenue from the sale of the Company's proprietary software is recognized when the software is delivered and the Company has substantially performed all material obligations relating to the sale agreement and collectibility is deemed probable by management. Revenue from software services is recognized ratably over the contractual period for customers with service contracts or as the services are performed for customers without service contracts.

     Unearned revenue primarily represents payments received on deferred maintenance contracts that has not been earned. The amounts are amortized into revenue on a monthly basis using the straight-line method over the life of the contracts.

     Costs for maintenance and customer support are charged to expense when the related revenue is recognized or when those costs are incurred, whichever occurs first.

     STOCK-BASED COMPENSATION. The Company accounts for stock-based compensation for employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for stock options granted to employees is measured as the excess, if any, of the quoted market price of the Company's common stock at the measurement date (generally, the date of grant) over the amount an employee must pay to acquire the stock.

     In October 1995, the Financial Accounting Standards Board issued a new statement titled Accounting for Stock-Based Compensation (SFAS No. 123). SFAS No. 123 requires that options, warrants, and similar instruments which are granted to non-employees for goods and services be recorded at fair value on the grant date. Fair value is generally determined under an option pricing model using the criteria set forth in SFAS No. 123. The Company did not adopt SFAS No. 123 to account for stock-based compensation for employees but is subject to the pro forma disclosure requirements.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

     SEGMENT DISCLOSURES. Operating segments are components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The only material segment that the Company is currently engaged in is the dental products segment. Accordingly, the accompanying financial statements do not include disclosures for the immaterial medical products segment.

2. LIQUIDITY

     Through September 30, 1999, the Company has incurred substantial operating losses and negative cash flows from operations. The Company's future viability depends on its ability to increase sales and become profitable.

     As discussed in Note 4, the Company completed three business acquisitions during the year ended September 30, 1998. As a result of these activities, the Company realized increases in sales in fiscal 1998 of approximately $6.9 million and in fiscal 1999 of approximately $3.1 million. However, despite the positive impact of increases in sales, the Company has struggled to generate adequate working capital to finance this growth. At September 30, 1999, the Company had negative working capital of approximately $1.5 million. Management has devoted substantial efforts to obtain additional capital to finance planned activities for fiscal 2000.

     As discussed further in Note 5, the Company was successful in obtaining additional debt financing of $500,000 in October 1999 and payment terms were extended on certain notes payable to related parties. However, management believes additional capital is necessary to fund existing working capital requirements. The Company's ability to continue as a going concern is dependent on raising additional capital and to ultimately achieve profitable operations and positive cash flows from operating activities.

3. INVENTORIES

     Inventories consist of the following at September 30, 1999:

Raw materials and replacement parts.........................  $ 186,700
Finished goods..............................................    121,900
                                                              ---------
  Total inventory...........................................    308,600
Less provision for obsolete and slow-moving inventory.......   (119,400)
                                                              ---------
  Net inventories...........................................  $ 189,200
                                                              =========

4. BUSINESS COMBINATIONS

     During the year ended September 30, 1998, the Company completed three acquisitions of businesses engaged in various aspects of the development and sale of practice management systems for the dental profession. In October 1997, the Company acquired 100% of the outstanding common stock of Computer Age Dentist, Inc. (CADI). CADI, which is located in Los Angeles, California, is engaged in the design, sale, and

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES
support of practice management software for the dental profession. The Company paid total consideration of $5,183,600 to acquire CADI, consisting of $334,300 in cash payments, $369,300 (net of discount) in notes payable, and 1,600,000 shares of the Company's common stock with an estimated fair value of $4,480,000.

     In February 1998, the Company completed the acquisition of 100% of the outstanding common stock of Information Presentation Systems, Inc. (IPS). IPS is located in Marietta, Georgia, and is engaged in the sale of customized multimedia systems for use in a variety of dental operatory applications. The Company paid total consideration of $888,200 to acquire IPS, consisting of $200,000 in cash payments, and 320,000 shares of the Company's common stock with an estimated fair value of $688,200.

     In April 1998, the Company completed the acquisition of 100% of the outstanding common stock of DOM, Inc., d/b/a Command Dental Systems (Command). Command is located in Farmington Hills, Michigan, and is engaged in the development and sale of computer software and hardware systems for the management of dental practices. The Company paid total consideration of $719,600 to acquire Command, consisting of notes payable of $379,600 (net of discount) and 141,700 shares of the Company's common stock with an estimated fair value of $340,000.

     The acquisitions were accounted for using the purchase method of accounting for business combinations and, accordingly, the accompanying consolidated financial statements include the results of operations of the acquired businesses since the respective dates of acquisition. The Company recorded goodwill of approximately $1,024,500, $731,000, and $257,600 related to the acquisitions of CADI, IPS, and Command, respectively. In connection with the acquisitions, IPS and Command were merged into CADI. The following unaudited pro forma information assumes that the acquisitions had occurred on October 1, 1997:

                                                               YEAR ENDED
                                                              SEPTEMBER 30,
                                                                  1998
                                                              -------------
Revenue.....................................................   $ 9,327,000
Net loss....................................................   $(2,478,000)
Net loss per share..........................................   $      (.26)

     In March 1999, the Company filed litigation against the former Command principals. The litigation sought, among other things, rescission of the April 1998 merger agreement by which the Company acquired the assets of Command Dental Systems, Inc. from the Command shareholders, rescission of an employment agreement and damages. The Command principals filed actions against the Company for breach of an office lease and breach of the employment agreement, an for other claims. Both of these suits were settled in August 1999. As a result of the settlement, the Company reduced its indebtedness to the former Command principals from approximately $500,000 (which was current indebtedness) to $250,000 of long-term indebtedness; the Company retained approximately 150 former Command clients who had converted to the Company's software; and the Company terminated all lease obligations on the Command office space and the

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES
employment agreement with the Command principal. In addition, the parties entered into mutual, general releases and stipulations to dismiss the litigation. The Company recognized a loss of approximately $287,000 which represented the excess of assets surrendered over liabilities retained.

5. LONG-TERM LIABILITIES

     CONVERTIBLE DEBENTURES. In October 1997, the Company issued convertible debentures totaling $1,100,000. The debentures are uncollateralized and bear interest at 8% per annum, payable semi-annually in cash or, at the Company's option, in shares of the Company's common stock. The principal balance is due October 2000 and the holder of the debentures has the option to convert the debentures into shares of the Company's common stock. Any unpaid principal and interest as of October 31, 2000 will automatically be converted into shares of the Company's common stock. The conversion price is equal to the average of the two lowest closing bid prices of the Company's common stock as reported by NASDAQ during the 60 trading days preceding the conversion date. The Company received net proceeds of $986,000 from the debentures, after paying all costs related to the issuance. Through September 30, 1998, the holder had converted $660,000 of debentures to 315,700 shares of common stock. In October 1998, the holder converted the remaining $440,000 of debentures to 234,667 shares of common stock.

     The Company also granted the debenture holder a warrant to purchase 84,615 shares of the Company's common stock. The warrant is exercisable until October 31, 2000 at an exercise price of $3.38. The estimated fair value of this warrant of $120,000 was accounted for as a discount on the convertible debentures. During 1999, these warrants were canceled.

     In July 1998, the Company issued additional convertible debentures totaling $1,100,000. The debentures are uncollateralized and bear interest at 8% per annum, payable semi-annually in cash or, at the Company's option, in shares of the Company's common stock. The principal balance is due July 2003 and the holder of the debentures has the option to convert the debentures into shares of the Company's common stock beginning in November 1998, when one-third of the principal balance may be converted, January 1999 when two-thirds may be converted, and March 1999 when the entire balance may be converted. Any unpaid principal and interest as of July 31, 2003 will automatically be converted into shares of the Company's common stock. The conversion price is equal to the average of the two lowest closing bid prices of the Company's common stock as reported by NASDAQ during the 60 trading days preceding the conversion date. The Company received net proceeds of $1,003,000 from the debentures, after paying all costs related to the issuance. Through September 30, 1999, the holder had converted $800,000 of debentures to 910,200 shares of common stock.

     The Company also granted the Debenture holder a warrant to purchase 110,000 shares of the Company's common stock. The warrant is exercisable until July 31, 2003 at an exercise price of $2.58. The estimated fair value of this warrant of $100,000 was accounted for as a discount on the convertible debentures.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

     In November 1998, the Company issued an additional $400,000 of convertible debentures with terms similar to the July 1998 issuance described above, except for a 3-month delay for the principal conversion privileges. The Company also agreed to issue an additional warrant for 40,000 shares exercisable until November 2003 at an exercise price of $2.58 per share. The estimated fair value of the warrants of $40,000 was accounted for as a discount on the convertible debenture.

     During fiscal 1999, the Company entered into amendments to modify certain terms and conditions of the debentures. The conversion price will be equal to 85% of the average of the two lowest closing bid prices over a 60-day period immediately preceding the date of conversion. As a result of the issuance of warrants in 1999 private placement, the exercise price of the outstanding warrants to acquire 150,000 shares at $2.58 per share was decreased to $1.832. Up to one third of the July 1998 and November 1998 debentures is convertible from and after January 1, 1999, up to two thirds is convertible after June 1, 1999 and the entire debenture is convertible after January 1, 2000.

     The debenture holder may not convert 1998 debentures which would result in the issuance of more than 1,880,000 shares. If the holder is precluded from converting any debentures because of this provision, it may demand, upon six months' notice, that the Company redeem the remaining debentures for 115% of the principal amount. As of September 30, 1999, this limitation would result in approximately $275,000 of the debentures (net of discount) being potentially redeemable. This amount has been classified as a current liability in the accompanying consolidated balance sheet.

     As a result of the amendments, additional debt issuance costs of approximately $260,000 were recorded.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

     At September 30, 1999, convertible debentures consist of the following:

Interest at 8%, due July 2003, unsecured....................  $ 300,000
Discount for fair value of warrant, net of accumulated
  amortization of $6,600....................................    (21,500)
                                                              ---------
       Net..................................................    278,500
                                                              ---------
Interest at 8%, due November 2003, unsecured................    400,000
Discount for fair value of warrant, net of accumulated
  amortization of $7,300....................................    (32,700)
                                                              ---------
       Net..................................................    367,300
                                                              ---------
       Convertible debentures...............................    645,800
Less current maturities.....................................   (275,000)
                                                              ---------
       Convertible debentures, less current maturities......  $ 370,800
                                                              =========
Notes Payable -- At September 30, 1999, long-term debt
  consists of the following:
  Notes payable to former shareholders of CADI:
     Interest at 12%, due July 2000 or upon sale of the
      Company...............................................  $ 126,700
                                                              ---------
  Notes payable to former owners of Command:
     Interest at 6%, due April 2003, unsecured..............    250,000
     Discount for below-market interest, net of accumulated
      amortization of $2,758................................    (44,900)
                                                              ---------
       Net..................................................    205,100
                                                              ---------
  Note payable to shareholder:
     Interest at 12%, due July 2000 or upon sale of the
      Company, collateralized by substantially all of the
      Company's assets......................................    400,000
  Notes payable to vendors:
     Interest at 8%, due April 2000, unsecured..............     48,800
     Interest at 8%, due December 1999, unsecured...........     40,300
     Other..................................................     55,400
                                                              ---------
       Total notes payable..................................    876,300
Less current maturities.....................................   (668,700)
                                                              ---------
       Notes payable, less current maturities...............  $ 207,600
                                                              =========

     The effective interest rate on the debt incurred under the notes payable to the former owners of CADI and Command was 15% to 16%.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

     AGGREGATE MATURITIES. As of September 30, 1999, aggregate maturities of notes payable and convertible debentures are as follows:

YEAR ENDING SEPTEMBER 30,                        PRINCIPAL    DISCOUNT      NET
-------------------------                        ----------   --------   ----------
2000...........................................  $1,002,500   $ 58,800   $  943,700
2001...........................................     106,000     29,500       76,500
2002...........................................     106,000     22,700       83,300
2003...........................................     308,500     14,200      294,300
2004...........................................     125,000        700      124,300
                                                 ----------   --------   ----------
  Total                                          $1,648,000   $125,900   $1,522,100
                                                 ==========   ========   ==========

     LINE-OF-CREDIT. In October 1998, the Company entered into a line-of-credit agreement with a financial institution. The line-of-credit provided for maximum borrowings of $1.0 million with an initial borrowing base of $400,000. In August 1999, all amounts due under the line were repaid and the agreement was terminated.

6. STOCKHOLDERS' EQUITY

     In March 1999, an unaffiliated entity purchased 523,800 shares of the Company's common stock for $800,000. In addition, the Company agreed to issue additional shares to this entity at various determination dates which are intended to compensate the entity for one-third of any decrease in the market price of the Company's stock. The Company is obligated to issue no more than 2,060,033 shares and warrants pursuant to this obligation. As of September 30, 1999, the Company has issued an additional 311,800 shares under this agreement. In November 1999, the Company issued 77,866 additional shares and warrants to purchase 523,834 shares of restricted common stock at $1.527 per share through May 2000. The Company has no further obligations under the agreement.

     STOCK OPTION PLAN. The Company has two stock option plans under which incentive and non-qualified stock options may be granted to officers, directors, employees, and consultants. Incentive stock options are required to have an exercise price which is not less than the fair market value of the stock at the date of grant. Under the first plan which was approved by shareholders in October 1988, an aggregate of 1,000,000 shares were reserved for issuance pursuant to the terms of the plan. Under the second plan which was approved by shareholders in June 1998, an aggregate of 1,500,000 shares were reserved for issuance pursuant to the terms of the plan. The maximum term is 10 years for options granted

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES
under both plans. Activity in the 1988 and 1998 stock option plans for the years ended September 30, 1999 and 1998 is as follows:

                                            1988 PLAN                   1998 PLAN
                                    --------------------------   ------------------------
                                                   WEIGHTED                   WEIGHTED
                                                   AVERAGE                    AVERAGE
                                    NUMBER OF   EXERCISE PRICE   NUMBER    EXERCISE PRICE
                                     SHARES       PER SHARE      SHARES      PER SHARE
                                    ---------   --------------   -------   --------------
Outstanding, September 30, 1997...   61,700         $1.83             --       $   --
  Granted.........................    5,000          2.63             --           --
  Exercised.......................   (7,500)         2.75             --           --
  Canceled........................   (2,000)         3.00             --           --
                                     ------         -----        -------       ------
Outstanding, September 30, 1998...   57,200          1.74             --           --
  Granted.........................       --            --        234,800          .93
  Exercised.......................       --            --             --           --
  Canceled........................   (5,000)         3.00             --           --
                                     ------         -----        -------       ------
Outstanding, September 30, 1999...   52,200         $1.61        234,800       $  .93
                                     ======         =====        =======       ======

     Options available for future grant at September 30, 1999 totaled 1,265,200 shares under the 1998 plan. No shares were available for future grants under the 1988 plan.

     As of September 30, 1999, all options outstanding under the 1988 plan are vested and 214,800 are vested under the 1998 plan. If not previously exercised, options outstanding at September 30, 1999, will expire as follows:

                                                1988 PLAN              1998 PLAN
                                           --------------------   --------------------
                                           NUMBER OF   EXERCISE   NUMBER OF   EXERCISE
YEAR ENDING SEPTEMBER 30,                   SHARES      PRICE      SHARES      PRICE
-------------------------                  ---------   --------   ---------   --------
2000.....................................       --      $  --       20,000     $1.50
2001.....................................   37,200       1.38           --        --
2002.....................................   10,000       2.00           --        --
2003.....................................    5,000       2.63           --        --
2004.....................................       --         --      214,800       .88
                                            ------      -----      -------     -----
                                            52,200      $1.61      234,800     $ .93
                                            ======      =====      =======     =====

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

     NON-QUALIFIED STOCK OPTIONS AND WARRANTS. The Company has also granted non-qualified stock options and warrants to officers, directors, employees, consultants, and lenders. The following is a summary of activity during the years ended September 30, 1999 and 1998:

                                                                         WEIGHTED
                                                                         AVERAGE
                                                         NUMBER OF    EXERCISE PRICE
                                                           SHARES       PER SHARE
                                                         ----------   --------------
OUTSTANDING, SEPTEMBER 30, 1997........................   1,593,900       $2.80
Granted to:
  Employees............................................   2,358,200        3.48
  Consultants..........................................     300,000        4.42
  Convertible debenture holders........................     194,600        2.93
Canceled...............................................    (205,200)       3.22
Exercised..............................................      (5,000)       2.75
                                                         ----------       -----
OUTSTANDING, SEPTEMBER 30, 1998........................   4,236,500        3.28
Granted to:
  Employees............................................     610,800        3.04
  Consultants..........................................     100,000        1.50
  Convertible debenture holders........................      40,000        2.58
Canceled...............................................  (1,566,700)       3.70
Exercised..............................................          --          --
                                                         ----------       -----
OUTSTANDING, SEPTEMBER 30, 1999........................   3,420,600        2.99
                                                         ==========       =====

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

     If not previously exercised, non-qualified options and warrants expire as follows:

                                                                         WEIGHTED
                                                                         AVERAGE
                                                             NUMBER OF   EXERCISE
YEAR ENDING SEPTEMBER 30,                                     SHARES      PRICE
-------------------------                                    ---------   --------
2000.......................................................    160,900    $1.13
2000.......................................................     40,000     2.58
2000.......................................................     75,000     4.50
2001.......................................................     82,000     2.00
2001.......................................................    250,000     2.87
2001.......................................................    115,000     3.75
2002.......................................................    100,000     1.50
2002.......................................................     10,200     3.00
2003.......................................................     52,000     1.50
2003.......................................................    258,900     2.68
2003.......................................................    415,800     3.64
2004.......................................................    140,800     1.60
2004.......................................................     20,000     3.25
2005.......................................................  1,200,000     3.25
2006.......................................................    500,000     3.25
                                                             ---------
                                                             3,420,600
                                                             =========

     At September 30, 1999, a total of 2,715,600 non-qualified stock options and warrants are vested. Unvested employee performance options were outstanding for 550,000 shares. These options vest when the Company achieves various revenue levels. The Company also has 175,000 options outstanding that vest at future dates. Vesting under most of these options can be accelerated if various performance targets are achieved.

     During the years ended September 30, 1999 and 1998, the Company recognized compensation expense of $32,100 and $8,900, respectively, related to employee performance options. The ultimate amount of compensation expense related to the employee performance options will be determined based on the market value of the Company's common stock on the date that the options vest.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

     The fair value of options granted to non-employees in 1999 and 1998 was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                               YEARS ENDED
                                                              SEPTEMBER 30,
                                                              -------------
                                                              1999     1998
                                                              ----     ----
Expected volatility.........................................  78.0%    70.0%
Risk-free interest rate.....................................   6.0%     5.7%
Expected dividends..........................................    .0%      .0%
Expected terms (in years)...................................    .7      1.5

     For the years ended September 30, 1999 and 1998, options granted to non-employees resulted in the recognition of approximately $17,400 and $25,000, respectively, of compensation expense.

     PRO FORMA STOCK-BASED COMPENSATION DISCLOSURES. The Company applies APB Opinion 25 and related interpretations in accounting for stock options which are granted to employees. Accordingly, no compensation cost is recognized for grants of options to employees if the exercise prices were not less than the market value of the Company's common stock on the measurement dates. Had compensation cost been determined based on the fair value at the measurement dates consistent with the method of SFAS No. 123, the Company's net loss and loss per share would have been changed to the pro forma amounts indicated below.

                                                        YEARS ENDED SEPTEMBER 30,
                                                        -------------------------
                                                           1999          1998
                                                        -----------   -----------
Net loss:
  As reported.........................................  $(5,398,100)  $(2,521,500)
  Pro forma...........................................   (6,739,100)   (4,838,700)
Net loss per common share:
  As reported.........................................  $      (.52)  $      (.27)
  Pro forma...........................................         (.65)         (.51)

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

     For purposes of the above pro forma amounts, the weighted average fair value of options granted to employees for the years ended September 30, 1999 and 1998 was $1.00 and $1.67, respectively. The fair value of each employee option granted in 1999 and 1998 was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                               YEARS ENDED
                                                              SEPTEMBER 30,
                                                              -------------
                                                              1999     1998
                                                              ----     ----
Expected volatility.........................................  81.0%    70.0%
Risk-free interest rate.....................................   6.0%     5.7%
Expected dividends..........................................    .0%      .0%
Expected terms (in years)...................................   4.5      4.0

7. INCOME TAXES

     The amounts which give rise to the net deferred tax asset at September 30, 1999, are as follows:

Current Assets:
  Allowance for doubtful accounts...........................  $    25,100
  Provision for obsolete and slow-moving inventories........      100,900
  Accrued expenses..........................................       11,200
                                                              -----------
     Total current assets...................................      137,200
                                                              -----------
Long-term Assets:
  Property and equipment....................................       29,700
  Patents, patents pending, and trademarks..................        3,500
  Compensation expense related to stock options.............      145,100
  Net operating loss carryforwards..........................    8,600,000
  Research and development tax credit carryforwards.........       23,100
                                                              -----------
     Total long-term assets.................................    8,801,400
                                                              -----------
     Total deferred tax assets..............................    8,938,600
Valuation allowance.........................................   (8,938,600)
                                                              -----------
                                                              $        --
                                                              ===========

     Management has determined that a valuation allowance equal to the deferred tax assets is required since it is more likely than not that the benefits of these assets will not be realized. The valuation allowance increased by $900,000 and $397,000 during the years ended September 30, 1999 and 1998, respectively, due to the increase in the deferred tax asset balances which were completely offset by a valuation allowance at each of those dates.

     At September 30, 1999, the Company has approximately $23,100,000 of net operating loss carryforwards, and approximately $62,000 of research and development tax credit carryforwards, both of which expire in varying amounts from 2000 through 2019. Usage of

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES
the net operating loss carryforwards may be limited by Section 382 of the Internal Revenue Code.

8. COMMITMENTS AND CONTINGENCIES

     LICENSE AGREEMENT. The Company has various agreements to pay royalties to both a former officer and current directors of the Company. These royalties are based on the sales of specified products, some of which are no longer manufactured by the Company. In June 1987, the Company entered into a license agreement with its then CEO and Chairman relating to the use of certain technology invented and developed by the Chairman. In connection with the agreement, the Company agreed to pay royalties based on the greater of 2% of sales of products which relate to this technology or minimum annual royalties of $120,000.

     During 1997, the license agreement was amended to eliminate the minimum annual royalty and to provide for future royalties generally equal to 2% of sales of the products that relate to the technology. For the years ended September 30, 1999 and 1998, the Company did not incur any royalty expense related to this agreement. The license agreement may be terminated by the Chairman in certain circumstances and the rights to the patents may revert to him if commercial development of the related products does not occur within prescribed deadlines.

     DISTRIBUTION AGREEMENT. During the year ended September 30, 1995, the Company transferred to an entity owned by the Chairman the rights to patents with a net book value of approximately $21,000. The patents had originally been obtained from the Chairman under the license agreement described above, and were transferred because the Company was unable to obtain FDA approval for products using the patents. The related entity has since obtained FDA approval and has entered into an exclusive agreement to have the Company distribute all products it manufactures. The agreement expires in June 2000. The Company did not purchase any product under the agreement through September 30, 1999.

     REGULATORY MATTERS. The Company's medical products are regulated by the Federal Food and Drug Administration (FDA). The Company cannot ensure that an adverse financial impact will not occur should the FDA find the Company's Good Manufacturing Practices are in non-compliance with current Federal regulations. If the FDA finds that a manufacturer is not in compliance, the manufacturer may be prohibited from marketing the products for which they are not in compliance, until such time as the manufacturer complies with the applicable FDA regulation.

     OPERATING LEASES. The Company conducts its operations from leased facilities and leases certain equipment. The terms of the facilities leases require the Company to pay all maintenance, utilities, property taxes and insurance. The Company has subleased a portion of its Englewood, Colorado office space to its chairman for $9,000 per month on a month-to-month basis. Rent expense has been recorded on a straight-line basis over the life of the lease. Following is a schedule of future minimum commitments under operating leases having an initial or remaining term of more than one year.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

YEARS ENDING SEPTEMBER 30,
--------------------------
2000........................................................  $256,200
2001........................................................   170,900
2002........................................................    23,200
2003........................................................        --
                                                              --------
                                                              $450,300
                                                              ========

     Total rent expense was $430,400 and $421,900, net of sublease rentals received, for the years ended September 30, 1999 and 1998, respectively.

     EMPLOYMENT AGREEMENTS. The Company has employment agreements with two individuals who are officers or directors of the Company or CADI. As of September 30, 1999, the agreements were effective for a period of three years with an annual aggregate compensation of $210,000.

     CONTINGENCIES. The Company may from time to time be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination, or breach of contract incidental to the operations of its business. The Company is currently involved in some incidental litigation which it believes will not have a material adverse effect on its financial condition or results of operations.

9. SUBSEQUENT EVENTS

     In December 1999, the Company entered into an Agreement and Plan of Merger and Reorganization with InfoCure Corporation (InfoCure) wherein InfoCure will acquire 100% of the outstanding common stock of the Company in exchange for shares of InfoCure. Note: some cash to be paid.

     In October 1999, InfoCure lent the Company a total of $500,000 at an interest rate of 12%, due at maturity, for the purpose of repayment of debt and for working capital. Unless further extended by InfoCure, this loan will come due March 28, 2000. As collateral for the loan, the Company pledged substantially all of its assets. As part of the Merger Agreement, InfoCure has agreed to lend the Company an additional $500,000 for working capital purposes by January 15, 2000 and amend the maturity date on the total of $1,000,000 in debt to the later of 120 days from any termination date by InfoCure, or July 31, 2000.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                JUNE 30,     SEPTEMBER 30,
                                                                  2000           1999
                                                              ------------   -------------
                                                              (UNAUDITED)
ASSETS
CURRENT ASSETS:
Cash and equivalents........................................  $    417,400   $    180,000
Trade receivables, less allowance for doubtful accounts of
  $54,800 and $67,300.......................................        28,200        254,400
Inventories.................................................         2,500        189,200
Prepaid expenses............................................           800         21,100
                                                              ------------   ------------
    Total current assets....................................       448,900        644,700
                                                              ------------   ------------
SOFTWARE DEVELOPMENT AND SUPPORT:
Software development costs, net of accumulated amortization
  of $1,205,000 and $856,200
                                                                 2,065,000      2,345,600
Technical support contracts, net of accumulated amortization of $816,500 and $593,800
                                                                   668,000        890,700
                                                              ------------   ------------
    Total software development and support..................     2,733,000      3,236,300
                                                              ------------   ------------
PROPERTY AND EQUIPMENT:
Demonstration equipment.....................................       438,200        438,200
Machinery and equipment.....................................       606,100        606,100
Furniture and fixtures......................................       235,600        235,600
Leasehold improvements......................................        54,500         54,500
                                                              ------------   ------------
                                                                 1,334,400      1,334,400
Less accumulated depreciation and amortization..............    (1,002,400)      (913,300)
                                                              ------------   ------------
    Property and equipment, net.............................       332,000        421,100
                                                              ------------   ------------
OTHER ASSETS:
Goodwill, net of accumulated amortization of $204,100 and
  $139,900..................................................     1,072,000      1,136,200
Non-compete agreements, net of accumulated amortization of
  $174,200 and $151,700.....................................        25,000         47,500
Debt issuance costs, net of accumulated.....................
  amortization of $560,300 and $481,000.....................           800         80,100
Patents and trademarks, net of accumulated amortization of
  $795,600 and $785,900.....................................         3,100         12,800
Deposits and other..........................................        22,000         24,300
                                                              ------------   ------------
    Total other assets......................................     1,122,900      1,300,900
                                                              ------------   ------------
    Total assets............................................  $  4,636,800   $  5,603,000
                                                              ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of notes payable & convertible
  debentures:...............................................  $  2,003,200   $    943,700
Accounts payable............................................        97,000        622,000
Accrued expenses............................................       501,100        497,600
Unearned revenue............................................       299,300        368,500
                                                              ------------   ------------
    Total current liabilities...............................     2,900,600      2,431,800
                                                              ------------   ------------
Notes payable, net..........................................       138,800        207,600
Convertible debentures, net.................................            --        370,800
STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value; authorized 5,000,000
  shares; none issued and outstanding.......................            --             --
Common stock, $.001 par value; authorized 30,000,000 shares;
  issued & outstanding 13,247,000 and 12,214,300 shares.....        13,200         12,200
Additional paid-in capital..................................    28,353,100     27,771,700
Accumulated deficit.........................................   (26,768,900)   (25,191,100)
                                                              ------------   ------------
    Total stockholders' equity..............................     1,597,400      2,592,800
                                                              ------------   ------------
    Total liabilities and stockholders' equity..............  $  4,636,800   $  5,603,000
                                                              ============   ============

See Notes to Consolidated Financial Statements.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               NINE MONTHS
                                                             ENDED JUNE 30,
                                                        -------------------------
                                                           2000          1999
                                                        -----------   -----------
NET SALES:
Software & training...................................  $   766,900   $ 3,348,200
Equipment & installation..............................      226,800     3,949,100
Support services......................................    1,971,000     1,832,400
                                                        -----------   -----------
                                                          2,964,700     9,129,700
                                                        -----------   -----------
COST OF SALES:
Software & training...................................      472,700     1,040,800
Equipment & installation..............................      416,300     2,891,100
Support services......................................      529,000       628,200
                                                        -----------   -----------
                                                          1,418,000     4,560,100
                                                        -----------   -----------
Gross profit..........................................    1,546,700     4,569,600
                                                        -----------   -----------
OPERATING EXPENSES:
Selling & marketing...................................      469,700     2,401,100
General & administrative..............................    2,337,300     4,856,100
Stock based compensation..............................       24,400        42,500
Research & development................................           --         2,700
                                                        -----------   -----------
  Total operating expenses............................    2,831,400     7,302,400
                                                        -----------   -----------
Operating loss........................................   (1,284,700)   (2,732,800)
OTHER INCOME (EXPENSE):
Other income..........................................        3,800        41,000
Interest income.......................................       10,100        11,100
Interest expense......................................     (307,000)     (412,200)
                                                        -----------   -----------
  Net loss............................................  $(1,577,800)  $(3,092,900)
                                                        ===========   ===========
Earnings per share....................................  $     (0.12)  $     (0.29)
                                                        ===========   ===========
Weighted average number of shares outstanding.........   12,720,900    10,628,600

See Notes to Consolidated Financial Statements.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  NINE MONTHS ENDED
                                                                      JUNE 30,
                                                              -------------------------
                                                                 2000          1999
                                                              -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss....................................................  $(1,577,800)  $(3,092,900)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Common stock options granted for compensation and other
    services................................................       24,400        42,000
  Depreciation expense......................................       89,100       117,200
  Amortization of intangible assets.........................      667,900       529,700
  Amortization of debt discount and issuance costs..........      117,000       202,000
  Conversion of accrued interest on debentures to common
    stock...................................................           --        83,700
  Provision for obsolete and slow moving inventories........      (31,600)      230,000
  Changes in operating assets and liabilities, net of effect of acquisitions:
    Decrease (increase) in:
       Trade receivable.....................................      226,200       386,700
       Restricted cash......................................           --        50,000
       Inventories..........................................      218,300      (205,800)
       Prepaid expenses and other assets....................       22,600        (8,300)
       Deposits and other...................................           --       (36,800)
    Increase (decrease) in:
       Accounts payable.....................................     (525,000)      345,700
       Accrued expenses.....................................        3,500       391,200
       Unearned revenue.....................................      (69,200)      (29,800)
                                                              -----------   -----------
         Net cash used in operating activities..............     (834,600)     (995,400)
                                                              -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Software development costs..................................      (68,200)     (156,000)
Purchase of property and equipment..........................           --       (83,600)
                                                              -----------   -----------
         Net cash used in investing activities..............      (68,200)     (239,600)
                                                              -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings....................................    1,300,000       671,800
Principal payments related to:
  Notes payable.............................................     (304,700)     (486,000)
  Capital lease obligations.................................      (39,400)      (28,800)
Debt issuance costs.........................................           --       (58,000)
Proceeds from exercise of options of common stock...........      184,300       124,400
Net proceeds from issuance of convertible debenture.........           --       767,100
                                                              -----------   -----------
         Net cash provided by financing activities..........    1,140,200       990,500
                                                              -----------   -----------
Net increase/(decrease) in cash and equivalents.............      237,400      (244,500)
Cash and equivalents, beginning of period...................      180,000       553,100
                                                              -----------   -----------
Cash and equivalents, end of period.........................  $   417,400   $   308,600
                                                              ===========   ===========
Supplemental Disclosures of Cash Flow Information:
  Cash paid for interest....................................  $    24,800   $    47,800
                                                              ===========   ===========
Supplemental Schedule of Non-cash Investing and Financing
  Activities:
  Conversion of debentures to common stock, net of
    discount................................................  $   373,700   $ 1,140,000
  Fair value of inducement related to amendment to
    convertible debentures..................................           --   $   259,400
  Increase(decrease)in payables for capital expenditures....           --   $   (17,300)
  Debt issuance costs incurred for convertible debenture....           --   $    40,000

See Notes to Consolidated Financial Statements.

                    MEDICAL DYNAMICS, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- UNAUDITED

NOTE 1.  BASIS OF PRESENTATION

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these financial statements be read in conjunction with Medical Dynamics, Inc.'s ("MEDY" or the "Company") Form 10-KSB for the year ended September 30, 1999. The results of operations for the periods ended June 30, 2000 and June 30, 1999 are not necessarily indicative of operating results for the full years.

     The Consolidated Financial Statements and other information furnished herein reflect all adjustments which are, in the opinion of management of MEDY, necessary for a fair presentation of the results of the interim periods covered by this report. Adjustments to the financial statements were of a normal recurring nature.

NOTE 2.  EARNINGS PER SHARE

     Shares issuable under common stock options and warrants were excluded from the computation of fully diluted earnings per share because the effect was anti-dilutive. At June 30, 2000, MEDY had 2,596,737 of vested common stock options and warrants outstanding. Total common stock options and warrants outstanding (including both vested and unvested) were 3,316,737 at June 30, 2000.

NOTE 3.  INVENTORIES

     Inventories consist of the following at June 30, 2000 and September 30, 1999:

                                                         JUNE 30,    SEPTEMBER 30,
                                                           2000          1999
                                                         ---------   -------------
Raw materials and replacement parts....................  $ 186,700     $ 186,700
Finished goods.........................................     29,200       247,500
Allowance for obsolescence.............................   (213,400)     (245,000)
                                                         ---------     ---------
                                                         $   2,500     $ 189,200
                                                         =========     =========

     At June 30, 2000 total inventories have decreased $ 186,700 due to liquidated sales of finished goods inventories.

NOTE 4.  UNEARNED REVENUE

     Unearned revenue represents payments received on deferred software support contracts, installation charges and training that have not been earned. The amounts for deferred software support contracts are amortized into revenue on a monthly basis using the straight-line method over the life of the contract. Deferred amounts for installation and training are recognized when the services are performed.

     Costs for software support contracts, installation and training, are charged to expense when those costs are incurred.

                                                                    EXHIBIT 8.1
                      FORM OF KING & SPALDING TAX OPINION

                               [__________], 2000


InfoCure Corporation                                  PracticeWorks, Inc.
1765 The Exchange                                     1765 The Exchange
Suite 200                                             Suite 500
Atlanta, Georgia  30339                               Atlanta, Georgia  30339


Ladies and Gentlemen:

         We have acted as counsel to InfoCure Corporation, a Delaware corporation ("InfoCure"), in connection with (i) the proposed distribution (the "Distribution") by InfoCure of all of the issued and outstanding stock of PracticeWorks, Inc., a Delaware corporation ("PracticeWorks"), to the stockholders of InfoCure and (ii) certain corporate restructuring transactions to be undertaken by InfoCure and its subsidiaries in order to effect the Distribution (the "Corporate Restructuring Transactions"). The Distribution and the Corporate Restructuring Transactions will occur pursuant to the Agreement and Plan of Distribution expected to be entered into by and between InfoCure and PracticeWorks (the "Distribution Agreement"), which is attached hereto as Exhibit A. InfoCure and PracticeWorks have requested our opinion as to the proper treatment of the Distribution and certain of the Corporate Restructuring Transactions for United States federal income tax purposes.

         Unless the context requires otherwise, capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Information Statement, which is contained in the Registration Statement on Form 10 filed by PracticeWorks with the Securities and Exchange Commission, as amended (the "Form 10").

                       FACTS AND ASSUMPTIONS RELIED UPON

         In rendering the opinion expressed herein, we have examined such documents as we have deemed appropriate, including (but not limited to) the Form 10 and the reports incorporated by reference therein, the Distribution Agreement, and the Tax Disaffiliation Agreement, the Transition Services Agreement, the Employee Benefits Compensation and Allocation Agreement, the Stock Incentive Plan, and the Indemnification Agreement, each of which is expected to be entered into by and between InfoCure and PracticeWorks and attached hereto as Exhibits B, C, D, E, and F hereto. In our examination of documents, we have assumed, with your consent, that all documents submitted to us are authentic originals, or if submitted as photocopies or telecopies, that they faithfully reproduce the originals thereof, that all such

InfoCure Corporation
PracticeWorks, Inc.
[__________], 2000
Page 2


documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true and correct, that any such representation or statement "to the best of the knowledge and belief" of any person (or with similar qualification) is true and correct without such qualification, and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms.

         We also have obtained such additional information and representations as we have deemed relevant and necessary through consultation with officers and outside advisors of InfoCure and PracticeWorks, including representations made by InfoCure in a letter to us dated [________] 2000 and by PracticeWorks in a letter to us dated [_______], 2000 (collectively, the "Representation Letters"). With your consent, we have reviewed and relied upon the statements made and the conclusions reached in a letter to InfoCure from William Blair & Company, L.L.C., dated [_______] (the "William Blair Letter"), regarding the corporate business purposes for the Distribution. We have assumed, with your consent, that the statements contained in the Representation Letters and the William Blair Letter are true and correct in all respects on the date hereof and will continue to be true and correct at the time of the Distribution.

         Finally, we have assumed, again with your consent, that (1) during the two-year period following the Distribution, no person or persons will acquire, directly or indirectly, stock representing a 50-percent or greater interest in InfoCure or PracticeWorks within the meaning of Section 355(e) of the Internal Revenue Code of 1986, as amended (the "Code"), and (2) none of the corporate acquisitions that were made by InfoCure at any time prior to the Distribution were made as part of a plan or series of related transactions that include the Distribution within the meaning of Section 355(e).

                                    OPINION

         Based upon and subject to the foregoing, we are of the opinion that, although the matter is not free from doubt, (i) the contribution by InfoCure Systems, Inc., a Georgia corporation ("ISI"), of certain assets and liabilities to PracticeWorks in exchange for shares of common stock of PracticeWorks, followed by the distribution of such shares to InfoCure, should be treated as a reorganization within the meaning of Section 368(a)(1)(D) of the Code; (ii) the contribution by InfoCure of the stock of Medical Dynamics, Inc. to PracticeWorks in exchange for additional shares of PracticeWorks common stock and all of the issued and outstanding shares of PracticeWorks Series A Convertible Redeemable Preferred Stock ("PracticeWorks preferred stock"), followed by InfoCure's distribution of such shares of PracticeWorks common and preferred stock in the Distribution, should be treated as a reorganization within the meaning of Section 368(a)(1)(D) of the Code; (iii) the Distribution should be treated as a transaction to which Section 355 of the Code applies; and (iv) the PracticeWorks common and preferred stock should be treated as "qualified property" within the meaning of Sections 355(c)(2) and 361(c)(2) of the Code. If the Distribution and the related Corporate Restructuring Transactions are treated

InfoCure Corporation
PracticeWorks, Inc.
[__________], 2000
Page 3


in accordance with the preceding sentence, the following U.S. federal income tax consequences generally will apply:

         - Except for any cash received in lieu of a fractional share of PracticeWorks common stock, an InfoCure stockholder will not recognize any income, gain or loss as a result of the receipt of PracticeWorks common or preferred stock in the Distribution.

         - An InfoCure stockholder's holding period for shares of PracticeWorks common stock received in the Distribution will include the period for which that stockholder's shares of InfoCure common stock were held. An InfoCure stockholder's holding period for shares of PracticeWorks preferred stock received in the Distribution will include the period for which that stockholder's shares of InfoCure Series A Convertible Redeemable Preferred Stock (the "InfoCure preferred stock") were held.

         - An InfoCure stockholder's tax basis for shares of PracticeWorks common stock received in the Distribution will be determined by allocating to shares of PracticeWorks common stock, on the basis of the relative fair market values of InfoCure common stock and PracticeWorks common stock at the time of the Distribution, a portion of the stockholder's basis in his or her shares of InfoCure common stock. The InfoCure stockholder's basis in his or her shares of InfoCure common stock will be decreased by the portion allocated to the shares of PracticeWorks common stock. An InfoCure stockholder's tax basis for shares of PracticeWorks preferred stock received in the Distribution will be the same as that stockholder's basis in the shares of InfoCure preferred stock exchanged.

         - The receipt of cash in lieu of a fractional share of PracticeWorks common stock will be treated as a sale of the fractional share, and a stockholder will recognize gain or loss equal to the difference between the amount of cash received and the stockholder's basis in the fractional share, as determined above. The gain or loss will be long-term capital gain or loss if the stockholder's holding period for the fractional share, as determined above, is more than one year.

         - None of InfoCure, ISI, or PracticeWorks will recognize any gain or loss in connection with the Distribution and the Corporate Restructuring Transactions undertaken in connection with the Distribution, other than deferred intercompany gains and excess loss accounts, if any, that may be triggered as a result of the Distribution or transactions undertaken in connection with the Distribution.

         Notwithstanding any other statement in this letter, no opinion is expressed herein as to the tax consequences of the Distribution to special classes of InfoCure stockholders, such as stockholders who acquired InfoCure common or preferred stock by exercising employee stock

InfoCure Corporation
PracticeWorks, Inc.
[__________], 2000
Page 4


options or otherwise as compensation or who do not hold their shares of InfoCure common or preferred stock as a "capital asset" within the meaning of
Section 1221 of the Code.

         The opinion expressed herein is based upon our analysis of the Code, the U.S. Treasury regulations promulgated thereunder, administrative positions of the Internal Revenue Service, and judicial decisions as of the date hereof and represents our best legal judgment as to the matters addressed herein. Our opinion, however, is not binding on the Internal Revenue Service or the courts. Accordingly, no complete assurance can be given that the opinion expressed herein, if contested, would be sustained by a court. Moreover, the authorities upon which our opinion is based are subject to change, possibly on a retroactive basis, and any such changes could adversely affect the opinion rendered herein and the tax consequences of the Distribution and the related Corporate Restructuring Transactions.

         As noted above, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, the assumptions that we have made, and the representations that have been made to us. Our opinion cannot be relied upon if any of the facts contained in such documents or in any such additional information is, or later becomes, inaccurate or if any of the assumptions we have made is, or later becomes, inaccurate.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Form 10 and to the references to our firm in the Information Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under the federal securities laws. Except as stated in this paragraph, this opinion letter may not be furnished to, quoted in whole or in part, or relied upon by any person other than InfoCure or PracticeWorks for any purpose without our prior written consent.

         Finally, our opinion is limited to the United States federal income tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other federal, state, local, or foreign income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Distribution or any other transaction, including any transaction undertaken in connection with the Distribution.


                                          Very truly yours,

                                                                    EXHIBIT 10.1

                          TAX DISAFFILIATION AGREEMENT

         TAX DISAFFILIATION AGREEMENT dated as of __________, 2000, by and between InfoCure Corporation, a Delaware corporation ("InfoCure"), and PracticeWorks, Inc., a Delaware corporation ("PracticeWorks").

                                    RECITALS

         A. PracticeWorks is a wholly owned second tier subsidiary of InfoCure and a wholly owned first tier subsidiary of InfoCure Systems, Inc., a Georgia corporation ("ISI").

         B. InfoCure is the common parent of an affiliated group of corporations within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), which currently files consolidated federal income tax returns.

         C. Pursuant to the Agreement and Plan of Distribution dated _________, 2000 by and between InfoCure and PracticeWorks (the "Distribution Agreement"), (i) ISI will contribute certain assets and liabilities to PracticeWorks in exchange for shares of PracticeWorks common stock, (ii) ISI will distribute the shares of PracticeWorks common stock so received to InfoCure (the "Internal Distribution"), (iii) InfoCure will contribute the stock of Medical Dynamics, Inc. to PracticeWorks in exchange for additional shares of PracticeWorks common stock and all of the outstanding Series A Convertible Redeemable Preferred Stock of PracticeWorks (the "PracticeWorks Preferred Stock"), and then (iv) InfoCure will distribute all of the outstanding shares of the common stock of PracticeWorks pro rata to the holders of InfoCure common stock and all of the outstanding shares of PracticeWorks Preferred Stock in complete redemption of all of the issued and outstanding InfoCure Depositary Shares (collectively the transactions described in this clause (iv) shall be referred to herein as the "Distribution").

         D. InfoCure and PracticeWorks intend that the Internal Distribution and the Distribution will qualify as reorganizations described in
Section 368(a)(1)(D) of the Code, that the Distribution will qualify as a distribution described in Section 355 of the Code and that neither transaction will result in the recognition of any taxable gain or income to InfoCure, ISI, PracticeWorks or any shareholder of InfoCure or PracticeWorks (except to the extent of cash received for any fractional share interest in PracticeWorks stock and any deferred intercompany gain).

         E. From and after Date of the Distribution, PracticeWorks will cease to be a member of the InfoCure affiliated group for federal income tax purposes.

         F. InfoCure and PracticeWorks desire on behalf of themselves, their subsidiaries and their successors to set forth their rights and obligations with respect to taxes due for periods before and after the Distribution.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         1.01 "Affiliate" shall mean any Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with a specified Person.

         1.02 "Agreement" shall mean this Tax Disaffiliation Agreement dated ________ __, 2000 between InfoCure and PracticeWorks as the same may be amended from time to time.

         1.03     "Applicable Federal Rate" shall have the meaning set forth in
Section 1274(d) of the Code, compounded quarterly.

         1.04     "Claim" shall have the meaning set forth in Section 5.03(a).

         1.05 "Code" shall have the meaning set forth in paragraph B of the recitals.

         1.06 "Control" or "Controlled" shall mean, with respect to any Person, the presence of one of the following: (i) the legal, beneficial or equitable ownership, directly or indirectly, of more than 50% (by vote or value) of the capital or voting stock (or other ownership or voting interest, if not a corporation) of such Person or (ii) the ability, directly or indirectly, to direct the voting of a majority of the directors of such Person's board of directors or, if the Person does not have a board of directors, a majority of the positions on any similar body, whether through appointment, voting agreement or otherwise.

         1.07     "Controlling Party" shall have the meaning set forth in
Section 5.01.

         1.08 "Contribution Transactions" shall mean the contribution transactions described in clauses (i) and (iii) of paragraph C of the recitals.

         1.09 "Corporate Restructuring Transactions" shall mean the transactions undertaken by InfoCure, PracticeWorks, and their respective Subsidiaries in order to effect the Internal Distribution and the Distribution, which transactions are described in the Distribution Agreement.

         1.10 "Date of Distribution" shall mean the Distribution Date specified in the Distribution Agreement.

         1.11 "Distribution" shall have the meaning set forth in paragraph C of the recitals.

         1.12 "Distribution Agreement" shall have the meaning set forth in paragraph C of the recitals.

         1.13 "Final Determination" shall mean with respect to any issue (a) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final and not subject to further appeal, (b) a closing agreement whether or not entered into under Section 7121 of the Code or any other binding settlement agreement (whether or not with the Internal Revenue Service) entered into in connection with or in contemplation of an administrative or judicial proceeding, or (c) the completion of the highest level of administrative proceedings if a judicial contest is not or is no longer available.

         1.14 "Fiscal Year 2000" shall mean the period beginning January 1, 2000 and ending on December 31, 2000.

         1.15 "Fiscal Year 2001 Stub Period" shall mean the period beginning January 1, 2001 and ending on or after the Date of Distribution.

         1.16 "Form 10" shall mean the registration statement on Form 10 (including the related information statement) relating to the Distribution, as made effective by the Securities and Exchange Commission.

         1.17 "InfoCure" shall have the meaning set forth in the preamble to this Agreement.

         1.18 "InfoCure Group" shall mean InfoCure and all entities that are Subsidiaries of InfoCure at any time following the Distribution.

         1.19 "InfoCure Tainting Act" shall mean (a) any breach of any written representation or covenant relating to the qualification of the Contribution Transactions as reorganizations described in Section 368(a)(1)(D) of the Code or relating to the qualification of the Internal Distribution or the Distribution as transactions described in Section 355 of the Code, which representation or covenant is made by InfoCure in connection with the tax opinion of King & Spalding described in the Form 10, or (b) any action or actions of or involving any Person (other than PracticeWorks or any Person that is an Affiliate of PracticeWorks immediately before or immediately after such action or actions), or any omission or omissions of any Person (other than PracticeWorks or any Person that is an Affiliate of PracticeWorks immediately before or immediately after such omission or omissions), of an action or actions available to it, after the Date of the Distribution, if such breach, action or omission described in (a) or (b) contributes to a Final Determination that the Distribution results in the recognition of gain to the InfoCure Group by virtue of (i) the Contribution Transactions failing to qualify as reorganizations under
Section 368(a)(1)(D) of the Code, (ii) the Internal Distribution or the Distribution failing to qualify as transactions described in Section 355 of the Code, (iii) any stock or securities of PracticeWorks failing to qualify as "qualified property" within the meaning of Sections 355(c)(2) and 361(c)(2) of the Code, including by reason of the application of Section 355(e) of the Code to the Internal Distribution or the Distribution.

         1.20     "Indemnitor" shall have the meaning set forth in Section 5.02.

         1.21 "Internal Distribution" shall have the meaning set forth in Paragraph C of the recitals.

         1.22     "IRS" shall have the meaning set forth in Section 5.03(a).

         1.23 "ISI" shall have the meaning set forth in recital A to this Agreement.

         1.24 "Period After Distribution" shall mean any taxable year or other taxable period beginning on or after the Date of Distribution and, in the case of any taxable year or other taxable period that begins before and ends after the Date of Distribution, that part of the taxable year or other taxable period that begins after the close of the Date of Distribution.

         1.25 "Period Before Distribution" shall mean any taxable year or other taxable period that ends on or before the Date of Distribution and, in the case of any taxable year or other taxable period that begins before and ends after the Date of Distribution, that part of the taxable year or other taxable period through the close of the Date of Distribution.

         1.26 "Person" shall mean any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government.

         1.27 "PracticeWorks" shall have the meaning set forth in the preamble to this Agreement.

         1.28 "PracticeWorks Business" shall mean the business of providing practice management applications and related services to dental, orthodontic, and oral and maxillofacial surgery practices.

         1.29 "PracticeWorks Group" shall mean PracticeWorks and all entities that are Subsidiaries of PracticeWorks at any time following the Distribution.

         1.30 "PracticeWorks Tainting Act" shall mean (a) any breach of any written representation or covenant relating to the qualification of the Contribution Transactions as reorganizations described in Section 368(a)(1)(D) of the Code or relating to the qualification of the Internal Distribution or the Distribution as transactions described in Section 355 of the Code, which representation or covenant is made by PracticeWorks in connection with the tax opinion of King & Spalding described in the Form 10, or (b) any action or actions of or involving any Person (other than InfoCure or any Person that is an Affiliate of InfoCure immediately before or immediately after such action or actions), or any omission or omissions of any Person (other than InfoCure or any Person that is an Affiliate of InfoCure immediately before or immediately after such omission or omissions), of an action or actions available to it, after the Date of the Distribution, if such breach, action or omission described in (a) or
(b) contributes to a Final Determination that the Distribution results in the recognition of gain to the InfoCure Group by virtue of (i) the Contribution Transactions failing to qualify as reorganizations under Section 368(a)(1)(D) of the Code, (ii) the Internal Distribution or the Distribution failing to qualify as transactions described in Section 355 of the Code, (iii) any stock or securities of PracticeWorks failing to qualify as "qualified property" within the meaning of Sections 355(c)(2) and 361(c)(2) of the Code, including by reason of the application of Section 355(e) of the Code to the Internal Distribution or the Distribution.

         1.31 "Restructuring Taxes" means any Taxes resulting from the Corporate Restructuring Transactions, including, but not limited to, any Taxes imposed pursuant to or as a result of Section 311 of the Code or Section 1.1502-13 of the Treasury Regulations (and any applicable similar federal, state, local or foreign Taxes, together with related interest, penalties and additions to
Tax), but excluding any Taxes imposed as a result of a Final Determination that the Contribution Transactions failed to qualify as reorganizations under Section 368(a)(1)(D) or that the Internal Distribution or the Distribution otherwise failed to meet the requirements of Section 355 or 361 of the Code for nonrecognition of gain by the InfoCure Group.

         1.32 "Subsidiary" shall mean a corporation, limited liability company, partnership, joint venture or other business entity if 50% or more of the outstanding equity or voting power of such entity is owned directly or indirectly by the corporation with respect to which such term is used.

         1.33 "Tax" or "Taxes" whether used in the form of a noun or adjective, shall mean all forms of taxation, whenever created or imposed, including, but not limited to, taxes on or measured by income, franchise, gross receipts, sales, use, excise, payroll, personal property (tangible or intangible), real property, ad-valorem, value-added, leasing, leasing use or other taxes, levies, imposts, duties, charges or withholdings of any nature whether imposed by a nation, locality, municipality, government, state, federation, or other governmental body (a "Taxing Authority"). Whenever the term "tax" or "taxes" is used (including, without limitation, in the context of any duty to reimburse another party or indemnify for taxes or refunds or credits of taxes) it shall include penalties, fines, additions to tax and interest thereon.

         1.34 "Taxing Authority" shall have the meaning set forth in the foregoing definition of the term "Tax."

         1.35 "Tax Returns" shall mean all reports, returns, information statements, questionnaires or other documents required to be filed or that may be filed for any period with any Taxing Authority (whether domestic or foreign) in connection with any Tax or Taxes (whether domestic or foreign).

                                  ARTICLE II.

              TAX RETURNS, TAX PAYMENTS AND TAX SHARING OBLIGATION

         2.01 OBLIGATIONS TO FILE TAX RETURNS. InfoCure shall timely file or cause to be filed all Tax Returns with respect to the PracticeWorks Group that
(a) are required to be filed and are due before the Date of Distribution or (b) are for either Fiscal Year 2000 or the Fiscal Year 2001 Stub Period, and are filed on a consolidated, combined or unitary basis and include any member of the PracticeWorks Group with InfoCure or any of its Subsidiaries. PracticeWorks shall timely file or cause to be timely filed any other Tax Return with respect to the PracticeWorks Group.

         2.02 OBLIGATION TO REMIT TAXES. InfoCure and PracticeWorks shall each remit or cause to be remitted any Taxes due in respect of any Tax for which it is required to file a Tax Return and shall be entitled to reimbursement for such payments only to the extent provided in Section 2.03.

         2.03 TAX SHARING OBLIGATIONS AND PRIOR AGREEMENTS. (a) Other than liabilities dealt with elsewhere in this Agreement, PracticeWorks shall be liable for and shall indemnify and hold the InfoCure Group harmless against (i) any Tax liability of any member of the PracticeWorks Group, and of any member of the InfoCure Group to the extent that such liability is attributable, as determined in good faith by InfoCure, to the PracticeWorks Business, for (A) any Period After Distribution and (B) the Fiscal Year 2000 and (C) any taxable year or period that begins before and ends on or after the Date of Distribution in respect of the Period Before Distribution, (ii) any Tax liability resulting from a Final Determination with respect to an adjustment attributable to any member of the PracticeWorks Group, or any member of the InfoCure Group to the extent that such liability is attributable, as determined in good faith by InfoCure, to the PracticeWorks Business, and (iii) any amount determined to be PracticeWorks' liability under Section 2.04. PracticeWorks shall be entitled to any refund of or credit for Taxes of the PracticeWorks Group or amounts owed by PracticeWorks or for which PracticeWorks is responsible under this Section 2.03(a). Any liability for Taxes under this Section 2.03(a) shall be measured by the InfoCure Group's actual liability for Taxes after applying Tax benefits otherwise available to the InfoCure Group other than Tax benefits that the InfoCure Group in good faith determines would actually offset Tax liabilities of the InfoCure Group in other taxable years or periods. Any right to refund under this Section 2.03(a) shall be measured by the actual refund or credit of the InfoCure Group attributable to the adjustment without regard to offsetting Tax attributes or liabilities of the InfoCure Group.

                  (b) Other than liabilities dealt with elsewhere in this Agreement, InfoCure shall be liable for and shall hold the PracticeWorks Group harmless against (i) any liability attributable to any member of the InfoCure Group for Taxes that are not attributable, as determined in good faith by InfoCure, to the PracticeWorks Business, including any liability asserted against any member of the PracticeWorks Group under the provisions of Treas. Reg. ss. 1.1502-6(a) that impose several liability on members of an affiliated group of corporations that files consolidated returns, or similar provisions of any foreign, state or local law, in respect of Taxes of any member of the InfoCure Group that are not attributable to the PracticeWorks Business, and (ii) any amount determined to be InfoCure's liability under Section 2.04. InfoCure shall be entitled to any refund of or credit for Taxes for any periods that are attributable to the InfoCure Group or amounts owed by InfoCure or for which InfoCure is responsible under this Section 2.03(b).

                  (c) Except as set forth in this Section 2.03 and in consideration of the mutual indemnities and other obligations of this Agreement, any and all prior Tax sharing agreements or practices between any member of the InfoCure Group and any member of the PracticeWorks Group shall be terminated with respect to the PracticeWorks Group as of the Date of Distribution.

         2.04     RESTRUCTURING TAXES; OTHER TAXES RELATING TO THE DISTRIBUTION.
(a) GENERALLY. Notwithstanding any other provision of this Agreement to the contrary, PracticeWorks shall pay, and shall indemnify and hold harmless InfoCure and any member of the InfoCure Group from and against any and all Restructuring Taxes and any reasonable expenses (including, but not limited to, attorney's fees) incurred in defending any audit or examination with respect to Restructuring Taxes. In the event of a Final Determination that the Internal Distribution or the Distribution failed to meet the requirements of Sections 355 or 361 of the Code for nonrecognition of gain by the InfoCure Group, including, without limitation, by reason of (x) any stock or securities of PracticeWorks failing to qualify as "qualified property" within the meaning of Sections 355(c)(2) or 361(c)(2) of the Code or (y) the application of Section 355(e) of the Code to the Internal Distribution or the Distribution, (other than a Final Determination that the Distribution failed to qualify for nonrecognition which determination would not have been made but for an InfoCure Tainting Act or a PracticeWorks Tainting Act), the liability of InfoCure and

PracticeWorks for any Taxes arising from such Final Determination and any liability to shareholders arising from such Final Determination (together with any reasonable expense (including, but not limited to, attorney's fees) incurred in defending against any liability) shall be borne 50 percent by InfoCure and 50 percent by PracticeWorks. If an InfoCure Tainting Act and a PracticeWorks Tainting Act both contribute to such a Final Determination, any such Taxes or liability (together with any reasonable expense (including, but not limited to, attorney's fees) incurred in defending against any liability) shall be borne 50 percent by InfoCure and 50 percent by PracticeWorks.

                  (b) INDEMNIFICATION FOR PRACTICEWORKS TAINTING ACTS. PracticeWorks covenants that neither PracticeWorks nor any member of the PracticeWorks Group shall commit or be party to or the subject of any PracticeWorks Tainting Act which would result in any Tax or liability described in the following sentence and payable by InfoCure. To the extent that any member of the InfoCure Group would not have been liable for the following amounts but for a PracticeWorks Tainting Act, PracticeWorks shall pay, and shall indemnify and hold harmless the InfoCure Group from and against, (i) any liability of any member of the InfoCure Group to any Taxing Authority, InfoCure shareholders or PracticeWorks shareholders (together with any reasonable expenses (including, but not limited to, attorney's fees) incurred in defending against any such liability) resulting from a Final Determination that the Internal Distribution or the Distribution failed to meet the requirements of Sections 355 or 361 of the Code for nonrecognition of gain by the InfoCure Group, including, without limitation, by reason of (x) any stock or securities of PracticeWorks failing to qualify as "qualified property" within the meaning of Sections 355(c)(2) or 361(c)(2) of the Code or (y) the application of Section 355(e) of the Code to the Internal Distribution or the Distribution, and (ii) any Taxes and related expenses payable by any member of the InfoCure Group by reason of the receipt of such payment.

                  (c) INDEMNIFICATION FOR INFOCURE TAINTING ACTS. InfoCure covenants that neither InfoCure nor any member of the InfoCure Group shall commit or be party to or the subject of any InfoCure Tainting Act which would result in any Tax or liability described in the following sentence and payable by PracticeWorks. To the extent that PracticeWorks would not have been liable for the following amounts but for an InfoCure Tainting Act, InfoCure shall pay, and shall indemnify and hold harmless PracticeWorks from and against, (i) any liability of PracticeWorks to any Taxing Authority, InfoCure shareholders or PracticeWorks shareholders (together with any reasonable expenses (including, but not limited to, attorney's fees) incurred in defending against any such liability) resulting from a Final Determination that the Internal Distribution or the Distribution failed to meet the requirements of Sections 355 or 361 of the Code for nonrecognition of gain by the InfoCure Group, including, without limitation, by reason of (x) any stock or securities of PracticeWorks failing to qualify as "qualified property" within the meaning of Sections 355(c)(2) or 361(c)(2) of the Code or (y) the application of Section 355(e) of the Code to the Internal Distribution or the Distribution, and (ii) any Taxes and related expenses payable by PracticeWorks by reason of the receipt of such payment.

         2.05 PERIOD THAT INCLUDES THE DATE OF DISTRIBUTION. (a) To the extent permitted by law or administrative practice, the taxable year of the PracticeWorks Group shall be treated as closing at the close of the Date of Distribution.

                  (b) If it is necessary for purposes of this Agreement to determine the Tax liability of any member of the PracticeWorks Group for a taxable year or period that begins on or before and ends after the Date of the Distribution and is not treated under Section 2.05(a) as closing at the close of the Date of Distribution, the determination shall be made, in the case of Taxes that are based upon income or receipts, by assuming that the relevant taxable period ended at the close of the Date of Distribution, except that any exemptions, allowances or deductions that are calculated on an annual basis shall be apportioned on a time basis. In the case of Taxes that are imposed on a periodic basis, are payable for a taxable period that includes (but does not end on) the Date of Distribution, and are not based upon or related to income or receipts, the portion of such Tax that relates to the Period Before Distribution shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Date of Distribution and the denominator of which is the number of days in the entire taxable period.

                                  ARTICLE III.

                     CARRYBACKS, DISTRIBUTIONS AND ELECTIONS

         3.01 CARRYBACKS. Any member of the PracticeWorks Group shall be entitled to carry back any net operating loss or other item from a Period After Distribution to a Period Before Distribution, except to the extent that InfoCure determines in good faith that such action will cause an actual increase in the Taxes for which the InfoCure Group is responsible or will cause an actual reduction in the amount of any refund of Taxes payable to the InfoCure Group. Any refund of Taxes resulting from any such carryback by a member of the PracticeWorks Group shall be payable to PracticeWorks as provided in Section 2.03(a).

         3.02 DISTRIBUTIONS AND ELECTIONS. (a) No member of the PracticeWorks Group shall make any election with respect to Taxes, pay or cause to be paid any distribution from an Affiliate or take any other action that shall cause an actual increase in the Taxes for which the InfoCure Group is responsible or will cause an actual reduction in the amount of any refund of Taxes payable to the InfoCure Group.

                  (b) No member of the InfoCure Group shall make any election with respect to Taxes, pay or cause to be paid any distribution from an Affiliate or take any other action that shall cause an actual increase in the Taxes for which the PracticeWorks Group is responsible or will cause an actual reduction in the amount of any refund of Taxes payable to the PracticeWorks Group.

                                  ARTICLE IV.

                                    PAYMENTS

         4.01 FISCAL YEAR 2001 STUB PERIOD AND FISCAL YEAR 2000. (a) PracticeWorks shall determine and pay the final amount owed, if any, under clause (i)(C) of Section 2.03(a) for the Fiscal Year 2001 Stub Period as follows: (i) within sixty (60) days from the Date of Distribution, PracticeWorks shall provide InfoCure with a copy of its Federal and State tax package (except that standard items such as Internal Revenue Service Form 5471s, boycott information, FTC receipts and Section 861 information may be provided within one hundred twenty (120) days from the Date of Distribution) of its Fiscal Year 2001 Stub Period operating and nonoperating tax and financial results; (ii) PracticeWorks will calculate in accordance with the principles established in
Section 2.03 and submit to InfoCure an estimate of its Fiscal Year 2001 Stub Period Tax liability, offsetting such liability by the amount, if any, determined to be owed to PracticeWorks for Fiscal Year 2000 pursuant to Section 4.01(b), to the extent payment has not already been received by PracticeWorks for such overpayment pursuant to Section 4.01(b); (iii) InfoCure shall have the right to object in writing to such calculation on or before sixty (60) days after the date on which such calculation is provided to InfoCure, on the grounds that there is substantial authority that such calculation is incorrect; PROVIDED that if InfoCure so objects, InfoCure and PracticeWorks shall promptly submit the dispute to an independent accounting or law firm acceptable to both InfoCure and PracticeWorks for prompt resolution, whose decision shall be final and binding on InfoCure and PracticeWorks, and (x) the party that such accounting or law firm determines has lost the dispute shall pay all of the fees and expenses incurred in connection with submitting such dispute; (y) PracticeWorks shall pay to InfoCure an amount equal to 80% of the amount determined in clause (ii) of this Section 4.01(a) within ten (10) days after InfoCure lodges an objection pursuant to clause (iii) of this Section 4.01(a); (z) a determination of the final amount owed, if any, under clause (ii) of this Section 4.01(a) shall be made when the InfoCure Group's Fiscal Year 2001 Tax Returns are filed and shall be paid within thirty (30) days from the date InfoCure notifies PracticeWorks of any additional amounts due together with interest at a rate equal to the Applicable Federal Rate from the date on which such Tax Return is filed. Similarly, any refund owed PracticeWorks over the amount previously determined and paid under clause (ii) of this Section 4.01(a) shall be refunded by InfoCure within the same thirty (30) day period together with interest at a rate equal to the Applicable Federal Rate from the date on which InfoCure receives such refund, and any claims resulting from carrybacks, tax audits or a Final Determination shall be handled in the same manner as provided in Articles V, VI, VII, and VIII.

                  (b) PracticeWorks shall determine and pay the final amount owed, if any, under clause (i)(B) of Section 2.03(a) for Fiscal Year 2000 as follows: (i) PracticeWorks shall provide InfoCure with a copy of its Federal and State tax package, together with standard items such as Internal Revenue Service Form 5471s, boycott information, FTC receipts and Section 861 information, in the normal InfoCure format and according to the normal InfoCure schedule, of its Fiscal Year 2000 operating and nonoperating tax and financial results; (ii) InfoCure shall prepare and file those Tax Returns in respect of Fiscal Year 2000 that it is obligated to file pursuant to Section 2.01; (iii) PracticeWorks shall prepare a reconciliation of the amounts PracticeWorks has paid either directly or indirectly through inter-company charges in respect of the InfoCure Fiscal Year 2000 consolidated federal Tax Return or any other Tax Return in respect of Fiscal Year 2000 that InfoCure is required to file pursuant to Section 2.01 to the calculation of the PracticeWorks Group's final liability for Fiscal Year 2000 to be determined from such Tax Returns in accordance with the principles established in Section 2.03(a), and shall provide such reconciliation to InfoCure within thirty (30) days before the due date for filing the relevant Tax Return; (iv) InfoCure shall have the right to object in writing to such reconciliation in accordance with the principles established in
Section 4.01(a)(iii) within fifteen (15) days of delivery of the reconciliation;
(v) if the reconciliation described in clause (iii) of this Section 4.01(b) indicates that PracticeWorks owes InfoCure money, PracticeWorks shall pay the balance to InfoCure within thirty (30) days of the delivery of such reconciliation together with interest at a rate equal to the Applicable Federal Rate from the date on which such Tax Return was filed. If the reconciliation shows that InfoCure owes PracticeWorks money and PracticeWorks' overpayment cannot be applied to PracticeWorks' Fiscal Year 2001 Stub Period Tax liabilities pursuant to Section 4.01(a)(ii), InfoCure shall pay such balance to PracticeWorks within five (5) days of InfoCure's receipt of such balance from the relevant Taxing Authority to the extent that a refund is due from the relevant Taxing Authority (with no interest) and concurrently with delivery of the reconciliation to the extent that no refund is due from the relevant Taxing Authority (together with interest at a rate equal to the Applicable Federal Rate from the due date of the Tax Return); and (vi) any claims resulting from carrybacks, tax audits or Final Determination shall be handled in the same manner as provided in Articles V, VI, VII and VIII.

         4.02     OTHER PAYMENTS. Other payments due to a party under Section
2.03 shall be due not later than twenty (20) days after the receipt or crediting of a refund or the receipt of notice of a Final Determination that the indemnified party is liable for an indemnified cost, together with interest at a rate equal to the Applicable Federal Rate from the date on which the indemnifying party receives such receipt, credit or notice.

         4.03 NOTICE. InfoCure and PracticeWorks shall give each other prompt written notice of any payment that may be due under this Agreement.

                                   ARTICLE V.

                                   TAX AUDITS

         5.01 GENERAL. Except as provided in Sections 5.02 and 6.02, each of PracticeWorks and InfoCure shall have sole responsibility for all audits or other proceedings with respect to Tax Returns that it is required to file under
Section 2.01 (the "Controlling Party"). Except as provided in Section 5.03, the Controlling Party shall have the sole right to contest the audit or proceeding and to employ advisors of its choice.

         5.02 INDEMNIFIED CLAIMS IN GENERAL. InfoCure or PracticeWorks shall promptly notify the other in writing prior to the issuance of an actual notice of assessment by the relevant Taxing Authority (for example, if by the Internal Revenue Service, prior to the issuance of a Form 5701 Notice of Proposed Adjustment) of any proposed adjustment to a Tax Return that may result in liability of the other party (the "Indemnitor") under this Agreement. If the Indemnitor is not also the Controlling Party, the Controlling Party shall provide the Indemnitor with information about the nature and amounts of the proposed adjustments and shall permit the other party to participate in the proceeding at its own expense, PROVIDED, HOWEVER, that the Controlling Party shall not be required to indemnify the Indemnitor if the Controlling Party fails to notify or provide such information to the Indemnitor, unless the Indemnitor is materially prejudiced thereby. The Indemnitor shall pay all reasonable expenses

(including, but not limited to, legal and accounting fees) incurred by the Controlling Party in connection with the assessment or adjustment within seven
(7) days after a written request by the Controlling Party.

         5.03 CERTAIN FEDERAL INCOME TAX CLAIMS. (a) Any issues raised by the Internal Revenue Service ("IRS") in any tax inquiry, audit, examination, investigation, dispute, litigation or other proceeding which would result in federal income tax liability to the Indemnitor which in the aggregate would equal or exceed $100,000 in any taxable year are defined as a Claim (a "Claim"). Except as provided in Section 5.03(d) and notwithstanding any other provision of this Agreement that may be construed to the contrary, the Controlling Party agrees to contest any Claim and not to settle any Claim without prior written consent of the Indemnitor, PROVIDED that (i) the Controlling Party shall provide notice to Indemnitor pursuant to Section 5.02 of any Claim, (ii) within thirty
(30) days after notice by the Controlling Party to the Indemnitor of a Claim is received by the Indemnitor, the Indemnitor shall request in writing that such Claim be contested, (iii) within thirty (30) days after notice by the Controlling Party to the Indemnitor of such Claim is received by the Indemnitor, the Indemnitor shall have provided an opinion of independent tax counsel, selected by the Indemnitor and reasonably acceptable to the Controlling Party, to the effect that it is more likely than not that a Final Determination will be substantially consistent with the Indemnitor's position relating to such Claim,
(iv) the Indemnitor agrees to pay on demand and pays all out-of-pocket costs, losses and expenses (including, but not limited to, legal and accounting fees) paid or incurred by the Controlling Party in connection with contesting such Claim, except for a Claim where the expenses are shared pursuant to Section 2.04(a), and (v) the Controlling Party, after reasonable consultation with the Indemnitor, shall determine in its sole discretion the nature of all actions to be taken to contest such Claim, including (1) whether any action to contest such Claim shall initially be by way of judicial or administrative proceeding, or both, (2) whether any such Claim shall be contested by resisting payment thereof or by paying the same and seeking a refund thereof, and (3) the court or other judicial body before which judicial action, if any, shall be commenced. To the extent the Indemnitor is not participating, the Controlling Party shall keep the Indemnitor and, upon request by the Indemnitor, its counsel informed as to the progress of the contest.

                  (b) If the Indemnitor requests that the Controlling Party accept a settlement of a Claim offered by the IRS and if such Claim may, in the reasonable discretion of the Controlling Party, be settled without prejudicing any claims the IRS may have with respect to matters other than the transactions contemplated by the Distribution Agreement, the Controlling Party shall either accept such settlement offer or agree with the Indemnitor that the Indemnitor's liability with respect to such Claim shall be limited to the lesser of (i) an amount calculated on the basis of such settlement offer plus interest owed to the IRS on the date of eventual payment or (ii) the amount calculated on the basis of a Final Determination.

                  (c) If the Controlling Party shall elect to pay the Tax claimed and seek a refund, the Indemnitor shall lend sufficient funds on an interest-free basis to the Controlling Party, and with no net after-tax cost to the Controlling Party, to cover any applicable indemnity obligations of the Indemnitor. To the extent such refund claim is ultimately disallowed, the loan or portion thereof equal to the amount of the refund claim so disallowed shall be applied against the Indemnitor's obligation to make indemnity payments pursuant to this Agreement. To the extent such refund claim is allowed, the Controlling Party shall pay to the Indemnitor all amounts advanced to the Controlling Party with respect to the indemnity obligation within ten (10) days of the receipt of such refund (or if the Controlling Party would have received such refund but for the existence of a counterclaim or other claim not indemnified by the Indemnitor under this Agreement, within ten (10) days of the final resolution of the contest), plus an amount equal to any interest received (or that would have been received) from the IRS that is properly attributable to such amount.

                  (d) Except as provided below, the Controlling Party shall not settle a Claim that Indemnitor is entitled to require the Controlling Party to contest under Section 5.03(a) without the prior written consent of the Indemnitor. At any time, whether before or after commencing to take any action pursuant to this Section 5.03 with respect to any Claim, the Controlling Party may decline to take action with respect to such Claim and may settle such Claim without the prior written consent of the Indemnitor by notifying the Indemnitor in writing that the Indemnitor is released from its obligations to indemnify the Controlling Party with respect to such Claim (which notification shall release the Indemnitor from such obligations except to the extent the Indemnitor has agreed in writing that it would be willing to have its liability calculated on the basis of a settlement offer, as provided in Section 5.03(b), at that point in the contest) and with respect to any Claim related to such Claim or based on the outcome of such Claim. If the Controlling Party settles any Claim or otherwise takes or declines to take any action pursuant to this paragraph, the Controlling Party shall pay to the Indemnitor any amounts paid or advanced by the Indemnitor with respect to such Claim (other than amounts payable by the Indemnitor in connection with a settlement offer pursuant to Section 5.03(b)), plus interest attributable to such amounts.

                                  ARTICLE VI.

                                   COOPERATION

         6.01 GENERAL. InfoCure and PracticeWorks shall cooperate with each other in the filing of any Tax Returns and the conduct of any audit or other proceeding and each shall execute and deliver such powers of attorney and make available such other documents as are reasonably necessary to carry out the intent of this Agreement. Each party agrees to notify the other party in writing of any audit adjustments which do not result in Tax liability but can be reasonably expected to affect Tax Returns of the other party, or any of its Subsidiaries, for a Period After Distribution. Each party agrees to treat the Distribution for all income tax purposes as not causing the recognition of any gain or loss.

         6.02 COOPERATION WITH RESPECT TO TAX RETURN FILINGS, EXAMINATIONS AND TAX RELATED CONTROVERSIES.

                  (a) INFOCURE'S OBLIGATIONS. In addition to any obligations imposed pursuant to the Distribution Agreement, InfoCure and each other member of the InfoCure Group shall fully cooperate with PracticeWorks and its representatives, in a prompt and timely manner, in connection with (i) the preparation and filing of and (ii) any inquiry, audit, examination, investigation, dispute, or litigation involving, any Tax Return filed or required to be filed by or for any member of the PracticeWorks Group for any taxable period beginning on or before the Distribution Date. Such cooperation shall include, but not be limited to, (x) the execution and delivery to PracticeWorks by the appropriate InfoCure Group member of any power of attorney required to allow PracticeWorks and its counsel to represent InfoCure or such other InfoCure Group member in any controversy which PracticeWorks shall have the right to control pursuant to the terms of Section 5.01 of this Agreement,
(y) making available to PracticeWorks, during normal business hours, and within sixty (60) days of any written request therefor, all books, records and information, and the assistance of all officers and employees, necessary or useful in connection with any tax inquiry, audit, examination, investigation, dispute, litigation or any other matter, and (z) use of its best efforts in defending PracticeWorks' interests in any tax inquiry, audit, examination, investigation, dispute, litigation or any other matter for which InfoCure is the Controlling Party.

                  (b) PRACTICEWORKS' OBLIGATIONS. Except as otherwise provided in this Article VI, PracticeWorks shall fully cooperate with InfoCure and its representatives, in a prompt and timely manner, in connection with (i) the preparation and filing of and (ii) any inquiry, audit, examination, investigation, dispute, or litigation involving, any Tax Return filed or required to be filed by or for any member of the InfoCure Group which includes PracticeWorks or any other member of the PracticeWorks Group. Such cooperation shall include, but not be limited to, (x) the execution and delivery to InfoCure by PracticeWorks of any power of attorney required to allow InfoCure and its counsel to participate on behalf of InfoCure or other InfoCure Group members in any inquiry, audit or other administrative proceeding and to assume the defense or prosecution, as the case may be, of any suit, action or proceeding pursuant to the terms of and subject to the conditions set forth in Section 5.01 of this Agreement, (y) making available to InfoCure, during normal business hours, and within sixty (60) days of any written request therefor, all books, records and information, and the assistance of all officers and employees, necessary or useful in connection with any tax inquiry, audit, examination, investigation, dispute, litigation or any other matter, and (z) the use of its best efforts in defending InfoCure's interests in any tax inquiry, audit, examination, investigation, dispute, litigation or other matter for which PracticeWorks is the Controlling Party.

                  (c) REMEDY FOR FAILURE TO COMPLY. If PracticeWorks reasonably determines that InfoCure is not for any reason fulfilling its obligations under Section 6.02(a), or if InfoCure reasonably determines that PracticeWorks is not for any reason fulfilling its obligations under Section 6.02(b), then InfoCure or PracticeWorks, as the case may be, shall have the right to appoint, at the expense of the other, an independent entity such as a nationally-recognized public accounting or law firm to assist the other in meeting its obligations under this Section 6.02. Such entity shall have complete access, during normal business hours to all books, records and information, and the complete cooperation of all officers and employees, of InfoCure or PracticeWorks, as the case may be. The remedy provided in this Section 6.02(c) shall not be deemed exclusive.

                                  ARTICLE VII.

                          RETENTION OF RECORDS; ACCESS

         The InfoCure Group and the PracticeWorks Group shall (a) in accordance with their then current record retention policy, retain records, documents, accounting data and other information (including computer data) necessary for the preparation and filing of all Tax Returns in respect of Taxes of the InfoCure Group or the PracticeWorks Group for any Period Before Distribution or for the audit of such Tax Returns; and (b) give to the other reasonable access to such records, documents, accounting data and other information (including computer data) and to its personnel (insuring their cooperation) and premises, for the purpose of the review or audit of such Tax Returns to the extent relevant to an obligation or liability of a party under this Agreement. At any time after the Date of Distribution that the PracticeWorks Group proposes to destroy such material or information, they shall first notify the InfoCure Group in writing and the InfoCure Group shall be entitled to receive such materials or information proposed to be destroyed.

                                 ARTICLE VIII.

                                    DISPUTES

         If InfoCure and PracticeWorks cannot agree on any calculation of any liabilities under this Agreement, such calculation shall be made by any independent public accounting firm acceptable to both InfoCure and PracticeWorks. The decision of such firm shall be final and binding. The fees and expenses incurred in connection with such calculation shall be borne by the party that such independent public accounting firm determines has lost the dispute.

                                  ARTICLE IX.

                           TERMINATION OF LIABILITIES

         Notwithstanding any other provision in this Agreement, any liabilities determined under this Agreement shall not terminate any earlier than the expiration of the applicable statute of limitation for such liability. All other covenants under this Agreement shall survive indefinitely.

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

         Sections 9.4, 9.7, 9.9, 9.10, 9.11, 9.14, 9.15, 9.16, 9.17, 9.18, 9.19,
9.20, 9.21 and 9.22 of the Distribution Agreement shall apply in relevant part to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                         INFOCURE CORPORATION


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         PRACTICEWORKS, INC.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                    EXHIBIT 10.4

                       EMPLOYEE BENEFITS AND COMPENSATION
                              ALLOCATION AGREEMENT

         AGREEMENT, dated as of __________ 2000 (the "Agreement"), by and between InfoCure Corporation ("InfoCure"), a Delaware corporation, and PracticeWorks, Inc., a Delaware corporation ("PracticeWorks").

         WHEREAS, the InfoCure Board of Directors intends to effect the Distribution (as defined herein); and

         WHEREAS, InfoCure and PracticeWorks wish to provide for the allocation of assets and liabilities and certain other matters with respect to employee benefit plans, and certain other employee plans and arrangements in connection with the Distribution.

         NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         1.1      "Code" means the Internal Revenue Code of 1986, as amended.

         1.2 "Distribution" means the distribution to the holders of the issued and outstanding shares of InfoCure Common Stock, par value $.001 per share, of InfoCure as of the Distribution Record Date, as defined in the Agreement and Plan of Distribution by and between InfoCure and PracticeWorks, dated as of _______, 2000, of all of the issued and outstanding shares of PracticeWorks Common Stock, on the basis of one share of PracticeWorks Common Stock for each share of InfoCure Common Stock.

         1.3 "Distribution Date" has the meaning given to such term in the Registration Statement and any amendments thereto.

         1.4 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.5 "InfoCure Common Stock" means the common stock, par value $.001 per share, of InfoCure.

         1.6 "InfoCure Educational Assistance Plan" means the InfoCure Corporation Educational Assistance Plan.

         1.7      "InfoCure 401(k) Plan" means the InfoCure 401(k) Profit
Sharing Plan.

         1.8      "InfoCure Employee" means each employee of InfoCure
Corporation.

         1.9 "InfoCure LOSSO Plan" means the InfoCure Corporation Length-of-Service Nonqualified Stock Option Plan, as amended.

         1.10 "InfoCure Stock Option Plans" means the InfoCure Corporation 1996 Stock Option Plan, as amended and the InfoCure Corporation 2000 Broad-Based Stock Plan.

         1.11 "InfoCure Stock Options" means stock options granted under the InfoCure Stock Option Plans or the InfoCure LOSSO Plan.

         1.12 "PracticeWorks Common Stock" means the common stock, par value $.01 per share, of PracticeWorks.

         1.13 "PracticeWorks Employee" means each employee of PracticeWorks, including a PracticeWorks Transfer Employee.

         1.14 "PracticeWorks 401(k) Plan" shall mean the PracticeWorks, Inc. 401(k) Plan.

         1.15 "PracticeWorks Stock Option Plan" shall mean the PracticeWorks, Inc. 2000 Broad-Based Stock Plan.

         1.16 "PracticeWorks Transfer Employee" means each employee of InfoCure who becomes an employee of PracticeWorks on or after the Distribution Date and on or before December 31, 2000.

         1.17 "Record Date" has the meaning given to such term in the Registration Statement.

         1.18 Registration Statement" means the Registration Statement on Form 10 initially filed by PracticeWorks with the Securities and Exchange Commission on August 22, 2000.

         1.19 "Transfer Date" with respect to each PracticeWorks Transfer Employee, means the first date on or after the Distribution Date that he or she is actively at work for PracticeWorks following a transfer from InfoCure.

                                   ARTICLE II

                                   EMPLOYMENT

         2.1 TRANSFER OF EMPLOYEES. PracticeWorks shall employ each PracticeWorks Transfer Employee, as identified on Schedule I attached hereto, on or after the Distribution Date.

         2.2 SALARY. PracticeWorks shall employ each PracticeWorks Transfer Employee at a level of base salary or wages and, if applicable, with such bonuses and/or commissions, and with such employee benefits, which, when considered in the aggregate, PracticeWorks in its sole discretion believes has reasonably comparable value to the aggregate compensation and employee benefits provided by InfoCure to the PracticeWorks Transfer Employee immediately before the Distribution Date.

                                   ARTICLE III

                                 RETIREMENT PLAN

         3.1      PRACTICEWORKS 401(k) PLAN.

                  (a) In General. PracticeWorks will establish the PracticeWorks 401(k) Plan for the benefit of its employees effective as of the Distribution Date. As soon as practicable after the date hereof and effective as of the Distribution Date, PracticeWorks shall take, or cause to be taken, all necessary and appropriate action to allow each PracticeWorks Transfer Employee who was not yet eligible to be an active participant in the InfoCure 401(k) Plan to be enrolled in the PracticeWorks 401(k) Plan as soon as practicable after his or her Transfer Date without regard to the satisfaction of any age or service conditions. All PracticeWorks Transfer Employees who, as of the day before the Distribution Date, are eligible to participate in the InfoCure 401(k) Plan shall be eligible to participate in the PracticeWorks 401(k) Plan on the Distribution Date.

                  (b) Pre-Tax Deferrals by PracticeWorks Transfer Employees. Any PracticeWorks Transfer Employee who immediately prior to the Distribution Date is contributing pre-tax deferrals to the InfoCure 401(k) Plan shall continue to contribute the same rate of pre-tax deferrals to the PracticeWorks 401(k) Plan unless he or she files an election which modifies or terminates his or her election to continue contributing such rate of pre-tax deferrals to the PracticeWorks 401(k) Plan.

                  (c)      Service Credit.

                           (1)      In General. The employment of each
                  PracticeWorks Transfer Employee with InfoCure shall be treated as employment with PracticeWorks for eligibility and vesting purposes under the PracticeWorks 401(k) Plan.

                           (2)      Year 2000. In order to satisfy the
                  conditions for receipt of an allocation of matching contributions or profit sharing contributions under the Practice Works 401(k) Plan for the Plan year beginning on January 1, 2000 and ending on December 31, 2000, PracticeWorks shall consider Hours of Service (as defined in the Practice Works 401(k) Plan) with InfoCure from January 1 through the Distribution Date to be Hours of Service with PracticeWorks.

         3.2      INFOCURE 401(k) PLAN.

                  (a) In General. InfoCure previously established the InfoCure 401(k) Plan for the benefit of its employees.

                  (b) Year 2000 Service Credit. In order to satisfy the conditions for receipt of an allocation of matching contributions or profit sharing contributions under the InfoCure 401(k) Plan for the Plan year beginning on January 1, 2000 and ending on December 31, 2000, InfoCure will consider (a) Hours of Service (as defined in the InfoCure 401(k) Plan) performed with PracticeWorks after the Distribution Date and through December 31, 2000 as Hours of Service performed with InfoCure and (b) employment with PracticeWorks on December 31, 2000 to be employment with InfoCure.

                  (c) PracticeWorks Transfer Employees' InfoCure 401(k) Plan Account Balances. As soon as practicable after December 31, 2000, InfoCure shall cause the trustee of the InfoCure 401(k) Plan to transfer to the trustee of the PracticeWorks 401(k) Plan the assets and liabilities of the InfoCure 401(k) Plan attributable to the PracticeWorks Transfer Employees (including any outstanding PracticeWorks Transfer Employees' loans from the InfoCure 401(k) Plan).

                                   ARTICLE IV

                               STOCK OPTION PLANS

         4.1 ESTABLISHMENT OF PRACTICEWORKS STOCK OPTION PLAN. PracticeWorks has established the PracticeWorks Stock Option Plan effective August 10, 2000 for the benefit of PracticeWorks Employees.

         4.2      INFOCURE STOCK OPTIONS.

                  (a) Exercise. PracticeWorks Transfer Employees who hold outstanding options under the InfoCure Stock Option Plans may elect to exercise such stock options that are fully vested within the time frame permitted by the certificate evidencing the grant of such stock options.

                  (b) Conversion of InfoCure Stock Options. PracticeWorks Transfer Employees who hold outstanding InfoCure Stock Options at the Distribution Date (such employees are referred to hereinafter as "Stock Option Employees") may surrender for cancellation their outstanding fully vested InfoCure Stock Options, if any, in exchange for options to purchase shares of PracticeWorks Common Stock ("PracticeWorks Stock Options"). Stock Option Employees whose InfoCure Stock Options are not fully vested shall have such InfoCure Stock Options exchanged for PracticeWorks Stock Options. All such PracticeWorks Stock Options shall be issued under the PracticeWorks Stock Option Plan. The number of shares subject to each PracticeWorks Stock Option will be determined by multiplying the number of shares of InfoCure Common Stock subject to the related InfoCure Stock Option by the PracticeWorks conversion factor (as defined below) and the price for the shares of PracticeWorks Common Stock subject to each PracticeWorks Stock Option will be determined by dividing the price of each related InfoCure Stock Option by the PracticeWorks conversion factor. The PracticeWorks conversion factor is a number equal to (a) the closing price of a share of InfoCure Common Stock on the Nasdaq National Market on the Record Date, divided by (b) the opening price of a share of PracticeWorks Common Stock on the Nasdaq National Market on the next trading day following the Distribution Date.

                  (c) Terms and Conditions. Stock Option Employees who elect to convert InfoCure Stock Options to PracticeWorks Stock Options shall remain subject to the same terms and conditions, including any vesting schedule, applicable to such InfoCure Stock Options prior to the conversion.

                                    ARTICLE V

                                 OTHER BENEFITS

         5.1 CESSATION OR CONTINUATION OF COVERAGE. Effective as of his or her Transfer Date, each PracticeWorks Transfer Employee, together with dependents thereof, shall cease to be covered by InfoCure's employee welfare benefit plans, including but not limited to plans, programs, policies and arrangements which provide medical and dental coverage, life and accident insurance, short-term disability coverage, and long-term disability coverage (collectively, "Welfare Plans") and shall be covered under PracticeWorks' Welfare Plans.

         5.2 RESPONSIBILITY FOR CLAIMS INCURRED. InfoCure shall retain responsibility for all Welfare Plan claims incurred by each PracticeWorks Transfer Employee and his or her dependents prior to his or her Transfer Date (other than any such claims incurred by Practice Works Transfer Employees who elect COBRA coverage under the healthcare flexible spending account plan described in ss. 5.3 below).

         PracticeWorks shall be responsible for all welfare plan claims incurred by each PracticeWorks Transfer Employee on or after his or her Transfer Date (other than any such claims incurred by a PracticeWorks Transfer Employee who elects COBRA coverage under the healthcare flexible spending account plan described in ss. 5.3 below). For purposes of this Section, a claim shall be deemed to have been incurred on the date on which medical or other treatment or service was rendered and not the date of the inception of the related illness or injury or the date of submission of a claim related thereto.

         5.3 INFOCURE HEALTHCARE FLEXIBLE SPENDING Accounts for PracticeWorks TRANSFER Employees. To the extent that any PracticeWorks Transfer Employee has made contributions for calendar year 2000 under InfoCure's healthcare flexible spending account plan in excess of the covered claims submitted by such PracticeWorks Transfer Employee prior to the Transfer Date, such PracticeWorks Transfer Employee shall be entitled to elect to continue participation in the InfoCure healthcare flexible spending account plan until December 31, 2000 to the extent required by COBRA. InfoCure shall be responsible for providing all COBRA notices to such PracticeWorks Transfer Employees. For each PracticeWorks Transfer Employee who elects COBRA continuation coverage under the InfoCure healthcare flexible spending account plan, InfoCure shall be responsible and liable for all covered claims incurred during calendar year 2000 and submitted by such PracticeWorks Transfer Employees after the Effective Date (whether or not such claims were incurred before the Transfer Date).

         5.4 HEALTH PLAN PROVISIONS. Any pre-existing condition requirement in any of PracticeWorks' Welfare Plans that are medical, dental or health plans shall be waived with respect to PracticeWorks Transfer Employees only to the extent required by any applicable law.

         5.5 VACATION. Any earned, but not taken, vacation time with InfoCure of each PracticeWorks Transfer Employee shall become the responsibility of PracticeWorks effective as of his or her Transfer Date, and InfoCure shall cease to have any liability in respect thereof.

         5.6 PRACTICEWORKS EDUCATIONAL ASSISTANCE PLAN. PracticeWorks shall establish for PracticeWorks Employees, effective January 1, 2001, an educational assistance plan that has the same features as the InfoCure Educational Assistance Plan.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 ENTIRE AGREEMENT. This Agreement and the Agreement and Plan of Distribution between PracticeWorks and InfoCure dated as of _____________, 2000 (the "Distribution Agreement") shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, discussions, agreements and understandings with respect to such subject matter.

         6.2 INDEMNITY. Except as specifically provided in this Agreement and the Distribution Agreement,

                  (a) PracticeWorks shall be responsible for any and all Liabilities or Losses (as such terms are defined in the Distribution Agreement) relating to the employment of PracticeWorks Employees or former PracticeWorks Employees by PracticeWorks without regard to whether such Liabilities or Losses are incurred before, on or after the Distribution Date and shall indemnify and hold InfoCure harmless for such Liabilities and Losses; and

                  (b) InfoCure shall be responsible for any and all Liabilities or Losses relating to the employment of InfoCure Employees or former InfoCure Employees by InfoCure without regard to whether such Liabilities or Losses are incurred before, on or after the Distribution Date and shall indemnify and hold PracticeWorks harmless for such Liabilities and Losses. Otherwise, the indemnification provisions of
         Article III of the

         Distribution Agreement shall be applicable to this Agreement and are hereby incorporated herein by reference.

         6.3 CLAIMS AND DISPUTE RESOLUTION. The claims and dispute resolution provisions of Article VII of the Distribution Agreement shall be applicable to this Agreement and are hereby incorporated herein by reference.

         6.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

         6.5 NOTICES. All notices and other communications hereunder shall be in writing, shall reference this Agreement and shall be hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

         To InfoCure:      InfoCure Corporation
                           1765 The Exchange
                           Suite 200
                           Atlanta, Georgia 30339
                           Attention: Corporate Secretary
                           Telephone: (770) 221-9990
                           Facsimile: (770)
                                            ------------

         With a copy to:   King & Spalding
                           191 Peachtree St., N.E.
                           Atlanta, Georgia 30303
                           Attention: John J. Kelley III
                           Telephone: (404) 572-4600
                           Facsimile: (404) 572-5100

         To PracticeWorks: PracticeWorks, Inc.
                           1765 The Exchange
                           Suite 500
                           Atlanta, Georgia 30339
                           Attention: James K. Price
                           Telephone: (770) 850-5006
                           Facsimile: (770)
                                            ------------

         6.6 AMENDMENTS. This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

         6.7 SUCCESSORS AND ASSIGNS. Neither party may assign its rights or delegate any of its duties or obligations under this Agreement without the prior written consent of the other party. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         6.8 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and their respective subsidiaries and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         6.9 TITLES AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         6.10 ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such' prohibition or unenforceability in any jurisdiction shall not invalidate or render such provision unenforceable in any other jurisdiction.

         6.11 ACCESS TO INFORMATION. PracticeWorks and InfoCure shall provide each other with access to information reasonably necessary in order to carry out the provisions of this Agreement (including InfoCure files relating to retired PracticeWorks employees and premium reconciliation for billing and collections through the Distribution Date).

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first hereinabove written.

ATTEST:                                      INFOCURE CORPORATION


                                             By:
------------------------------                  --------------------------------
Title:                                          Frederick L. Fine
                                                Chief Executive Officer

ATTEST:                                      PRACTICEWORKS, INC.


                                             By:
------------------------------                  --------------------------------
Title:                                          James K. Price
                                                Chief Executive Officer

                                   Schedule I
                        PracticeWorks Transfer Employees

                                                                   EXHIBIT 10.13




GLOBALCENTER INC., A GLOBAL CROSSING COMPANY

MASTER SERVICE AGREEMENT NO.

____________________________


This Master Service Agreement (this "Agreement") is entered into on the _______ day of ______________, 2000 ("Effective Date") by and between ________________, on behalf of itself and the subsidiary, affiliate, division and/or business unit ("Client") indicated on the Service Order Form attached hereto, with an office at the address listed on the Service Order Form, and GlobalCenter Inc., a Delaware Corporation with offices at 141 Caspian Court, Sunnyvale, CA 94089 ("GlobalCenter"), to set forth the terms and conditions pursuant to which GlobalCenter shall provide to Client certain Services (as defined in the Service Order). The entire contract between the parties shall consist of this Agreement and one or more Service Order(s). Unless otherwise agreed to, in writing, by both parties, all future Service Orders entered into between the Client and GlobalCenter will be bound by this Agreement.

In consideration of the mutual promises and upon the terms and conditions set forth below, the parties agree as follows:

1.   NATURE OF AGREEMENT

Pursuant to this Agreement, GlobalCenter shall sell and provide to Client, in consideration for the applicable fees as set forth in a Service Order the following: (i) Internet connectivity services (the "Bandwidth"); (ii) the lease (if so indicated on the Service Order) or purchase by Client of equipment to provide such services (the "Hardware") and the installation of such equipment;
(iii) a license of space to store and operate such Hardware ("Space"); (iv) management, planning and consulting resources to support these services, including maintenance and operation of the Hardware ("Support"), (v) the licensing of software to provide such Services (the "Software"), including, without limitation, monitoring software, billing software, trouble ticketing software, data collection and process control software; and (vi) any additional service offerings that GlobalCenter may, from time to time, introduce, which together, including all telecommunication and digital transmission connections and links, all electrical and physical requirements, comprise an Internet connectivity and collocation package to support Client's web site(s) ("Client's Web Sites") under this Agreement and are referred to hereinafter as the "Services" (and each, individually, as a "Service").

The Services will be provided in accordance with the specifications set forth in the Service Specification(s) attached to this Agreement and in any Service Order(s) hereto and made a part hereof.

2.   SERVICE ORDERS

2.1. ORDERS. Client and GlobalCenter may execute one or more Service Orders describing the Services that Client desires to purchase from GlobalCenter. Each Service Order shall set forth the Services to be provided by GlobalCenter, the specifications applicable to each such Service, the prices and payment schedule, the initial term of such Services (the "Initial Service Term") and other information the parties may mutually agree upon. No Service Order shall be effective until executed by GlobalCenter.

2.2. CONFLICTS. All Service Orders will be subject to the terms and conditions of this Agreement; provided however, that in the event of conflict between the terms contained in any Service Order and terms in this Agreement, the terms contained in the Service Order shall control. In the event of conflict between terms in this Agreement (including any applicable Service Order) and terms contained in any Client-issued order form or purchase order, the terms of this Agreement (including any applicable Service Order) shall control.

2.3. CANCELLATION. In the event that Client cancels or terminates a Service Order at any time for any reason, other than expiration of a Service Order or pursuant to Section 6.6, Client agrees to pay GlobalCenter all Monthly Recurring Charges specified in the Service Order for the balance of the term therefore, which shall accelerate become due and payable on the effective date of such cancellation or termination. Upon the cancellation or termination of a Service Order by Client, GlobalCenter shall, upon Client's written request, give full cooperation and assistance to Client to assure an orderly and efficient transition.

2.4. IP ADDRESSES. GlobalCenter will assign, on a temporary basis, a reasonable number of Internet Protocol Addresses ("IP Addresses") from the address space assigned to GlobalCenter by InterNIC. Client acknowledges that IP Addresses are the sole property of GlobalCenter, are assigned to Client as part of, and in connection with, the Services, and are not "portable," as such term is used by InterNIC. GlobalCenter reserves the right to change IP Address assignments at any time; however, GlobalCenter shall use reasonable efforts to avoid any disruption to Client resulting from such renumbering requirement. GlobalCenter will give Client reasonable notice of any such renumbering. Client acknowledges and agrees that it will have no right to IP Addresses upon termination of this Agreement or any applicable Service Order, and that any renumbering required of Client after termination shall be the sole responsibility of Client.

2.5. STAFFING. GlobalCenter shall be solely responsible for staffing decisions with respect to its personnel and the provision of any Services and shall have the right to remove or replace any of its personnel assigned to perform Services.

3.   SOFTWARE LICENSE AND RIGHTS

3.1. LICENSE. During the term of any applicable Service Order, GlobalCenter grants Client a non-transferable, nonexclusive license to use the Software in object code form only, solely on the Hardware, or GlobalCenter equipment, in conjunction with the Services.

3.2. PROPRIETARY RIGHTS. This Agreement transfers to Client neither title nor any proprietary or intellectual property rights to the Software, documentation, or any copyrights, patents, trademarks or any other intellectual property embodied or used in connection therewith, except for the rights expressly granted in Section 3.1 of this Agreement.

3.3. LICENSE RESTRICTIONS Client agrees that it will not itself, or through any parent, subsidiary, affiliate, agent or other third party:

3.3.1. Copy the Software except as expressly allowed under this Agreement. In the event Client makes any such permitted copies of the Software, Client shall reproduce all proprietary notices of GlobalCenter on any such copies;

3.3.2. reverse engineer, decompile, disassemble, or otherwise attempt to derive source code from the Software;

3.3.3.   sell, lease, license or sublicense the Software or the documentation;

3.3.4. write or develop any derivative software or any other software program based upon the Software or any Confidential Information (as defined below); or

3.3.5. use the Software to provide processing services to third parties, or otherwise use the Software on a 'service bureau' basis.

3.4. SOFTWARE REPRESENTATIONS AND WARRANTIES. GlobalCenter represents and warrants that: (i) it has the right, power and authority to license the Software to Client pursuant to this Agreement free of all liens, encumbrances and other restrictions; (ii) the Software shall operate and run in accordance with the Service Specifications indicated in the Agreement or referenced in the applicable Service Order, (iii) to the best knowledge of GlobalCenter, the license furnished by GlobalCenter hereunder and/or the use of the Software by Client in accordance with the terms and conditions herein or in any Service Order, will not infringe upon nor violate any patent, copyright, trade secret, or other proprietary right of any third party; (iv) Client's use and possession of the Software consistent with the terms of this Agreement, shall not be adversely affected, interrupted or disturbed by GlobalCenter


                                VERSION 5.01.00               Page 1 of 6

              CONFIDENTIAL - GLOBALCENTER PROPRIETARY INFORMATION

GLOBALCENTER INC., A GLOBAL CROSSING COMPANY

MASTER SERVICE AGREEMENT NO.
____________________________


or any entity asserting a claim under or through GlobalCenter; and (v) the installation and use of the Software and any Upgrades shall not degrade, impair or otherwise adversely affect the performance or operation of the Hardware.

4.   HARDWARE TERMS AND CONDITIONS

4.1. INSTALLATION. If so indicated on the Service Order, GlobalCenter will use commercially reasonable efforts to install the Hardware as the Hardware is shipped to GlobalCenter and will work with the Client on an installation plan to define installation time frame and requirements.

4.2. PURCHASE AND TITLE OF HARDWARE. If so indicated on the Service Order, Client shall purchase the Hardware and deliver, at Client's expense, the Hardware to the Space. Client agrees that the Hardware shall reside at the Space during the term of this Agreement.

4.3. LEASE OF HARDWARE. If so indicated on the Service Order, Client shall lease the Hardware, and GlobalCenter shall obtain and deliver the Hardware to the Space. In the event Client leases the Hardware, the following terms and conditions shall apply: The Hardware is and shall remain the property of GlobalCenter. Client shall not take, or attempt to take, any right, title or interest therein or permit any third party to take any interest therein. Client will not transfer, sell, assign, sublicense, pledge, or otherwise dispose of, encumber or suffer a lien or encumbrance upon or against the Hardware or any interest in the Hardware. Client will use the Hardware only in the Space. Client will not move the Hardware from the Space without GlobalCenter's prior written permission. Client shall be responsible for any damage to the Hardware caused by Client's negligent or willful acts or omissions. Client will use the Hardware only for the purpose of exercising its rights under this Agreement.

4.4. RENT TO OWN. If so indicated on the Service Order, Client shall lease the Hardware on a "rent to own" plan. In such event, all of the terms and conditions in Section 4.3 shall apply, and the following terms and conditions shall also apply. At the end of the term of the Service Order, providing Client is not in breach of this Agreement, Client shall have the option to purchase the Hardware. The purchase price shall be as indicated on the Service Order. Upon payment by Client of the purchase price, title of the Hardware shall pass to Client at the Space. Unless the Service Order is extended by mutual Agreement, Client shall immediately delete, or shall allow GlobalCenter to delete all copies of the Software and associated documentation owned by GlobalCenter or any other materials of GlobalCenter, resident on the Hardware.

5.   SPACE

5.1.     REPRESENTATION AND WARRANTY. GlobalCenter represents and warrants that
(i) it has obtained all necessary approvals to license the use of the Space to Client and to allow Client to occupy and have access to the Space for the purpose of receiving the Services set forth in any applicable Service Order,
(ii) it has the authority to grant Client a royalty-free, non-transferable, non-exclusive license to occupy and have access to the Space, and that the grant of such license shall not constitute a violation of the lease, and (iii) the Space shall conform with the Service Specifications set forth in this Agreement or any Service Order.

5.2. LICENSE TO OCCUPY. GlobalCenter grants to Client a non-exclusive license to occupy the Space. Client acknowledges that it has been granted only a license to occupy the Space and that it has not been granted any real property interest in the Space.

5.3. MATERIAL AND CHANGES. Client shall not make any construction changes or material alterations to the interior or exterior portions of the Space including, without limitation, any material alteration to cabling or power supplies for the Hardware, without obtaining GlobalCenter's prior written approval. Alternatively, Client may request GlobalCenter to perform the work. GlobalCenter reserves the right to perform and manage any construction or alterations within the Space areas at rates to be negotiated between the Parties hereto, so long as the rates are commercially reasonable. Client agrees not to erect any signs or devices to the exterior portion (or visible on the exterior) portion of the Space without submitting the request to GlobalCenter and obtaining GlobalCenter's prior written approval.

5.4. DAMAGE. Client agrees to reimburse GlobalCenter, for all reasonable repair or restoration costs associated with damage or destruction in the Space caused by the negligence or willful misconduct of Client or Client's personnel, Client's agents, Client's suppliers/contractors, or Client's visitors to the Space or as a consequence of Client's installation and/or removal of the Hardware or property installed in the Space, provided that Client shall not be liable for any damage or destruction occurring from or out of any negligent act or omission of GlobalCenter, its officers, directors, agents and employees.

5.5. INSURANCE. Unless otherwise agreed, Client agrees to maintain, at Client's expense, for each Space, (i) Comprehensive General Liability Insurance in an amount not less than One Million Dollars ($1,000,000) per occurrence for bodily injury or property damage, (ii) Employer's Liability in an amount not less than Five Hundred Thousand Dollars ($500,000) per occurrence, and (iii) Worker's Compensation Insurance in an amount not less than that prescribed by statutory limits. Upon reasonable request of GlobalCenter, Client shall furnish GlobalCenter with certificates of insurance, which evidence these minimum levels of insurance.

5.6. REGULATIONS. Client shall use its best efforts to comply with and not violate GlobalCenter's Safety, Health and Operation Rules and regulations relating to use of it's premises and facilities, so long as those regulations are provided to Client in writing. Client's failure to comply with GlobalCenter's rules and regulations shall constitute a material default under this Agreement. GlobalCenter may, in its sole discretion, limit Client's access to a reasonable number of authorized Client employees or designees. Client shall not interfere with any other clients of GlobalCenter or such other clients' use of the Space.

5.7. RELOCATION. If it becomes necessary to relocate the Hardware or Client's equipment to another space within the applicable facility, Client shall cooperate with GlobalCenter in connection with such relocation provided that such relocation is based upon (i) the reasonable business needs of GlobalCenter or another client in such facility or (ii) an increase in Client's space requirements. GlobalCenter shall bear its own costs in connection with any such relocation and will use all reasonable efforts, in cooperation with Client, to avoid any interruption to the Services.

5.8. USE OF GLOBALCENTER SERVICES. Client shall neither (i) resell any Services, or any portion thereof, to any third party nor (ii) connect any Hardware or other Client equipment in any GlobalCenter facility directly to any equipment other than the GlobalCenter network or other GlobalCenter equipment, without GlobalCenter's prior written consent.

5.9. DISCLAIMER. Except as expressly stated herein, GlobalCenter does not make any representation or warranty as to the fitness of the Space for Client's use.

6.   SERVICE LEVEL WARRANTIES

6.1. 99.5% NETWORK UPTIME GUARANTEE. In the event of Network Downtime (as defined below), the monthly fee payable for the Bandwidth, as set forth in the Service Order, shall be reduced (in the form of a credit on the following month's invoice) as follows:

6.1.1. if the total Network Downtime in the calendar month is more than three and six-tenths (3.6) hours, but does not exceed seven and two-tenths (7.2) hours, the monthly Bandwidth fee for that month shall be reduced by ten percent (10%);

6.1.2.   if the total Network Downtime in the calendar month is


                                VERSION 5.01.00               Page 2 of 6

              CONFIDENTIAL - GLOBALCENTER PROPRIETARY INFORMATION

GLOBALCENTER INC., A GLOBAL CROSSING COMPANY

MASTER SERVICE AGREEMENT NO.
____________________________


more than seven and two-tenths (7.2) hours, but does not exceed ten and eight-tenths (10.8) hours, the monthly Bandwidth fee for that month shall be reduced by twenty percent (20%); and

6.1.3. if the total Network Downtime in the calendar month is more than ten and eight tenths (10.8) hours, the monthly Bandwidth fee for that month shall be reduced by thirty percent (30%).

6.2. NETWORK DOWNTIME DEFINED. For the purposes of this Section, Network Downtime shall mean any interruption of sixty (60) seconds or more in the availability of (i) the connection between the Client's equipment and the GlobalCenter switch fabric or (ii) the internetwork that connects the GlobalCenter switch fabric with the Internet. For purposes of this Section, the Internet is deemed to consist of services that commence where GlobalCenter transmits a Client's content to GlobalCenter's carrier(s) at the GlobalCenter border router port(s). Such carriers provide GlobalCenter, with private and dedicated bandwidth. GlobalCenter undertakes no obligation for the circuit or link between GlobalCenter's facilities and such carrier's services. If router packet loss is in excess of fifty percent (50%) and is sustained for sixty (60) seconds or more, GlobalCenter will classify this as an "outage." If an "outage" continues for a time period of more than two (2) minutes, then such outage will be deemed Network Downtime. If the latency across the GlobalCenter U.S. IP backbone exceeds one hundred twenty (120) milliseconds, GlobalCenter will classify this as Network Downtime. For the avoidance of doubt, Network Downtime shall not include any interruption, packet loss or latency: (i) caused by factors outside the reasonable control of GlobalCenter; (ii) resulting, directly or indirectly, from any act or omissions to act by Client or any third party; or
(iii) resulting from equipment not within GlobalCenter's sole control.

6.3. MAINTENANCE WINDOWS. GlobalCenter reserves three (3) regularly scheduled maintenance windows per week, of three hour duration, in order to maintain and upgrade the GlobalCenter IP Backbone infrastructure. Outages or performance degradation during scheduled maintenance windows as a result of router, switch or server maintenance, are not considered Downtime for purposes of this Article 6. GlobalCenter shall make all commercially reasonable efforts to provide the client with prior notification of all scheduled and emergency maintenance procedures.

6.4.     100% FACILITY UPTIME GUARANTEE. In the event of Facility Downtime
(as defined below), the monthly fee payable for the Space, as set forth in the applicable Service Order, shall be reduced (in the form of a credit on the following month's invoice) as follows:

6.4.1. If the total Facility Downtime in the calendar month is less than, or equal to four minutes and thirty-two seconds (4.32) the monthly fee for that Space for that month shall be reduced by one-third (33.3%);

6.4.2. If the total Facility Downtime in the calendar month is more than four minutes and thirty-two seconds (4.32) the monthly fee for that Space for that month shall be reduced by two-thirds (66.6%).

6.4.3. FACILITY DOWNTIME DEFINED. For the purposes of this Section, Facility Downtime shall mean any service interruption, only if such interruption is either due to a facility power failure or environmental control failure. For the avoidance of doubt, Facility Downtime shall not include any service interruption: (i) caused by factors outside the reasonable control of GlobalCenter; (ii) resulting, directly or indirectly, from any acts or omissions to act by Client or any third party; or (iii) resulting from equipment not within GlobalCenter's sole control.

6.5. INVESTIGATION OF SERVICE INTERRUPTIONS. At Client's request, GlobalCenter will investigate any report of Downtime, and attempt to remedy any Downtime expeditiously. If GlobalCenter reasonably determines that all facilities, systems and equipment furnished by GlobalCenter are functioning properly, and that Downtime arose from some other cause, GlobalCenter can continue to investigate the Downtime cause at the Client's request and expense for labor and materials cost for services actually performed at the usual and customary rates for similar services provided by GlobalCenter to clients in the same locality.

6.6. TERMINATION. Subject to the following sentence, Client may terminate a Service Order in the event of Downtime of either twenty-four (24) hours of cumulative time during any continuous twelve (12) month period, or any continuous Downtime of eight (8) or more hours. In order to terminate a Service Order pursuant to this Section 6.6, within five days from the date Client is eligible to terminate in accordance with the preceding sentence, Client must notify GlobalCenter, in writing, of its election to do so.

6.7. REQUEST FOR FEE REDUCTION. In order to receive any of the fee reductions set forth in this Article 6, Client must notify GlobalCenter, in writing, within ten (10) days from the time Client becomes eligible to receive any such reduction. Client's failure to timely notify GlobalCenter shall result in the forfeit of Client's right to receive any such fee reduction.

6.8. SOLE REMEDY. The terms and conditions of this Article 6 shall be Client's sole remedy and GlobalCenter's sole obligation for any Downtime. For the avoidance of doubt, the warranties set forth in this Article 6 shall not apply to any Service other than Bandwidth and Space and shall not apply to performance issues (i) caused by factors outside the reasonable control of GlobalCenter; (ii) resulting, directly or indirectly, from any acts or omissions to act by Client or any third party; or (iii) that resulted from Client's or third party equipment not within GlobalCenter's sole control. As used in this
Article 6, the term "Downtime", when not immediately preceded by either "Facility" or "Network", shall mean either Network Downtime or Facility Downtime.

7.   USE

7.1. USER CONTENT. Client is solely responsible for the content of any postings, data, or transmissions using the Services ("Content"), or any other use of the Services by Client or by any person or entity Client permits to access the Services (a "User"). Client represents, warrants and covenants that it and any User will not use the services (i) for unlawful purposes including, without limitation, infringement of copyright or trademark, misappropriation of trade secrets, wire fraud, invasion of privacy, pornography, obscenity and libel, or (ii) to interfere with or disrupt other network users, network services or network equipment. Disruptions include, without limitation, distribution of unsolicited advertising or chain letters, repeated harassment of other network users, wrongly impersonating another such user, falsifying one's network identity for improper or illegal purposes, sending unsolicited mass e-mailings, violating the Acceptable Use Policy, propagation of computer worms and viruses, and using the network to make unauthorized entry to any other machine accessible via the network. If GlobalCenter has reasonable grounds to believe that Client or a User is utilizing the Services for any such improper purpose, GlobalCenter may suspend or terminate Services immediately upon notice to Client. Client shall defend, indemnify, hold harmless GlobalCenter from and against all liabilities and costs (including reasonable attorney's fees) arising from any and all claims by any person arising out of Client's use of the Services, including without limitation any content.

7.2. ACCEPTABLE USE POLICY. All GlobalCenter clients are responsible for reviewing and complying with the GlobalCenter Acceptable Use Policy (the "Acceptable Use Policy"). GlobalCenter's clients who provide services to their own users must take steps to ensure compliance by their users with this Acceptable Use Policy. The Acceptable Use Policy is subject to change, without notice, by publication at http://www.globalcenter.net/aup. Clients are responsible for monitoring this web site for changes.

8.   PRICING AND PAYMENT TERMS


                                VERSION 5.01.00               Page 3 of 6

              CONFIDENTIAL - GLOBALCENTER PROPRIETARY INFORMATION

GLOBALCENTER INC., A GLOBAL CROSSING COMPANY

MASTER SERVICE AGREEMENT NO.
_________________________


8.1. PAYMENT TERMS. Client shall pay the fees set forth in any Service Order according to the terms set forth herein and therein. Client agrees to pay a late charge of two percent (2%) above the prime rate as reported by the Wall Street Journal at the time of assessment or the maximum lawful rate, whichever is less, for all undisputed amounts not paid within thirty (30) days of GlobalCenter's issuance of an invoice.

8.2. LATE PAYMENTS. In the event of non-payment by Client of sums over-due hereunder for more than forty-five (45) days, GlobalCenter may upon written notice to Client either retain any equipment or other assets of Client then in GlobalCenter's possession and sell them in partial satisfaction of such unpaid sums, or request Client to remove equipment from GlobalCenter's premises within ten (10) days. If Client fails to so remove, GlobalCenter may deliver the equipment to Client at the latter's address for notices at Client's expense for shipment and insurance, and Client shall be obligated to accept such delivery.

8.3. PRICE INCREASES. Notwithstanding anything to the contrary set forth herein, GlobalCenter shall not increase the prices for services during the Initial Term of any Service Order, but may thereafter increase prices upon sixty
(60) days' written notice to Client.

9.   MAINTENANCE AND SUPPORT

9.1. SUPPORT. GlobalCenter shall provide Client with maintenance and support of any Software and Hardware ("Maintenance and Support") as specified herein.

9.2. EXCLUSIONS. Maintenance and Support shall not include services for problems arising out of (a) modification, alteration or addition or attempted modification, alteration or addition of the Hardware or Software undertaken by persons other than GlobalCenter or GlobalCenter's authorized representatives or
(b) programs or hardware supplied by Client.

9.3. CLIENT DUTIES. Client shall document and promptly report all errors or malfunctions of the Hardware or Software to GlobalCenter. Client shall take all steps necessary to carry out procedures for the rectification of errors or malfunctions within a reasonable time after such procedures have been received from GlobalCenter. Client shall maintain a current backup copy of all programs and data. Client shall properly train its personnel in the use and application of the Hardware and Software.

10.  TERM AND TERMINATION

10.1. TERM. The term of this Agreement shall commence on the Effective Date and continue indefinitely unless terminated in accordance with this Section 10 or the provisions contained in Section 7.1. The initial term of each Service Order shall be as indicated therein (the "Initial Term") and each Service Order shall automatically renew for successive additional terms equal to the period of the Initial Term unless either party notifies the other, in writing, not less than thirty (30) days prior to the end of any term that it has elected to terminate a Service Order, in which case such Service Order and the Service contained therein shall terminate at the end of the applicable term.

10.2. TERMINATION UPON DEFAULT. Either party may terminate this Agreement in the event that the other party materially defaults in performing any obligation under this Agreement and such default continues unremedied for a period of thirty (30) days following written notice of default.

10.3. TERMINATION UPON INSOLVENCY. This Agreement shall terminate, effective upon delivery of written notice by a party, (i) upon the institution of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of debts of the other party; (ii) upon the making of an assignment for the benefit of creditors by the other party; or (iii) upon the dissolution of the other party.

10.4. EFFECT OF TERMINATION. The provisions of Sections 1, 2.3, 3.2, 3.4, 7, 10.4, 11, 12, 13 and 14 shall survive termination of this Agreement. All other rights and obligations of the parties shall cease upon termination of this Agreement. The term of any license granted hereunder shall expire upon expiration or termination of this Agreement.

11.  CONFIDENTIAL INFORMATION

All information identified disclosed by either party ("Disclosing Party") to the other party ("Receiving Party"), if disclosed in writing, labeled as proprietary or confidential, or if disclosed orally, reduced to writing within thirty (30) days and labeled as proprietary or confidential ("Confidential Information") shall remain the sole property of Disclosing Party. Except for the specific rights granted by this Agreement, Receiving Party shall not use any Confidential Information of Disclosing Party for its own account. Receiving Party shall use the highest commercially reasonable degree of care to protect Disclosing Party's Confidential Information. Receiving Party shall not disclose Confidential Information to any third party without the express written consent of Disclosing Party (except solely for Receiving Party's internal business needs, to employees or consultants who are bound by a written Agreement with Receiving Party to maintain the confidentiality of such Confidential Information in a manner consistent with this Agreement). Confidential Information shall exclude information (i) available to the public other than by a breach of this Agreement; (ii) rightfully received from a third party not in breach of an obligation of confidentiality; (iii) independently developed by Receiving Party without access to Confidential Information; (iv) known to Receiving Party at the time of disclosure; or (v) produced in compliance with applicable law or a court order, provided Disclosing Party is given reasonable notice of such law or order and an opportunity to attempt to preclude or limit such production. Subject to the above, Receiving Party agrees to cease using any and all materials embodying Confidential Information, and to promptly return such materials to Disclosing Party upon request.

12.  LIMITATION OF LIABILITY

GLOBALCENTER.'S LIABILITY FOR ALL CLAIMS ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT OF FEES PAID BY CLIENT TO GLOBALCENTER. UNDER THIS AGREEMENT. IN NO EVENT SHALL GLOBALCENTER BE LIABLE FOR ANY LOSS OF DATA, LOSS OF PROFITS, COST OF COVER OR OTHER SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING FROM OR IN RELATION TO THIS AGREEMENT OR THE USE OF THE SERVICES, HOWEVER CAUSED AND REGARDLESS OF THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF GLOBALCENTER. HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

13.  DISCLAIMER OF WARRANTIES

EXCEPT AS OTHERWISE STATED HEREIN, GLOBALCENTER. SPECIFICALLY DISCLAIMS ALL WARRANTIES EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT OF THE SYSTEM OR SERVICES PROVIDED BY GLOBALCENTER. HEREUNDER.

14.  MISCELLANEOUS

14.1. INDEPENDENT CONTRACTOR. The relationship of GlobalCenter. and Client established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other; (ii) constitute the parties as partners, joint ventures, co-owners or otherwise as participants in a joint


                                VERSION 5.01.00               Page 4 of 6

              CONFIDENTIAL - GLOBALCENTER PROPRIETARY INFORMATION

GLOBALCENTER INC., A GLOBAL CROSSING COMPANY

MASTER SERVICE AGREEMENT NO.
_________________________


undertaking; or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

14.2. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be given by registered or certified mail addressed to the addresses first written above. Such notice shall be deemed to be given upon the earlier of actual receipt or three (3) days after it has been sent, properly addressed and with postage prepaid. Either party may change its address for notice by means of notice to the other party given in accordance with this Section.

14.3. ASSIGNMENT. Other than GlobalCenter's right to assign this Agreement to any present or future affiliated company, neither party may assign this Agreement, in whole or in part, without express written consent of the other party, and any attempt to do so shall be a material default of this Agreement and shall be void.

14.4. GOVERNING LAW. This Agreement shall be interpreted according to the laws of the State of California without regard to or application of choice-of-law rules or principles.

14.5. ENTIRE AGREEMENT AND WAIVER. This Agreement, including all appendices, attachments and Service Orders, shall constitute the entire Agreement between GlobalCenter. and Client with respect to the subject matter hereof and all prior Agreements, representations, and statement with respect to such subject matter are superseded hereby. This Agreement may be changed only by written Agreement signed by both GlobalCenter. and Client. No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of subsequent breaches; and the waiver of any breach shall not act as a waiver of subsequent breaches.


14.6. SEVERABILITY. In the event any provision of this Agreement is held by a court of other tribunal of competent jurisdiction to be unenforceable, that provision will be enforced to the maximum extent permissible under applicable law, and the other provisions of this Agreement will remain in full force and effect.

14.7. NON-SOLICITATION. During the term of this Agreement and for a period of one (1) year thereafter, Client shall not directly solicit, nor directly attempt to solicit the services, of any employee or subcontractor of GlobalCenter. without the prior written consent of the other party.

14.8. SUBSTITUTION. GlobalCenter. may substitute, change or modify the Software or Hardware at any time, but shall not thereby alter the technical parameters of the Services.

BY
  -------------------------------------------------

TITLE
     ----------------------------------------------

DATE
    -----------------------------------------------

CLIENT:
       --------------------------------------------

---------------------------------------------------
BY
  -------------------------------------------------

TITLE
     ----------------------------------------------

DATE
    -----------------------------------------------

GLOBALCENTER INC.
141 Caspian Court
Sunnyvale, CA 94089


                                VERSION 5.01.00               Page 5 of 6

              CONFIDENTIAL - GLOBALCENTER PROPRIETARY INFORMATION

                              SERVICE SPECIFICATION

COLLOCATION SERVICE

GlobalCenter. will provide a level of service, which includes the following features and options:

GENERAL FEATURES

MAINTENANCE OF THE SPACE (INCLUDING JANITORIAL SERVICES):

In connection with the Space made available hereunder, GlobalCenter. or its landlord shall perform services that support the overall operation of each Space at no additional charge to Client. Those services include the following:

-        Janitorial Services
-        24 x 7 Access to the Space
-        Authorized Security System Access to Raised Floor Collocation Space
-        Primary A/C 110 volt Power to the Space
- Backup Power- UPS Systems & Battery Plant (30 - 60 minute survivability objective)
-        Generator Back-up (Sustained backup power)
-        HVAC Systems for facility air conditioning
-        Fire Control Systems
-        Network Monitoring Systems
-        Redundant Network Connectivity and Hardware
-        19" Rack Spaces for installation of Hardware
-        Custom configurations of space to accommodate cabinets
-        Lockable private caged customer areas
- 10-base-T or 100-base-T switched port with direct high speed Internet backbone connection.

24X7 NOC SUPPORT: Will provide proactive site monitoring with ExpressLane(TM) statistics on Client information base; including bandwidth usage, statistics and network availability reporting, host monitoring and management interface, access to GlobalCenter. incident tracking system to expedite fault resolution and remote server reboot.

ESCALATION PLAN AND PROCEDURES: To be provided by GlobalCenter. in the Welcome Package 5-10 days after the contract is signed.

RIGHT-OF-WAY AND ACCESS

GlobalCenter. will allow 24 x 7 access and right-of-way to Client Hardware located in GlobalCenter. facility at no charge. Clients will be escorted at all times while in the facility. Access to the facilities will not be unreasonably withheld by GlobalCenter. to Clients for performing appropriate procedures and maintenance of Hardware, facilities, and systems.



                                VERSION 5.01.00               Page 6 of 6


              CONFIDENTIAL - GLOBALCENTER PROPRIETARY INFORMATION


[LOGO] GLOBALCENTER                                                 Complex Hosting Service Order
                                                                    Service Order Term:                 13 MONTHS
                                                                    Use with MSA #                      2.17
                                                                    Service Order Date:                 8/17/00
                                                                    Estimated Install Date:             9/1/00
                                                                    Billing Date:                       10/1/00
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
CUSTOMER DATA INFOCURE                                              GLOBALCENTER SALES DATA
------------------------------------------------------------------------------------------------------------------
Primary Contact:  Russ Keene                                        Salesperson: Robert Groves/Bart Rogers
------------------------------------------------------------------------------------------------------------------
Billing Address: 1500 Providence Highway                            Address: GlobalCenter Inc. 380 Herndon Parkway
 Suite 22a                                                          Herndon, VA. 20170
Norwood, MA. 02062



------------------------------------------------------------------------------------------------------------------
Phone:   781-762-6900  ext. 6001                                    Phone:  703.326.9341
Fax:                                                                Fax:
Email: rkeene@vitalworks.com                                        Pager:
                                                                    Email:
------------------------------------------------------------------------------------------------------------------
Technical or Secondary Contact:                                     Sales Engineer:
Phone:                                                              Phone:
Email:                                                              Email:
------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
COMPLEX WEB HOSTING - ONE TIME INSTALLATION FEES:

-----------------------------------------------------------------------------------------------------------------------------
Item #                                 Description                                        Qty.        Unit Price        Total
-----------------------------------------------------------------------------------------------------------------------------
       PORT INSTALLATION:
 1     SWITCH PORTS
       100 MBPS FAST ETHERNET PORT (ISL/PRIVATE VLAN)  $1,500
       1   GBPS MULTI-MODE FIBER OPTIC PORT (ISL/PRIVATE VLAN) $10,000                       2             $1500        $3000
       ROUTER PORTS
       100 MBPS FAST ETHERNET PORT $15,000
       1   GBPS MULTI-MODE FIBER OPTIC PORT $75,000
-----------------------------------------------------------------------------------------------------------------------------
       ADDITIONAL POWER CIRCUIT:  ONE (1) 20 AMP CIRCUIT AND POWER STRIP IS                                 $175
 2     PROVIDED WITH EVERY RACK.  THE POWER STRIP HAS 10 OUTLETS FEEDING INTO 1 CIRCUIT.
       MAXIMUM POWER USAGE PER POWER STRIP IS 20 AMPS.  OTHER POWER OPTIONS AVAILABLE
       BY QUOTE.                                                                                  Includes labor
-----------------------------------------------------------------------------------------------------------------------------
 3     CO-LOCATION INSTALLATION: SETUP OF RACKS OR CAGES IN THE DATA CENTER FACILITIES.
        2 19" X 8' RACKS


                                                                                             2             $1000        $2000
-----------------------------------------------------------------------------------------------------------------------------
 4     TECHNICAL ACCOUNT MANAGER (TAM) TIME
       Minimum 2 hours installation includes IP address allocation, standard             6 hrs     $200/per hour
       monitoring procedure setup, Express Control and Remedy setup, hardware and                                       $1200
       software installation and setup. NOTE: $300 Per Hour for all installations occurring during non-standard business hours
       (8AM-6PM Monday through Friday) and/or less than 72 Hours notification.
-----------------------------------------------------------------------------------------------------------------------------
                                                                        COMPLEX WEB HOSTING - ONE TIME FEES TOTAL       $6200
-----------------------------------------------------------------------------------------------------------------------------

The information (data) contained in this Service Order is confidential and proprietary information, and contains trade secrets and other privileged information. It is furnished to the Buyer in confidence and upon the condition that it be used only for internal evaluation purposes, and not divulged or disclosed to third parties without the written consent of GlobalCenter. GC Complex Web Hosting SO/Quote Ver 5 Rev. 2 February 2000


[LOGO] GLOBALCENTER                                                            Complex Hosting Service Order
                                                                               Service Order Term:                 13 MONTHS
                                                                               Use with MSA #                      2.17
                                                                               Service Order Date:                 8/17/00
                                                                               Estimated Install Date:             9/1/00
                                                                               Billing Date:                       10/1/00
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
COMPLEX WEB HOSTING - MONTHLY RECURRING FEES:

-----------------------------------------------------------------------------------------------------------------------------
Item #                                 Description                                        Qty.          Unit Price      Total

-----------------------------------------------------------------------------------------------------------------------------
 1A     COMMITTED BANDWIDTH:                                                              1meg               $1000      $1000


        Dedicated access/bandwidth to the GlobalCenter backbone and
        Interconnections, priced per Mbps (2 Mbps minimum)
-----------------------------------------------------------------------------------------------------------------------------
 1B     BURSTABLE BANDWIDTH:                                                             Variable        15% Above
                                                                                                         Committed
                                                                                                         Bandwidth
        Bandwidth above the committed Mbps level, determined and billed via the 95th Percentile Rule (See Below).
-----------------------------------------------------------------------------------------------------------------------------
  2     ADDITIONAL POWER CIRCUITS:  EACH ADDITIONAL 10 OUTLET POWER STRIP AND 20           0                  $250
        AMPS CIRCUIT
-----------------------------------------------------------------------------------------------------------------------------
  3     CO-LOCATION SERVICES: MONTHLY RENTAL OF SECURE SPACE IN A DATA CENTER              2                 $1000      $2000
        FACILITY.


        TWO  19" X 8' RACKS
-----------------------------------------------------------------------------------------------------------------------------
        TECHNICAL ACCOUNT MANAGER (TAM) CONSULTING TIME:                                 15 HOURS
  4     COMMITTED TIME FOR 0 - 9 HOURS      $200/HR                                       A MONTH                       $2625
        COMMITTED TIME FOR 10 - 40 HOURS    $175/HR                                                          $175/
        COMMITTED TIME FOR OVER 40 HOURS    $150/HR                                                       Per Hour
        NON-CONTRACTED TIME - $200/HR
        NON-CONTRACTED TIME IS UTILIZED IN 1-HOUR TIME BLOCKS.
        EMERGENCY RATE - $100/HOUR OVER THE CURRENT RATE. BILLED IN 2-HOUR BLOCKS.
        EMERGENCY TIME (6 PM-8AM LOCAL TIME, MONDAY THROUGH FRIDAY, WEEKENDS AND
        HOLIDAYS).
-----------------------------------------------------------------------------------------------------------------------------
                                                               COMPLEX WEB HOSTING - MONTHLY RECURRING FEES TOTAL       $5625
-----------------------------------------------------------------------------------------------------------------------------

ADDITIONAL HOSTING SERVICES - ONE TIME INSTALLATION FEES:

HSRP - ONE TIME INSTALLATION FEE

-----------------------------------------------------------------------------------------------------------------------------
Item                                   Description                                        Qty.          Unit Price      Total
 #
-----------------------------------------------------------------------------------------------------------------------------
       HSRP (HOT STANDBY ROUTER PROTOCOL)
       Includes the assignment and maintenance of router standby groups.                     0              $3,500      $3500
-----------------------------------------------------------------------------------------------------------------------------
                                                                             HSRP ONE TIME INSTALLATION FEE TOTAL       $3500
-----------------------------------------------------------------------------------------------------------------------------


The information (data) contained in this Service Order is confidential and proprietary information, and contains trade secrets and other privileged information. It is furnished to the Buyer in confidence and upon the condition that it be used only for internal evaluation purposes, and not divulged or disclosed to third parties without the written consent of GlobalCenter. GC Complex Web Hosting SO/Quote Ver 5 Rev. 2 February 2000


[LOGO] GLOBALCENTER                                                 Complex Hosting Service Order
                                                                    Service Order Term:                 13 MONTHS
                                                                    Use with MSA #                      2.17
                                                                    Service Order Date:                 8/17/00
                                                                    Estimated Install Date:             9/1/00
                                                                    Billing Date:                       10/1/00
------------------------------------------------------------------------------------------------------------------


TERMS AND CONDITIONS:

1. Monthly recurring charges for space, power and professional services commence upon the date of receipt of equipment by GlobalCenter into the space, or 30 days from the execution of this Service Order, whichever occurs first.

2. Monthly recurring charges for bandwidth commence upon the date of connection of client equipment to the GlobalCenter backbone, or 45 days from the execution of this Service Order, whichever occurs first.


-------------------------------------------------------------------------------
95TH PERCENTILE RULE

Clients are billed monthly for the committed bandwidth. GlobalCenter monitors SNMP bandwidth and takes a data point reflecting bandwidth utilization at that particular instance on the client's Internet connection(s) every 5 minutes, then averages every 30 minutes for a billing period of one month. At the end of the month, all the data samples are collected then sorted from highest to lowest and the top 5% are discarded. The next highest data sample will then be referred to as the "95th Percentile" number. This number will then be used as the basis in computing the additional (burst) bandwidth amount for that particular month over the committed bandwidth already purchased.


All Service Orders are subject to a GlobalCenter Master Service Agreement. This Service Order serves as a Purchase Order when signed by authorized representatives of client and GlobalCenter. Please send or FAX signed Service Order to the above GlobalCenter address. This service order pricing is valid and may be accepted for 30 days.

For Client:

Accepted by:      /s/ Russell Keene
                  -------------------------------------------------
Printed Name:     Russell Keene                                                Title:        Vice President--
                  -------------------------------------------------                      ---------------------------
PO #:                                                                           Date:        September 13, 2000
                  -------------------------------------------------                      ---------------------------

For GlobalCenter:

Accepted by:      /s/  John J. Cotten                                           Date:        September 13, 2000
                  -------------------------------------------------                      ---------------------------
Printed Name:     John J. Cotten                                                Title:     Regional Vice President
                  -------------------------------------------------                      ---------------------------

The information (data) contained in this Service Order is confidential and proprietary information, and contains trade secrets and other privileged information. It is furnished to the Buyer in confidence and upon the condition that it be used only for internal evaluation purposes, and not divulged or disclosed to third parties without the written consent of GlobalCenter. GC Complex Web Hosting SO/Quote Ver 5 Rev. 2 February 2000

                                                                    Exhibit 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

PracticeWorks
(A Division of InfoCure Corporation)
Atlanta, Georgia

         We hereby consent to the use in the Information Statement constituting a part of this Registration Statement of our report dated August 9, 2000, relating to the financial statements of PracticeWorks (A Division of InfoCure Corporation), which is contained in that Information Statement.

We also consent to the reference to us as Experts under the caption "Independent Certified Public Accountants" in the Information Statement.



BDO SEIDMAN, LLP
Atlanta, Georgia
November 13, 2000

                                                                    Exhibit 23.2


                         INDEPENDENT AUDITOR'S CONSENT


We consent to the inclusion in the Form 10 and Information Statement of PracticeWorks, Inc. of our report dated September 20, 1999, accompanying the consolidated financial statements of Medical Dynamics, Inc. also included in such Form 10, and to the use of our name and the statements with respect to us, as appearing under the heading "Independent Certified Public Accountants" in the Form 10.


/s/ Hein & Associates LLP
HEIN + ASSOCIATES LLP



Denver, Colorado
November 9, 2000